UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
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Preliminary Proxy Statement

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Definitive Proxy Statement

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Definitive Additional Materials

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Soliciting Material under §240.14a-12

Great Ajax Corp.

(Exact name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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Fee paid previously with preliminary materials.

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Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Dear Fellow Stockholders,
You are cordially invited to attend the 2024 Annual Meeting (the “Meeting”) of the holders of common stock, par value $0.01 per share (“Common Stock”), of Great Ajax Corp., a Maryland corporation (“Great Ajax,” the “Company,” “we,” “our” and “us”). The Meeting will be held virtually on May 20, 2024, at 9:00 am Eastern Time. The matters expected to be acted upon at the Meeting are described in detail below and in the accompanying Notice and proxy statement.
The matters pertain to (i) proposals relating to the strategic transaction that Great Ajax entered into with Rithm Capital Corp. (together with its subsidiaries, “Rithm”), an asset manager focused on real estate, credit and financial services, and (ii) general proposals relating to the requirements for annual meetings of stockholders. For a detailed description of the strategic transaction Great Ajax entered into with Rithm (the “Transaction”) and related transactions, see “Summary — Overview of the Transaction” in the proxy statement. The Transaction will enable Great Ajax to continue to operate and to shift its strategic direction and capitalize on commercial real estate investment opportunities.
At the Meeting, you will be asked to consider and vote upon the following proposals:
i.
a proposal to approve, in order to comply with New York Stock Exchange (“NYSE”) Rule 312.03, the issuance of Common Stock to the Exchanging Investors (as defined in the proxy statement) in excess of the 19.99% cap (imposed by the NYSE rules) in connection with the exchange transaction by which, in reliance on an exemption from the registration requirements of the Securities Act, the Exchanging Investors exchanged or agreed to exchange, as applicable, with Great Ajax their respective Exchanged Securities (as defined in the proxy statement) (such transaction, the “Exchange” and such proposal, the “Exchange Proposal”) in connection with the Transaction;

ii.
a proposal to approve, in order to comply with NYSE Rule 312.03, Great Ajax’s issuance of Common Stock to Rithm and shares of Common Stock following the exercise of the warrants (the “Warrants”) that may be issued to Rithm in connection with the Transaction (the “Issuance Proposal”) to the extent that such transactions may be deemed to constitute a “change of control”;

iii.
subject to, and conditioned on, the approval of the Issuance Proposal, a proposal to elect each of Paul Friedman, Mary Haggerty, Daniel Hoffman and Michael Nierenberg to serve on the board of directors of Great Ajax (the “Great Ajax Board”), effective upon consummation of the Transaction, until the 2025 annual meeting of stockholders and until their successors are duly elected and qualified (the “Director Election Proposal”);

iv.
subject to and conditioned on the approval of the Issuance Proposal, a proposal to approve the Management Agreement, by and among Great Ajax, Great Ajax Operating Partnership L.P., a wholly-owned subsidiary of Great Ajax, and RCM GA Manager LLC, a Delaware limited liability company and an affiliate of Rithm, in connection with the Transaction (the “Management Proposal”);

v.
approval of Amendment No. 1 to the 2016 Equity Incentive Plan, in the form attached as Annex C to the proxy statement, which will become effective as of, and contingent on, completion of the Transaction (the “Equity Incentive Plan Proposal”);

vi.
ratification of the appointment of Moss Adams LLP to serve as Great Ajax’s independent registered public accounting firm for the fiscal year ending December 31, 2024 (the “Accountants Proposal”); and

vii.
approval of the proposal to adjourn the Meeting, if necessary or appropriate, including to solicit additional proxies if there are not sufficient votes to approve any of the foregoing proposals on the terms and subject to the conditions set forth in the Securities Purchase Agreement (the

“Adjournment Proposal” and, along with the Exchange Proposal, the Issuance Proposal, the Director Election Proposal, the Management Proposal, the Equity Incentive Plan Proposal and the Accountants Proposal, the “Proposals” and each, a “Proposal”).
The Great Ajax Board, after careful consideration and upon the recommendation of the Great Ajax Special Committee (as defined in the proxy statement), has (i) determined that the Transaction and all of the documents contemplated thereby, including the Credit Agreement, Securities Purchase Agreement and Rithm Management Agreement (each as defined in the proxy statement), are in the best interests of Great Ajax and its stockholders, (ii) approved the Transaction, including the issuance of Common Stock and Warrants, and declared that the Transaction, including all documents contemplated therein and steps required, is advisable, (iii) directed that each of the Exchange Proposal, Issuance Proposal, Director Election Proposal, Management Proposal, Equity Incentive Plan Proposal, Accountants Proposal and Adjournment Proposal be submitted to the holders of Common Stock for consideration at the Meeting, and (iv) resolved to recommend, in accordance with and subject to the provisions of the Transaction, that the holders of Common Stock approve each of the Exchange Proposal, Issuance Proposal, Management Proposal, Equity Incentive Plan Proposal, Accountants Proposal and Adjournment Proposal and vote for each nominee in the Director Election Proposal.
Certain of the Proposals described above require the approval of the Stockholders before the Transaction may be completed. As of the date hereof, Great Ajax has entered into Support Agreements with its directors, officers and certain institutional stockholders such that, after giving effect to the Exchange, Stockholders holding an aggregate of 44% of the outstanding shares of Common Stock of Great Ajax (prior to giving effect to the Exchange Proposal) have agreed to vote in favor of the Proposals described above. Additional institutional Stockholders have expressed support for the Transaction but, as a matter of policy, may not enter into formal or contractual support agreements.
The Great Ajax Board recommends that you vote “FOR” the Exchange Proposal, “FOR” the Issuance Proposal, “FOR” each nominee in the Director Election Proposal, “FOR” the Management Proposal, “FOR” the Equity Incentive Plan Proposal, “FOR” the Accountants Proposal and “FOR” the Adjournment Proposal.
Great Ajax encourages you to read this proxy statement and the other annexes to this proxy statement carefully and in their entirety. In particular, you should carefully consider the discussion in the section of this proxy statement entitled “Risk Factors” beginning on page 26.
Your vote is important. Please authorize a proxy to cast your vote as soon as possible over the Internet, by telephone, or by completing and returning the proxy card to ensure that your shares are represented. Authorizing and submitting your proxy will ensure your representation at the Meeting regardless of whether or not you attend. Returning the proxy does not deprive you of your right to attend the Meeting and to vote your shares in person. Any reference herein to attending the Meeting, including any reference to “in person” attendance, means attending by remote communication via live webcast on the Internet.
On behalf of the Great Ajax Board, Great Ajax thanks you for your continued interest in and support of Great Ajax.
Sincerely,
Lawrence Mendelsohn
Chairman and Chief Executive Officer
Great Ajax Corp.
This proxy statement is dated April 23, 2024, and is first being mailed to the Great Ajax stockholders on or about April 23, 2024.

Great Ajax Corp.
13190 SW 68th Parkway, Suite 110
Tigard, Oregon 97223
(503) 505-5670
NOTICE OF 2024 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 20, 2024
NOTICE IS HEREBY GIVEN that the 2024 Annual Meeting of Stockholders (the “Meeting”) of Great Ajax Corp., a Maryland corporation (“Great Ajax,” the “Company,” “we,” “our” and “us”), will be held on May 20, 2024 at 9:00 am, Eastern Time. The board of directors of Great Ajax (the “Great Ajax Board”) has determined to convene and conduct the Meeting solely by means of remote communication live over the Internet at www.virtualshareholdermeeting.com/AJX2024. You will not be able to attend the Meeting in person.
This notice and the enclosed proxy statement are first being mailed to stockholders of the Company on or about April 23, 2024.
The purpose of the Meeting is:
1.
to consider and vote on, in order to comply with New York Stock Exchange (“NYSE”) Rule 312.03, the issuance of Common Stock to the Exchanging Investors (as defined in the proxy statement) in excess of the 19.99% cap (imposed by the NYSE rules) in connection with the exchange transaction by which, in reliance on an exemption from the registration requirements of the Securities Act, the Exchanging Investors exchanged or agreed to exchange, as applicable, with Great Ajax their respective Exchanged Securities (as defined in the proxy statement) (such transaction, the “Exchange” and such proposal, the “Exchange Proposal”) in connection with the Transaction;

2.
to consider and vote on, in order to comply with NYSE Rule 312.03, Great Ajax’s issuance of (i) shares of common stock, par value $0.01 per share (“Common Stock”), to Rithm and (ii) shares of Common Stock (the “Warrant Shares”) following the exercise of the warrants (the “Warrants”) that may be issued to Rithm, in connection with the strategic transaction (the “Transaction”) between Great Ajax and Rithm, to the extent that such transactions may be deemed to constitute a “change of control” (such proposal, the “Issuance Proposal”);

3.
subject to, and conditioned on, the approval of the Issuance Proposal, to consider and vote upon the election of Paul Friedman, Mary Haggerty, Daniel Hoffman and Michael Nierenberg to serve on the Great Ajax Board, effective upon consummation of the Transaction, until the 2025 annual meeting of stockholders and until their successors are duly elected and qualified (the “Director Election Proposal”);

4.
subject to and conditioned on the approval of the Issuance Proposal, to consider and vote on a proposal to approve the Management Agreement, by and among Great Ajax, Great Ajax Operating Partnership L.P., a wholly-owned subsidiary of Great Ajax, and RCM GA Manager LLC, a Delaware limited liability company and an affiliate of Rithm (the “Management Proposal”);

5.
to consider and vote upon the adoption of Amendment No. 1 to the 2016 Equity Incentive Plan, in the form attached as Annex C to this proxy statement, which will become effective as of, and contingent on, completion of the Transaction (the “Equity Incentive Plan Proposal”);

6.
to consider and vote upon the ratification of the appointment of Moss Adams LLP to serve as Great Ajax’s independent registered public accounting firm for the fiscal year ending December 31, 2024 (the “Accountants Proposal”); and

7.
to consider and vote upon a proposal to adjourn the Meeting, if necessary or appropriate, including to solicit additional proxies if there are not sufficient votes to approve any of the foregoing proposals, on the terms and subject to the conditions set forth in the Securities Purchase Agreement (the “Adjournment Proposal” and, along with the Exchange Proposal, the Issuance Proposal, the Director Election Proposal, the Management Proposal, the Equity Incentive Plan Proposal and the Accountants Proposal, the “Proposals” and each, a “Proposal”).

The Proxy Statement accompanying this notice describes each of these items of business in detail.
Great Ajax will also transact such other business as may properly come before the Meeting and any postponements or adjournments thereof. Great Ajax knows of no other matters to come before the Meeting.
The Great Ajax Board has fixed the close of business on April 22, 2024, as the record date (the “Record Date”) for the determination of the holders of shares of Common Stock entitled to notice of, and to vote at, the Meeting or any postponement or adjournment thereof. Accordingly, only holders of Common Stock (“Stockholders”) as of the Record Date are entitled to notice of, and to vote at, the Meeting and any postponement or adjournment thereof.
The Great Ajax Board, after careful consideration and upon the recommendation of the Great Ajax Special Committee (as defined in the proxy statement), has (i) determined that the Transaction and all of the documents contemplated thereby, including the Credit Agreement, Securities Purchase Agreement and Rithm Management Agreement (each as defined in the proxy statement), are in the best interests of Great Ajax and its stockholders, (ii) approved the Transaction, including the issuance of Common Stock and Warrants, and declared that the Transaction, including all documents contemplated therein and steps required, is advisable, (iii) directed that each of the Exchange Proposal, Issuance Proposal, Director Election Proposal, Management Proposal, Equity Incentive Plan Proposal, Accountants Proposal and Adjournment Proposal be submitted to the holders of Common Stock for consideration at the Meeting, and (iv) resolved to recommend, in accordance with and subject to the provisions of the Transaction, that the holders of Common Stock approve each of the Exchange Proposal, Issuance Proposal, Management Proposal, Equity Incentive Plan Proposal, Accountants Proposal and Adjournment Proposal and vote for each nominee in the Director Election Proposal.
THE GREAT AJAX BOARD RECOMMENDS THAT YOU VOTE “FOR” THE EXCHANGE PROPOSAL, “FOR” THE ISSUANCE PROPOSAL, “FOR” EACH NOMINEE IN THE DIRECTOR ELECTION PROPOSAL, “FOR” THE MANAGEMENT PROPOSAL, “FOR” THE EQUITY INCENTIVE PROPOSAL, “FOR” THE ACCOUNTANTS PROPOSAL AND “FOR” THE ADJOURNMENT PROPOSAL.
Your vote is very important, regardless of the number of shares of Common Stock you own. Whether or not you plan to attend the Meeting, please authorize a proxy to vote your shares of Common Stock as promptly as possible to make sure that your shares of Common Stock are represented at the Meeting.
To ensure your representation at the Meeting, you are urged to authorize a proxy to vote your shares of Common Stock by U.S. mail, Internet or telephone. Whether or not you plan to attend the virtual Meeting, Great Ajax urges you to authorize a proxy to vote your shares of Common Stock in advance of the Meeting by one of the methods described above. If you attend the Meeting, you may revoke your proxy and vote electronically at the Meeting, even if you have previously returned your proxy card or authorized, through the Internet or by telephone, a proxy to vote your shares of Common Stock.
Please note that if you hold shares of Common Stock in different accounts, it is important that you vote or authorize a proxy to vote the shares of Common Stock represented by each account.
You can virtually attend the Meeting on May 20, 2024, at 9:00 am Eastern Time by accessing the online virtual meeting platform at www.virtualshareholdermeeting.com/AJX2024, but you are only entitled to participate, vote, and/or ask questions at the Meeting if you were a stockholder of record as of the Record Date.

To participate in the Meeting by voting and/or asking questions, you will need the 16-digit control number included on your proxy card or on the instructions that accompanied your proxy materials. If you are a stockholder as of the Record Date, you may vote your shares electronically during the Meeting through the online virtual meeting platform by following the instructions provided when you log in to the online virtual meeting platform. On the day of the Meeting, Stockholders may begin to log in to the online virtual meeting platform beginning at 8:00 am Eastern Time, and the meeting will begin promptly at 9:00 am Eastern Time. Please allow ample time for online login.
Great Ajax will have technicians ready to assist you with any technical difficulties you may have accessing the Meeting. If you encounter any difficulties accessing or logging in to the Meeting, please call the technical support number displayed on the login page of the online virtual meeting platform.
By Order of the Great Ajax Board,
Lauren DeMasi
Secretary
Great Ajax Corp.
Tigard, Oregon
April 23, 2024

ADDITIONAL INFORMATION
As permitted under SEC rules, the proxy statement incorporates by reference important business and financial information about Great Ajax from other documents publicly filed with the SEC and that are not included in or delivered herewith. For a listing of documents incorporated by reference herein and additional information on how you can obtain copies of these documents, free of charge, from Great Ajax, please see the section entitled “Where You Can Find More Information and Incorporation by Reference” beginning on page 137 of the proxy statement.
This information is also available for you to review free of charge through the SEC’s website at www.sec.gov.
You may request copies of the proxy statement and any of the documents incorporated by reference herein or other information concerning Great Ajax, without charge, upon written or oral request to Great Ajax’s executive offices at the address and telephone number listed below:
Great Ajax Corp.
13190 SW 68th Parkway, Suite 110
Tigard, OR 97223
Attention: Secretary
(503) 505-5670
For more information concerning Great Ajax, the Transaction and the related transactions described in the proxy statement, investors may also consult Great Ajax’s website at www.greatajax.com. Information included on the website referenced in the previous sentence is not incorporated by reference into the proxy statement and the reference to the website is intended to be an inactive textual reference only.
In addition, if you have questions about the accompanying proxy statement, would like additional copies of the proxy statement or need to obtain proxy cards or other information related to the proxy solicitation, please contact:
Georgeson LLC
1290 Avenue of the Americas, 9th Floor
New York, NY 10104
Phone: (866) 356-8312 (toll-free within the United States)

i

ii

FREQUENTLY USED TERMS
Certain terms that are defined in and frequently used throughout this proxy statement may be helpful for you to have in mind at the outset. Unless otherwise specified or if the context so requires, the following terms have the meanings set forth below for purposes of this proxy statement:
“2016 Plan” refers to Great Ajax’s 2016 Equity Incentive Plan.
“Accountants Proposal” refers to the proposal to ratify the appointment of Moss Adams LLP to serve as Great Ajax’s independent registered public accounting firm for the fiscal year ending December 31, 2024.
“Adjournment Proposal” refers to the proposal to adjourn the Meeting, if necessary or appropriate, including to solicit additional proxies if there are not sufficient votes to approve any of the Exchange Proposal, the Issuance Proposal, the Director Election Proposal, the Management Proposal or the Accountants Proposal, on the terms and subject to the conditions set forth in the Securities Purchase Agreement.
“Amendment” refers to Amendment No. 1 to the 2016 Plan.
“Aspen Yo” refers to Aspen Yo LLC.
“Audit Committee” refers to the audit committee of the Great Ajax Board.
“BTIG” refers to BTIG, LLC, financial adviser to the Great Ajax Special Committee.
“BTIG Opinion” refers to the oral opinion that BTIG delivered to the Great Ajax Special Committee in its meeting dated February 22, 2024, subsequently confirmed by delivery of a written opinion dated as of February 22, 2024, attached hereto as Annex B.
“CMBS” refers to commercial mortgage-backed securities.
“Code” refers to the Internal Revenue Code of 1986, as amended.
“Common Stock” refers to the common stock, par value $0.01 per share, of Great Ajax.
“Compensation Committee” refers to the compensation committee of the Great Ajax Board.
“Convertible Senior Notes” refers to Great Ajax’s 7.25% Convertible Senior Notes due 2024.
“Credit Agreement” refers to the Credit Agreement, dated as of February 26, 2024, by and between NIC RMBS, as sole lender, administrative agent and collateral agent and Great Ajax, as borrower.
“Current Management Agreement” refers to the Third Amended and Restated Management Agreement, dated as of April 28, 2020, by and among the Current Manager, Great Ajax and the Operating Partnership, as amended from time to time, including by the First Amendment to the Third Amended and Restated Management Agreement, dated as of March 1, 2023.
“Current Manager” refers to Thetis Asset Management LLC, a Delaware limited liability company.
“Director Election Proposal” refers to the proposal to elect, effective as of consummation of the Transaction, Paul Friedman, Mary Haggerty, Daniel Hoffman and Michael Nierenberg to serve on the Great Ajax Board until the 2025 annual meeting of stockholders and until their successors are duly elected and qualified.
“Director Plan” refers to Great Ajax’s 2014 Director Equity Plan.
“DTC” refers to the Depository Trust Company.
“EFC” refers to Ellington Financial Inc., a Delaware corporation.
“Equiniti” refers to Equiniti Trust Company, LLC, Great Ajax’s transfer agent and Warrant Agent.
“Equity Incentive Plan Proposal” refers to the proposal for the approval of the Amendment, which will become effective as of, and contingent on, the completion of the Transaction.

“Exchange” refers to the transaction, in reliance on the exemption from the registration requirements of the Securities Act afforded by Section 3(a)(9) of the Securities Act, pursuant to which the Exchanging Investors exchanged, or agreed to exchange, as applicable, with Great Ajax their respective Exchanged Securities for an aggregate of 12,046,222 shares of Common Stock, in accordance with the Exchanged Securities’ terms.
“Exchange Act” refers to the Securities Exchange Act of 1934, as amended.
“Exchange Agreements” refers to those certain exchange agreements dated February 26, 2024, by and among Great Ajax, Operating Partnership, Current Manager and the Exchanging Investors named therein.
“Exchange Proposal” refers to the proposal to approve, in order to comply with NYSE Rule 312.03, the issuance of Common Stock to the Exchanging Investors in excess of the 19.99% cap (imposed by the NYSE rules) in connection with the Exchange.
“Exchanged Securities” refers to (i) the Preferred Stock, and (ii) Great Ajax’s warrants, each of the preceding (i) and (ii) outstanding as of the day prior to the effective date of the Exchange.
“Exchanging Investors” refers to the holders of the Exchanged Securities on the day prior to the effective date of the Exchange.
“Facility” refers to the delayed draw term loan facility in an aggregate amount of up to $70.00 million, (which amount is subject to certain reductions, including, but not limited to, reductions, on a dollar for dollar basis, for certain other indebtedness incurred by Great Ajax and its subsidiaries at any time during the period from the date on which the Credit Agreement was entered into to the date of funding of the Facility), provided to Great Ajax by NIC RMBS, pursuant to the terms of the Credit Agreement. Without limiting the foregoing, the aggregate amount available under the Facility was reduced by $28,176,000, as a result of the incurrence of certain indebtedness by a subsidiary of Great Ajax on or around March 4, 2024.
“Flexpoint” refers to one or all of the following: Flexpoint Special Assets Fund, L.P. and Flexpoint Fund II, L.P.
“Flexpoint REIT Investor” refers to Flexpoint Great Ajax Holdings, LLC.
“GAAP” or “U.S. GAAP” refers to accounting principles generally accepted in the United States.
“Gaea” refers to Gaea Real Estate Corp., a Maryland corporation, of which Great Ajax owns 22.2% as of the date hereof.
“Georgeson” refers to Georgeson LLC.
“Great Ajax” refers to Great Ajax Corp., a Maryland corporation.
“Great Ajax Bylaws” refers to Great Ajax’s Amended and Restated Bylaws, as amended from time to time.
“Great Ajax Board” refers to the board of directors of Great Ajax.
“Great Ajax Special Committee” refers to the special committee of the Great Ajax Board, composed of disinterested directors, established initially in connection with the merger transaction with EFC, memorialized by the Great Ajax Board on June 22, 2023, and then redefined by the Great Ajax Board on December 10, 2023, to evaluate the Transaction and other strategic alternatives.
“Gregory” refers to Gregory Funding LLC, Great Ajax’s affiliated loan and real property servicer.
“Investment Advisers Act” refers to the Investment Advisers Act of 1940, as amended.
“Investment Company Act” refers to the Investment Company Act of 1940, as amended.
“Investment Supervisory Committee” refers to the investment supervisory committee of the Great Ajax Board.

“Issuance Proposal” refers to the proposal for the approval, in order to comply with NYSE Rule 312.03, of Great Ajax’s issuance of (i) shares of Common Stock to Rithm and (ii) the Warrant Shares following the exercise of the Warrants that may be issued to Rithm, to the extent that such transactions may be deemed to constitute a “change of control.”
“Magnetar” refers to Magnetar Capital LLC.
“Management Proposal” refers to the proposal for the approval of the Rithm Management Agreement in connection with the Transaction.
“Mayer Brown” refers to Mayer Brown LLP, counsel to Great Ajax.
“MBS” refers to mortgage-backed securities.
“Meeting” refers to the 2024 annual meeting of Stockholders to be held virtually on May 20, 2024, at 9:00 am, Eastern Time.
“MSRs” refers to mortgage servicing rights.
“NIC RMBS” refers to NIC RMBS LLC, an affiliate of Rithm.
“Nominating and Corporate Governance Committee” refers to the nominating and corporate governance committee of the Great Ajax Board.
“Nomura” refers to Nomura Corporate Funding Americas, LLC.
“Notice” refers to the notice provided to the Stockholders regarding the Meeting.
“NPLs” refers to non-performing loans.
“NYSE” refers to the New York Stock Exchange and any successor stock exchange or quotation system operated by the New York Stock Exchange or any successor thereto.
“NYSE SLAP” refers to a supplemental listing application with the NYSE.
“Operating Partnership” refers to Great Ajax Operating Partnership L.P., a Delaware limited partnership.
“Original Private Placement” refers, collectively, to Great Ajax’s private offering of Common Stock and the Operating Partnership’s private offering of OP Units, dated July 8, 2014 and August 1, 2014.
“Outside Date” refers to 5:00 pm Eastern Time on August 26, 2024.
“Piper Sandler” refers to Piper Sandler & Co., financial adviser to Great Ajax.
“Piper Sandler Opinion” refers to the oral opinion that Piper Sandler delivered to the Great Ajax Board in its meeting dated February 22, 2024, subsequently confirmed by delivery of a written opinion dated as of February 22, 2024, attached hereto as Annex A.
“Preferred Stock” refers to (i) the shares of Great Ajax’s 7.25% Series A Preferred Stock, par value $0.01 per share, and (ii) the shares of Great Ajax’s 5.00% Series B Preferred Stock, par value $0.01 per share.
“Private Placement” refers to the private placement made in reliance on the exemption from the registration requirement of the Securities Act, afforded by Section 4(a)(2) of the Securities Act, pursuant to which Great Ajax agreed to issue and sell shares of Common Stock to Rithm or its designated affiliate, pursuant to the Securities Purchase Agreement, for gross proceeds of approximately $14 million.
“Proposals” and each, a “Proposal” refers to the Exchange Proposal, the Issuance Proposal, the Director Election Proposal, the Management Proposal, the Equity Incentive Plan Proposal, the Accountants Proposal and the Adjournment Proposal.
“Proxy Statement” refers to this document.

“RCM GA” refers to RCM GA Manager LLC, an affiliate of Rithm.
“Record Date” refers to the close of business on April 22, 2024.
“Registration Rights Agreement” refers to the Registration Rights Agreements to be entered into between (i) Rithm and Great Ajax and (ii) between the Current Manager and Great Ajax, pursuant to which Great Ajax agreed to use commercially reasonable efforts to prepare and file a shelf registration statement with the SEC to register for resale the Shares and the Warrant Shares, and the shares issuable to the Current Manager in connection with the termination of the Current Management Agreement, respectively, as soon as practicable, and to use commercially reasonable efforts to cause the SEC to declare the registration statement effective as soon as practicable.
“REIT” refers to a real estate investment trust as defined in Section 856 of the Code.
“REO” refers to real estate owned.
“Rithm” refers to Rithm Capital Corp., a Delaware corporation, and its subsidiaries.
“Rithm Board” refers to the board of directors of Rithm.
“Rithm Management Agreement” refers to the Management Agreement to be entered into between RCM GA, the Operating Partnership and Great Ajax.
“RPLs” refers to re-performing loans.
“SBC loans” refers to small balance commercial mortgage loans.
“SEC” refers to the U.S. Securities and Exchange Commission.
“Second Private Placement” refers to Great Ajax’s additional private placement, dated December 16, 2014, pursuant to which it sold 2,725,326 shares of Common Stock and the Operating Partnership sold 156,000 OP Units.
“Securities Act” refers to the Securities Act of 1933, as amended.
“Securities Purchase Agreement” refers to the Securities Purchase Agreement, dated as of February 26, 2024, by and between Great Ajax, the Operating Partnership, the Current Manager and Rithm, pursuant to which Great Ajax, in a private placement made in reliance on the exemption from the registration requirement of the Securities Act, afforded by Section 4(a)(2) of the Securities Act, agreed to issue and sell (as applicable), to Rithm or its designated affiliate, (i) shares of Common Stock, at a purchase price per share of $4.87, which represents the trailing five-day average closing price of the Common Stock on the NYSE as of the date of the Securities Purchase Agreement for gross proceeds of approximately $14 million, and (ii) the Warrants.
“Servicing Agreement” refers to the Servicing Agreement by and between Great Ajax and Gregory, expiring July 8, 2029.
“Sheppard Mullin” refers to Sheppard, Mullin, Richter & Hampton LLP, counsel to the Great Ajax Special Committee.
“Shares” refers to the shares of Common Stock issuable to Rithm in the Private Placement, at a purchase price per share of $4.87, which represents the trailing five-day average closing price of Great Ajax’s Common Stock as of the date of the Securities Purchase Agreement.
“Sidley Austin” refers to Sidley Austin LLP, counsel to Rithm.
“Stockholders” and each, a “Stockholder,” refers to the holders of Common Stock of Great Ajax as of the Record Date.
“Support Agreements” and each, a “Support Agreement” refers to the support agreements entered into by and between Great Ajax and its directors, executive officers and certain institutional stockholders.

“Termination and Release Agreement” refers to that certain termination and release agreement to be entered into by and among Great Ajax, the Operating Partnership, the Current Manager, Rithm and Aspen Yo.
“Transaction” refers to, collectively, (i) the termination of the Current Manager and entry of Great Ajax into the Rithm Management Agreement, as well as the entry by the Current Manager into a customary transition services arrangement with Rithm, (ii) Great Ajax’s entry into the Credit Agreement and Rithm’s provision of the Facility, (iii) the Private Placement and the Warrant Issuance, (iv) the Exchange, (v) the entry of Great Ajax into Registration Rights Agreements and Support Agreements, (vi) the surrender or disposition of Great Ajax’s equity ownership, including warrants, in Gregory and (vii) the transactions contemplated thereby, some of which are conditioned on receipt of stockholder approval, as discussed in this proxy statement.
“UPB” refers to unpaid principal balance.
“Warrant Agent” refers to Equiniti.
“Warrant Agreement” refers to the warrant agreement by and between Great Ajax and Equiniti, providing for the terms of the Warrants.
“Warrant Shares” refers to the shares of Common Stock issuable upon exercise of the Warrants, at an exercise price of $5.36, which is equal to a 10% premium to the trailing five-day average closing price of the Common Stock on the NYSE as of February 26, 2024, the date of execution of the Securities Purchase Agreement.
“Warrant Issuance” refers to the issuance of Warrants to Rithm, pursuant to the Credit Agreement, the Warrant Agreement and the Securities Purchase Agreement.
“Warrants” refers to the five-year warrants that may be issued to Rithm, in connection with the Transaction, to purchase shares of Common Stock.
“Wellington” refers to Wellington Management Group LLP.

QUESTIONS AND ANSWERS ABOUT THE MEETING AND THE TRANSACTION
The following are some of the questions you, as a holder of Common Stock, may have regarding the Meeting and brief summary answers to those questions. The information in this section is not meant to be a substitute for the information contained in the remainder of this proxy statement, and this information is qualified in its entirety by the more detailed descriptions and explanations contained in this proxy statement. Great Ajax urges you to read this proxy statement in its entirety prior to making any decision as to how you will vote your shares on the matters to be considered at the Meeting.
Q:
Why am I receiving these proxy materials?

A:
Great Ajax sent you these proxy materials because the Great Ajax Board is soliciting your proxy for exercise at Great Ajax’s upcoming Meeting on May 20, 2024 at 9:00 am Eastern Time.

You are invited to attend and vote on the Proposals described in this proxy statement because you are a Stockholder of record as of the close of business on the Record Date.
This proxy statement contains important information about the Proposals to be voted on at the Meeting, the voting process and certain other required information and you should read it carefully and in its entirety.
Q:
What is the Transaction?

A:
Great Ajax is externally managed by the Current Manager. The Current Manager currently conducts all investment activities for Great Ajax and has great latitude in determining the types of assets that are appropriate investments. Further, the Current Manager provides Great Ajax with all of the personnel required to manage Great Ajax’s operations.

As announced in Great Ajax’s press release issued on February 26, 2024, Great Ajax entered into a series of agreements with Rithm, as part of a strategic transaction, which Great Ajax describes below. Subject to receipt of stockholder approval, Great Ajax will enter into a management agreement with an affiliate of Rithm to serve as its external manager. The Transaction will enable Great Ajax to continue to operate and to shift its strategic direction and capitalize on commercial real estate investment opportunities.
On February 26, 2024, Great Ajax issued a termination notice to the Current Manager. Great Ajax and the Current Manager agreed that the contractually stipulated termination fee will be paid mostly in shares of Common Stock and in a limited amount of cash solely to pay out-of-pocket costs associated with severance and lease termination and wind down costs, in order to conserve Great Ajax’s cash and to align the interests of the Current Manager with those of Great Ajax’s stockholders. Subject to receipt of stockholder approval, Great Ajax will enter into a new management agreement with RCM GA, in the form agreed upon with RCM GA and the Operating Partnership, the terms of which are described in this proxy statement.
Great Ajax also entered into the Credit Agreement with NIC RMBS, as sole lender, administrative agent and collateral agent. The Credit Agreement provided, subject to certain conditions, for the Facility. The commitments under the Facility will be reduced by the net proceeds of certain asset sales, certain equity issuances and certain securities financings. The Facility matures on February 25, 2025. Outstanding loans under the Facility accrue interest at a rate equal to 10.0% per annum.
Great Ajax, the Operating Partnership, the Current Manager and Rithm entered into the Securities Purchase Agreement. Pursuant to the Securities Purchase Agreement, Great Ajax, in a private placement made in reliance on the exemption from the registration requirement of the Securities Act, afforded by Section 4(a)(2) of the Securities Act, agreed to issue and sell (as applicable), to Rithm or its designated affiliate, (i) shares of Common Stock, at a purchase price per share of $4.87, which represents the trailing five-day average closing price of the Common Stock on the NYSE as of the date of the Securities Purchase Agreement, for gross proceeds of approximately $14 million, and (ii) the Warrants on the terms described below. The closing of the Securities Purchase Agreement is subject to various closing conditions.

Pursuant to the Securities Purchase Agreement, Great Ajax agreed to issue to Rithm a number of Warrants representing the right to purchase the Warrant Shares pursuant to the Warrant Agreement. The number of Warrant Shares for which the Warrants may be exercised will equal the greater of 50% of (i) the amount drawn under the Facility and (ii) $35 million, in each case, divided by the exercise price per share of $5.36. Such exercise price was agreed to be fixed at a 10% premium to $4.87 (the trailing five-day average closing price of the Common Stock on the NYSE as of the date that the parties entered into the Credit Agreement). This structure provides strategic flexibility to Great Ajax allowing it, in its sole discretion, to either draw the full amount available under the Facility if desirable or limit the amount drawn under the Facility. Great Ajax will decide whether to make full use of the Facility based upon its liquidity needs, proceeds from loan sales and other factors. Based upon the closing price of the Common Stock on the NYSE as of March 15, 2024, the trading price of the Common Stock would need to increase approximately 49% to reach the Warrant’s fixed exercise price.
Concurrently with entering into these agreements with Rithm, Great Ajax, the Operating Partnership and the Current Manager entered into Exchange Agreements with each Exchanging Investor. Great Ajax had outstanding two series of Preferred Stock, which accrued dividends, as well as accompanying warrants. Great Ajax believes that it is in the best interests of Great Ajax and of the Stockholders to simplify its capital structure, reduce its dividend obligations in relation to the Preferred Stock and settle its warrant obligations by exchanging these securities for shares of Common Stock without making any cash payment (excluding a de minimis cash payment associated with fractional shares). Pursuant to the Exchange Agreements, the Exchanging Investors exchanged, or agreed to exchange, as applicable, with Great Ajax their respective Exchanged Securities for an aggregate of 12,046,222 shares of Common Stock, in accordance with the Exchanged Securities’ terms.
Because the transaction was an exchange of securities and not a “sale” of securities for cash, even though the terms of the Exchange were at market and the participants in the Exchange were not related parties, Rule 312.03 of the NYSE, unlike the Nasdaq rules, imposes a 19.99% cap on issuances of Common Stock without stockholder approval in an exchange offer. As a result, 2,581,694 of such shares of Common Stock subject to the Exchange will be issued by Great Ajax only following the receipt of the approval of the Stockholders at the Meeting.
In connection with the Warrant Issuance and the Private Placement, Great Ajax agreed to enter into a
Registration Rights Agreement with Rithm, agreeing to use commercially reasonable efforts to prepare and file a shelf registration statement with the SEC to register for resale the Shares and the Warrant Shares as soon as practicable, and to use commercially reasonable efforts to cause the SEC to declare the registration statement effective as soon as practicable.
Great Ajax is also a party to the Servicing Agreement with Gregory. Gregory recently informed Great Ajax that its financial condition has declined. Gregory expects to enter into a transaction in the near future to assign substantially all of its servicing rights and obligations to a third-party servicer, subject to the receipt of necessary consents. The new servicer would assume all of Gregory’s rights and obligations under agreements governing the servicing of loans. As a condition to close the Securities Purchase Agreement, Great Ajax is required to dispose of its equity ownership, including the warrants held by Great Ajax, in Gregory.
Collectively, the Proxy Statement refers to the process outlined above as the “Transaction.”
In order to close the Transaction, various closing conditions are required which include, but are not limited to, the approval of the Issuance Proposal and the Management Proposal.
Holders of a significant number of shares of Common Stock have agreed to give their support to the matters to be voted on at the Meeting. The Company has entered into binding Support Agreements with certain institutional stockholders and with the Company’s directors and officers. As of the date hereof, after giving effect to the Exchange, Stockholders holding an aggregate of 44% of the outstanding shares of Common Stock (prior to giving effect to the Exchange Proposal) have agreed to vote in favor of the Proposals described above.
For a more complete description of the Transaction, please see the section entitled “The Transaction” in this proxy statement.

Q:
What am I being asked to vote on at the Meeting?

A:
At the Meeting, you are being asked to consider and vote upon the following proposals:

1.
Proposal 1, the Exchange Proposal (Issuance of Common Stock in the Exchange):   to approve, in order to comply with NYSE Rule 312.03, the issuance of Common Stock to the Exchanging Investors in excess of the 19.99% cap in connection with the Exchange;

2.
Proposal 2, the Issuance Proposal (Issuance of Common Stock and Warrants):   to approve, in order to comply with NYSE Rule 312.03, the issuance of the Common Stock and Warrant Shares that may be issued to Rithm in connection with the Transaction to the extent that such transactions may be deemed to constitute a “change of control;”

3.
Proposal 3, the Director Election Proposal (Election of Directors):   subject to, and conditioned on, the approval of the Issuance Proposal, to consider and vote upon the election of Paul Friedman, Mary Haggerty, Daniel Hoffman and Michael Nierenberg to serve, effective upon consummation of the Transaction, until the 2025 annual meeting of stockholders and until their successors are duly elected and qualified;

4.
Proposal 4, the Management Proposal (Entry into New Management Agreement):   to approve the Management Agreement, by and among Great Ajax, the Operating Partnership, and RCM GA in connection with the Transaction;

5.
Proposal 5, the Equity Incentive Plan Proposal (Equity Incentive Plan):   to approve the adoption of Amendment No. 1 to the 2016 Equity Incentive Plan, in the form attached as Annex C to this proxy statement, which will become effective as of, and contingent on, completion of the Transaction;

6.
Proposal 6, the Accountants Proposal (Ratification of Appointment of Accounting Firm):   to approve the ratification of the appointment of Moss Adams LLP to serve as Great Ajax’s independent registered public accounting firm for the fiscal year ending December 31, 2024; and

7.
Proposal 7, the Adjournment Proposal (Adjournment):   to approve the authorization of adjournment of the Meeting, if necessary or appropriate, including to solicit additional proxies if there are not sufficient votes to approve any of the Exchange Proposal, the Issuance Proposal, the Director Election Proposal, the Management Proposal, the Equity Incentive Plan Proposal or the Accountants Proposal.

Q:
What vote is required for the Great Ajax Stockholders to approve each of the Proposals?

1.
Proposal 1, the Exchange Proposal (Issuance of Common Stock in the Exchange):   Approval of the Exchange Proposal will require, provided a quorum is present, the affirmative vote of a majority of the votes cast.

2.
Proposal 2, the Issuance Proposal (Issuance of Common Stock and Warrants):   Approval of the Issuance Proposal will require, provided a quorum is present, the affirmative vote of a majority of the votes cast.

3.
Proposal 3, the Director Election Proposal (Election of Directors):   The affirmative vote of a plurality of all the votes cast at the Meeting is necessary for the election of a director. Each share may be voted for as many individuals as there are directors to be elected and for whose election the share is entitled to be voted. Therefore, the four individuals with the highest number of affirmative votes will be elected to directorships. There is no cumulative voting with respect to the election of directors.

4.
Proposal 4, the Management Proposal (Entry into New Management Agreement):   Approval of the Management Proposal will require, provided a quorum is present, the affirmative vote of a majority of the votes cast.

5.
Proposal 5, the Equity Incentive Plan Proposal (Equity Incentive Plan):   Approval of the Equity Incentive Plan Proposal will require, provided a quorum is present, the affirmative vote of a majority of the votes cast.

6.
Proposal 6, the Accountants Proposal (Ratification of Appointment of Accounting Firm):   Approval of the Accountants Proposal will require, provided a quorum is present, the affirmative vote of a majority of the votes cast.

7.
Proposal 7, the Adjournment Proposal (Adjournment):   Approval of the Adjournment Proposal will require, provided a quorum is present, the affirmative vote of a majority of the votes cast.

Q:
What are the voting recommendations of the Great Ajax Board?

A:
After careful consideration, the Great Ajax Board recommends you vote as follows:

•
“FOR” the Exchange Proposal;

•
“FOR” the Issuance Proposal;

•
“FOR” each nominee in the Director Election Proposal;

•
“FOR” the Management Proposal;

•
“FOR” the Equity Incentive Plan Proposal;

•
“FOR” the Accountants Proposal; and

•
“FOR” the Adjournment Proposal.

Q:
Have any Great Ajax Stockholders already agreed to vote in favor of the Proposals?

A:
Yes, holders of a significant number of shares of Common Stock have agreed to give their support to the matters to be voted on in the Meeting. Great Ajax has entered into binding Support Agreements with certain institutional stockholders and with Great Ajax’s directors and officers. As of the date hereof, after giving effect to the Exchange, Stockholders holding an aggregate of 44% of the outstanding shares of Common Stock (prior to giving effect to the Exchange Proposal) have agreed to vote in favor of the Proposals described above. Additional institutional Stockholders have expressed support for the Transaction but, as a matter of policy, may not enter into formal or contractual support agreements.

Q:
Why is Great Ajax entering into the Transaction?

A:
As previously disclosed, in connection with Great Ajax’s prior terminated strategic transaction, the Great Ajax Board regularly evaluates and considers Great Ajax’s strategic direction and objectives, succession plans and its ongoing business with a view to maximizing long-term value for Stockholders. In this context, Great Ajax has from time to time considered potential monetization opportunities related to its interests in Gaea and in Gregory. Great Ajax also regularly considers capital raising alternatives, including potential equity, equity-linked, and debt offerings, as well as securitization transactions and joint ventures. Great Ajax had entered into a merger agreement, and following the termination of the merger agreement by and between Great Ajax and EFC, Great Ajax announced that it would review and explore strategic alternatives. At the direction of the Great Ajax Board, Piper Sandler contacted various counterparties, including Rithm, to gauge their interest in a strategic transaction involving Great Ajax.

The Great Ajax Board also reviewed asset sales and executed a number of asset sales, although, in each instance, such sales had to be weighed carefully against covenant maintenance constraints, liquidity requirements, and tax friction. Given that Great Ajax was facing the maturity of the Convertible Senior Notes, Great Ajax determined that it did not have sufficient cash on hand to repay the notes without undertaking additional asset sales or undertaking other alternatives. Great Ajax has continued to incur operating losses and its ability to execute asset sales has been constrained by market conditions, as well as by its requirement to meet covenant requirements in its various lending facilities. As a result, Great Ajax, the Great Ajax Special Committee, and the Great Ajax Board considered the various alternatives available to Great Ajax, including the proposed transaction with Rithm, as well as a possible liquidation. The Great Ajax Special Committee, following due consideration and receipt of an opinion from its financial adviser, recommended to the Great Ajax Board that it proceed with the Transaction. The Great Ajax Board, following its consideration and receipt of an opinion from its financial adviser, determined that the Transaction was in the best interests of Great Ajax and the Stockholders. Great Ajax’s Stockholders will have an opportunity to benefit from a shift in Great Ajax’s direction. Great Ajax will move to capitalize on commercial real estate investment opportunities. Great Ajax will be managed by an affiliate of Rithm, which has an experienced team with a well-recognized track record of success in real estate investments. In addition, the Company’s capital structure will have been simplified and balance sheet liabilities would be reduced, through the elimination of the two series of Preferred Stock and the corresponding warrants and the repayment of the Convertible Notes. Furthermore, under the Rithm Management Agreement, the new manager does not have the ability to receive Common Stock as payment for management fees due thereunder, thus its compensation will not dilute Great Ajax’s Stockholders. The Company will also have eliminated some of the conflicts of interest associated with the affiliated servicer, Gregory, through its surrender and disposition of ownership interests in Gregory.
Q:
Why did Great Ajax enter into the Exchange?

A:
Prior to the Exchange, Great Ajax had two series of Preferred Stock outstanding, which accrued cash dividends, as well as corresponding warrants held by the holders of Preferred Stock. The warrants allowed the holders to sell the warrants back to Great Ajax at a specified put price. As a result, Great Ajax was required to record the warrants as a put option liability on Great Ajax’s financial statements due to the holders’ ability to put the warrants back to Great Ajax for settlement in Common Stock or cash. The put option accrued at a rate of 10.75% for the Series A Preferred Stock warrants and 13.00% for the Series B Preferred Stock warrants. Those rates were determined by subtracting the dividend rate on the preferred stock from 18.0%. By issuing Common Stock in exchange for the Preferred Stock and related warrants, Great Ajax no longer needs to pay the cash dividends accruing under the Preferred Stock or record the warrants as a liability on its financial statements (an aggregate of 18%). Great Ajax believes that it is in Great Ajax’s best interests and the best interests of Great Ajax’s Stockholders to simplify Great Ajax’s capital structure by retiring the Preferred Stock and related warrants, reduce Great Ajax’s dividend obligations in relation to the Preferred Stock and settle Great Ajax’s warrant obligations by exchanging these securities for shares of Common Stock without making any cash payment (excluding a de minimis cash payment associated with fractional shares). Consummating the Exchange is also a condition to consummating the Securities Purchase Agreement with Rithm. The Exchanging Investors have already exchanged, or agreed to exchange, with Great Ajax their respective Exchanged Securities for an aggregate of 12,046,222 shares of Common Stock of which 2,581,694 shares of Common Stock will only be issued following the receipt of the approval of Great Ajax’s stockholders removing the 19.99% cap imposed by NYSE rules. The Exchange used a price of $4.87 per share of Common Stock to determine the number of shares of Common Stock to be issued in exchange for the Preferred Stock, which was the trailing five-day average closing price of the Common Stock on the NYSE as of the date of the signing of the Securities Purchase Agreement and the Exchange Agreements. For determining the number of shares of the Common Stock to be issued in exchange for the existing warrants, the Exchange used a price of $4.70 per share of Common Stock, which was the trailing ten-day volume weighted average price of the Common Stock on the NYSE as of the date of the signing of the Securities Purchase Agreement and the Exchange Agreements.

Q:
What are the consequences of not approving the Proposals?

A:
If the Exchange Proposal is not approved, the Exchange will not be fully completed and the Exchanged Securities that would have been exchanged in excess of the 19.99% threshold will remain outstanding and remain a burden to Great Ajax. Furthermore, completion of the Exchange is a condition to the Securities Purchase Agreement and the Transaction with Rithm cannot close if the Exchange is not completed.
The Issuance Proposal and the Management Proposal are related. If either is not approved, the Transaction with Rithm cannot close. As discussed in the “Background to the Transaction” section, there were and are limited alternatives available to Great Ajax. Great Ajax continues to incur operating losses. Given Great Ajax’s portfolio composition, it is likely to continue to incur operating losses in the near-term. Great Ajax can continue to undertake some selective asset sales; however, it may experience losses in connection with asset sales and it is limited in its ability to undertake asset sales because it must continue to meet the covenant requirements in its various lending facilities to avoid defaults and cross-defaults. The affiliated servicer, Gregory, is experiencing financial difficulties, which has negative implications for Great Ajax. Great Ajax would be relegated to considering liquidation.
If the Proposals are not approved, Great Ajax would be adversely affected, may experience limited or no growth, and will be subject to a variety of risks associated with the failure to consummate the Transaction, including the following:
•
If the Exchange is not completed, the Exchanged Securities in excess of the 19.99% threshold will remain outstanding and remain a liability to Great Ajax, reducing its liquidity and available cash, and Great Ajax will fail to meet a condition to closing under the Securities Purchase Agreement with Rithm, so the Transaction with Rithm cannot close;

•
Since there were and are limited strategic alternatives available to Great Ajax, it is unlikely that there will be an alternative transaction available to Great Ajax that would provide equal or more favorable terms, compared to the Transaction, and Great Ajax may be required to liquidate;

•
Great Ajax will not be able to change its current portfolio composition and is likely to continue to incur operating losses in the near-term, which may lead to a further deterioration of Great Ajax’s financial condition;

•
Great Ajax would have to continue to evaluate which assets are not pledged to counterparties, and will likely be required to undertake selective asset sales and may incur losses in connection with such sales;

•
Great Ajax will likely be limited in its ability to undertake asset sales because Great Ajax must continue to meet the covenant requirements in its existing lending facilities to avoid defaults and cross-defaults;

•
Gregory, is experiencing financial difficulties and may be required to assign or transfer its obligations to service Great Ajax’s assets to a third party, which may result in increased costs to Great Ajax;

•
The market price of the Common Stock would decline significantly;

•
Great Ajax will suffer reputational harm due to the adverse perception associated with the failure to consummate the transactions with Rithm and its affiliates;

•
Great Ajax may be required, under certain circumstances, to pay a termination fee and expenses to RCM GA;

•
Great Ajax’s Stockholders may be prevented from realizing the anticipated benefits of Great Ajax entering into a management agreement with RCM GA;

•
Great Ajax will incur substantial costs relating to the Transaction and the transactions contemplated thereby, such as legal, accounting, financial adviser, filing, printing and mailing fees without the Transaction being consummated;

•
The attention of Great Ajax’s management and the Current Manager may be diverted from their day-to-day business and operational matters as a result of efforts relating to attempting to consummate the Transaction; and

•
Great Ajax is not able to revoke the Current Manager’s termination and would have to internalize or enter into an alternative transaction relating to the management of Great Ajax, which would further reduce the liquidity available to Great Ajax.

Q:
How will Great Ajax Stockholders be affected by the Transaction?

A:
The Transaction will result in a significantly different direction for Great Ajax. As a Stockholder:

•
You will have the opportunity to benefit from Great Ajax’s management by a well-known, well-regarded team affiliated with Rithm. The Rithm team has approximately $35 billion of assets under management.

•
You will have an investment in a company that is focused on commercial real estate. The new manager, RCM GA, will focus on a flexible real estate investment strategy, which is expected to focus on assets in the commercial real estate sector, including commercial real estate, as well as preferred equity or debt instruments secured by mortgages on these types of properties, small balance commercial loans, mezzanine loans secured by pledges of equity interests in entities that own these types of properties or other forms of subordinated debt in connection with these types of properties, as well as commercial mortgage servicing rights and operating businesses in the sector. Commercial real estate offers an attractive investment opportunity given market dynamics that are creating significant refinancing challenges and funding gaps.

•
You will benefit from Great Ajax having repaid the outstanding Convertible Senior Notes. It is expected that Great Ajax will be able to access the funding markets on more favorable terms going forward for a number of reasons — based on having addressed the outstanding upcoming debt, simplified its capital structure, having stemmed the operating losses associated with the residential mortgage loan portfolio, and being affiliated with Rithm.

It is possible, subject to the number of Warrants ultimately issued to Rithm, that Rithm will, when any Warrant Shares that may be issued to Rithm upon exercise of the Warrants are aggregated with the Common Stock it purchased pursuant to the Securities Purchase Agreement, hold in excess of 20% of Great Ajax’s outstanding Common Stock. In addition, a Rithm affiliate, RCM GA, will become Great Ajax’s manager. Together, these changes may be considered to result in a “change of control” of Great Ajax. For additional information, see “The Transaction — Overview of the Transaction” beginning on page 36.
Q:
Will the management and investment policy of Great Ajax change if all the Proposals are passed?

A:
Yes.   All of Great Ajax’s investment activities are conducted by the Current Manager. The Current Manager has great latitude in determining the types of assets that are appropriate investments for us, as well as the individual investment decisions. If the Management Proposal passes, the Current Manager will no longer be our manager. Rather, RCM GA will become our manager pursuant to the Rithm Management Agreement.

As indicated above, and as described in detail in this proxy statement, Rithm intends to execute a commercial real estate focused strategy.
Q:
What risks should I consider in deciding whether to vote in favor of the Proposals?

A:
You should carefully review the section of this proxy statement entitled “Risk Factors,” which sets forth certain risks and uncertainties to which Great Ajax is subject.

Q:
When do you expect the Transaction to be completed?

A:
Great Ajax anticipates that the Transaction will be consummated as promptly as practicable after the Meeting to be held on May 20, 2024, subject to the requisite approval of the Stockholders as well as the satisfaction of other closing conditions as set forth in the Securities Purchase Agreement.

Q:
Do any members of the Great Ajax Board and executive officers have interests in the Transaction?

A:
Yes.   In considering the Great Ajax Board’s recommendation, you should be aware that the directors and executive officers of Great Ajax have interests in the Transaction that may be different from, or in addition to, your interests generally and that may present actual or potential conflicts of interests. This is why the Great Ajax Board established the Great Ajax Special Committee to consider and evaluate strategic transactions and opportunities and to consider this Transaction.

The interests of certain of the directors and executive officers that may involve conflicts include:
•
Three of the members of the Great Ajax Board, Lawrence A. Mendelsohn, Russell A. Schaub and Steven L. Begleiter, indirectly own interests in the Current Manager, and, therefore, will receive a portion of the termination fee paid to the Current Manager. The parties have agreed that the termination fee will be paid mostly in shares of Common Stock and in a limited amount of cash solely to pay out-of-pocket costs associated with severance and lease termination and wind down costs, in order to minimize Great Ajax’s use of cash and in order to align the interests of the exiting Current Manager owners and those of the Stockholders.

•
Prior to the Exchange, Flexpoint was a minority holder of the Preferred Stock and the corresponding warrants. However, the other holders of Preferred Stock together controlled the Preferred Stock, holding an aggregate of approximately 74% of the outstanding Preferred Stock prior to the Exchange, and had the ability to force an exchange for Common Stock without Flexpoint’s consent, since Flexpoint only held approximately 26% of the outstanding Preferred Stock prior to the Exchange. An employee of Flexpoint, Steven L. Begleiter, is a director of Great Ajax. The Exchange was completed in accordance with the terms of each of the Exchanged Securities.

•
After the principal documents of the Transaction were executed, the Great Ajax Board, acting on the recommendation of the Compensation Committee, approved a special grant of shares of Common Stock, in an aggregate amount of $15,000 to Paul Friedman, the Great Ajax Board’s lead independent director. The shares were issued at a price per share of $4.87, which represents the trailing five-day average closing price of the Common Stock on the NYSE as of the date of the Securities Purchase Agreement.

For additional information, see “The Transaction — Interests of Great Ajax’s Directors and Executive Officers in the Transaction” beginning on page 75.
Q:
Are there any federal or state regulatory requirements that must be complied with or federal or state regulatory approvals or clearances that must be obtained in connection with the Transaction?

A:
Great Ajax must comply with applicable federal and state securities laws and the rules and regulations of the NYSE in connection with the Transaction, the issuance of Common Stock and Warrants, and the other transactions contemplated thereby, and the filing of this proxy statement with the SEC. Prior to consummation of the Transaction, Great Ajax intends to file a NYSE SLAP relating to the Shares and Warrant Shares. Rithm or an applicable affiliate expects to qualify as a Registered Investment Adviser under the Investment Advisers Act, in connection with the entry into the Rithm Management Agreement.

Q:
Are there restrictions on the Warrants and Shares issued to Rithm?

A:
The Warrants (including the Warrant Shares) and Shares cannot be resold without registration under, or a specific exemption from the registration requirements of, the Securities Act and state securities laws. Great Ajax and Rithm have agreed to enter into a customary registration rights agreement on or prior to the date of the consummation of the Transaction, pursuant to which, the Company agrees to use commercially reasonable efforts to prepare and file a shelf registration statement with the SEC to register for resale the Shares and the Warrant Shares as soon as practicable, and to use commercially reasonable efforts to cause the SEC to declare the registration statement effective as soon as practicable. The Registration Rights Agreement also includes customary piggyback registration and demand underwritten offering rights with respect to the resale from time to time by Rithm or the applicable holder of the Shares or the Warrant Shares.

Q:
How are votes counted?

A:
For each of the Exchange Proposal, the Issuance Proposal, the Management Proposal, the Equity Incentive Plan Proposal, the Accountants Proposal and the Adjournment Proposal, Stockholders may vote “FOR”, “AGAINST” or “ABSTAIN”. Abstaining and failing to vote will not have an effect on the Exchange Proposal, the Issuance Proposal, the Management Proposal, the Equity Incentive Plan Proposal, the Accountants Proposal or the Adjournment Proposal. For the Director Election Proposal, Stockholders may vote “FOR” or “WITHHOLD” with respect to each nominee. Votes that are withheld will have the same effect as an abstention and will not count as a vote “FOR” or “AGAINST” a director, because directors are elected by plurality voting.

Properly executed proxy cards with no instructions indicated on the proxy card will be voted “FOR” the Exchange Proposal, “FOR” the Issuance Proposal, “FOR” each of the nominees in the Director Election Proposal, “FOR” the Management Proposal, “FOR” the Equity Incentive Plan Proposal, “FOR” the Accountants Proposal and “FOR” the Adjournment Proposal. In addition, banks, brokers and other nominees that hold their customers’ shares of Common Stock in street name may not vote their customers’ shares on “non-routine” matters without instructions from their customers.
As each of the Proposals to be voted upon at the Meeting is considered “non-routine” except for the Accountants Proposal, such organizations do not have discretion to vote on any of the Proposals other than the Accountants Proposal.
The Accountants Proposal is considered “routine” under the NYSE rules. If you are a beneficial owner and your shares are held in the name of a broker or other nominee, the broker or other nominee is permitted to vote your shares on the ratification of the appointment of Moss Adams LLP as Great Ajax’s independent registered public accounting firm for Great Ajax’s fiscal year ending December 31, 2024, even if the broker or other nominee does not receive voting instructions from you.
The Proposals constitute the only business that the Great Ajax Board intends to present at the Meeting. The proxy does, however, confer discretionary authority upon the proxies or their substitutes to vote on any other business that may properly come before the Meeting. If the Meeting is postponed or adjourned, the proxies may vote your shares on the new Meeting date as well, unless you have revoked your proxy.
Q:
Who can vote at the Meeting?

A:
Only Stockholders of record at the close of business on April 22, 2024, or their duly authorized proxies, will be entitled to vote at the Meeting. The Common Stock constitutes the only class of securities entitled to vote at the meeting.

Q:
How do I attend the Meeting?

A:
The Meeting will be held virtually, via a live webcast. You will be able to attend and participate in the Meeting online by visiting www.virtualshareholdermeeting.com/AJX2024.

The Meeting will begin promptly at 9:00 am, Eastern Time. Great Ajax encourages you to access the Meeting prior to the start time leaving ample time for the check in.
Q:
Does my vote matter?

A:
Yes, your vote is very important, regardless of the number of shares that you own.

Q:
How do I vote at the Meeting?

A:
If you are a stockholder of record, you may authorize your proxy by U.S. mail, Internet or telephone by following the instructions in the Notice. If you requested a paper copy of the proxy materials, you also may submit your proxy by mail by following the instructions included with your proxy card. The deadline for submitting your proxy by Internet or telephone is 11:59 pm on May 19, 2024. The designated proxy will vote according to your instructions. You may also attend and vote online at the Meeting.

If you are a street name or beneficial stockholder because your shares are held in a brokerage account or by a bank or other nominee, your broker or nominee firm will provide you with the Notice. Follow the instructions on the Notice to access the proxy materials and vote by Internet or to request a paper or email copy of the proxy materials. If you receive these materials in paper form, the materials include a voting instruction form so that you may instruct your broker or nominee how to vote your shares.
If you sign and submit your proxy without specifying how you would like your shares voted, your shares will be voted in accordance with the Great Ajax Board’s recommendations specified under “What are the voting recommendations of the Great Ajax Board?” and in accordance with the discretion of the proxy holders with respect to any other matters that may be voted upon at the Meeting.
Q:
What is the difference between holding shares as a stockholder of record and as a beneficial stockholder?

A:
Many Stockholders hold their shares through a broker, bank or other nominee rather than directly in their own names. As summarized below, there are distinctions between shares held of record and those owned beneficially.

•
Stockholder of record.   If your shares are registered directly in your name with Equiniti, you are considered the stockholder of record of those shares and the Notice is being sent directly by Great Ajax to you.

•
Beneficial owner of shares held in street name.   If your shares are held in a stock brokerage account or by a bank or other intermediary, your shares are held in “street name,” you are considered the “beneficial owner” of those shares and the Notice is being forwarded to you by your broker or other intermediary through which you hold those shares. Brokers and other intermediaries are not typically holders of record for beneficial owners but are “participants” in the Cede & Co./DTC depository system. Shares registered in the name of Cede & Co., as DTC’s nominee, are held in accounts for the clients of DTC participants (the banks, brokers and other nominees) and are commonly said to be held in “street name.” As the beneficial owner, you have the right to direct your broker how to vote your shares and are also invited to attend the Meeting. However, since you are not the stockholder of record, you may not vote these shares in person at the Meeting unless you provide the 16-digit control number from your proxy card to gain access to the meeting.

Q:
What is a broker non-vote and how will it affect the voting?

A:
A broker non-vote occurs when a broker, bank or other nominee of record submits a proxy for the Meeting, but does not vote on a particular Proposal because it has not received voting instructions from the beneficial owner and it does not otherwise have discretion to vote the uninstructed shares.

Under the NYSE rules that govern brokers who are voting with respect to shares held in street name, brokers only have the discretion to vote those shares for which it has not received voting instructions on “routine” matters, but not on “non-routine” matters.
Under NYSE rules, each Proposal, except for the Accountants Proposal, is considered a non-routine Proposal. Consequently, if you do not give your broker or other nominee voting instructions, your broker or other nominee will not be able to vote on the Proposals (other than the Accountants Proposal), and broker non-votes may exist with respect to each of these Proposals for which you did not specifically authorize your broker or other nominee to cast a vote.
The Accountants Proposal is considered “routine” under the NYSE rules. If you are a beneficial owner and your shares are held in the name of a broker or other nominee, the broker or other nominee is permitted to vote your shares on the ratification of the appointment of Moss Adams LLP as Great Ajax’s independent registered public accounting firm for Great Ajax’s fiscal year ending December 31, 2024, even if the broker or other nominee does not receive voting instructions from you.
Unless you instruct your broker, bank or other nominee to vote your shares held in street name, your shares will NOT be voted on any of the Proposals other than the Accountants Proposal at the Meeting.

Accordingly, Great Ajax urges you to give instructions to your bank or broker or other nominee of record as to how you wish your shares to be voted so you may vote on these important matters.
Q:
If I plan to attend the virtual Meeting, should I still vote by proxy?

A:
Yes.   If you are a stockholder of record, authorizing a proxy to vote your shares in advance does not affect your right to attend the Meeting and vote or change your vote there. If you authorize and submit your proxy card and also attend the Meeting, you do not need to vote again at the Meeting unless you want to change your vote.

Q:
May I revoke my vote after I return my proxy card?

A:
You may revoke a previously authorized proxy and change your vote at any time before the closing of the voting by:

•
filing with Great Ajax’s Secretary a written notice of revocation or a duly executed proxy bearing a later date,

•
submitting a duly executed proxy bearing a later date with us, or

•
attending the Meeting and voting electronically at the Meeting.

Your attendance at the Meeting does not automatically revoke your previously submitted proxy.
Q:
What constitutes a quorum for the Meeting?

A:
The Great Ajax Bylaws provide that the presence in person or by proxy of Stockholders entitled to cast a majority of all the votes entitled to be cast at the meeting constitutes a quorum at each meeting of Stockholders. Abstentions and broker non-votes, if any, will be counted for the purpose of determining a quorum.

Q:
What happens if I sell my stock before the Meeting?

A:
The Record Date is earlier than the date of the Meeting and the date that the Transaction is expected to be completed. If you sell your stock after the Record Date but before the date of the Meeting, you will retain your right to vote at the Meeting.

Q:
What regular dividends will Great Ajax be permitted to pay prior to the Closing?

A:
Subject to compliance with customary conditions related to compliance with the Credit Agreement, the Credit Agreement permits Great Ajax to pay (i) quarterly dividends for the quarter ended March 31, 2024 and the quarter ending June 30, 2024, with respect to Common Stock of up to $0.11 per share, and (ii) without duplication of the amounts described in clause (i), dividends or other distributions necessary for Great Ajax or its subsidiaries (as applicable) to maintain its REIT qualification under the Code, including to avoid or reduce the imposition of corporate level tax or excise tax under the Code.

Q:
Where can I find the voting results of the Meeting?

A:
The preliminary voting results will be announced at the Meeting. In addition, within four business days following certification of the final voting results, Great Ajax will file the final voting results with the SEC on a Current Report on Form 8-K.

Q:
What else do I need to do now?

A:
You are urged to read this proxy statement carefully and in its entirety, including its annexes and the information incorporated by reference herein. Even if you plan to attend the Meeting virtually, please authorize a proxy to vote your shares via the Internet, by telephone or by completing, signing, dating and returning the enclosed proxy card, and you can also attend the Meeting virtually over the Internet and vote, or change your prior proxy authorization. If you hold your shares in “street name” through a bank, broker or other nominee, then you should have received this proxy statement from that nominee, along with that nominee’s voting instruction form which includes voting instructions and instructions on how to change your vote. Please see the question “How do I vote at the Meeting?” on page 14.
Q:
Will a proxy solicitor be used?

A:
Great Ajax has engaged Georgeson to assist in the solicitation of proxies for the Meeting, and Great Ajax estimates it will pay Georgeson a fee of approximately $15,000. Great Ajax has also agreed to reimburse Georgeson for reasonable out-of-pocket expenses and disbursements incurred in connection with the proxy solicitation and to indemnify Georgeson against certain losses, costs and expenses. In addition to mailing proxy solicitation materials, proxies may be solicited from Stockholders by the directors, officers and employees of Great Ajax or the Current Manager by telephone or by any other appropriate means of communications. No additional compensation, except for reimbursement of reasonable out-of-pocket expenses, will be paid to the directors, officers and employees of Great Ajax or the Current Manager in connection with such solicitation services.

Q:
Who can answer my questions?

A:
If you have any questions about the Transaction or the other matters to be voted on at the Meeting, how to submit your proxy, or need additional copies of this proxy statement, the enclosed proxy card or voting instructions, you should contact:

Georgeson LLC
1290 Avenue of the Americas, 9th Floor
New York, NY 10104
Phone: (866) 356-8312 (toll-free within the United States)
or (781) 575-2137 (outside of the United States)

SUMMARY
This summary highlights selected information from this proxy statement and is qualified in its entirety by the more detailed information included elsewhere in this proxy statement. This summary may not contain all of the information that is important to you. To better understand the Proposals being considered at the Meeting, you should read this entire proxy statement carefully, including the documents attached as annexes. You may obtain the information incorporated by reference into this proxy statement without charge by following the instructions in the section entitled “Where You Can Find More Information and Incorporation by Reference” beginning on page 137.
Overview of the Transaction (see page 36)
Great Ajax is externally managed by the Current Manager. The Current Manager currently conducts all investment activities for Great Ajax and has great latitude in determining the types of assets that are appropriate investments. Further, the Current Manager provides Great Ajax with all of the personnel required to manage Great Ajax’s operations.
As announced in Great Ajax’s press release issued on February 26, 2024, Great Ajax entered into a series of agreements with Rithm, as part of a strategic transaction, which are described below. Subject to receipt of stockholder approval, Great Ajax will enter into a management agreement with an affiliate of Rithm to serve as its external manager. The transaction will enable Great Ajax to continue to operate and to shift its strategic direction and capitalize on commercial real estate investment opportunities.
On February 26, 2024, Great Ajax issued a termination notice to the Current Manager. Great Ajax and the Current Manager agreed that the contractually stipulated termination fee will be paid mostly in shares of Common Stock and a limited amount of cash solely to pay out-of-pocket costs associated with severance and lease termination and wind down costs, in order to conserve Great Ajax’s cash and to align the interests of the Current Manager with those of the Stockholders. Subject to receipt of stockholder approval, Great Ajax and the Operating Partnership will enter into a new management agreement with RCM GA, in the form agreed upon with RCM GA, the terms of which are described in this proxy statement.
Great Ajax also entered into the Credit Agreement with NIC RMBS, as sole lender, administrative agent and collateral agent. The Credit Agreement provided, subject to certain conditions, for the Facility. The Facility matures on February 25, 2025. Outstanding loans under the Facility accrue interest at a rate equal to 10.00% per annum.
Great Ajax, the Operating Partnership, the Current Manager and Rithm entered into the Securities Purchase Agreement. Pursuant to the Securities Purchase Agreement, Great Ajax, in a private placement made in reliance on the exemption from the registration requirement of the Securities Act, afforded by Section 4(a)(2) of the Securities Act, agreed to issue and sell (as applicable), to Rithm or its designated affiliate, (i) shares of Common Stock, at a purchase price per share of $4.87, which represents the trailing five-day average closing price of the Common Stock on the NYSE as of the date of the Securities Purchase Agreement, with gross proceeds of approximately $14 million, and (ii) the Warrants on the terms described below. The closing of the Securities Purchase Agreement is subject to various closing conditions.
Pursuant to the Securities Purchase Agreement, Great Ajax agreed to issue to Rithm a number of Warrants representing the right to purchase the Warrant Shares pursuant to the Warrant Agreement, by and between Great Ajax and Equiniti. The number of Warrant Shares for which the Warrants may be exercised will equal the greater of 50% of (i) the amount drawn under the Facility and (ii) $35 million, in each case, divided by the exercise price per share of $5.36. Such exercise price was agreed to be fixed at a 10.00% premium to $4.87 (the trailing five-day average closing price of the Common Stock on the NYSE as of the date that the parties entered into the Credit Agreement). This structure provides strategic flexibility to Great Ajax allowing it, in its sole discretion, to either draw the full amount available under the Facility if desirable or limit the amount drawn under the Facility. Great Ajax will decide whether to make full use of the Facility based upon its liquidity needs, proceeds from loan sales and other factors. Based upon the closing price of the Common Stock on the NYSE as of March 15, 2024, the trading price of the Common Stock would need to increase approximately 49% to reach the Warrant’s fixed exercise price.

Concurrently with entering into these agreements with Rithm, Great Ajax, the Operating Partnership and the Current Manager entered into Exchange Agreements with each Exchanging Investor. Great Ajax had outstanding two series of Preferred Stock, which accrued dividends, as well as accompanying warrants. The Great Ajax Board believes that it is in the best interests of Great Ajax and its Stockholders to simplify its capital structure, reduce its dividend obligations in relation to the Preferred Stock and settle its warrant obligations by exchanging these securities for shares of Common Stock without making any cash payment (excluding a de minimis cash payment associated with fractional shares). Pursuant to the Exchange Agreement, the Exchanging Investors exchanged, or agreed to exchange, as applicable, with Great Ajax their respective Exchanged Securities for an aggregate of 12,046,222 shares of Common Stock, in accordance with the Exchanged Securities’ terms.
Because the transaction was an exchange of securities and not a “sale” of securities for cash, even though the terms of the Exchange were at market and the participants in the Exchange were not related parties, Rule 312.03 of the NYSE, unlike the Nasdaq rules, imposes a 19.99% cap on issuances of Common Stock without stockholder approval in an exchange offer. As a result, 2,581,694 of such shares of Common Stock subject to the Exchange will be issued by Great Ajax only following the receipt of the approval of the Stockholders at the Meeting.
In connection with the Warrant Issuance and the Private Placement, Great Ajax agreed to enter into a Registration Rights Agreement with Rithm, agreeing to use commercially reasonable efforts to prepare and file a shelf registration statement with the SEC to register for resale the Shares and the Warrant Shares as soon as practicable, and to use commercially reasonable efforts to cause the SEC to declare the registration statement effective as soon as practicable.
Great Ajax is also a party to the Servicing Agreement with Gregory. Gregory recently informed Great Ajax that its financial condition has declined. Gregory expects to enter into a transaction to assign substantially all of its servicing rights and obligations to a third-party servicer, subject to the receipt of necessary consents, in the near future. The new servicer would assume all of Gregory’s rights and obligations under agreements governing the servicing of loans. As a condition to close the Securities Purchase Agreement, Great Ajax is required to dispose of its equity ownership, including the warrants held by Great Ajax, in Gregory.
Collectively, the Proxy Statement refers to the process outlined above as the “Transaction.”
In order to close the Transaction, various closing conditions are required which include, but are not limited to, the approval of the Issuance Proposal and the Management Proposal.
Holders of a significant number of shares of Common Stock have agreed to give their support to the matters to be voted on at the Meeting. Great Ajax has entered into binding Support Agreements with certain institutional stockholders and with Great Ajax’s directors and officers. As of the date hereof, after giving effect to the Exchange, Stockholders holding an aggregate of 44% of the outstanding shares of Common Stock (prior to giving effect to the Exchange Proposal) have agreed to vote in favor of the Proposals described above.
Recommendation of the Great Ajax Special Committee and the Great Ajax Board and Their Reasons for the Transaction (see page 72)
The Great Ajax Board believes that the consummation of the Transaction, including the execution of the Rithm Management Agreement and the issuance of Warrants and Shares to Rithm, have important strategic benefits. For a description of the factors considered by the Great Ajax Board in reaching its decision and additional information on the recommendations, see the section entitled “The Transaction — Recommendation of the Great Ajax Special Committee and the Great Ajax Board and Their Reasons for the Transaction.”
The Great Ajax Board recommends that you vote:
1.
“FOR” the approval of, in order to comply with NYSE Rule 312.03, the issuance of Common Stock by Great Ajax to the Exchanging Investors in excess of the 19.99% cap in connection with the Exchange;

2.
“FOR” the approval of, in order to comply with NYSE Rule 312.03, Great Ajax’s issuance of Shares and Warrant Shares that may be issued to Rithm in connection with the Transaction, to the extent that such transactions may constitute a “change of control;”

3.
“FOR” the election of Paul Friedman, Mary Haggerty, Daniel Hoffman and Michael Nierenberg to serve on the Great Ajax Board, effective upon consummation of the Transaction, until the 2025 annual meeting of stockholders and until their successors are duly elected and qualified;

4.
“FOR” the approval of Great Ajax’s entry into the Rithm Management Agreement;

5.
“FOR” the approval of Amendment No. 1 to the 2016 Equity Incentive Plan;

6.
“FOR” the ratification of the appointment of Moss Adams LLP to serve as Great Ajax’s independent registered public accounting firm for the fiscal year ending December 31, 2024; and

7.
“FOR” the approval of the proposal to authorize the adjournment of the Meeting, if necessary or appropriate, including to solicit additional proxies if there are not sufficient votes to approve the foregoing proposals at the time of the Meeting.

Summary Risk Factors (see page 26)
The Proposals contemplated in this proxy statement involve risks. The risks are discussed more fully in the section entitled “Risk Factors” in this proxy statement. These risks include, but are not limited to, the following:
•
The Securities Purchase Agreement is subject to closing conditions, including Stockholder approval, and Great Ajax may not be able to close the Transaction on the agreed upon terms.

•
If the Transaction is not consummated, Great Ajax’s business could suffer materially and Great Ajax’s stock price would decline.

•
The transfer of Gregory’s rights and obligations to a third party servicer, and the disposition of Great Ajax’s ownership interest in Gregory may result in additional expenses to Great Ajax and prevent Great Ajax from realizing anticipated benefits from future transactions involving Gregory.

•
Some of Great Ajax’s officers and directors have conflicts of interest that may influence them to support or approve the Transaction.

•
If the Transaction is consummated, current Stockholders will have reduced ownership and voting interests.

•
If the Transaction is consummated, the market price of the Common Stock may decline.

•
Great Ajax may become involved in securities litigation as a result of the Transaction which would divert the attention and resources of management, which could adversely affect business, and insurance coverage may not be sufficient to cover all damages.

•
If the Current Manager is unable to conduct Great Ajax’s investment activities properly, there could be a material adverse effect on Great Ajax’s business.

•
Market conditions could negatively impact the future business, results of operations, cash flows and financial condition of Great Ajax.

•
Commercial real estate-related investments that are secured by commercial real property are subject to delinquency, foreclosure and loss, which could result in losses to Great Ajax.

•
Certain risks associated with a transition to a CMBS real estate investment strategy may adversely affect Great Ajax’s results of operations and financial condition following the Transaction.

•
A concentration in CMBS investments may pose specific risks that may adversely affect Great Ajax’s results of operations and financial condition following the Transaction.

•
The quality of the CMBS is dependent on the credit quality and selection of the mortgages for each issuance.

•
Certain CMBS investments face risks associated with extensions that may adversely affect Great Ajax’s results of operations and financial condition.

•
There are certain risks associated with the servicers of commercial real estate loans underlying CMBS and other investments.

•
There are certain risks associated with CMBS interest shortfalls.

•
There are certain risks associated with the insolvency of obligations backing CMBS and other investments.

•
Rithm’s failure to appropriately manage or address conflicts of interest could damage its and Great Ajax’s reputation and adversely affect Great Ajax’s business, financial condition and results of operations.

•
RCM GA or an affiliate will be required to register under the Investment Advisers Act and will be subject to regulation under that Act.

Opinion of Piper Sandler & Co., Financial Adviser to Great Ajax (see page 60)
Great Ajax engaged Piper Sandler to act as exclusive financial adviser to Great Ajax in connection with the Transaction. On February 22, 2024, Piper Sandler rendered its oral opinion to the Board (which was subsequently confirmed in writing by delivery of Piper Sandler’s written opinion addressed to the Great Ajax Board dated the same date), to the effect that, as of such date, the Transaction represented a reasonable means, from a financial point of view, for Great Ajax to raise capital.
Piper Sandler’s opinion was directed to the Great Ajax Board (in its capacity as such), and only addressed the reasonableness, from a financial point of view, of the Transaction and did not address any other aspect or implication (financial or otherwise) of the Transaction. The summary of Piper Sandler’s opinion in this proxy statement is qualified in its entirety by reference to the full text of its written opinion, which is included as Annex A to this proxy statement and sets forth the procedures followed, assumptions made, qualifications and limitations on the review undertaken, and other matters considered by Piper Sandler in preparing its opinion. However, neither Piper Sandler’s written opinion nor the summary of its opinion and the related analyses set forth in this proxy statement are intended to be, and they do not constitute, advice or a recommendation to any Stockholder as to how such holder should vote or act on any matter relating to the Transaction. For a description of the opinion that the Great Ajax Board received from Piper Sandler, see the section entitled “The Transaction — Opinion of Piper Sandler & Co., Financial Adviser to Great Ajax” beginning on page 60.
Opinion of BTIG, LLC, Financial Adviser to the Great Ajax Special Committee (see page 64)
The Great Ajax Special Committee retained BTIG to act as its financial adviser in connection with the Private Placement, the Facility and the Warrant Issuance. On February 22, 2024, at a meeting of the Great Ajax Special Committee, BTIG delivered an oral opinion, subsequently confirmed by delivery of a written opinion dated as of February 22, 2024, to the Great Ajax Special Committee to the effect that, based on and subject to the assumptions made, procedures followed, factors considered, limitations of the review undertaken and qualifications contained in such opinion, as of the date of such opinion, (a) the cost of the Facility, consisting of the applicable interest rate, a closing fee payable to NIC RMBS and the Warrants (collectively, the “Term Loan Cost”), was reasonable from a financial point of view to Great Ajax and (b) the price per share at which Great Ajax will sell and issue to Rithm shares of Great Ajax Common Stock in the Private Placement, which was assumed, for purposes of the BTIG Opinion, to equal the five-day volume weighted average price per share of Great Ajax Common Stock on the NYSE as of February 21, 2024 (the “Private Placement Price”)1, was reasonable from a financial point of view to Great Ajax.
The full text of BTIG’s written opinion, dated February 22, 2024, which describes the assumptions made, procedures followed, factors considered, limitations of the review undertaken and qualifications contained

1
The actual price per share at which Great Ajax agreed to issue and sell to Rithm shares of Great Ajax Common Stock in the Private Placement is $4.87, which is equal to the five-day average closing price of Great Ajax Common Stock on the NYSE as of February 26, 2024.

in such opinion by BTIG in preparing its opinion for the Private Placement, the Facility and the Warrant Issuance is attached hereto as Annex B, and is incorporated by reference herein. You should read the opinion carefully in its entirety. BTIG provided its opinion to the Great Ajax Special Committee (in its capacity as such) for the benefit and use of the Great Ajax Special Committee in connection with and for purposes of the Great Ajax Special Committee’s evaluation of the Term Loan Cost and the Private Placement Price from a financial point of view. BTIG was not requested to opine on, and BTIG’s opinion does not address, the fairness of the Term Loan Cost or the Private Placement Price, or any other term or aspect of the Private Placement, the Facility, the Warrant Issuance or any of the other transactions proposed to be entered into by Great Ajax (the “Excluded Transactions”), and no opinion or view was expressed as to the relative merits of the Private Placement, the Facility and the Warrant Issuance in comparison to other strategies or transactions that might have been available to Great Ajax or in which Great Ajax might have engaged or as to the underlying business decision of Great Ajax to proceed with or effect the Private Placement, the Facility, the Warrant Issuance or any of the Excluded Transactions. BTIG’s opinion was not intended to and does not constitute a recommendation as to how any Great Ajax Stockholder or any other person should vote or whether such Great Ajax Stockholder or such other person should take any other action in connection with the Private Placement, the Facility, the Warrant Issuance, the Excluded Transactions or any other matter. For a description of the opinion that the Great Ajax Special Committee received from BTIG, see the section entitled “The Transaction—Opinion of BTIG, LLC, Financial Adviser to the Great Ajax Special Committee” beginning on page 64.
Interests of Great Ajax’s Directors and Executive Officers in the Transaction (see page 75)
In considering the Great Ajax Board’s recommendation, you should be aware that the directors and executive officers of Great Ajax have interests in the Transaction that may be different from, or in addition to, your interests generally and that may present actual or potential conflicts of interests. These interests include:
•
Three of the members of the Great Ajax Board, Lawrence Mendelsohn, Russell Schaub and Steven Begleiter, indirectly own interests in the Current Manager, and, therefore, will receive a portion of the shares of Common Stock that will be due to the Current Manager in connection with the termination of the Current Management Agreement.

•
Prior to the Exchange, Flexpoint was a minority holder of the Preferred Stock and the corresponding warrants. However, the other holders of Preferred Stock together controlled the Preferred Stock, holding an aggregate of approximately 74% of the outstanding Preferred Stock prior to the Exchange, and had the ability to force an exchange for Common Stock without Flexpoint’s consent, since Flexpoint only held approximately 26% of the outstanding Preferred Stock prior to the Exchange. An employee of Flexpoint, Steven L. Begleiter, is a director of Great Ajax. The Exchange was completed in accordance with the terms of each of the Exchanged Securities.

•
After the principal documents of the Transaction were executed, the Great Ajax Board, acting on the recommendation of the Compensation Committee, approved a special grant of shares of Common Stock, in an aggregate amount of $15,000 to Paul Friedman, the Great Ajax Board’s lead independent director. The shares were issued at a price per share of $4.87, which represents the trailing five-day average closing price of the Common Stock on the NYSE as of the date of the Securities Purchase Agreement.

The Great Ajax Board was aware of these interests and considered them, among other matters, when approving the Transaction and documents, agreements, and transactions contemplated thereby, including the issuance of the Shares, issuance of Warrants, and payment to the Current Manager. The Great Ajax Board approval was recommended by the Great Ajax Special Committee, comprised entirely of independent, disinterested directors. For additional information, see “The Transaction — Interests of Great Ajax’s Directors and Executive Officers in the Transaction” beginning on page 75.
Conditions to Complete the Transaction (see page 76)
A number of conditions must be satisfied or, to the extent permitted by law, waived before the Transaction can be consummated. These include, among others:

•
receipt by Great Ajax of the approval of the Issuance Proposal, the Management Proposal and the Director Election Proposal at the Meeting (or any permitted postponement or adjournment thereof);

•
the accuracy of each party’s representations and warranties, subject in most cases to materiality or material adverse effect qualifications;

•
receipt by Rithm of the Termination and Release Agreement, duly executed by Great Ajax, the Operating Partnership, the Current Manager, Aspen Yo and Rithm;

•
receipt by Rithm of tax opinions relating to the REIT status of Great Ajax;

•
receipt by Rithm of the Registration Rights Agreement, duly executed by Great Ajax;

•
receipt by Rithm of the Rithm Management Agreement, duly executed by Great Ajax and the Operating Partnership;

•
the expiration of the directorship term, without standing for reelection, of each of the members of the Great Ajax Board, other than Paul Friedman and Mary Haggerty;

•
the surrender or disposition of Great Ajax’s equity ownership (including the warrants held by Great Ajax) in Gregory;

•
receipt by Rithm of the Shares issuable pursuant to the Securities Purchase Agreement and the Private Placement;

•
the delivery of certain documents and certificates; and

•
certain other customary closing conditions as described in the Credit Agreement and the Securities Purchase Agreement.

Regulatory Approvals Required for the Transaction (see page 76)
Great Ajax must comply with applicable federal and state securities laws and the rules and regulations of the NYSE in connection with the Transaction, the issuance of Common Stock and Warrants, and the other transactions contemplated thereby, and the filing of this proxy statement with the SEC. Prior to consummation of the Transaction, Great Ajax intends to file a NYSE SLAP relating to the Shares and Warrant Shares. Rithm or an applicable affiliate expects to qualify as a Registered Investment Adviser under the Investment Advisers Act, in connection with the entry into the Rithm Management Agreement.
Termination of the Transaction (see page 76)
The Transaction may be terminated at any time before the consummation of the Transaction by mutual written consent of Great Ajax and Rithm.
The Securities Purchase Agreement may be terminated prior to the effective time of the Transaction by either Great Ajax or Rithm if:
•
the consummation of the Securities Purchase Agreement has not occurred on or prior to the Outside Date; provided, however, that a party will not be permitted to terminate the Securities Purchase Agreement if the failure to consummate the Securities Purchase Agreement by the Outside Date is attributable to the breach by such party of any provision of the Securities Purchase Agreement;

•
a court of competent jurisdiction or other governmental authority of competent jurisdiction shall have issued a final and non-appealable order, decree or ruling, or shall have taken any other action, having the effect of permanently restraining, enjoining or otherwise prohibiting the Transaction or any transaction contemplated thereby; provided, however, that such right to terminate the Securities Purchase Agreement shall not be available to a party if the issuance of such final, non-appealable order, decree or ruling is attributable to the breach by such party of any provision of the Securities Purchase Agreement; or

•
the Meeting (including any permitted adjournments or postponements thereof) shall have been held and (i) the Stockholders have taken a vote on the Issuance Proposal, the Management Proposal and the Director Election Proposal and (ii) the approval of any of the Issuance Proposal, the Management Proposal or the Director Election Proposal was not obtained.
Great Ajax may terminate the Securities Purchase Agreement if there has been an inaccuracy in the representations and warranties or a breach of the covenants or agreements contained in the Securities Purchase Agreement by Rithm, and Rithm may terminate the Securities Purchase Agreement if there has been an inaccuracy in the representations and warranties or a breach of the covenants or agreements contained in the Securities Purchase Agreement by Great Ajax or the Current Manager, in each case, so as to cause the failure of a closing condition, upon written notice to the other party and subject to a cure period of 30 days. Rithm also has a customary termination right upon the occurrence of certain market disruption events.
The Securities Purchase Agreement may also be terminated by Great Ajax prior to the time that Great Ajax Stockholder Approval is obtained if the Great Ajax Board (or any committee thereof) makes a Change of Company Recommendation (as defined in the Securities Purchase Agreement), subject to compliance with the terms of the Securities Purchase Agreement requiring notice to Rithm of any Alternative Proposal that is a Superior Proposal (each as defined in the Securities Purchase Agreement) and Rithm’s right to negotiate more favorable terms.
If the Securities Purchase Agreement is terminated (i) by either Great Ajax or Rithm following a Change of Company Recommendation and the approval of the Stockholders is not obtained at the Meeting; (ii) by Great Ajax following a Change of Company Recommendation in order to cause Great Ajax to enter into a definitive agreement with respect to a Superior Proposal or (iii) by Rithm, if there has been an inaccuracy in the representations and warranties or a breach of the covenants or agreements contained in the Securities Purchase Agreement by Great Ajax or the Current Manager so as to cause the failure of a closing condition and such inaccuracy or breach is not curable within 30 days following notice of such inaccuracy or breach, Great Ajax shall be required to pay to Rithm a termination fee of $2.00 million, reimburse the legal fees incurred by Rithm in an amount not to exceed $1.00 million, repurchase the Warrants at fair market value as determined by an independent third party and pay to NIC RMBS the outstanding balance on the Facility.
For more information regarding termination of the Transaction, the Credit Agreement and the Securities Purchase Agreement, see “The Transaction — Termination of the Transaction” beginning on page 76.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This proxy statement and the annexes to this proxy statement contain certain forward-looking statements within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act, and Section 21E of the Exchange Act.
These forward-looking statements are predictions and generally can be identified by use of statements that include phrases such as “may,” “believe,” “expect,” “anticipate,” “intend,” “estimate,” “project,” “target,” “goal,” “plan,” “should,” “will,” “predict,” “potential,” “likely,” or other words, phrases or expressions of similar import.
The forward-looking statements are based on Great Ajax’s beliefs, assumptions and expectations of Great Ajax’s future performance, taking into account all information currently available to Great Ajax. These beliefs, assumptions and expectations can change as a result of many possible events or factors, not all of which are known to Great Ajax or are within its control. If a change occurs, Great Ajax’s business, financial condition, liquidity and results of operations may vary materially from those expressed in Great Ajax’s forward-looking statements. The outcome of the events described in these forward-looking statements is subject to risks, uncertainties and other factors including but not limited to:
•
the ability of Great Ajax to obtain the required stockholder approvals;

•
the satisfaction of other closing conditions to the Transaction;

•
the risk that the Transaction may not be consummated and that Great Ajax’s business, financial condition and prospects could suffer as a consequence;

•
the risk that the Transaction may not be consummated and Great Ajax would be required to undertake selective asset sales and may incur losses in connection with such sales;

•
the risk that Great Ajax may fail to meet the covenant requirements in its existing lending facilities and is unable to avoid defaults and cross-defaults;

•
the risk of declines in Great Ajax’s asset values;

•
the risk that Great Ajax may continue to incur losses;

•
the risk that Great Ajax may be required to liquidate if the Transaction is not approved by the Stockholders;

•
changes in the market value of Great Ajax’s stock as a result of the Transaction;

•
dilution of value of Common Stock as a result of the Transaction;

•
the ability of RCM GA, as Great Ajax’s new manager, to successfully implement Great Ajax’s new investment strategy and objectives;

•
the decline in financial condition and expected further decline of Great Ajax’s affiliated servicer, Gregory, as a result of various factors including loan sales and other transactions described in this proxy statement and otherwise; and

•
other risks detailed in the “Risk Factors” section of this proxy statement and in filings made by Great Ajax with the SEC, including the Annual Report on Form 10-K for the year ended December 31, 2023, and other reports filed by Great Ajax with the SEC and incorporated herein by reference. See also “Where You Can Find More Information and Incorporation by Reference” on page 137 of this proxy statement.

In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by Great Ajax that the results or conditions described in such statements or the objectives and plans of Great Ajax will be achieved. In addition, Great Ajax’s qualification as a REIT involves the application of highly technical and complex provisions of the Code.
Any forward-looking statement made by Great Ajax in this proxy statement is based only on information currently available to Great Ajax and speaks only as of the date on which it is made. Great Ajax undertakes no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

RISK FACTORS
In addition to other information included elsewhere in this proxy statement and in the annexes to this proxy statement, including the matters addressed in the section entitled “Cautionary Statement Regarding Forward-Looking Statements” beginning on page 25, you should carefully consider the following risk factors in deciding whether to vote for the Proposals set forth in this proxy statement. In addition, you should read and consider the risks associated with the business of Great Ajax, which can be found in its Annual Report on Form 10-K for the year ended December 31, 2023, which is incorporated by reference into this proxy statement, including particularly the sections therein entitled “Risk Factors.” You should also read and consider the other information in this proxy statement. Please also see “Where You Can Find More Information and Incorporation by Reference” on page 137.
Risks Related to the Transaction
The Securities Purchase Agreement is subject to various closing conditions, including the receipt of Stockholder approval. There can be no assurance that the closing conditions precedent to the closing of the Transaction will be satisfied or waived, including that Great Ajax will obtain the required approval from its Stockholders, and so there can be no guarantee that the Transaction will be consummated.
The Securities Purchase Agreement requires stockholder approval of the Issuance Proposal, the Director Election Proposal and the Management Proposal at the Meeting as a condition to closing. There can be no assurance that Great Ajax will obtain the required approval from Stockholders. Failure to obtain the required Stockholder approval will prevent the Securities Purchase Agreement from closing. Thus, the Transaction may not occur. In addition, the Securities Purchase Agreement is subject to the satisfaction of a number of additional closing conditions, including the continued accuracy of the representations and warranties made by Rithm, Great Ajax, the Operating Partnership and the Current Manager and the termination of the agreement with the Current Manager. There can be no assurance that all of the conditions precedent to the Transaction will be satisfied or waived, or, if satisfied or waived, when they will be satisfied or waived. Accordingly, there is no guarantee that the closing of the Transaction will occur.
If the Transaction is not consummated, Great Ajax’s business could suffer materially and Great Ajax’s stock price would decline.
If the Transaction is not consummated, Great Ajax may be subject to a number of material risks, and its business and stock price could be adversely affected. Great Ajax could be adversely affected and subject to a variety of risks associated with the failure to consummate the Transaction, including the following:
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If the Exchange Proposal is not approved and the Exchange is not completed, the Exchanged Securities that would have been exchanged for Common Stock pursuant to the Exchange in excess of the 19.99% limitation cannot be exchanged for shares of Common Stock. The Exchanged Securities in excess of the 19.99% threshold will remain outstanding and remain a liability to Great Ajax, reducing the cash and liquidity available to Great Ajax. In addition, the completion of the Exchange is a condition to the Securities Purchase Agreement and so the Transaction with Rithm cannot close if the Exchange is not completed;

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Since there were and are limited strategic alternatives available to Great Ajax, it is unlikely that there will be an alternative transaction available to Great Ajax that would provide equal or more favorable terms, compared to the Transaction, and Great Ajax may be required to liquidate as a result;

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Great Ajax will not be able to change its current portfolio composition and is likely to continue to incur operating losses in the near-term, which may lead to a further deterioration of Great Ajax’s financial condition;

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Great Ajax would have to continue to evaluate which assets are not pledged to counterparties and will likely be required to undertake selective asset sales and may incur losses in connection with such sales;

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Great Ajax will likely be limited in its ability to undertake asset sales because Great Ajax must continue to meet the covenant requirements in its existing lending facilities to avoid defaults and cross-defaults;

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The market price of the Common Stock would decline significantly;

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Great Ajax will suffer reputational harm due to the adverse perception associated with the failure to consummate the transactions with Rithm and its affiliates;

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Great Ajax may be required, under certain circumstances, to pay a termination fee and expenses to RCM GA;

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Great Ajax’s Stockholders may be prevented from realizing the anticipated benefits of Great Ajax entering into a management agreement with RCM GA;

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Great Ajax will incur substantial costs relating to the Transaction and the transactions contemplated thereby, such as legal, accounting, financial adviser, filing, printing and mailing fees without the Transaction being consummated;

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The attention of Great Ajax’s management and the Current Manager may be diverted from their day-to-day business and operational matters as a result of efforts relating to attempting to consummate the Transaction;

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Gregory is experiencing financial difficulties and may be required to assign or transfer its obligations to service Great Ajax’s assets to a third party, which may result in increased costs to Great Ajax;

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Great Ajax cannot revoke the termination of the Current Manager pursuant to the terms of the Current Management Agreement. If the Management Proposal is not approved, Great Ajax will be required to internalize, or enter into an alternative transaction to replace, the Current Manager, which would lead to Great Ajax incurring additional expenses; and

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If the Management Proposal is not approved, Great Ajax will not enter into the Rithm Management Agreement and Great Ajax’s Stockholders would be prevented from realizing the anticipated benefits of Great Ajax entering into a management agreement with RCM GA.

Any delay in the consummation of the transactions or any uncertainty relating to the transactions could materially adversely affect Great Ajax’s business, financial results and prospects and/or Great Ajax’s stock price. In addition, if the Transaction is terminated and the Great Ajax Board intends to seek a strategic alternative, Great Ajax may not be able to find an alternative on equivalent or more attractive terms. Due to the lengthy nature of the strategic process, the further passage of time will diminish cash available. In such circumstances, the Great Ajax Board may elect to, among other things, divest all or a portion of Great Ajax’s business, or take the steps necessary to liquidate all of Great Ajax’s business and assets.
The transfer of Gregory’s rights and obligations to a third-party servicer, and the disposition of Great Ajax’s ownership interest in Gregory, may result in additional expenses to Great Ajax and prevent Great Ajax from realizing any anticipated benefits from any third-party transaction involving Gregory.
Great Ajax currently relies on Gregory to service and manage its assets, including managing collections on Great Ajax’s whole mortgage loans and the mortgage loans underlying Great Ajax’s retained mortgage-backed securities. Gregory recently informed Great Ajax that its financial condition has declined significantly as a result of various factors including Great Ajax’s loan sales and the other transactions described herein. Gregory expects to enter into a transaction to assign its servicing rights and obligations to a third-party servicer, subject to the receipt of necessary consents, in the near future. The new servicer would assume all of Gregory’s rights and obligations under agreements governing the servicing of loans in private securitizations and for Great Ajax or Great Ajax’s affiliates. There may be expenses, transition and transaction costs associated with the transfer of Gregory’s rights and obligations to any third-party servicer.
In addition, Great Ajax is required to surrender or otherwise dispose of its interest in Gregory as a condition to close the Securities Purchase Agreement. The surrender or disposal of its ownership interests in Gregory would prevent Great Ajax from realizing any anticipated benefits in a third-party transaction involving Gregory.

If Gregory (or a third party mortgage servicer) is not vigilant in encouraging borrowers to make their monthly payments, the borrowers may be far less likely to make these payments, which could result in a higher frequency of default. If Gregory (or a third party mortgage servicer) takes longer than Great Ajax expects to liquidate non-performing assets, Great Ajax’s losses may be higher than originally anticipated. Great Ajax also relies on Gregory to provide all of its property management, lease management and renovation management services associated with the real properties that Great Ajax acquires upon conversion of residential mortgage loans that Great Ajax owns or acquires directly. The failure of Gregory (or a third party mortgage servicer) to effectively service Great Ajax’s mortgage loan assets, including the mortgage loans underlying any MBS that Great Ajax may own, REO and other real estate-related assets, arising from the transfer of Gregory’s rights and obligations to a third party mortgage servicer or associated with the surrender and disposition of Great Ajax’s ownership interests, could negatively impact the value of Great Ajax’s investments and performance.
Some of Great Ajax’s officers and directors have conflicts of interest that may influence them to support or approve the Transaction.
Officers and directors of Great Ajax participate in arrangements that provide them with interests in the Transaction that are different from yours, including, among others, to the extent applicable, their continued service as a director, severance benefits and continued indemnification.
In addition, three of the members of the Great Ajax Board, Lawrence Mendelsohn, Russell Schaub and Steven Begleiter, indirectly own interests in the Current Manager, and, therefore, will receive a portion of the termination fee paid to the Current Manager. The parties have agreed that the termination fee will be paid mostly in shares of Common Stock and a limited amount of cash solely to pay out-of-pocket costs associated with severance and lease termination and wind down costs, in order to minimize Great Ajax’s use of cash and in order to align the interests of the exiting Current Manager owners and those of the Stockholders. Prior to the Exchange, Flexpoint was a minority holder of the Preferred Stock and the corresponding warrants. However, the other holders of Preferred Stock together controlled the Preferred Stock, holding an aggregate of approximately 74% of the outstanding Preferred Stock prior to the Exchange, and had the ability to force an exchange for Common Stock without Flexpoint’s consent, since Flexpoint only held approximately 26% of the outstanding Preferred Stock prior to the Exchange. An employee of Flexpoint, Steven L. Begleiter, is a director of Great Ajax. The Exchange was completed in accordance with the terms of each of the Exchanged Securities. These interests, among others, may influence the officers and directors of Great Ajax to support or approve the Transaction. After the principal documents of the Transaction were executed, the Great Ajax Board, acting on the recommendation of the Compensation Committee, approved a special grant of shares of Common Stock, in an aggregate amount of $15,000 to Paul Friedman, the Great Ajax Board’s lead independent director. The shares were issued at a price per share of $4.87, which represents the trailing five-day average closing price of the Common Stock on the NYSE as of the date of the Securities Purchase Agreement.
For a more detailed discussion see “The Transaction — Interests of Great Ajax’s Directors and Executive Officers.”
If the Transaction is consummated, current Stockholders will have reduced ownership and voting interests.
If the Transaction is consummated, Great Ajax will issue Common Stock to Rithm, including Warrant Shares (assuming full exercise of the Warrants), and Common Stock to Exchanging Investors in exchange for their shares of Preferred Stock. The total shares expected to be issued will equal 24% of the new total shares outstanding.
Further, if the Transaction is consummated, the Current Manager would be replaced and Rithm’s affiliate would be the manager of Great Ajax. Rithm and its affiliates would together exercise significant influence over operating, investing and other matters, which may constitute a “change of control” of Great Ajax and therefore, require a stockholder vote. If the Transaction is consummated, Rithm also will have been issued additional shares of Common Stock in the Transaction and will have an increased ability to influence various matters requiring a stockholder vote, including the election of directors; mergers, consolidations and acquisitions; the sale of all or substantially all of our assets and other decisions affecting our capital structure; the amendment of our charter and the Great Ajax Bylaws; and our winding up and dissolution.

Because of this, Stockholders may have less influence on the management and policies of Great Ajax than they had before the consummation of the Transaction.
If the Transaction is consummated, the market price of the Common Stock may decline.
The market price of Common Stock may decline as a result of the Transaction for a number of reasons, including if:
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Great Ajax does not achieve the perceived benefits of the Transaction as rapidly or to the extent anticipated;

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the effect of the Transaction on Great Ajax’s business and prospects is not consistent with the expectations; or

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investors react negatively to the effect on Great Ajax’s business and prospects from the Transaction.

Great Ajax may become involved in securities litigation or stockholder derivative litigation in connection with the Transaction, and this could divert the attention of Great Ajax management and insurance coverage may not be sufficient to cover all related costs and damages.
Securities litigation or stockholder derivative litigation frequently follows the announcement of certain business changes. Great Ajax may become involved in this type of litigation in connection with the Transaction. Litigation often is expensive and diverts management’s attention and resources, which could adversely affect the business of Great Ajax, and insurance coverage may not be sufficient to cover all related costs and damages.
Risks Related to Approving Rithm as Manager and Great Ajax’s Investment Activities
Great Ajax depends on a manager to run its business. If Rithm is unable to conduct Great Ajax’s investment activities properly, there could be a material adverse effect on Great Ajax’s business.
All of Great Ajax’s investment activities are conducted by Great Ajax’s manager. Great Ajax’s manager has great latitude in determining the types of assets that are appropriate investments for us, as well as the individual investment decisions. Thus, Great Ajax’s success will depend on its relationship with, and performance of, the manager. Should the Management Proposal pass, RCM GA will become Great Ajax’s new manager. Should RCM GA fail to allocate sufficient resources or select appropriate investments, Great Ajax may be unable to achieve its objectives. Further, if Rithm would be unable to retain its key personnel, it may be difficult for RCM GA to manage Great Ajax’s business. Changing our manager could have a material adverse effect on Great Ajax’s business.
Market conditions could negatively impact the future business, results of operations, cash flows and financial condition of Great Ajax.
The market in which Great Ajax and Rithm currently or may in the future operate is affected by a number of factors that are largely beyond Great Ajax’s control but can nonetheless have a potentially significant, negative impact on Great Ajax. These factors include, among other things:
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interest rates, including increases thereof and credit spreads;

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the availability of credit, including the price, terms and conditions under which it can be obtained;

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the quality, pricing and availability of suitable investments;

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liquidity in the credit markets;

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the ability to obtain accurate market-based valuations;

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volatility associated with asset valuations and margin calls;

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the ability of securities dealers to make markets in relevant securities and loans;

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loan values relative to the value of the underlying real estate assets;

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default rates on the loans underlying our investments and the amount of the related losses and credit losses with respect to our investments;

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prepayment and repayment rates, delinquency rates and legislative/regulatory changes with respect to our investments and the timing and amount of servicer advances;

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the availability and cost of quality servicers and advance, recovery and recapture rates;

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competition;

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the actual and perceived state of the real estate markets, bond markets, market for dividend-paying stocks and public capital markets generally;

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uncertainty related to U.S. federal fiscal, tax, trade or regulatory policy;

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terrorism or cyber terrorism;

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unemployment rates; and

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the attractiveness of other types of investments relative to investments in real estate or REITs generally.

Additionally, these factors could result in a decline in AUM, lowering management fees and incentive income, an increase in the cost of financial instruments or executing transactions and lower or negative investment returns.
Changes in these factors are difficult to predict and a change in one factor can affect other factors. Further, at various points in time, increased default rates played a role in causing credit spreads to widen, reducing availability of credit on favorable terms, reducing liquidity and price transparency of assets, resulting in difficulty in obtaining accurate mark-to-market valuations and causing a negative perception of the state of the real estate markets and of REITs generally. Market conditions could be volatile or could deteriorate as a result of a variety of factors beyond our control with adverse effects to our financial condition.
Commercial real estate-related investments that are secured by commercial real property are subject to delinquency, foreclosure and loss, which could result in losses to Great Ajax.
Following the consummation of the Transaction and under Rithm’s management, Great Ajax expects to shift its strategic direction to include investing in mortgages, subordinated debt, preferred and other investments in commercial real estate. Commercial real estate debt instruments (e.g., mortgages and mezzanine loans) that are secured by commercial property are subject to risks of delinquency and foreclosure and risks of loss that are arguably greater than similar risks associated with a pool of loans secured by single-family residential properties. The ability of a borrower to repay a loan secured by an income-producing property is typically primarily dependent upon the successful operation of the property, rather than upon the existence of independent income or assets of the borrower. If the net operating income of the property is reduced, the borrower’s ability to repay the loan may be impaired.
Net operating income of an income producing property can be affected by, among other things: customer mix, success of customer businesses, property management decisions, property location and condition, competition from comparable types of properties, changes in laws that increase operating expenses or limit rents that may be charged, any need to address environmental contamination at the property, the occurrence of any uninsured casualty at the property, changes in national, regional or local economic conditions and/or specific industry segments, current and potential future capital markets uncertainty, declines in regional or local real estate values, declines in regional or local rental or occupancy rates, increases in interest rates, real estate tax rates and other operating expenses, changes in governmental rules, regulations and fiscal policies, including environmental legislation, natural disasters, terrorism, social unrest and civil disturbances.
In the event of the bankruptcy of a mortgage loan borrower, the mortgage loan to such borrower will be deemed to be secured only to the extent of the value of the underlying collateral at the time of bankruptcy (as determined by the bankruptcy court) and the lien securing the mortgage loan will be subject to the avoidance powers of the bankruptcy trustee or debtor-in-possession to the extent the lien is unenforceable under state law. Foreclosure of a mortgage loan can be an expensive and lengthy process, which could have a substantial adverse effect on our anticipated return on the foreclosed mortgage loan. In addition, if Great Ajax forecloses on a particular property, Great Ajax could become, as owner of the property, subject to liabilities associated with such property, including liabilities related to taxes and environmental matters. Moreover, in the event of any default under a mortgage loan held directly by Great Ajax, Great Ajax will bear a risk of loss of principal to the extent of any realized deficiency between the value of the collateral and the principal and accrued interest of the mortgage loan, which could have a material adverse effect on our cash flow and limit amounts available for distribution to Great Ajax’s stockholders.
In addition, Great Ajax may be exposed to the risk of judicial proceedings with borrowers and other entities Great Ajax invests in, including bankruptcy or other litigation, as a strategy to avoid foreclosure or enforcement of other rights by Great Ajax as a lender or investor. In the event that any of the properties or entities underlying or collateralizing our loans or investments experiences any of the foregoing events or occurrences, the value of, and return on, such investments could be reduced, which would adversely affect Great Ajax’s results of operations and financial condition.
Great Ajax expects to invest in commercial mortgage loans which are non-recourse in nature and include limited options for financial recovery in the event of default; an event of default may adversely affect our results of operations and financial condition.
Following the consummation of the Transaction and under Rithm’s management, Great Ajax expects to invest in commercial mortgage loans, including mezzanine loans and B-notes, which are secured by commercial or other properties and are subject to risks of delinquency and foreclosure and risks of loss. Commercial real estate loans are not fully amortizing, meaning that they may have a significant principal balance or balloon payment due on maturity. Full satisfaction of the balloon payment by a commercial borrower is heavily dependent on the availability of subsequent financing or a functioning sales market, as well as other factors such as the value of the property, the level of prevailing mortgage rates, the borrower’s equity in the property and the financial condition and operating history of the property and the borrower. In certain situations, and during periods of credit distress, the unavailability of real estate financing may lead to default by a commercial borrower. In addition, in the absence of any such takeout financing, the ability of a borrower to repay a loan secured by an income-producing property will depend upon the successful operation of such property rather than upon the existence of independent income or assets of the borrower. If the net operating income of the property is reduced, the borrower’s ability to repay the loan may be impaired. Furthermore, we may not have the same access to information in connection with investments in commercial mortgage loans, either when investigating a potential investment or after making an investment, as compared to publicly traded securities.
Commercial mortgage loans are usually non-recourse in nature. Therefore, if a commercial borrower defaults on the commercial mortgage loan, then the options for financial recovery are limited in nature. To the extent the underlying default rates with respect to the pool or tranche of commercial real estate loans in which we directly or indirectly invest increase, the performance of our investments related thereto may be adversely affected. Default rates and losses on commercial mortgage loans will be affected by a number of factors, including global, regional and local economic conditions in the area where the mortgage properties are located, the borrower’s equity in the mortgage property and the financial circumstances of the borrower. A continued decline in specific commercial real estate markets and property valuations may result in higher delinquencies and defaults and potentially foreclosures. In the event of default, the lender will have no right to assets beyond collateral attached to the commercial mortgage loan. The overall level of commercial mortgage loan defaults remains significant and market values of the underlying commercial real estate remain distressed in many cases. It has also become increasingly difficult for lenders to dispose of foreclosed commercial real estate without incurring substantial investment losses, ultimately leading to a decline in the value of such investments.
Investments in commercial real estate companies are subject to the specific risks relating to the particular company and to the general risks of investing in real estate-related loans and securities, which may result in significant losses.
Following the Transaction, Great Ajax may invest a portion of its assets in preferred and/or debt securities of commercial real estate operating or finance companies. These investments involve special risks relating to the particular company, including its financial condition, liquidity, results of operations, business and prospects. In particular, such debt securities are often non-collateralized and may also be subordinated to its other obligations. These investments also subject us to the risks inherent with real estate-related investments, including:
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risks of delinquency and foreclosure, and risks of loss in the event thereof;

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the dependence upon the successful operation of, and net income from, real property;

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risks generally incident to interests in real property; and

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risks specific to the type and use of a particular property.

These risks may adversely affect the value of our investments in commercial real estate operating and finance companies and the ability of the issuers thereof to make principal and interest payments in a timely manner, or at all, and could result in significant losses.
There are certain risks associated with the servicers of commercial real estate loans.
The exercise of remedies and successful realization of liquidation proceeds relating to commercial real estate loans may be highly dependent on the performance of the servicer or special servicer. The servicer may not be appropriately staffed or compensated to immediately address issues or concerns with the underlying loans. Such servicers may exit the business and need to be replaced, which could have a negative impact on the portfolio due to lack of focus during a transition. Special servicers frequently are affiliated with investors who have purchased the most subordinate bond classes, and certain servicing actions, such as a loan extension instead of forcing a borrower pay off, may benefit the subordinate bond classes more so than the senior bonds.. There may be a limited number of special servicers available, particularly those which do not have conflicts of interest. In addition, to the extent any such servicers fail to effectively perform their obligations pursuant to the applicable servicing agreements, such failure may adversely affect our investments.
There are certain risks associated with an investment in CMBS.
CMBS investments may be subject to interest shortfalls due to interest collected from the underlying loans not being sufficient to pay accrued interest to all of the MBS interest holders. Interest shortfalls to the CMBS trust will occur when the servicer does not advance full interest payments on defaulted loans. The servicer in a CMBS trust is required to advance monthly principal and interest payments due on a delinquent loan. Once a loan is delinquent for a period of time (generally 60 days), the servicer is required to obtain a new appraisal to determine the value of the property securing the loan. The servicer is only required to advance interest based on the lesser of the loan amount or 90%, generally, of the appraised value. Interest shortfalls occur when 90%, generally, of the appraised value is less than the loan amount and the servicer does not advance interest on the full loan amount. The resulting interest shortfalls impact interest payments on the most junior class in the trust first. As interest shortfalls increase, more senior classes may be impacted. Over time, senior classes may be reimbursed for accumulated shortfalls if the delinquent loans are resolved, but there is no guarantee that shortfalls will be collected. Interest shortfalls to the CMBS trust may also occur as a result of accumulated advances and expenses on defaulted loans. When a defaulted loan or foreclosed property is liquidated, the servicer will be reimbursed for accumulated advances and expenses prior to payments to CMBS bond holders. If proceeds are insufficient to reimburse the servicer or if a defaulted loan is modified and not foreclosed, the servicer is able to make a claim on interest payments that is senior to the bond holders to cover accumulated advances and expenses. If the claim is greater than interest collected on the loans, interest shortfalls could impact one or more bond classes in a CMBS trust until the servicer’s claim is satisfied.
Additionally, the real estate loans backing the CMBS and other investments may be subject to various laws enacted in the jurisdiction or state of the borrower for the protection of creditors. If an unpaid creditor files a lawsuit seeking payment, the court may invalidate all or part of the borrower’s debt as a fraudulent conveyance, subordinate such indebtedness to existing or future creditors of the borrower or recover amounts previously paid by the borrower in satisfaction of such indebtedness, based on certain tests for borrower insolvency and other facts and circumstances, which may vary by jurisdiction. There can be no assurance as to what standard a court would apply in order to determine whether the borrower was “insolvent” after giving effect to the incurrence of the indebtedness constituting the mortgage backing the CMBS and other investments, or that regardless of the method of valuation, a court would not determine that the borrower was “insolvent” after giving effect to such incurrence. In addition, in the event of the insolvency of a borrower, payments made on such mortgage loans could be subject to avoidance as a “preference” if made within a certain period of time (which may be as long as one year and one day) before insolvency.
Rithm’s failure to appropriately manage or address conflicts of interest could damage its and our reputation and adversely affect Great Ajax’s business, financial condition and results of operations.
As Rithm expands the scope of its business, it increasingly confronts potential conflicts of interest relating to its investment activities and its funds’ investment activities. Certain of its funds have overlapping investment objectives, and such investment objectives may additionally overlap with any investment objectives of Rithm or one of Rithm’s operating companies or the Company. Potential conflicts may arise with respect to Rithm’s decisions regarding how to allocate investment opportunities among Rithm, its funds and its various operating companies and affiliates, including the Company. For example, Rithm may allocate an investment opportunity that is appropriate for two or more investment funds in a manner that excludes one or more funds or results in a disproportionate allocation based on factors or criteria that Rithm determines, such as sourcing of the transaction, specific nature of the investment or size and type of the investment, among other factors. Additionally, a decision to acquire material non-public information about a company while pursuing an investment opportunity for a particular fund gives rise to a potential conflict of interest when it results in Rithm having to restrict the ability of other funds or various operating companies and affiliates to buy or sell securities in the public markets. There may be perceived conflicts of interest regarding investment decisions.
In addition, the challenge of allocating investment opportunities to certain funds may be exacerbated as Rithm expands its business to include more lines of business. Allocating investment opportunities appropriately frequently involves significant and subjective judgments. In addition, the perception of non-compliance with such requirements or policies could harm Rithm’s and our reputation with fund investors and our respective stockholders.
Rithm’s affiliates or portfolio companies may be service providers or counterparties to its funds or portfolio companies or the Company and receive fees or other compensation for services that are not shared with its fund investors. In such instances, Rithm may be incentivized to cause its funds or portfolio companies to purchase such services from its affiliates or portfolio companies rather than an unaffiliated service provider despite the fact that a third-party service provider could potentially provide higher quality services or offer them at a lower cost.
It is possible that actual, potential or perceived conflicts could give rise to investor dissatisfaction or litigation or regulatory enforcement actions. While Rithm believes Great Ajax has appropriate policies and procedures in place to manage conflicts of interest, this process is complex and difficult and Rithm’s and our reputation could be damaged if it fails, or appears to fail, to deal appropriately with one or more potential or actual conflicts of interest. Regulatory scrutiny of, or litigation in connection with, conflicts of interest would have a material adverse effect on Rithm’s and our reputation, which would materially adversely affect Great Ajax’s business, financial condition or results of operations in a number of ways, including an inability to raise additional funds and a reluctance of counterparties to do business with Great Ajax.
RCM GA or an affiliate will be required to register under the Investment Advisers Act and will be subject to regulation under that Act.
Upon registration as an investment adviser under the Investment Advisers Act, RCM GA or its applicable affiliate will become subject to various requirements under the Investment Advisers Act such as fiduciary duties to clients, anti-fraud provisions, substantive prohibitions and requirements, contractual and record-keeping requirements and administrative oversight by the SEC (primarily by inspection). In addition, if RCM GA or its applicable affiliate registers as an investment adviser under the Investment Advisers Act, it must continually address potential conflicts between its interests and those of its clients. Although Rithm expects to establish certain policies and procedures designed to mitigate conflicts of interest, there can be no assurance that these policies and procedures will be effective in doing so. It is possible that actual, potential or perceived conflicts of interest could give rise to investor dissatisfaction, litigation or regulatory enforcement actions. If RCM GA or its applicable affiliates are deemed to be out of compliance with any such rules and regulations, they may be subject to civil liability, criminal liability and/or regulatory sanctions.

KEY PARTIES TO THE TRANSACTION
Great Ajax Corp.
Great Ajax Corp. is a Maryland corporation that is organized and operated in a manner intended to allow it to qualify as a REIT. Great Ajax’s Common Stock is traded on the NYSE under the symbol “AJX.” Great Ajax’s principal executive offices are located at 13190 SW 68th Parkway, Suite 110, Tigard, Oregon, 97223, and its telephone number is (503) 505-5670. Great Ajax’s website is www.greatajax.com.
Rithm Capital Corp.
Rithm Capital Corp. is an investment manager that operates a vertically integrated mortgage platform and invests in real estate and related opportunities. Rithm Capital Corp.’s common stock is traded on the NYSE under the symbol “RITM.” Rithm’s principal executive offices are located at 799 Broadway, 8 Fl., New York, New York 10003, and its telephone number is (212) 850-7770. Rithm’s website is www.rithmcap.com.
For additional information, please see the items incorporated by reference, as detailed in the section entitled “Where You Can Find More Information and Incorporation by Reference” beginning on page 137 of the proxy statement.

THE TRANSACTION
The following is a summary of the material terms of the Transaction. This summary does not purport to be complete and may not contain all of the information about the Transaction that is important to you. The summary of the material terms of the Transaction below and elsewhere in this proxy statement is qualified in its entirety by reference to the principal Transaction documents referenced herein. You are urged to read this proxy statement and its annexes carefully and in its entirety for a more complete understanding of the Transaction.
Overview of the Transaction
Great Ajax Corp. is a Maryland corporation that is organized and operated in a manner intended to allow it to qualify as a REIT. Great Ajax is currently externally managed by the Current Manager. The Current Manager conducts all investment activities for Great Ajax and has great latitude in determining the types of assets that are appropriate investments.
The following summarizes the principal transaction agreements executed by the parties.
As announced in Great Ajax’s press release issued on February 26, 2024, Great Ajax entered into a series of agreements with Rithm, as part of a strategic transaction. The Proxy Statement describes each of these agreements below. Each agreement described below, as part of the Transaction, will enable Great Ajax to continue to operate and to shift its strategic direction and capitalize on commercial real estate investment opportunities. The principal agreements that are part of the transaction are filed in Great Ajax’s Current Report on Form 8-K filed on February 27, 2024, and are incorporated herein. The following summarizes the principal transaction agreements executed by the parties.
Credit Agreement
On February 26, 2024, Great Ajax entered into a Credit Agreement with NIC RMBS, as sole lender, administrative agent and collateral agent.
Pursuant to the Credit Agreement, Rithm provided Great Ajax with debt and equity capital in order for Great Ajax to, among other things, redeem its Convertible Senior Notes. The Credit Agreement provides, subject to certain conditions, for a delayed draw term loan facility, in an aggregate amount of up to $70.0 million (or such lesser amount as may be required to redeem the Convertible Senior Notes). The commitments under the term loan facility will be reduced by the net proceeds of certain asset sales, certain equity issuances and certain securities financings. The capital amount was provided in the form of (i) the Facility and (ii) an equity investment of Common Stock in an amount equal to $14 million.
The Facility matures on February 25, 2025. Outstanding loans under the Facility will accrue interest at a rate equal to 10.00% per annum. The obligations of the Company under the Credit Agreement are guaranteed by substantially all of the Company’s subsidiaries (other than subsidiaries that are structured as special purpose subsidiaries in connection with asset-based financing transactions) and are secured by a first-priority lien on substantially all of the assets of the Company and such subsidiaries.
The Credit Agreement contains customary conditions, representations and warranties, affirmative and negative covenants and events of default. The covenants include certain financial covenants requiring Great Ajax to maintain compliance with (i) a quarterly minimum net asset value covenant set at the sum of $240 million plus 65% of the positive net equity capital activity of Great Ajax, (ii) a quarterly minimum ratio covenant of Great Ajax’s unencumbered assets to the sum of the aggregate principal amount of the loans outstanding under the Facility and of the outstanding indebtedness under the Operating Partnership’s 8.875% senior notes due 2027 set at 1.6:1.0, (iii) a quarterly maximum ratio covenant of Great Ajax’s consolidated recourse indebtedness to its equity interests set at 4.0:1.0, (iv) a quarterly minimum liquidity covenant of $30 million and (v) a maximum ratio covenant of (i) the aggregate principal amount of the loans outstanding under the Facility to (ii) the difference between (a) the fair market value of the assets of Great Ajax and its consolidated subsidiaries minus (b) the aggregate liabilities of Great Ajax and its consolidated subsidiaries of 1.0:1.0.

As previously disclosed, in connection with Great Ajax’s prior terminated strategic transaction, the Great Ajax Board regularly evaluates and considers Great Ajax’s strategic direction and objectives, succession plans and its ongoing business with a view to maximizing long-term value for Stockholders. Given that Great Ajax was facing the maturity of the Convertible Senior Notes, Great Ajax determined that it did not have sufficient cash on hand to repay the notes without undertaking additional asset sales or undertaking other alternatives. Great Ajax has continued to incur operating losses, and its ability to execute asset sales was constrained by its requirement to meet the covenant requirements in its various lending facilities. As a result, Great Ajax, the Great Ajax Special Committee, and the Great Ajax Board considered the various alternatives available to them, including the proposed entry into the Credit Agreement with NIC RMBS, as well as a possible liquidation. The Great Ajax Special Committee, following due consideration and receipt of an opinion from its financial adviser, recommended to the Great Ajax Board, that it proceed with the Transaction. The Great Ajax Board, following its consideration and receipt of an opinion from its financial adviser, determined that the Transaction was in the best interests of Great Ajax and of the Stockholders.
Through entering the Credit Agreement with NIC RMBS, Great Ajax will be able to repay the Convertible Senior Notes and be able to continue to operate as a going concern.
Should the Transaction proceed, Great Ajax’s Stockholders will have an opportunity to benefit from a shift in Great Ajax’s direction. Great Ajax will move to capitalize on commercial real estate investment opportunities. Furthermore, the Credit Agreement would simplify Great Ajax’s capital structure and reduce liability on Great Ajax’s balance sheet by providing liquidity and capital to repay the Convertible Senior Notes.
Warrant Agreement
Pursuant to the Securities Purchase Agreement, Great Ajax, on February 26, 2024, agreed to issue to Rithm a number of five-year Warrants representing the right to purchase the Warrant Shares at an exercise price per Warrant Share of $5.36 which is equal to a 10.00% premium to the trailing five-day average closing price of the Common Stock on the NYSE as of February 26, 2024. The number of Warrant Shares for which the Warrants may be exercised will equal the greater of 50% of (i) the amount drawn under the Facility and (ii) $35 million, in each case, divided by the exercise price per share.
In connection with the Warrant Issuance, Great Ajax will enter into the Warrant Agreement with Equiniti as the Warrant Agent, in the form attached to the Securities Purchase Agreement, pursuant to which the Warrant Agent agreed to act as the warrant agent in connection with, among other things, the issuance, registration, transfer and exercise of the Warrants. The Warrant Agreement includes a form of Warrant setting forth the number of Warrants to be held by the Holder (as defined in the Warrant Agreement) and the terms and conditions applicable to such Warrants.
The Warrants are exercisable on the earlier of (i) the declaration of effectiveness of a resale registration statement (described below) relating to the Warrant Shares and (ii) August 26, 2024. The number of Warrant Shares issuable upon exercise of the Warrants is limited to 19.99% of the then-current outstanding Common Stock, unless and until such exercise is approved by the Stockholders. If approval of the Stockholders regarding the transactions (as described below) is not obtained, any Warrants issued and outstanding will be repurchased by Great Ajax at a value agreed upon by an independent third-party valuation expert.
Management Agreement
On February 26, 2024, Great Ajax issued a termination notice to its Current Manager. Great Ajax is expected to pay the Current Manager the contractually stipulated termination fee in Common Stock. Subject to the approval of the Management Proposal, Great Ajax and the Operating Partnership will enter into the Rithm Management Agreement with RCM GA in the form agreed upon with RCM GA.
With the replacement of the Current Manager with RCM GA, Great Ajax’s Stockholders will have an opportunity to benefit from a shift in Great Ajax’s strategic direction. Great Ajax will move to capitalize on commercial real estate investment opportunities. Great Ajax will be managed by an affiliate of Rithm, which has an experienced team with a well-recognized track record of success in real estate investments.

Furthermore, under the Rithm Management Agreement, the new manager does not have the ability to receive Common Stock as payment for management fees due thereunder, thus its compensation will not dilute Great Ajax’s Stockholders.
The Rithm Management Agreement provides for certain changes as compared to the Current Management Agreement, including the payment of both a base management fee and an incentive fee to RCM GA.
The principal changes to the fee provisions and certain other changes are summarized in the table below, which does not purport to be a complete summary of the Rithm Management Agreement.
Provision:	Current Manager	RCM GA
Base Management Fee	The base management fee is equal to 1.5% of the Great Ajax consolidated stockholders’ equity per annum. The fee is calculated and payable quarterly in arrears for each quarter that the management agreement is in effect.	The base management fee and timing for payment are the same but the fee is payable only in cash. Retained earnings is netted out of the stockholders’ equity calculation, if negative, and is fixed as of the quarter immediately preceding the change in control.
Incentive Fee
Payable in Common Stock and calculated as follows:
20% of the dollar amount by which the sum of (A), (B) and (C) below exceeds the product of (1) the average book value per share of the Common Stock during each such quarter and (2) 8%.
(A)   the aggregate cash dividends (on a per share basis), if any, declared out of the REIT taxable income of Great Ajax by the Great Ajax Board payable to the holders of Common Stock annualized in respect of such calendar quarter;
(B)   distributions (on a per unit basis), if any, declared out of the REIT taxable income of the Operating Partnership (without duplication) by the Operating Partnership payable to holders of units of limited partnership of the Operating Partnership (other than any OP Units held by Great Ajax as a limited partner) annualized in respect of such calendar quarter; and
(C)   the increase in the book value per share of the Common Stock from the beginning of each such quarter to the end of each such quarter
No Incentive Fee will be payable to

Payable only in cash.
Deleted payment of Incentive Fee based on changes in book value:   20% of the dollar amount by which (i) Earnings Available for Distribution (as defined in the Rithm Management Agreement) exceeds the product of (A) the average common book value per share of the Common Stock during the applicable calendar quarter and (B) 8%.
Adjustments to “Core Earnings” requirement:
1.
Changed from 8 to 4 quarters.

2.
Added a “Reset Date” mechanic. Core Earnings (now called “Earnings Available for Distribution”) reset on the completion of every fourth quarter.

3.
Added transaction and deal expenses and depreciation and amortization (as non-cash items) to the list of items excluded from “Core Earnings.”

Provision:	Current Manager	RCM GA
the Manager with respect to any period unless Great Ajax’s cumulative Core Earnings is greater than zero for the most recently completed eight calendar quarters.
Definition of “Real Estate Assets”
“Real Estate Assets” shall include the following assets:
(a)   re-performing, sub-performing, non-performing and, as appropriate, performing residential mortgage loans on single-family homes, smaller multi-family residential properties, or mixed use retail/residential properties,
(b)   re-performing, sub-performing, non-performing and, as appropriate, performing small balance commercial mortgage loans,
(c)   residential mortgage-backed securities resulting from securitizations undertaken by Great Ajax or its affiliates,
(d)   single-family homes, smaller multi-family residential properties and smaller mixed use retail/residential properties for sale or rent,
(e)   mortgage servicing rights, and
(f)   any other assets or investments as may be directed by the Great Ajax Board.
Expanded the definition of “Real Estate Assets” to include, among other things, commercial real estate-related investments, REITs/investments therein, real estate assets generally and businesses engaged in the origination, servicing, ownership and management of commercial or residential real estate loans, properties and assets.
Termination Fee	2x combined Base Management Fees and Incentive Fees earned during the 12-month period prior to termination	3x combined Base Management Fees and Incentive Fees earned during the 12-month period prior to termination and the higher of (i) three times the Incentive Fees earned by the Manager during the same period and (ii) the total amount of Incentive Fee the Manager would have earned based on the total unrealized gain calculated as of the end of the most recently completed fiscal quarter prior to the date of termination.
Servicer	Manager required to oversee Gregory and Gregory’s business	Deleted obligation for the Manager to oversee the Servicer and the Servicer’s business.
Non-Compete	Manager and employees may not	Removed non-compete clause.

Provision:	Current Manager	RCM GA
engage in any such business or provide such services to any other entity that invests in the asset classes in which Great Ajax intends to invest under certain circumstances.
Reimbursement:	Company shall pay all of its costs and expenses and shall reimburse the Manager (to the extent incurred by the Manager) on a monthly basis for third party out-of-pocket costs and expenses of providing services under Agreement.	Kept current provision but expanded express expense reimbursement obligations to include, among other things, costs of attending Company board meetings, securityholder communications, market information systems and publications, litigation and settlements, office management and the acquisition, ownership and management of Real Estate Assets.
Indemnification	Standard indemnification of the Manager and relevant indemnified parties in connection with performance of duties or obligations in connection with the management of Ajax	Added limitation of Manager’s and relevant indemnified parties’ liability (in the case of willful misconduct, bad faith or gross negligence) equal to the amount of all fees actually received by the Manager under the Rithm Management Agreement.
Securities Purchase Agreement
Great Ajax, the Operating Partnership, the Current Manager and Rithm entered into the Securities Purchase Agreement, pursuant to which Great Ajax, in a private placement made in reliance on the exemption from the registration requirement of the Securities Act, afforded by Section 4(a)(2) of the Securities Act, agreed to issue and sell (as applicable), to Rithm or its designated affiliate, (i) shares of Common Stock, at a purchase price per share of $4.87, which represents the trailing five-day average closing price of the Common Stock on the NYSE as of the date of the Securities Purchase Agreement, for gross proceeds of approximately $14 million, and (ii) the Warrants on the terms described above. The closing of the Securities Purchase Agreement is subject to various closing conditions.
The Shares to be purchased pursuant to the Private Placement will be issued following receipt of approval of the Stockholders of the Issuance Proposal and the satisfaction of certain other closing conditions described in the Securities Purchase Agreement. Great Ajax expects to use the net proceeds from the Private Placement towards repayment of any amounts borrowed under the Facility and/or redemption of the Convertible Senior Notes.
Registration Rights Agreements
In connection with the Warrant Issuance and the Private Placement, Great Ajax agreed to enter the Registration Rights Agreement with Rithm, pursuant to which Great Ajax agrees to use commercially reasonable efforts to prepare and file a shelf registration statement with the SEC to register for resale the Shares and the Warrant Shares as soon as practicable, and to use commercially reasonable efforts to cause the SEC to declare the registration statement effective as soon as practicable.
The Registration Rights Agreement also includes customary piggyback registration and demand underwritten offering rights with respect to the resale from time to time by Rithm or the applicable holder of the Shares or the Warrant Shares.
In connection with the termination of the Current Manager, and pursuant to the Termination and Release Agreement, which will be entered into by and among Great Ajax, the Operating Partnership, the Current Manager, Aspen Yo and Rithm, if the Stockholders approve the Management Proposal, Great Ajax will use commercially reasonable efforts to prepare and file a registration statement to permit the resale of the Common Stock issued to the Current Manager.
Exchange Agreements
Concurrently with the execution of the Credit Agreement on February 26, 2024, Great Ajax, the Operating Partnership and the Current Manager entered into Exchange Agreements with the holders of Great Ajax’s outstanding Preferred Stock and Great Ajax’s outstanding warrants. Pursuant to the Exchange Agreements, the Exchanging Investors exchanged, or agreed to exchange, as applicable, with Great Ajax their respective Exchanged Securities for an aggregate of 12,046,222 shares of Common Stock, in accordance with the Exchanged Securities’ terms. The Exchange is not conditioned upon the consummation of the Transaction.
Prior to the Exchange, Great Ajax had two series of Preferred Stock outstanding, which accrued cash dividends, as well as corresponding warrants held by the holders of Preferred Stock. The warrants allowed the holders to sell the warrants back to Great Ajax at a specified put price. As a result, Great Ajax was required to record the warrants as a put option liability on our financial statements due to the holder’s ability to put the warrants back to Great Ajax for settlement in Common Stock or cash. The put option accrued at a rate of 10.75% for the Series A Preferred Stock warrants and 13.00% for the Series B Preferred Stock warrants. Those rates were determined by subtracting the dividend rate on the preferred stock from 18.00%. By issuing Common Stock in exchange for the Preferred Stock and related warrants, Great Ajax no longer needs to pay the cash dividends accruing under the Preferred Stock or record the warrants as a liability on our financial statements (an aggregate of 18.00%). Great Ajax believes that it is in the best interests of the Stockholders to simplify Great Ajax’s capital structure by retiring the Preferred Stock and related warrants, reduce Great Ajax’s dividend obligations in relation to the Preferred Stock and settle Great Ajax’s warrant obligations by exchanging these securities for shares of Common Stock without making any cash payment (excluding a de minimis cash payment associated with fractional shares). Consummating the Exchange is also a condition to consummating the Securities Purchase Agreement with Rithm. The Exchanging Investors have already exchanged, or agreed to exchange, with Great Ajax their respective Exchanged Securities for an aggregate of 12,046,222 shares of Common Stock of which 2,581,694 shares of Common Stock will only be issued following the receipt of the approval of Great Ajax’s Stockholders removing the 19.99% cap imposed by NYSE rules. The Exchange used a price of $4.87 per share of Common Stock to determine the number of shares of Common Stock to be issued in exchange for the Preferred Stock, which was the trailing five-day average closing price of the Common Stock on the NYSE as of the date of the signing of the Securities Purchase Agreement and the Exchange Agreements. For determining the number of shares of the Common Stock to be issued in exchange for the existing warrants, the Exchange used a price of $4.70 per share of Common Stock, which was the trailing ten-day volume weighted average price of the Common Stock on the NYSE as of the date of the signing of the Securities Purchase Agreement and the Exchange Agreements.
Because the Exchange was an exchange of securities and not a “sale” of securities for cash, even though the terms of the Exchange were at market and the participants in the Exchange were not related parties, Rule 312.03 of the NYSE, unlike the Nasdaq rules, imposes a 19.99% cap on issuances of Common Stock without stockholder approval in an exchange offer. As a result, 2,581,694 of such shares of Common Stock subject to the Exchange may only be issued by Great Ajax following the receipt of the approval by the Stockholders of the Issuance Proposal at the Meeting. The issuance of Common Stock in the Exchange is made in reliance on the exemption from the registration requirements of the Securities Act, afforded by Section 3(a)(9) of the Securities Act.
Stockholder Approval and Support Agreements
Several of the transactions and the agreements described above require the approval of the Stockholders before the transactions may be completed. On February 26, 2024, Great Ajax entered into Support Agreements with its directors, executive officers and certain institutional stockholders, that, after giving effect to the Exchange, will hold 44% of the outstanding shares of Common Stock of Great Ajax (prior to giving effect to the Exchange Proposal), pursuant to which such Stockholders have agreed to support the transactions described above. Additional institutional Stockholders have expressed support for the Transaction but, as a matter of policy, may not enter into formal or contractual support agreements.

Background of the Transaction
The following chronology summarizes the key meetings and events that led to the signing of the principal agreements in the Transaction.
The following chronology does not purport to catalogue every such meeting or event, or every conversation among the Great Ajax Board, the Great Ajax Special Committee, the members of Great Ajax’s management, the members of Rithm’s management or representatives of Great Ajax, Rithm or any other parties.
Overview
The Great Ajax Board regularly evaluates and considers Great Ajax’s strategic direction and objectives, succession plans and its ongoing business with a view to maximizing long-term value for Great Ajax stockholders. In this context, Great Ajax from time to time has considered potential monetization opportunities related to its interests in an affiliated REIT, Gaea, and in its affiliated servicer, Gregory. Great Ajax also regularly considers capital raising alternatives, including potential equity, equity-linked, and debt offerings, as well as securitization transactions and joint ventures. Great Ajax and the Great Ajax Board have closely monitored market conditions, including the widening of securitization bond spreads, interest rate volatility, the diminished supply of residential loans, and slowing prepayment rates that have extended loan duration and their potential effects on Great Ajax. As a result of interest rate movements, concerns regarding additional interest rate movements, equity market volatility, disruptions in the mortgage markets and related factors, Great Ajax engaged Piper Sandler as its financial adviser and considered various potential strategic transactions with third parties intended to mitigate operating losses, potentially address Great Ajax’s upcoming debt maturity, and enhance stockholder value. The Great Ajax Board reviewed specific asset sales, although these were weighed against covenant maintenance constraints, liquidity requirements, and adverse tax outcomes. As part of these discussions, Great Ajax’s management held many meetings arranged by Piper Sandler with private equity investors, private credit funds, insurance related entities, and strategic sector investors. A number of these discussions related to potential investments in, or transactions involving, Gaea and/or Gregory in addition to Great Ajax.
During the course of these discussions, several parties held meetings with Great Ajax’s management and conducted diligence sessions. Lawrence Mendelsohn also was approached by another investment bank with an inquiry from a public residential mortgage REIT related to their interest in Gregory. In early March 2023, Mr. Mendelsohn had a meeting with the management team of this public residential mortgage REIT to discuss their potential interest and, during the meeting, they expressed interest in a broader transaction that might involve Great Ajax. However, ultimately these discussions did not advance because the public residential mortgage REIT was undergoing its own management transitions. Great Ajax also was approached through a banker with an inquiry from a private mortgage REIT. A nondisclosure agreement, which did not contain a standstill, was entered into in April 2023 with this private mortgage REIT relating to Gregory; however, discussions did not advance following execution of the agreement. Additionally, Great Ajax was approached through an investment bank by a public mortgage REIT with a request for a meeting; however, the meeting was unable to be scheduled prior to the EFC meetings described below having taken place.
Ellington Financial
As a result of Great Ajax’s ongoing conversations with multiple parties, and through Piper Sandler’s introduction, on May 22, 2023, principals of Great Ajax met with principals of EFC. EFC already had a relationship with Great Ajax given that funds affiliated with EFC participated in a mortgage loan joint venture with Great Ajax and other financial investors. On Great Ajax’s behalf, Piper Sandler discussed with EFC a potential strategic opportunity involving Great Ajax. On May 19, 2023, Great Ajax and EFC executed a mutual non-disclosure agreement. The non-disclosure agreement did not include a standstill provision, other than a provision prohibiting each party from engaging in purchase or sale transactions in the securities of the other party and its publicly held affiliates until August 19, 2023. As previously disclosed, Great Ajax and EFC continued their discussions regarding a merger transaction, which was structured as a stock transaction. The parties negotiated and executed a merger agreement on June 30, 2023. On July 3, 2023, EFC and Great Ajax issued a joint press release announcing the execution of the merger agreement and filed their respective Current Reports on Form 8-K, and EFC filed its investor presentation.

After the execution of the merger agreement, EFC, Great Ajax, and their respective counsels cooperated in the preparation of a registration statement on a Form S-4 (the “EFC S-4”) which included a proxy statement from Great Ajax to its stockholders (the “EFC Merger Proxy Statement”). On August 2, 2023, EFC filed the EFC S-4 with the SEC, which included the EFC Merger Proxy Statement. On August 4, 2023, the SEC communicated to EFC that it would not review the EFC S-4 or EFC Merger Proxy Statement. Thereafter, there were various delays associated with the EFC Merger Proxy Statement and on October 20, 2023, Great Ajax and EFC mutually terminated the merger agreement. The termination was approved by the Great Ajax Board and the EFC board of directors after careful consideration of the proposed merger and the progress made toward completing the transaction. In connection with the termination, EFC paid Great Ajax $16.00 million, $5.00 million of which was paid in cash, and $11.00 million of which was paid in cash as consideration for approximately 1,666,666 shares of Great Ajax Common Stock, purchased at $6.60 per share, based on the exchange ratio in the merger agreement.
The Great Ajax Special Committee
Directors and executive officers of Great Ajax had or have interests in the merger agreement with EFC and the Transaction, that may differ from, or be in addition to, the interests of Stockholders generally and that may present actual or potential conflicts of interests.
Three of the members of the Great Ajax Board, Lawrence A. Mendelsohn, Russell A. Schaub and Steven L. Begleiter, indirectly own interests in the Current Manager, and, therefore, will receive a portion of the termination fee paid to the Current Manager. The parties have agreed that the termination fee will be paid mostly in shares of Common Stock and in a limited amount of cash solely to pay out-of-pocket costs associated with severance and lease termination and wind down costs, in order to minimize Great Ajax’s use of cash and in order to align the interests of the exiting Current Manager owners and those of the Stockholders.
Prior to the Exchange, Flexpoint was a minority holder of the Preferred Stock and the corresponding warrants. However, the other holders of Preferred Stock together controlled the Preferred Stock, holding an aggregate of approximately 74% of the outstanding Preferred Stock prior to the Exchange, and had the ability to force an exchange for Common Stock without Flexpoint’s consent, since Flexpoint only held approximately 26% of the outstanding Preferred Stock prior to the Exchange. An employee of Flexpoint, Steven L. Begleiter, is a director of Great Ajax. The Exchange was completed in accordance with the terms of each of the Exchanged Securities.
Considering these interests, during the negotiations with EFC, the Great Ajax Board formed the Great Ajax Special Committee, comprised solely of independent, disinterested directors, which engaged a financial adviser and counsel. The EFC merger agreement and the Transaction were approved by the Great Ajax Special Committee, The Great Ajax Special Committee recommended the EFC merger agreement and the Transaction to the Great Ajax Board for its approval and the Transaction (like the EFC merger agreement) was approved by the Great Ajax Board, including all of the independent, disinterested directors of the Great Ajax Board.
Review of Strategic Alternatives
Following the termination of the merger agreement, on October 23, 2023, Great Ajax management and representatives of Piper Sandler discussed the terms of an engagement letter with respect to continuing Piper Sandler’s engagement as Great Ajax’s financial adviser, with a revised mandate, to assist Great Ajax with a broader review of strategic opportunities.
Great Ajax’s need to execute a strategic transaction in the short term after the termination of the merger agreement with EFC was driven by generally unfavorable market considerations, adverse developments in the mortgage REIT sector, and concerns specific to Great Ajax. Given an increasing and higher interest rate environment amongst other adverse developments, market conditions have been challenging for most mortgage REITs during the past several years. Average returns among Great Ajax peers declined approximately 34.9% between January 2021 and January 2024. Peer mortgage REITs have suffered significant stock price losses and cut their dividends by more than 20% on average. Achieving meaningful dividend yields in recent years has been financially challenging for most mortgage REITs, especially smaller mortgage REITs like Great Ajax.
Great Ajax expects to continue to incur increasing and significant consolidated net losses from its mortgage asset holdings. First, increasing interest rates have had, and are expected to continue to have, significant negative effects on Great Ajax’s loan assets as the extended duration reduces the yield and fair value of the loan assets and increases Great Ajax’s borrowing costs. Increases in interest rates, the interrelationships between various rates and interest rate volatility have had, and are expected to continue to have, negative effects on Great Ajax’s earnings. Second, increases in home prices and higher mortgage rates have triggered significant NPL borrower re-performance, which extends the duration and lowers the loan value in such higher interest rate environments. Third, acquisitions of RPLs have generally been lower recently primarily due to reduced supply and unfavorable market conditions. In light of current market conditions and certain financial challenges, including the significant losses Great Ajax has incurred to date and upcoming debt maturity discussed below, Great Ajax does not expect to be in a position to make a significant number of new acquisitions in the near future. Currently, there is also substantial uncertainty in the securitization markets which has limited Great Ajax’s access to financing and strained its liquidity.
In addition, the Convertible Senior Notes had an outstanding principal balance of $103.5 million as of December 31, 2023 and mature on April 30, 2024. In order to partially satisfy the upcoming maturity, during the quarter ended December 31, 2023, Great Ajax evaluated its loan portfolio for potential asset sales and began actively marketing a pool of NPLs. Final bids were received in January 2024, and the loan sale (as described in more detail below) is expected to close in the second quarter of 2024. Great Ajax has limited flexibility with respect to asset sales given its financings are largely repurchase facilities that are collateralized. In addition, Great Ajax is subject to a number of ongoing financial covenants, both in its secured and its unsecured debt obligations. Under the indenture related to the Operating Partnership’s senior notes, which Great Ajax guarantees, on the last day of each fiscal quarter Great Ajax is required to maintain (i) a net asset value equal to or greater than $240.00 million plus the greater of zero and 65% of its net equity capital activity, (ii) a ratio of adjusted unencumbered assets equal to or greater than 1.6 to 1.0, (iii) a ratio of Consolidated Recourse Indebtedness (as defined in the indenture) to stockholders’ equity of less than 4.00 to 1.00, and (iv) a minimum liquidity of $30.00 million. The repurchase facilities which Great Ajax guarantees similarly impose obligations regarding minimum net asset value ranging between $100.00 million and $300.00 million, with some requiring the minimum maintained at all times, rather than only at the end of each fiscal quarter. The repurchase facilities also require Great Ajax to have at all times a leverage ratio (defined similarly to the indenture’s ratio of Consolidated Recourse Indebtedness to its stockholders’ equity) of 4.0 to 1.0, and to maintain liquidity at all times of the greater of $25.00 million and 5% of Great Ajax’s aggregate amount of mark-to-market indebtedness.
Great Ajax also was concerned that its financial statements for the year ended December 31, 2023 would be required to include a going concern qualification. The inclusion of a going concern qualification, in turn, would have had a material and adverse impact on Great Ajax potentially leading to its repurchase and other financing counterparties imposing additional collateral requirements or withdrawing their liquidity and adversely impacting any remaining financing options for Great Ajax.
In connection with establishing a virtual due diligence data room, representatives of Piper Sandler provided a due diligence request list to Great Ajax and Mayer Brown. Great Ajax, with the assistance of representatives of Piper Sandler and Mayer Brown, assembled the requested diligence materials in short order.
Beginning on October 24, 2023, Piper Sandler, at the direction of the Great Ajax Board, contacted over 20 potential counterparties (including Rithm) to gauge their interest in a strategic transaction involving Great Ajax and/or its affiliates, 19 of which (including Rithm) entered into non-disclosure agreements with Great Ajax and received access to the virtual due diligence data room for purposes of submitting a non-binding proposal. Except for the entities described below, none of the other parties executing non-disclosure agreements engaged in material discussions with Great Ajax about a potential transaction.
On October 24, 2023, Great Ajax and Company A entered into a mutual non-disclosure agreement. The non-disclosure agreement did not include a standstill provision, other than a provision prohibiting each party from engaging in purchase or sale transactions in the securities of the other party and its publicly held affiliates until April 24, 2024.
On October 24, 2023, the Great Ajax Board convened for an in-person meeting. All of the members of the Great Ajax Board were in attendance. Also attending, at the invitation of the Great Ajax Board, were Great Ajax’s Chief Financial Officer, Great Ajax’s Secretary and a representative of Mayer Brown. The Great Ajax Board discussed the termination of the merger agreement with EFC, and Mr. Mendelsohn updated the Great Ajax Board regarding Company A’s entrance into a mutual non-disclosure agreement with Great Ajax. The Great Ajax Board then discussed the engagement of Piper Sandler in relation to the strategic transaction evaluation, the outstanding warrants and the upcoming maturity of the Convertible Senior Notes, and the possibility of liquidation if in the best interests of Great Ajax and the Great Ajax Stockholders. The Great Ajax Board then requested Great Ajax’s management to prepare a more detailed plan about Great Ajax’s options, including liquidation and asset sales, a path towards repayment of the Convertible Senior Notes, and an analysis of Great Ajax’s ability to comply with its financial covenants following various asset sale alternatives.
On October 25, 2023, Great Ajax and Company B entered into a non-disclosure agreement. The non-disclosure agreement did not include a standstill provision, other than a provision prohibiting Company B from engaging in purchase or sale transactions in the securities of Great Ajax and its publicly held affiliates until April 25, 2024.
Also on October 25, 2023, representatives of Company A, Great Ajax management and Piper Sandler met at Piper Sandler’s offices for a two-hour management meeting.
Additionally on October 25, 2023, representatives of Piper Sandler and Mayer Brown and Mr. Mendelsohn held a preliminary video meeting with Rithm’s management to discuss the potential of a transaction between the companies.
On October 26, 2023, Rithm and Great Ajax entered into a non-disclosure agreement. The non-disclosure agreement did not include a standstill provision, other than a provision prohibiting each party from engaging in purchase or sale transactions in the securities of the other party and its publicly held affiliates until April 23, 2024.
On October 27, 2023, Piper Sandler opened the virtual due diligence data room, and Company A, Company B and Rithm were granted access to the virtual due diligence data room.
On October 30, 2023, the Great Ajax Board convened for a telephonic meeting. Also attending, at the invitation of the Great Ajax Board, were Great Ajax’s Chief Financial Officer, Great Ajax’s Secretary and a representative of Flexpoint. Flexpoint, through one of its entities is one of the members of the Current Manager, a holder of a portion of the Preferred Stock and existing warrants and an employer of one of the directors of Great Ajax. The Great Ajax Board discussed and approved a lower $0.11 per share cash dividend (a 45% reduction from the prior quarter) in order to focus on Great Ajax’s book value and maximizing stockholder value overall. Great Ajax’s Chief Financial Officer reported that she was working on the liquidation analysis requested by the Great Ajax Board. Mr. Mendelsohn reported that Rithm and Company A seemed engaged in the strategic transaction process. Mr. Mendelsohn also reported that Great Ajax had prepared loan tapes and was considering which loans to show to rating agencies and sell.
On October 31, 2023, representatives of Piper Sandler and Rithm held a telephonic meeting in relation to the structure of a potential transaction involving Rithm and Great Ajax.
Also on October 31, 2023, Great Ajax and Company C entered into a non-disclosure agreement. The non-disclosure agreement did not include a standstill provision, other than a provision prohibiting Company C from engaging in purchase or sale transactions in the securities of Great Ajax and its publicly held affiliates until the earliest of several events, one of which occurred at the signing of the Transaction.
On November 1, 2023, after negotiations, exchanging drafts, consultation, and approval by the Great Ajax Board, Great Ajax executed a letter agreement engaging Piper Sandler to act as its exclusive financial adviser, as discussed above.

Great Ajax announced in a press release dated November 2, 2023 that the Great Ajax Board had authorized it to commence a review of strategic alternatives and that the Great Ajax Board engaged Piper Sandler as financial adviser to assist Great Ajax with a thorough evaluation of strategic alternatives, including, but not limited to, other strategic transactions, potential capital injections involving Great Ajax and/or its affiliates, other monetization opportunities involving Great Ajax and/or its affiliates, specific asset sales or other opportunities.
On November 3, 2023, representatives of Rithm requested additional information from Great Ajax and Piper Sandler regarding the fair market value of Great Ajax’s assets, which Piper Sandler shared within the following few days.
Also on November 3, 2023, Great Ajax and Company D entered into a non-disclosure agreement. The non-disclosure agreement did not include a standstill provision, other than a provision prohibiting Company D from engaging in purchase or sale transactions in the securities of Great Ajax and its publicly held affiliates until the earliest of several events, one of which occurred at the signing of the Transaction.
On November 6, 2023, the Great Ajax Board convened for a telephonic meeting. All of the members of the Great Ajax Board were in attendance. Also attending, at the invitation of the Great Ajax Board, were Great Ajax’s Chief Financial Officer, Great Ajax’s Secretary, and a representative of Flexpoint. Mr. Mendelsohn reported on the status of potential loan sales. Great Ajax was preparing two loan tapes, a pool of approximately $75.00 million of NPLs that Mr. Mendelsohn noted he expected to sell in the mid-90s, followed by a loan pool of approximately $80.00 million of RPLs to be marketed by Nomura. Mr. Mendelsohn further noted that the NPL sale was likely to close in the first few weeks of January 2024. The Great Ajax Board then discussed the cash expected to be generated through the loan sales. Mr. Mendelsohn then updated the Great Ajax Board about various potential parties interested in a strategic transaction, some of which executed non-disclosure agreements with Great Ajax, and provided the Great Ajax Board with details about Great Ajax management and Piper Sandler’s discussions with Rithm. Mr. Mendelsohn also shared that the largest owner of the Convertible Senior Notes had reached out to various board members, offering to sell the Convertible Senior Notes at a discount.
Also on November 6, 2023, upon the request of Company C and Company D, Mayer Brown, acting on behalf of Great Ajax, granted Company C and Company D waivers from certain sections of their respective non-disclosure agreements, allowing them to cooperate regarding a potential joint proposal and share confidential information with each other.
On November 7, 2023, representatives of Rithm, Piper Sandler and Great Ajax’s management held a telephonic meeting regarding the financial condition of the Current Manager and valuation issues relating to Great Ajax’s loan assets.
On November 8, 2023, representatives of Company A held a telephonic meeting with Piper Sandler and requested additional information regarding Great Ajax’s loan portfolio, which Great Ajax provided shortly thereafter.
On November 13, 2023, representatives of Company A met with a potential financial adviser.
On November 13, 2023, representatives of Great Ajax’s management and representatives of Company A’s management held a telephonic meeting to discuss a potential transaction.
On November 13, 2023, representatives of Company B held a telephonic meeting with representatives of Piper Sandler.
On November 14, 2023, in response to the Great Ajax Board request that management assess Great Ajax’s portfolio in the context of a liquidation and dissolution, Great Ajax’s Maryland counsel provided management with a memorandum regarding liquidation and dissolution steps in order to provide context for how Great Ajax might evaluate this alternative, including, but not limited to, the steps to maintain REIT status during the liquidation process.
On November 15, 2023, Mr. Mendelsohn held a telephonic meeting with the chief executive officer of Company A about Great Ajax’s securitization joint ventures.

On November 15, 2023, representatives of Rithm, Piper Sandler and Great Ajax’s management, including the chief executive officer of Rithm, held a telephonic meeting to discuss Rithm’s potential proposal, focusing on a transaction involving the contribution of a portfolio of Rithm’s assets. Following the call that same day, Piper Sandler sent various Great Ajax loan valuations to Rithm in connection with their review of Great Ajax.
On November 20, 2023, the Great Ajax Special Committee held a video meeting, attended by all of the members of the Great Ajax Special Committee. Also in attendance, at the invitation of the Great Ajax Special Committee, were representatives of Sheppard Mullin and Great Ajax’s Secretary. Paul Friedman, the lead member of the Great Ajax Special Committee, summarized the status of the parties that expressed interest in Great Ajax and the potential transactions, including that Rithm was expected to submit its offer later that day, and the understanding that offers from Company A and Company B would be forthcoming. Mr. Friedman confirmed that the members of the Great Ajax Special Committee had no conflicts with any potential counterparty. None were reported. The members discussed the future of Great Ajax management, the Great Ajax Board, the Current Manager and the expected process under each potential transaction. One member expressed an interest in Mr. Friedman taking a more active role in the negotiations with counterparties.
On November 20, 2023, following the meeting of the Great Ajax Special Committee, the Great Ajax Board convened for a telephonic meeting. All but one of the members of the Great Ajax Board were in attendance. Also attending, at the invitation of the Great Ajax Board, were Great Ajax’s Chief Financial Officer, Great Ajax’s Secretary, representatives of Mayer Brown and a representative of Flexpoint. Mr. Mendelsohn reported that Great Ajax was expecting a third party to bid on a pool of approximately $72 million of NPLs and Great Ajax would either sell to that party or seek other bids. Mr. Mendelsohn reported that the non-performing mortgage market was relatively strong and that Great Ajax would offer for sale a pool of RPLs after the NPL pool. Mr. Mendelsohn indicated that the recent market rally in interest rates had improved the NPL market. Mr. Mendelsohn then provided an update on the status of the various potential counterparties and noted to the Great Ajax Board that a letter of intent from Rithm was imminent, and previewed its expected content. Mr. Mendelsohn noted that Company B was planning to submit a letter of intent as well, but that Company B did not have experience doing transactions like this one. The Great Ajax Board discussed whether Great Ajax should agree to an exclusivity period with any potential counterparty, staffing considerations during the time of a transaction and the timing of alternative transactions. The Great Ajax Board also discussed the need to focus on alternative courses of action in the event a transaction does not close. Russell Schaub, a member of the Great Ajax Board, Great Ajax’s and Gaea’s president and Gregory’s chief executive officer, provided an update on a potential Gregory transaction. The Great Ajax Board discussed the potential transaction.
Also on November 20, 2023, Rithm submitted an initial non-binding letter of intent (“First Rithm LOI”) in which Rithm proposed that Great Ajax would terminate the Current Manager and Rithm would become the new manager and that Rithm would contribute either its mortgage origination and servicing business or certain assets related to its portfolio of single family rental homes to Great Ajax in exchange for a majority holding of Great Ajax Common Stock. Rithm indicated, as part of the overall transaction, it could also provide a backstop credit facility to Great Ajax to assist Great Ajax in repaying the Convertible Senior Notes if the capital markets were not available to Great Ajax.
That same day, representatives of Great Ajax, Piper Sandler and Mayer Brown reviewed the First Rithm LOI and held a telephonic meeting to discuss the non-binding proposal.
On November 21, 2023, Piper Sandler, as instructed by Great Ajax, sent Rithm questions to clarify certain provisions in the First Rithm LOI.
On November 22, 2023, Company C submitted an initial bid for part of Great Ajax’s NPL portfolio, but Company C’s bid was never finalized. Regardless, Company C’s bid was for the purchase of a subset of the loan pool, which Great Ajax viewed as less favorable than selling the entire pool in one transaction. Ultimately, as described below, the NPL portfolio was sold as one pool unit at a higher price than Company C offered in its bid.
Also on November 22, 2023, representatives of Rithm’s management, Great Ajax’s management, Piper Sandler and Mayer Brown held a telephonic meeting at which the further questions on the First Rithm LOI were discussed, including discussions of the potential structure of the proposed transaction.

Additionally on November 22, 2023, Mr. Mendelsohn held a telephonic meeting with the chief executive officer of Company A, regarding Great Ajax’s interests in its securitization joint ventures.
On November 24, 2023, Mayer Brown shared with Great Ajax management an updated memorandum from Maryland counsel on the liquidation and dissolution process, which outlined the difficulties associated with such a process. Great Ajax management shared the memorandum with the Great Ajax Board to assist in their evaluation of alternatives.
On November 24, 2023, Mayer Brown shared with Rithm a proposed structure diagram for a potential transaction for purposes of facilitating discussion and drafting a term sheet.
On November 28, 2023, Company B sent Great Ajax a non-binding letter of intent (“Company B LOI”), which included a proposal to purchase the majority of the Current Manager, a potential refinancing of the Convertible Senior Notes and a potential equity raise; however, Company B, itself, needed to secure the financing from third parties in order to be able to provide a binding proposal.
Also on November 28, 2023, Piper Sandler shared with Rithm updated information regarding Great Ajax’s repurchase facilities and its October balance sheet as of October 31, 2023.
On December 1, 2023, representatives of Rithm’s management, Great Ajax’s management, Piper Sandler and Mayer Brown held a telephonic meeting at which the valuation of certain securities retained by Great Ajax in securitization transactions were discussed.
On December 4, 2023, the Great Ajax Board convened for a telephonic meeting. Five members of the Great Ajax Board were in attendance. Also attending, at the invitation of the Great Ajax Board, were Great Ajax’s Chief Financial Officer and Great Ajax’s Secretary. Mr. Mendelsohn provided an update on the potential transaction with Rithm, the information requests that Great Ajax management had addressed and other matters. Mr. Mendelsohn indicated that Great Ajax management was still in preliminary stages of structuring the transaction. Mr. Friedman reviewed the Company B LOI. He indicated that he would circulate it to the Great Ajax Board, though still preliminary. Mr. Mendelsohn noted that Company A indicated it would submit a letter of intent, but it had not yet been received. The Great Ajax Board then discussed potential loan sales. Mr. Schaub led a discussion relating to Gregory. He reported that Gregory had been experiencing financial difficulties and would need to review staffing in order to reduce costs. The Great Ajax Board discussed potential transaction possibilities for Gregory. Mr. Friedman acknowledged that Gregory did not have a clear path forward as a standalone entity. There was a discussion of the impact of a Gregory dissolution on Great Ajax and the potential loan sales. Mr. Schaub reported that several third parties had expressed interest in Gregory.
On December 6, 2023, representatives of Rithm’s management, Great Ajax’s management, Piper Sandler and Mayer Brown held a telephonic meeting at which the valuation of Rithm’s portfolio, Great Ajax loan values and the latest financial results of each of Rithm, Rithm’s origination and servicing platform and Great Ajax were discussed. Following the telephonic meeting, Piper Sandler shared with Rithm the latest Great Ajax balance sheet.
On December 7, 2023, representatives of Rithm’s management, Great Ajax’s management, members of the Great Ajax Board, including Mr. Friedman, representatives of Piper Sandler and Mayer Brown met at the offices of Rithm to discuss the First Rithm LOI and the proposed transaction. The parties agreed that Rithm would send a term sheet that would address the points that were agreed. That same day, Piper Sandler sent to Rithm additional information on Great Ajax’s loan portfolio and financial performance and Mayer Brown sent to Rithm a summary of the provisions of the Preferred Stock and the existing warrants.
Also that day, Piper Sandler held a telephonic meeting with representatives of Company B regarding the structure of the transaction proposed in the Company B LOI, the source of financing, their financial adviser and related matters.
Later that day, Company A submitted its non-binding letter of intent (“Company A LOI”). Company A, which is also a publicly-traded company, proposed a stock-for-stock transaction, similar to the merger agreement with EFC, but with a lower stock price. Great Ajax management shared the Company A LOI with the Great Ajax Board. After receiving the Company A LOI, Piper Sandler shared with Great Ajax management a detailed analysis comparing the three then-outstanding proposals, which the Great Ajax management shared with the Great Ajax Board.
After reviewing and discussing the Company A LOI, Great Ajax, Piper Sandler and Mayer Brown decided to defer responding while they continued negotiating with Company B and Rithm, in order to maximize the value of the potential transaction for Great Ajax Stockholders.
On December 8, 2023, representatives of Rithm’s management and Great Ajax’s management met telephonically to discuss the valuation of Great Ajax’s loan portfolio. During these discussions, Rithm asked whether the Preferred Stock and existing warrants could be exchanged for Great Ajax Common Stock.
Given the developments in the discussions between Great Ajax and Rithm, and Rithm’s inquiry regarding an exchange of the Preferred Stock and existing warrants, Great Ajax management, Piper Sandler believed it would be appropriate to discuss the topic, confidentially, without sharing the identity of the parties, with certain of the largest holders of the Preferred Stock and existing warrants, a few entities affiliated with Magnetar.
On December 10, 2023, and in light of the developments with Company A, Company B and Rithm, the Great Ajax Board redefined (and memorialized this in a written consent) the role of the Great Ajax Special Committee in connection with the exploration and consideration of strategic alternatives. The role of the Great Ajax Special Committee remained similar to the role it had during the process with EFC, only that the Great Ajax Board expanded the breadth of the mandate beyond just one potential counterparty, as was the case with EFC.
On December 12, 2023, representatives of Rithm’s management, Great Ajax’s management, Piper Sandler and Mayer Brown met to discuss the pricing of a potential transaction, including the potential inclusion of Gaea in the potential transaction.
That same day, Great Ajax and Magnetar entered into a non-disclosure agreement which did not include a standstill provision, other than a provision prohibiting each party from engaging in purchase or sale transactions in the securities of the other party and its publicly held affiliates until December 31, 2023. After entering into the non-disclosure agreement, representatives of Piper Sandler shared with representatives of Magnetar details regarding a potential strategic transaction involving Great Ajax that would be conditioned upon exchanging the Preferred Stock and existing warrants for Great Ajax Common Stock.
Later that day, a representative of Piper Sandler conveyed to Rithm that an exchange offer might be possible and asked that Rithm submit a further detailed letter of intent, and leave any open points to be identified and discussed.
On December 13, 2023, a representative of Piper Sandler had a telephonic meeting with a representative of Rithm’s management. Rithm’s management representative indicated that Rithm would share the Initial Term Sheet (as defined below) the next day.
On December 14, 2023, Rithm sent Great Ajax a non-binding term sheet (the “Initial Term Sheet”). The Initial Term Sheet contemplated Rithm contributing its equity interests in NewRez LLC (“NewRez”), the subsidiary that operates Rithm’s mortgage origination and servicing business, and receiving in return a substantial majority stake in Great Ajax.
On December 15, 2023, after discussions with Great Ajax management, Mr. Friedman and Piper Sandler, Mayer Brown shared a revised version of the Initial Term Sheet with Rithm, adding interim operating covenants and raising issues for Rithm to consider and respond to regarding the structure of the proposed transaction.
On December 18, 2023, the Great Ajax Board convened for a telephonic meeting. All but one of the members of the Great Ajax Board were in attendance. Also attending, at the invitation of the Great Ajax Board, were Great Ajax’s Chief Financial Officer, Great Ajax’s Secretary, representatives of Mayer Brown and a representative of Flexpoint. Mr. Mendelsohn provided an update on the potential transaction with Rithm. He reported that progress had been made on the First Rithm LOI and Initial Term Sheet, but that Great Ajax was still waiting for feedback on marks it shared with Rithm. Mr. Mendelsohn reported that Great Ajax was still in discussions with Company A, but that the price was not attractive because Company A’s stock was trading at a significant discount to its book value. Mr. Mendelsohn reported that another potential partner reached out and indicated that it was interested in a transaction but there were no additional details. Mr. Mendelsohn indicated that there had not been significant progress on a potential transaction with Company B. The Great Ajax Board then discussed a pool of approximately $70.00 million of NPLs and that Nomura was expected to market in January 2024. Great Ajax’s Chief Financial Officer presented Gregory’s cash and earnings forecast. Mr. Schaub reviewed a proposal received for a transaction relating to a transfer of the Gregory servicing contracts. There was a discussion of timing and whether a servicing transfer would impact Great Ajax’s ability to sell loans. Mr. Schaub indicated that another party may be willing to finance certain advances in order to extend the timeline of a servicing transfer by Gregory, which the Great Ajax Board then discussed.
Also on December 18, 2023, Rithm engaged Citi as its financial adviser for the transaction.
That same day, representatives of Rithm’s management, its internal counsel, Great Ajax’s management, Piper Sandler and Mayer Brown held a telephonic meeting to review and discuss the Initial Term Sheet, during which Rithm agreed to further revise the Initial Term Sheet.
Later that day, representatives of Citi were granted access to the virtual due diligence data room for purposes of conducting financial due diligence.
Additionally on December 18, 2023, Piper Sandler sent Rithm updated repurchase facility marks for the Great Ajax loan assets.
Between December 18 and December 20, 2023, Great Ajax uploaded additional information to the virtual due diligence data room following specific requests from Rithm.
On December 19, 2023, Rithm engaged Sidley Austin LLP as its counsel for the transaction (“Sidley Austin”) and held a kick-off call for the process with Sidley Austin and Citi.
Also on December 19, 2023, Piper Sandler sent Rithm financial information regarding Gaea, including regarding assets and loans, UPB and carrying values as of October 31, 2023.
Also on December 19, 2023, Great Ajax agreed, with its joint venture partners, to sell the loans in Ajax Mortgage Trusts 2020-C and 2020-D with total UPB to be offered of $250.0 million. Bids were received on January 17, 2024 and the sale closed on March 15, 2024. The related notes and a portion of the equity certificates will be redeemed on March 25, 2024. As a result of the pending redemption, Great Ajax recorded a $2.2 million mark-to-market loss in its December 31, 2023 financial statements to reflect the expected shortfall on the redemption of the equity certificates. The bonds were redeemed at par.
On December 20, 2023, Mr. Mendelsohn held a telephonic meeting with the president of NewRez relating to the proposed combined business, the structure of the transaction and the timeline, as well as the NewRez strategic objectives.
Also on that day, representatives of Mayer Brown contacted Wellington which owns an indirect equity interest in the Current Manager and holds Preferred Stock and existing warrants and asked Wellington to enter into a non-disclosure agreement with Great Ajax and Gregory, so the companies might update it regarding the potential transactions.
Later that day, after reviewing and discussing the Company B LOI, and in light of Company A’s and Rithm’s proposals, Mr. Mendelsohn and Mr. Friedman held a call with Company B’s representatives regarding a potential new proposal and structure.
On December 21, 2023, Great Ajax, Gregory and Wellington entered into a non-disclosure agreement which did not include a standstill provision, other than a provision prohibiting each party from trading in the securities of the other party and its publicly held affiliates until Great Ajax filed its Annual Report on Form 10-K. After entering into the non-disclosure agreement, representatives of Mayer Brown shared with representatives of Wellington details regarding the Initial Term Sheet.
That same day, Company B sent an updated non-binding letter of intent to a representative of Piper Sandler, Mr. Mendelsohn and Mr. Friedman (“Company B Updated LOI”). In the Company B Updated

LOI, Company B offered to backstop the repayment of the Convertible Senior Notes, invest equity in Great Ajax, and purchase a majority interest in the Current Manager.
Between December 21 and December 29, 2023, representatives of Rithm, Great Ajax and Piper Sandler continued to review and discuss the Initial Term Sheet.
On December 22, 2023, representatives of Great Ajax’s management, representatives of Mayer Brown and representatives of Company B’s management held a telephonic meeting at which the Company B Updated LOI was discussed.
Also on December 22, 2023, a representative of Piper Sandler held a telephonic meeting with a representative of Rithm, and provided Rithm with November 30, 2023 loan marks and updated financial information for Great Ajax.
Additionally, on December 22, 2023, Mayer Brown held a telephonic meeting with representatives of Company B to discuss a potential transaction structure and assist with the consideration of applicable legal and regulatory requirements. Following the meeting, Mayer Brown sent a summary to representatives of Company B outlining various legal and regulatory requirements that would need to be addressed in order to proceed with the contemplated transaction, including with respect to stockholder approval requirements.
On December 26, 2023, the Great Ajax Board convened for a telephonic meeting. All but one of the members of the Great Ajax Board were in attendance. Also attending, at the invitation of the Great Ajax Board, were Great Ajax’s Chief Financial Officer, Great Ajax’s Secretary and a representative of Flexpoint. Mr. Mendelsohn updated the Great Ajax Board on the developments over the weekend with Rithm, his call with the president of NewRez and the Company B Updated LOI. The members also discussed other potential partners, including Company A, and developments related to Gregory. Mr. Mendelsohn also updated the Great Ajax Board regarding Company C’s bid on the NPLs and discussed other potential bids on the loans.
Between December 26 and December 29, 2023, Piper Sandler responded to questions raised by Rithm regarding the Nomura NPL and RPL marks which Piper Sandler provided it the previous day and provided Rithm information about additional loan pools.
On December 31, 2023, Rithm sent a revised version of the Initial Term Sheet to Great Ajax for review. The revisions followed the conversations the parties had in the previous days, and included some additional details regarding Rithm’s commitment to assist Great Ajax with repayment of the Convertible Senior Notes.
On January 2, 2024, Great Ajax management, and representatives of Piper Sandler and Mayer Brown discussed the updated draft sent by Rithm, agreed that it benefited Great Ajax and the Great Ajax Stockholders, and discussed some changes that Mayer Brown would share with Sidley Austin, aiming to finalize and sign the Initial Term Sheet.
Also on January 2, 2024, the Great Ajax Board convened for a telephonic meeting. Five members of the Great Ajax Board were in attendance. Also attending, at the invitation of the Great Ajax Board, were Great Ajax’s Chief Financial Officer and Great Ajax’s Secretary. Mr. Mendelsohn provided an update on the status of the discussions with Rithm. He reported that Great Ajax received a revised draft of the Initial Term Sheet from Rithm over the weekend and summarized his and Mr. Friedman’s conversation with representatives of Rithm’s management, which included discussions of alternative structures. The Great Ajax Board discussed a potential timeline for the Transaction, and Mr. Mendelsohn noted that Rithm indicated they would like a mid-March closing, which would require a mid-February proxy vote. Mr. Mendelsohn also updated on other potential counterparties, including Company A and the Company B Updated LOI, which still had significant open items. Next, the Great Ajax Board turned to discuss the loan sales. Mr. Mendelsohn reported that Nomura would start marketing a pool of approximately $66.00 million of NPLs that were on the Nomura financing line, with a goal of having bids by January 10, 2024. He reported that Great Ajax was in discussions with Company C regarding a sale of a pool of approximately $180.00 million of RPLs currently on the Nomura financing line and that Company C had made an offer on about 40% of the RPLs pool, but it would be preferable to sell the pool as a whole. Mr. Schaub provided an update on Gregory’s potential transaction. He reported that the redacted term sheet of such transaction was shown to Rithm. He also reported that Gregory was working with another counterparty to have the trust fund advances relating to Ajax Mortgage Loan Trust 2023-B. Mr. Schaub reported that he was in discussions with another counterparty regarding a servicing advance facility. Mr. Schaub reported that he was meeting with the principal of another potential counterparty on January 4, 2024.
On January 3, 2024, representatives of Rithm’s management, Great Ajax’s management, Piper Sandler and Mayer Brown held a telephonic meeting to discuss the Initial Term Sheet. Great Ajax sent Rithm a fair value of equity calculation dated as of November 30, 2023.
On January 4, 2024, representatives of Rithm’s management, Great Ajax’s management, Piper Sandler and Mayer Brown held a video meeting to further discuss loan asset valuations. Great Ajax sent Rithm an updated draft of the fair value of equity calculation dated as of November 30, 2023, information regarding securities valuations, and loan tapes which were out for bid from Nomura and Company C. Additionally, Rithm asked to be included in the auction for one of the loan pools.
On January 5, 2024, representatives of Great Ajax’s management and representatives of Company B’s management held a telephonic meeting about potential changes to the Company B Updated LOI and proposal for Great Ajax.
Also on January 5, 2024, a representative of Piper Sandler held a telephonic meeting with a representative of Rithm. Following the telephonic meeting, Rithm provided Great Ajax with a side-by-side fair value comparison of the assets of the two companies.
Later that day, because Great Ajax and Rithm had gotten closer to signing the Initial Term Sheet, and after discussions and exchanging drafts, Mr. Friedman, on behalf of the Great Ajax Special Committee, executed a new engagement letter with BTIG, as the Great Ajax Special Committee’s financial adviser. BTIG had previously been engaged as the Great Ajax Special Committee’s financial adviser in connection with the transaction with EFC contemplated by the terminated merger agreement.
On January 8, 2024, a representative of Piper Sandler held a telephonic meeting with a representative of Rithm. Rithm noted that it was updating the book value of NewRez following the telephonic call held on January 5, 2024.
On January 9, 2024, Mayer Brown shared a further mark-up of the Initial Term Sheet with Sidley Austin with some additional changes regarding the repayment of the Convertible Senior Notes.
Also on January 9, 2024, Company B engaged a financial adviser in connection with the transaction, and Piper Sandler granted Company B’s financial adviser access to the virtual due diligence data room.
On January 11, 2024, Great Ajax provided Rithm with an updated loan tape, balance sheet and Gregory’s financials, following their request for the information the previous day.
On January 12, 2024, Great Ajax examined the bids received for a pool of its NPLs and awarded the pool for an average loan price of 94.13%. The loan sale settled on March 7, 2024. Great Ajax reclassified the NPL pool from held to maturity to held for sale in its December 31, 2023 financial statements and recorded an $8.80 million loss. It will record an incremental $0.20 million loss in its March 31, 2024 financial statements for the final sale.
On January 12, 2024, Mayer Brown and Sidley Austin held a call on tax issues related to the Initial Term Sheet.
On the same day, Company B sent a revised Company B Updated LOI to Great Ajax (the “Company B Second Updated LOI”), revising its proposal based on the discussions between Great Ajax’s management and Company B’s management. The Company B Second Updated LOI included the Operating Partnership issuing to Company B senior unsecured notes in the aggregate principal amount of $125.00 million and warrants in an aggregate amount equal to 19.99% of Great Ajax’s fully diluted equity at the time of the transaction’s closing, with an exercise price of $4.00 per share, and in addition Company B would become Great Ajax’s manager.
Later that day, Sidley Austin shared with Mayer Brown a further revised Initial Term Sheet which included pricing information and some additional revisions.

On January 13, 2024, Great Ajax management, Mr. Friedman, Piper Sandler and Mayer Brown held a video meeting to discuss the updated draft sent by Sidley Austin the previous night. The parties agreed on necessary comments and changes to be communicated to Sidley Austin and Rithm.
From January 13 to January 15, 2024, Great Ajax management, Piper Sandler and Mayer Brown reviewed and discussed the Company B Second Updated LOI.
On January 15, 2024, Mr. Friedman, representatives of Mayer Brown, Flexpoint and Kirkland & Ellis, Flexpoint’s counsel, held a telephonic meeting. Flexpoint’s representative asked various questions about the transaction and its effect on the Current Manager.
Also on January 15, 2024, the Great Ajax Special Committee held a video meeting, attended by all of the members of the Great Ajax Special Committee. Also in attendance, at the invitation of the Great Ajax Special Committee, were representatives of Sheppard Mullin and Great Ajax’s Secretary. Mr. Friedman gave the members an update on the progress of the Transaction. The members discussed the consideration in stock, the interest of Rithm in the liquidation of Great Ajax’s holdings in Gaea, and the servicing contracts Rithm was willing to assume from Gregory. Mr. Friedman updated the members regarding the engagement of BTIG. The members discussed the fact that Mr. Friedman and Ms. Haggerty would likely be part of the future board of Great Ajax after the Transaction, severance payments, the termination fee to the Current Manager and other issues arising from the Initial Term Sheet. After the discussion, the members agreed that Great Ajax should move forward with the Initial Term Sheet with Rithm.
Later that day, the Great Ajax Board held a video meeting, with all the members of the Great Ajax Board in attendance. At the invitation of the Great Ajax Board, Great Ajax’s Chief Financial Officer and Great Ajax’s Secretary, and representatives of Mayer Brown were in attendance. The Great Ajax Board discussed the Initial Term Sheet and the Company B Second Updated LOI and after deliberations, determined that it would be advisable and in the best interest of Great Ajax and the Great Ajax Stockholders to enter into the Initial Term Sheet with Rithm. The Great Ajax Board then discussed the loan sales, and Mr. Mendelsohn noted the highest bids on the NPL pool, which were awarded on January 12, 2024.
On January 16, 2024, Mr. Friedman and a representative of Piper Sandler held a telephonic meeting with representatives of Company B to discuss some potential revisions to the Company B Second Updated LOI.
Also that day, a representative of Piper Sandler had a call with a representative of Company B, following correspondence on fair market value analysis.
Additionally on January 16, 2024, representatives of Piper Sandler and Mayer Brown held a telephonic meeting with a representative of Rithm, following which Mayer Brown shared with Sidley Austin a revised draft of the Initial Term Sheet, with some further revisions pertaining to the termination of the Current Manager and the associated termination fee.
On January 17, 2024, Sidley Austin shared with Mayer Brown a further revised Initial Term Sheet and a draft of an exclusivity agreement with an exclusive negotiating period of 30 days (the “Rithm Exclusivity Agreement”). The parties exchanged some additional drafts and held a telephonic meeting to resolve open points.
That same day, Company B reached out to Mr. Friedman and a representative of Piper Sandler with further enhancements to its Company B Second Updated LOI. Because at this point Great Ajax already agreed to the Rithm Exclusivity Agreement and was about to execute it, it did not further engage with Company B. However, during the continued negotiations with Rithm regarding the Revised Term Sheet (as defined below), Great Ajax management, Mr. Friedman and Piper Sandler determined that given the proposal’s content and the superiority of Rithm’s then-offer in the Initial Term Sheet, it would not be a good use of resources to spend additional time on the Company B Second Updated LOI and Great Ajax should focus on continued discussions with Rithm.
On January 18, 2024, Rithm and Great Ajax executed the Initial Term Sheet and entered into the Rithm Exclusivity Agreement. The Initial Term Sheet outlined a transaction structure pursuant to which Rithm would contribute 100% of its interest in NewRez with some additional assets held by Rithm in exchange for newly issued Great Ajax Common Stock and unsecured debt to be issued by Great Ajax. In consideration therefor, Rithm would own a substantial share of the post-transaction combined company.
That day, following execution of the Initial Term Sheet and the Rithm Exclusivity Agreement, Great Ajax’s management had a call with NewRez’s management to discuss further diligence items and the process for moving the proposed transaction forward.
Later that day, Piper Sandler contacted all potential interested parties that executed non-disclosure agreements with Great Ajax, including Company A and Company B, and shared that Great Ajax had entered into an exclusivity agreement and all communications would terminate.
Between January 18 and February 1, 2024, Mayer Brown and Sidley Austin engaged in discussions regarding the legal framework required for the transactions outlined in the Initial Term Sheet and began drafting the documents required to consummate the transactions.
On January 19, 2024, Piper Sandler sent Rithm and Sidley Austin a reverse diligence request list focused on the assets NewRez planned to contribute to Great Ajax.
Also on January 19, 2024, certain members of the Sidley Austin team were admitted to the virtual due diligence data room.
On January 20, 2024, Sidley Austin sent a due diligence request list, and Piper Sandler shared an inventory list of the virtual due diligence data room contents.
On January 23, 2024, representatives of Great Ajax, Mayer Brown, Piper Sandler, Rithm and Sidley Austin held a telephonic conference, discussing open items and updating each other on the status of deliverables.
On January 29, 2024, the Great Ajax Board convened for a telephonic meeting. All but one member of the Great Ajax Board was in attendance. Also attending, at the invitation of the Great Ajax Board, were Great Ajax’s Secretary and a representative of Flexpoint. Mr. Mendelsohn provided an update of the progress of the Transaction, noting that the intention of Great Ajax and Rithm was to announce on February 19. The Great Ajax Board discussed market developments regarding a recent mortgage company’s note offering and other events. Mr. Mendelsohn then updated that some of the loan sales had occurred, and one of the buyers was Rithm, who Mr. Mendelsohn reminded the Great Ajax Board was in discussions with Great Ajax regarding a strategic transaction but had been the highest bidder on the pool of loans that were sold. Mr. Mendelsohn also updated that a pool of RPLs would be sold at a small loss. Mr. Schaub gave another update on the potential for a transaction for Gregory. The Great Ajax Board members, excluding Mr. Friedman, recommended that the compensation committee of the Great Ajax Board increase Mr. Friedman’s compensation by $15,000 to be paid in Common Stock, for his service in leading the Great Ajax Special Committee. The Compensation Committee and the Great Ajax Board approved this grant by unanimous written consent on March 13, 2024. The shares were issued at a price per share of $4.87, which represents the trailing five-day average closing price of the Common Stock on the NYSE as of the date of the Securities Purchase Agreement.
On January 31, 2024, the parties held a tax due diligence call.
On February 1, 2024, the parties held a legal due diligence call.
Later on February 1, 2024, Rithm informed Great Ajax that it had determined that certain events regarding the closing by Rithm of a separate transaction, among other items, could significantly delay the Transaction as currently proposed. Rithm and Great Ajax began discussing alternative transaction structures to the one outlined in the Initial Term Sheet.
At this stage, still within the exclusivity period, Great Ajax had a fast-approaching deadline to finalize its year-end financial statements, and no certainty regarding how it would address repayment of the Convertible Senior Notes. With this in mind, Great Ajax management, Mayer Brown and Piper Sandler reviewed again the Company A LOI and the Company B Second Updated LOI, and also again discussed the potential of liquidation. Great Ajax management also continued to explore selling parts of its loan portfolio to parties interested in acquiring loans to generate more liquidity in case the transaction with Rithm did not move forward.

On February 2, 2024, Sidley Austin sent Mayer Brown a revised term sheet (the “Revised Term Sheet”), outlining an alternative transaction structure in which Rithm would provide debt and equity capital to assist Great Ajax in repaying the Convertible Senior Notes, in connection with which (a) Rithm would provide Great Ajax a delayed-draw term loan, (b) Great Ajax would issue the Warrants to Rithm, (c) Rithm would purchase Common Stock in a private placement, (d) Great Ajax would terminate the management agreement with the Current Manager and enter into a new management agreement with Rithm, and (e) Great Ajax would cause the holders of its Preferred Stock and existing warrants to exchange their holdings for Common Stock pursuant to their terms. The Revised Term Sheet was circulated to the Great Ajax Board and the Great Ajax Special Committee for their review and insight.
On February 3, 2024, Great Ajax management, Piper Sandler and Mayer Brown held a video meeting to discuss the Revised Term Sheet. Following the video meeting, Mayer Brown shared a markup of the Revised Term Sheet with Sidley Austin. Mayer Brown, at the instruction of Great Ajax management, included various terms regarding the pricing of the Warrants and the Common Stock to be issued to Rithm. It also included a potential transaction with Gregory, in which an affiliate of Rithm would assume Gregory’s servicing contracts.
On February 5, 2024, Mayer Brown and Sidley Austin held a telephonic meeting to discuss the terms and structure of the alternative transaction described in the Revised Term Sheet. That same day, Sidley Austin sent a further updated draft of the Revised Term Sheet proposing certain changes to the transaction structure, which accepted many of Mayer Brown’s proposals and narrowed any gaps between the parties.
On February 7, 2024, the Great Ajax Board held a video meeting to review and evaluate the transactions outlined in the Revised Term Sheet. The full Great Ajax Board was in attendance. Also attending, at the invitation of the Great Ajax Board, were Great Ajax’s Chief Financial Officer, Great Ajax’s Secretary, representatives of Mayer Brown and a representative of Flexpoint. The Great Ajax Board discussed the rationale for the changes to the transaction structure. The group discussed the structure of the proposed transaction, including the aspects that would require stockholder approval, the preparation of a proxy and director recommendations. The Great Ajax Board also discussed the possibility of a “fiduciary out” provision and the need for opinions from the financial advisers for the Great Ajax Board and the Great Ajax Special Committee. The Great Ajax Board discussed, among other things, the Transaction’s dilutive effect, the other alternatives available, and financing costs. As part of the alternatives discussed, Mr. Mendelsohn indicated that he was planning to ask Nomura if they would provide a loan to retire the Convertible Senior Notes. The Great Ajax Board discussed the upcoming maturity of the Convertible Senior Notes, the declining situation for many other mortgage REITs, and Great Ajax’s book value. The Great Ajax Board then discussed the status of the offers from Company A and Company B. Regarding Company A, several parties indicated that a potential transaction was probably unlikely because of Company A’s recent market performance. Regarding Company B, several parties noted the difficulties in consummating a transaction with Company B given it did not have experience with such transactions and that it would need to secure financing from a third party which may delay and complicate the process. There was a discussion of the likelihood of whether the Great Ajax stockholders would approve the Transaction and Rithm’s request for support agreements prior to closing. Each director indicated support for signing the Revised Term Sheet. Mr. Mendelsohn then informed the Great Ajax Board of a discussion with one of Great Ajax’s stockholders regarding an ownership waiver request.
Also on February 7, 2024, Piper Sandler sent Rithm a draft of Great Ajax’s fourth quarter financials, and a representative of Piper Sandler had a follow up telephonic meeting with a representative of Rithm’s management.
On February 8, 2024, representatives of Piper Sandler discussed the changes Mayer Brown sent to Sidley Austin with representatives of Rithm. The parties agreed it would be appropriate to hold a legal call to discuss the remaining open points.
While finalizing the Revised Term Sheet, understanding the time pressures facing Great Ajax and the Transaction was multifaceted, Mayer Brown and Sidley Austin began drafting the various transaction documents. On February 9, 2024, Sidley Austin and Mayer Brown shared initial drafts of the following primary transaction documents: Credit Agreement, Warrant Agreement, Securities Purchase Agreement and Management Agreement.

Also on February 9, 2024, the parties held an accounting due diligence call, which included representatives of Moss Adams LLP.
That same day, Great Ajax sent a loan tape with a total UPB of $423.00 million to Nomura to solicit bids. Bids were received on February 22, 2024, and the pools were awarded to three buyers on February 25, 2024. The total UPB of the loans being sold is $327.00 million. Great Ajax expects to reclassify these loans from held for investment to held for sale in its March 31, 2024 financial statements and record a $37.30 million mark-to-market loss. The transactions are expected to close on April 17, 2024.
Additionally on that day, Great Ajax, along with its joint venture properties, agreed to sell approximately $150.0 million of loans from three joint ventures. Bids were received on March 13, 2024 and the sale is expected to close in May 2024. Only a portion of the loans in each trust are being sold; as a result, the Company expects to reflect the transaction as an estimated $10.0 million principal payment on its investment in debt securities with a corresponding $8.0 million reduction in its repurchase lines of credit. The company expects to recover a small amount of the mark-to-market loss on its investments in debt securities but expects the financial statement impact to be immaterial.
Between February 9 and February 26, 2024, Mayer Brown reviewed and negotiated the Credit Agreement with Sidley Austin on behalf of Great Ajax.
On February 10, 2024, Mayer Brown shared initial draft of the Registration Rights Agreement.
On February 12, 2024, the Great Ajax Board convened for a telephonic meeting. All but one member of the Great Ajax Board was in attendance. Also attending, at the invitation of the Great Ajax Board, was Great Ajax’s Secretary. Mr. Mendelsohn provided an update that Great Ajax would send comments on the Revised Term Sheet to Rithm that evening, and that the Transaction was moving forward. Mr. Mendelsohn reported that he was working in parallel with Nomura on a potential securitization deal that might allow for the sale of additional loans and generate cash if the Transaction did not sign. He noted to the Great Ajax Board that the Rithm Exclusivity Agreement carved out any changes to the Nomura facility. The Great Ajax Board then discussed the different elements and timing of the Transaction. The Great Ajax Board asked Great Ajax management to prepare contingency plans to review at its next meeting.
In connection with the Transaction, Great Ajax management prepared a two (2) year forecast for Piper Sandler and BTIG in connection with their analyses, the final version of which it shared with the advisers on February 14, 2024. During the preparation of the forecast, and as part of the due diligence Rithm had conducted, it also reviewed the forecast. The final forecast was shared with Rithm on February 16, 2024.
The forecast reflected: (1) ongoing monthly consolidated net losses to holders of Common Stock for the two-year forecast period; (2) a sale of $145.0 million UPB of mortgage loans currently pledged on Great Ajax’s repurchase line of credit in the second quarter of 2024, which is expected to result in a $18.5 million loss; and (3) a sale of $207.0 million UPB of mortgage loans in Ajax Mortgage Trust 2021-B in the third quarter of 2024 that is expected to result in a $25.6 million loss. After the sales of mortgage loans in the second quarter of 2024, the operating loss narrowed as the loans pledged on Great Ajax’s repurchase line of credit have a negative spread. The forecasted consolidated net loss, excluding forecasted loan sales, is largely attributable to the fact that: (1) all assets pledged on Great Ajax’s repurchase lines, including Great Ajax’s investment in debt securities and mortgage loans, are currently at a negative spread; (2) expected yields on Great Ajax’s mortgage assets have declined due to the extended duration of the portfolio as more loans became performing over the last three years and as interest rates increased during 2022 and 2023; (3) distributions paid on the Preferred Stock and amortization of the put option liability associated with the warrants associated with the Preferred Stock; and (4) expected borrowing costs to replace the Convertible Senior Notes at the end of April 2024 are expected to be 2.5 percentage points higher than the current rate on the Convertible Senior Notes.
On February 15, 2024, after exchanging several more drafts of the Revised Term Sheet, representatives of Rithm’s management, representatives of Sidley Austin, Mr. Mendelsohn, Mr. Friedman, and representatives of Piper Sandler and Mayer Brown held a video meeting to discuss the Revised Term Sheet. Following the meeting, Sidley Austin circulated an updated version of the Revised Term Sheet.

On February 16, 2024, Great Ajax and Rithm entered into the Revised Term Sheet. The parties also amended the Rithm Exclusivity Agreement to provide for the alternative transaction structure set forth in the Revised Term Sheet. The Revised Term Sheet outlined the transaction structure by which (a) Rithm would provide a delayed-draw term loan to Great Ajax, (b) Great Ajax would issue the Warrants to Rithm, (c) Rithm would purchase Common Stock in a private placement, (d) Great Ajax would terminate the management agreement with the Current Manager and enter into a new management agreement with Rithm, and (e) Great Ajax would cause the holders of its Preferred Stock and existing warrants to exchange their holdings for Common Stock.
Following the execution of the Revised Term Sheet, Mayer Brown contacted Magnetar to discuss the Revised Term Sheet and to engage with them regarding entering into the Exchange Agreement and Support Agreement. Mayer Brown also contacted Wellington and Flexpoint and their respective counsel, to discuss the Exchange Agreement and Support Agreement, as well as the termination notice to be sent to the Current Manager, of which these entities are members, and the termination fee payment in connection to the Termination and Release Agreement to be executed following the approval of the Rithm Management Agreement by Stockholders.
Also on February 16, 2024, the parties held a telephonic call discussing issues related to Gregory.
Between February 17 and February 26, 2024, Mayer Brown and the Exchanging Investors exchanged comments and drafts of the transaction documents, and Mayer Brown shared and discussed any comments with Sidley Austin before implementing them. Also during that time, Mayer Brown and Sidley Austin continued exchanging drafts of the other transaction documents, as well as discussing the transaction structure and order of events regarding the transaction and required approval from Great Ajax Stockholders.
On February 20, 2024, the Great Ajax Board held a telephonic meeting. All members of the Great Ajax Board were in attendance. Also attending, at the invitation of the Great Ajax Board, were Great Ajax’s Chief Financial Officer, Great Ajax’s Secretary, a representative of Mayer Brown and a representative of Flexpoint. Mr. Mendelsohn updated the Great Ajax Board on the status of the Transaction and Rithm’s agreement that Great Ajax could distribute a dividend of up to $0.11 per share every quarter. The Great Ajax Board discussed the dividend and the Rithm Management Agreement. Magnetar agreed to the Exchange, which the Great Ajax Board discussed would be beneficial to Great Ajax compared to paying to redeem the Preferred Stock in cash. Given the continued forecasted consolidated operating net loss, the potential realized losses from loan sales, the upcoming near term maturity of the Convertible Senior Notes and uncertain market conditions, the Great Ajax Board determined that the Transaction was the only viable offer available to the Company and considered the Transaction as part of a rescue financing. Accordingly the Great Ajax Board asked management to solicit comparative bridge financing terms from Piper Sandler. The Great Ajax Board then discussed loan sales. Two pools of RPLs and NPLs had the potential to be sold, and if sold in full could finance the repayment of the Convertible Senior Notes, without the need to draw on the term loan. Great Ajax’s Chief Financial Officer reviewed the quarterly results, book value and the balance sheet and explained to the Great Ajax Board that without entering into the Transaction, Great Ajax is likely facing a going concern qualification in connection with its year-end financial statements for the year ended December 31, 2023 to be included in its Form 10-K (“2023 10-K”). The Great Ajax Board then discussed updates regarding Gaea and Gregory and reviewed the financials of the Current Manager.
On February 21, 2024, representatives of Piper Sandler and Mayer Brown had a telephonic meeting with Rithm, discussing open items and updating on the status of deliverables.
On February 22, 2024, the Great Ajax Board held a video meeting, with all of the members of the Great Ajax Board in attendance. At the invitation of the Great Ajax Board, Great Ajax’s Chief Financial Officer, Great Ajax’s Secretary, and representatives of Mayer Brown and Piper Sandler were in attendance. The Great Ajax Board reviewed various components of the Transaction and the changes made compared to the Revised Term Sheet. Representatives of Piper Sandler delivered a presentation to the Great Ajax Board. The presentation included an overview of the Transaction, an analysis of the Transaction, a pro forma of Great Ajax’s capital structure, balance sheet and share count, after consummating the Transaction, and an overview of Great Ajax and Rithm’s historical financial profile, as well as Great Ajax’s stock price performance, comparable group analysis, analyst estimates and projections. Then, Piper Sandler provided an oral summary of Piper Sandler’s reasonableness opinion, stating that as of February 22, 2024 and based upon and subject to the various assumptions, qualifications, limitations and other matters set forth therein, the Transaction represents a reasonable means, from a financial point of view, for Great Ajax to raise capital.
The Great Ajax Board deliberated and discussed the Transaction. The Great Ajax Board then resolved that, subject to the recommendation of the Great Ajax Special Committee, which was about to convene immediately after the meeting of the Great Ajax Board, (i) the Credit Agreement, the Securities Purchase Agreement, the termination notice, the Termination and Release Agreement and the transactions contemplated thereby, including the termination of the Current Management Agreement, the issuance of Common Stock to the Current Manager in partial payment of the termination fee, the Private Placement, the Warrant Issuance and the Exchange Issuance, are advisable and in the best interests of Great Ajax and the stockholders, (ii) the entry into the Rithm Management Agreement, the Private Placement, the Warrant Issuance and the Exchange Issuance be submitted for consideration at the Stockholder Meeting for approval by the Stockholders and (iii) recommended that the Stockholders vote in favor of the approval of the entry into the Rithm Management Agreement, the Private Placement, the Warrant Issuance and the Exchange Issuance.
At the conclusion of the Great Ajax Board meeting, the Great Ajax Special Committee held a video meeting, attended by the members of the Great Ajax Special Committee. Also in attendance, at the invitation of the Great Ajax Special Committee, were the other members of the Great Ajax Board, representatives of BTIG, Sheppard Mullin and Great Ajax’s Secretary. Representatives of BTIG presented materials prepared by BTIG that were previously circulated to the Great Ajax Special Committee. BTIG’s presentation included an overview of the key terms of the Transaction, including the various agreements, and BTIG’s analysis of certain terms of certain precedent comparable debt and equity financing transactions. BTIG also discussed the current financial condition and liquidity of Great Ajax. Following this presentation, at the request of the Great Ajax Special Committee, BTIG delivered to the Great Ajax Special Committee its oral opinion, subsequently confirmed by delivery of a written opinion dated as of February 22, 2024, to the effect that, based on and subject to the assumptions made, procedures followed, factors considered, limitations of the review undertaken and qualifications contained in such opinion, as of the date of such opinion, the Rithm term loan cost was reasonable from a financial point of view to Great Ajax and the Rithm equity purchase price was reasonable from a financial point of view to Great Ajax. BTIG then answered questions from the members of the Great Ajax Special Committee and the Great Ajax Board.
Mr. Friedman confirmed that the members of the Great Ajax Special Committee and the Great Ajax Board had no further questions for the BTIG representatives and the BTIG representatives and the additional members of the Great Ajax Board who are not members of the Great Ajax Special Committee then left the meeting. Following the departure of the BTIG representatives and the members of the Great Ajax Board who are not members of the Great Ajax Special Committee, the members of the Great Ajax Special Committee discussed the reasonableness of the Transaction, and the relevant conflicts of interest within the Great Ajax Board. After careful deliberations, the Great Ajax Special Committee resolved that each of the termination notice, the Termination and Release Agreement, the Exchange Agreement, the termination of the Current Management Agreement, the Exchange, the issuance of Common Stock to the Current Manager in partial payment of the termination fee and the Exchange Issuance are advisable and in the best interests of Great Ajax and the Great Ajax Stockholders, and to recommend the Transaction to the Great Ajax Board.
After the Great Ajax Special Committee meeting concluded, Mr. Friedman reported to the entire Great Ajax Board the Great Ajax Special Committee’s conclusion and recommendation that each of the termination notice, the Termination and Release Agreement, the Exchange Agreement, the termination of the Current Management Agreement, the Exchange, the issuance of Common Stock to the Current Manager in partial payment of the termination fee and the Exchange Issuance are advisable and in the best interests of Great Ajax and the Great Ajax Stockholders and its recommendation that the Great Ajax Board approve and authorize Great Ajax to enter into, execute and deliver the agreements that comprise the Transaction and that the Great Ajax Board recommend that the Great Ajax Stockholders approve the same.
After receiving the Great Ajax Special Committee’s recommendation, the full Great Ajax Board executed a unanimous written consent to the effect described above which included additional resolutions related to the Transaction, and which were discussed and approved by the Great Ajax Board at the meeting.

Subsequent to the February 22, 2024 meetings of the Great Ajax Special Committee and the Great Ajax Board, BTIG and Piper Sandler provided their written reasonableness opinions to the Great Ajax Special Committee and Great Ajax respectively confirming their oral opinions rendered at such respective meetings.
Between February 23 and February 26, 2024, after the approval of the Transaction by the Great Ajax Special Committee, the Great Ajax Board and the Rithm Board, before signing, and in accordance with the terms of the Transaction, Mayer Brown contacted key institutional Great Ajax Stockholders, other than the Exchanging Investors, to solicit support for the Transaction, by signing Support Agreements in a form agreed upon with Rithm. On February 26, 2024, holders of 44% of Great Ajax Common Stock, including the Exchanging Investors (but prior to giving effect to the Exchange Proposal), signed Support Agreements.
On February 23, 2024, representatives of Mayer Brown and Great Ajax’s Chief Financial Officer held a telephonic meeting with representatives of Moss Adams LLP to address questions that Moss Adams LLP had regarding the Credit Agreement and the Facility, ahead of Great Ajax’s filing of its annual 10-K and the signing of the Transaction.
Also on February 23, 2024, representatives of Great Ajax, Mayer Brown, Piper Sandler, Rithm and Sidley Austin held a telephonic conference, to discuss the timing of the filing of the 2023 10-K and the press release announcing the Transaction.
During the same time, the parties and their counsel continued to work to finalize the various transaction documents, and on February 26, 2024, executed the Credit Agreement and Securities Purchase Agreement. Also at that time, Great Ajax executed Exchange Agreements with the Exchanging Investors and Support Agreements with the Exchanging Investors and additional supporting Great Ajax Stockholders.
Also on February 26, 2024, Great Ajax delivered a termination notice to the Current Manager.
Later that evening, Rithm and Great Ajax issued a joint press release announcing the transaction.
On February 27, 2024, Great Ajax filed a Current Report on Form 8-K announcing the details of the Transaction.
Between February 27 and February 29, 2024, as part of the conditions to fund the term loan under the Credit Agreement, the Exchange of the Preferred Stock and existing warrants was completed. The Preferred Stock and existing warrants were cancelled and retired. The Exchanging Investors, however, received only part of their Great Ajax Common Stock consideration — an aggregate of 12,046,222 shares of Common Stock. Until Great Ajax obtains stockholder approval, the Exchange with respect to the Preferred Stock is limited to up to 19.99% of the outstanding shares of the Common Stock as discussed in this Proxy. The existing warrants were exchanged for Common Stock resulting in the extinguishment of the existing warrants’ liability and a corresponding increase in stockholders equity of $17.0 million. The transactions are reflected on the balance sheet as of February 29, 2023.
Between the date that the Transaction was publicly announced and the date of this proxy statement, the Company has not received any unsolicited proposal, offer or inquiry contemplating or otherwise relating to any alternative merger, consolidation, share exchange, business combination, tender offer, exchange offer or other similar transaction.
Benefits of the Transaction
The Great Ajax Board believes that the consummation of the Transaction, including the execution of the Rithm Management Agreement and issuance of Warrants and Shares to Rithm, will have a number of strategic benefits.
Great Ajax Stockholders will have an opportunity to benefit from a shift in the Company’s strategic direction. The Company will move to capitalize on commercial real estate investment opportunities. Great Ajax will be managed by an affiliate of Rithm, which has an experienced team with a well-recognized track record of success in real estate investments. The Company’s capital structure will have been simplified by having eliminated the two series of Preferred Stock and the corresponding warrants and the Company will have repaid the Convertible Notes. In addition, the new manager does not have the ability to receive Common

Stock as compensation, so its compensation will not dilute Great Ajax Stockholders. The Company also will have eliminated some of the conflicts of interest associated with the affiliated servicer, Gregory.
Following the consummation of the Transaction, the Company expects to pursue a flexible real estate investment strategy. Its target assets are currently expected to be in the commercial real estate sector, including commercial real estate, as well as preferred equity or debt instruments secured by mortgages on these types of properties, small balance commercial loans, mezzanine loans secured by pledges of equity interests in entities that own these types of properties or other forms of subordinated debt in connection with these types of properties, as well as commercial mortgage servicing rights and operating businesses in the sector. The post-closing Company does not currently anticipate investing in residential mortgage loans, RPLs or NPLs. Given the change in focus of the Company’s business, the Company intends to, over time, reposition much of its existing portfolio. Commercial real estate offers an attractive investment opportunity given market dynamics that are creating significant refinancing challenges and funding gaps.
Opinion of Piper Sandler & Co., Financial Adviser to Great Ajax
Great Ajax engaged Piper Sandler to act as exclusive financial adviser to Great Ajax in connection with the proposed Transaction. In connection with this engagement, the Great Ajax Board requested that Piper Sandler evaluate the reasonableness, from a financial point of view, of the Transaction in light of Great Ajax’s desire to raise capital. The Piper Sandler Opinion stated to the Great Ajax Board that, as of that date and based on and subject to the various assumptions made, procedures followed, matters considered and limitations and qualifications on the review undertaken by Piper Sandler, as set forth therein, the Transaction represented a reasonable means for Great Ajax to raise capital, from a financial point of view.
The full text of the Piper Sandler Opinion, which sets forth, among other things, the assumptions made, procedures followed, matters considered and limitations and qualifications on the review undertaken by Piper Sandler in connection with such opinion, is attached to this proxy statement as Annex A. The description of the Piper Sandler Opinion set forth in this proxy statement is qualified in its entirety by reference to the full text of the Piper Sandler Opinion. The Piper Sandler Opinion was provided to the Great Ajax Board (in its capacity as such) for its information in connection with its evaluation of the reasonableness of the Transaction from a financial point of view and did not address any other terms, aspects or implications of the proposed Transaction, the relative merits of the proposed Transaction or related transactions as compared to alternative transactions or strategies that might be available to Great Ajax or the underlying business decision of the Great Ajax Board or Great Ajax to proceed with the proposed Transaction or related transactions. The Piper Sandler Opinion does not constitute advice or a recommendation to any stockholder as to how such stockholder should vote or act on any matter relating to the proposed Transaction or otherwise.
In arriving at its opinion, Piper Sandler reviewed and considered, among other things: (i) an execution copy of the Revised Term Sheet, dated February 16, 2024; (ii) the Use of Proceeds; (iii) certain publicly available financial statements and other historical financial information of Great Ajax that Piper Sandler deemed relevant; (iv) certain publicly available financial statements and other historical financial information of Rithm that Piper Sandler deemed relevant; (v) certain internal financial projections for Great Ajax for the years ended December 31, 2024 through December 31, 2026, as provided by the senior management of Great Ajax (the “Great Ajax Projections”); (vi) the pro forma effect of the Transaction on Great Ajax’s capital structure, balance sheet and number of shares of Great Ajax common stock outstanding; (vii) the publicly reported historical price and trading activity for Great Ajax common stock, including a comparison of certain stock market information for Great Ajax common stock and certain stock indices, as well as publicly available information for certain other non-agency mortgage REITs, the securities of which are publicly traded; (viii) a comparison of certain financial information for Great Ajax with similar non-agency mortgage REITs for which information was publicly available; (ix) the financial terms of certain recent financing transactions involving non-agency mortgage REITs, to the extent publicly available; (x) the then current market environment generally and the mortgage REIT environment in particular; and (xi) such other information, financial studies, analyses and investigations and financial, economic and market criteria as Piper Sandler considered relevant. Piper Sandler also discussed with certain members of the senior management of Great Ajax the current and historical business, financial condition, results of operations and prospects of Great Ajax.

In connection with its review, Piper Sandler did not independently verify any of the foregoing information and, with Great Ajax’s consent, Piper Sandler assumed and relied upon such information being complete and accurate in all respects material to Piper Sandler’s analyses and opinion. With respect to the foregoing information, the senior management of Great Ajax confirmed to Piper Sandler that such information reflected the best currently available projections, estimates and judgments of senior management as to the future financial performance of Great Ajax.
Piper Sandler assumed, with Great Ajax’s consent and to the extent material to its analyses, that (i) the parties to the Revised Term Sheet would comply in all material respects with all material terms and conditions of the Revised Term Sheet and all related agreements, that all of the representations and warranties contained in such agreements were true and correct in all material respects, that the parties to such agreements would perform in all material respects all of the covenants and other obligations required to be performed by such party under such agreements and that the conditions precedent in such agreements were not and would not be waived, (ii) in the course of obtaining any necessary regulatory or third party approvals, consents and releases with respect to the Transaction, no delay, limitation, restriction or condition would be imposed that would have an adverse effect on Great Ajax, Rithm or the Transaction, and (iii) the Transaction and any related transactions would be consummated in accordance with the terms of the Revised Term Sheet without any waiver, modification or amendment of any material term, condition or agreement thereof and in compliance with all applicable laws, regulations and other requirements.
The Piper Sandler Opinion addressed only whether the Transaction represented a reasonable means for Great Ajax to raise capital, from a financial point of view, and did not address any other aspect or implication of the proposed Transaction or any agreement, arrangement or understanding entered into in connection therewith or otherwise, including, without limitation, the form or structure of the proposed Transaction. In addition, Piper Sandler was not requested to make, and did not make, an independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of Great Ajax, nor was Piper Sandler furnished with any such evaluations or appraisals. Furthermore, Piper Sandler did not express any advice or opinion regarding matters that required legal, regulatory, accounting, insurance, intellectual property, tax, environmental, executive compensation or other similar professional advice. Piper Sandler assumed that Great Ajax had or would obtain such advice or opinions from the appropriate professional sources. The issuance of the Piper Sandler Opinion was approved by Piper Sandler’s internal opinion committee.
The Piper Sandler Opinion was necessarily based on information made available to Piper Sandler as of the date of the Piper Sandler Opinion and upon financial, economic, market and other conditions as they existed and could be evaluated on that date. It should be understood that Piper Sandler has not undertaken, and is under no obligation, to update, revise, reaffirm or withdraw its opinion or otherwise comment on or consider events occurring or coming to its attention after the date of its opinion. Piper Sandler did not express any opinion as to what the value of shares of Great Ajax common stock or the prices or ranges of prices at which shares of Great Ajax common stock might be purchased or sold at any time. The Piper Sandler Opinion did not address the relative merits of the proposed Transaction as compared to alternative transactions or strategies that might be available to Great Ajax, nor did it address the underlying business decision of the Great Ajax Board or Great Ajax to proceed with or effect the proposed Transaction.
In preparing the Piper Sandler Opinion, Piper Sandler performed a variety of financial and comparative analyses, including those described below. The summary of Piper Sandler’s analyses described below is not a complete description of the analyses underlying the Piper Sandler Opinion. The preparation of a reasonableness opinion is a complex process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore, a reasonableness opinion is not readily susceptible to partial analysis or summary description. Piper Sandler arrived at its opinion based on the results of all analyses undertaken by it and assessed as a whole and did not draw, in isolation, conclusions from or with regard to any one factor or method of analysis. Accordingly, Piper Sandler believes that its analyses must be considered as a whole and that selecting portions of its analyses and factors or focusing on information presented in tabular format, without considering all analyses and factors or the narrative description of the analyses, could create a misleading or incomplete view of the processes underlying its analyses and opinion.
In its analyses, Piper Sandler considered industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of Great Ajax. No company, business or transaction used for comparative purposes in Piper Sandler’s analyses is identical to Great Ajax or the proposed Transaction, and an evaluation of the results of those analyses is not entirely mathematical. Rather, the analyses involve complex considerations and judgments concerning financial and operating characteristics and other factors that could affect the values of the companies, businesses or transactions analyzed. The estimates contained in Piper Sandler’s analyses are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than those suggested by the analyses. In addition, analyses relating to the value of businesses or securities do not purport to be appraisals or to reflect the prices at which businesses or securities actually may be sold or acquired. Accordingly, the estimates used in, and the results derived from, Piper Sandler’s analyses are inherently subject to substantial uncertainty.
Piper Sandler was not requested to, and it did not, determine or recommend the Transaction, which was determined through negotiations between Great Ajax and Rithm, and the decision to enter into the Revised Term Sheet was solely that of the Great Ajax Board. The Piper Sandler Opinion and financial analyses were only one of many factors considered by the Great Ajax Board in its evaluation of the Transaction and should not be viewed as determinative of the views of the Great Ajax Board or Great Ajax management with respect to the proposed Transaction.
Financial Analyses
The following is a summary of certain financial analyses reviewed by Piper Sandler with the Great Ajax Board in connection with the rendering of the Piper Sandler Opinion. The summary does not contain all of the financial data Stockholders of Great Ajax may want or need for purposes of making an independent determination of the Transaction. Stockholders of Great Ajax are encouraged to consult their own financial and other advisers before making any decision in connection with the proposed Transaction. The financial analyses summarized below include information presented in tabular format. In order to fully understand Piper Sandler’s financial analyses, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses. Considering the data in the tables below without considering the full narrative description of the financial analyses, as well as the methodologies underlying, and the assumptions, qualifications and limitations in connection with, each analysis, could create a misleading or incomplete view of Piper Sandler’s financial analyses.
Public Companies Analysis
In order to assess how the public market values shares of similar publicly traded companies, Piper Sandler reviewed and compared certain financial and stock market information relating to Great Ajax with companies that Piper Sandler deemed comparable to Great Ajax. Piper Sandler reviewed certain financial and stock market information relating to Great Ajax and the following publicly traded companies (which are referred to in this section as the “Great Ajax Peer Group”), which included publicly traded non-agency mortgage REITs with business characteristics that Piper Sandler considered generally similar to those of Great Ajax:
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AG Mortgage Investment Trust, Inc.

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Angel Oak Mortgage REIT, Inc.

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Chimera Investment Corporation

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Dynex Capital, Inc.

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EFC

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Invesco Mortgage Capital Inc.

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MFA Financial, Inc.

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New York Mortgage Trust, Inc.

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Orchid Island Capital, Inc.

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PennyMac Mortgage Investment Trust

•
Ready Capital Corporation

•
Redwood Trust, Inc.

•
Rithm Capital Corp.

•
Two Harbors Investment Corp.

With respect to each company above, Piper Sandler calculated and compared (i) the multiple of price to tangible book value per share (“P/TBV”) and (ii) estimated dividend yield based on the most recent quarter’s annualized dividend (“Dividend Yield”), in each case, based on reported metrics and available estimates obtained from public filings, consensus third party research and other publicly available information as of February 16, 2024.
The overall low, high, mean and median P/TBV multiples and Dividend Yield observed for the Great Ajax Peer Group were as follows:
Great Ajax Peer Group	Low	High	Mean	Median
P/TBV	0.55x	1.19x	0.82x	0.85x
Dividend Yield	9.5%	18.4%	12.7%	12.2%
Precedent Transactions Analysis
Piper Sandler reviewed publicly available financial information relating to recent recapitalization transactions involving non-agency REITs, including MFA Financial, Inc., Chimera Investment Corporation and Rithm Capital Corp. (the “Recapitalization Precedent Group”). For purposes of its analysis, Piper Sandler reviewed the financial terms of term loans with warrants for each of the companies in the Recapitalization Precedent Group, including term, interest rates, exercise price, expiration period and associated fees. Using this information, Piper Sandler compared the estimated cost of financing for the Transaction to the estimated cost of financing for each of the companies in the Recapitalization Precedent Group. The following table illustrates the results:
		Recapitalization Precedent Group
	Transaction(1)	Low	High	Mean	Median
Estimated Cost of Financing	15.32%	16.60%	26.53%	22.44%	24.20%

(1)
Illustrative analysis of the Transaction, assuming closing date of February 16, 2024 and assuming that the Facility is fully drawn.

Piper Sandler also reviewed publicly available financial information relating to issuances of senior notes by certain non-agency REITs between January 1, 2023 and February 16, 2024, which included issuances by Velocity Commercial Capital, LLC, AG Mortgage Investment Trust, Inc., Redwood Trust, Inc., MFA Financial, Inc. and PennyMac Mortgage Investment Trust (the “Precedent Notes Transactions”). For purposes of its analysis, Piper Sandler reviewed the financial aspects of the Precedent Notes Transactions, including coupon, issuance price and yield at issuance. The overall low, high, mean and median metrics observed for the Precedent Notes Transactions were as follows:
Precedent Notes Transactions	Low	High	Mean	Median
Coupon	8.500%	9.875%	9.175%	9.125%
Issuance Price	99.081%	100.000%	99.816%	100.000%
Yield at Issuance	8.500%	10.125%	9.225%	9.125%
Pro Forma Results
Piper Sandler analyzed certain potential pro forma effects of the Transaction on Great Ajax’s capital structure, balance sheet and outstanding share count based upon the Revised Term Sheet and certain adjustments, as provided by the senior management of Great Ajax. In connection with its pro forma analysis, Piper Sandler considered and discussed with the Great Ajax Board of directors how the results thereof are not necessarily indicative of actual values or future results. The actual results achieved by the Transaction may vary from projected results and the variations may be material.
Miscellaneous
Great Ajax selected Piper Sandler to act as exclusive financial adviser to Great Ajax in connection with the proposed Transaction based on Piper Sandler’s qualifications, experience and reputation. Piper Sandler is a nationally recognized investment banking firm and is regularly engaged in the valuation of businesses and securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities and private placements.
Great Ajax has agreed to pay Piper Sandler for its financial advisory services in connection with the proposed Transaction a fee which at the time of announcement of the Transaction was approximately $6.00 million. Great Ajax paid Piper Sandler $1.25 million upon rendering its reasonableness opinion, which opinion fee will be credited in full towards the financial advisory fee. The remaining $4.75 million of the financial advisory fee is contingent upon and will become due and payable to Piper Sandler upon consummation of the Transaction. In addition, Great Ajax has agreed to reimburse Piper Sandler for its expenses, including fees and expenses of legal counsel, and to indemnify Piper Sandler and certain related parties for certain liabilities and other items arising out of or related to its engagement.
In the two years preceding the date of the Piper Sandler Opinion, Piper Sandler provided certain other investment banking services to Great Ajax. In summary, Piper Sandler acted as (i) placement agent in connection with Great Ajax’s offer and sale of non-convertible debt, which transaction occurred in August 2022 and for which Piper Sandler received approximately $2.50 million in compensation and (ii) financial adviser and rendered an opinion to Great Ajax in connection with Great Ajax’s contemplated sale to EFC, for which Piper Sandler received an opinion fee of $1.25 million and customary expense reimbursement in June 2023. Piper Sandler did not provide any investment banking services to Rithm in the two years preceding its opinion.
Piper Sandler is a full-service securities firm engaged in securities trading and brokerage activities as well as providing investment banking and other financial services. In the ordinary course of business as a broker-dealer, Piper Sandler may purchase securities from and sell securities to Great Ajax, Rithm and their respective affiliates. Piper Sandler may also actively trade the equity and debt securities of Great Ajax, Rithm and their respective affiliates for its own account and for the accounts of its customers.
Opinion of BTIG, LLC, Financial Adviser to the Great Ajax Special Committee
The Great Ajax Special Committee retained BTIG to act as its financial adviser in connection with a potential transaction such as the Private Placement, the Facility and the Warrant Issuance. In selecting BTIG, the Great Ajax Special Committee considered, among other things, (i) the consensus of the Great Ajax Special Committee that BTIG would be the best suited based on the expertise and experience of the team proposed by BTIG, (ii) the fact that BTIG recently acted as financial adviser to Great Ajax in connection with a terminated business combination transaction and (iii) the fact that BTIG is a reputable investment banking firm with experience advising companies in the financial services sector and providing strategic advisory services in general. BTIG, as part of its investment banking business, is continuously engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements, and valuations for corporate and other purposes.
On February 22, 2024, at a meeting of the Great Ajax Special Committee, BTIG delivered an oral opinion, subsequently confirmed by delivery of a written opinion dated as of February 22, 2024, to the Great Ajax Special Committee to the effect that, based on and subject to the assumptions made, procedures followed, factors considered, limitations of the review undertaken and qualifications contained in such BTIG Opinion, as of the date of the BTIG Opinion (i) the Term Loan Cost was reasonable from a financial point of view to Great Ajax and (ii) the Private Placement Price was reasonable from a financial point of view to Great Ajax. At the invitation of the Great Ajax Special Committee, the other members of the Great Ajax Board attended the oral presentation of the BTIG Opinion.

The full text of the BTIG Opinion is attached to this proxy statement/prospectus as Annex B and is incorporated herein by reference in its entirety. The summary of the BTIG Opinion set forth herein is qualified in its entirety by reference to the full text of the BTIG Opinion. Great Ajax Stockholders are urged to read the BTIG Opinion carefully and in its entirety for a discussion of, among other things, the assumptions made, procedures followed, factors considered, limitations of the review undertaken and qualifications contained in such BTIG Opinion. The BTIG Opinion was not intended to and does not constitute a recommendation as to how any Great Ajax Stockholder or any other person should vote or whether such Great Ajax Stockholder or such other person should take any other action in connection with the Private Placement, the Facility, the Warrant Issuance, the Excluded Transactions or any other matter.
The BTIG Opinion was approved by BTIG’s opinion committee. The BTIG Opinion was provided for the information of, and directed to, the Great Ajax Special Committee in connection with and for purposes of its evaluation of the Private Placement, the Facility and the Warrant Issuance.
In arriving at the BTIG Opinion, BTIG:
•
reviewed certain publicly available business and financial information relating to Great Ajax that BTIG deemed to be relevant;

•
discussed past and current operations, financial outlook and prospects and current financial condition and liquidity of Great Ajax with management of Great Ajax (including their views on the risks and uncertainties of Great Ajax’s financial outlook and prospects);

•
reviewed the reported prices and the historical trading activity of Great Ajax Common Stock;

•
compared the financial performance of Great Ajax and its stock market trading multiples with those of certain other publicly traded companies that BTIG deemed relevant;

•
discussed the terms and circumstances surrounding the Private Placement, the Facility and the Warrant Issuance with certain representatives of Mayer Brown LLP, Great Ajax’s outside legal counsel, and the management of Great Ajax;

•
reviewed the financial terms of the Private Placement, the Facility and the Warrant Issuance as described in the Term Sheet (as defined below) and compared those terms with the publicly available financial terms of certain other transactions and securities that BTIG deemed relevant;

•
reviewed (a) a summary of terms outlining the proposed terms of the Private Placement, the Facility and the Warrant Issuance, among other transactions proposed to be entered into by Great Ajax, dated February 16, 2024 (the “Term Sheet”) (b) a draft dated February 9, 2024 of the Securities Purchase Agreement (the “Draft Securities Purchase Agreement”), (c) a draft dated February 17, 2024 of the Credit Agreement (the “Draft Credit Agreement”) and (d) drafts dated February 19, 2024 of the Warrant Agreement (the “Draft Warrant Agreement”) and the form of Warrants to be issued to Rithm thereunder (the “Draft Warrant”);

•
performed such other analyses, reviewed such other information and considered such other factors as BTIG deemed appropriate; and

•
held discussions with certain members of the management of Great Ajax regarding the use of proceeds from the Private Placement and the borrowings under the Facility and the effects of the Private Placement, the Facility and the Warrant Issuance on the financial condition and future prospects of Great Ajax.

In rendering the BTIG Opinion, BTIG assumed and relied upon, without independent verification, the accuracy and completeness of the information that was publicly available, supplied or otherwise made available to or discussed with BTIG by Great Ajax, and BTIG relied upon the assurances of the management of Great Ajax that they were not aware of any facts or circumstances that would make such information provided by Great Ajax inaccurate or misleading in any material respect. Without limiting the foregoing, BTIG relied upon information provided to it by the senior management of Great Ajax relating to the availability of alternative sources of financing in light of current market conditions and certain financial challenges faced by Great Ajax. In addition, BTIG assumed, as advised by Great Ajax, the accuracy of the representations and warranties contained in the Securities Purchase Agreement, the Credit Agreement and

the Warrant Agreement and all agreements related thereto and that the Private Placement, the Facility and the Warrant Issuance will be consummated in accordance with the terms set forth in the Securities Purchase Agreement, the Credit Agreement and the Warrant Agreement, without any waiver, amendment or delay of any of the terms or conditions thereof. BTIG also assumed, as advised by Great Ajax, that in connection with the receipt of all the necessary approvals and consents required for the proposed Private Placement, Facility and Warrant Issuance, no delays, limitations, conditions or restrictions will be imposed that would have an adverse effect on Great Ajax or the contemplated benefits expected to be derived in the proposed Private Placement, Facility or Warrant Issuance. BTIG also assumed, as advised by Great Ajax, that the final executed Securities Purchase Agreement, Credit Agreement, Warrant Agreement and Warrants will not differ in any material respect from the Draft Securities Purchase Agreement, the Draft Credit Agreement, the Draft Warrant Agreement and the Draft Warrant, as applicable.
BTIG further relied upon, without independent verification, the assessment of Great Ajax and its legal, tax, regulatory and accounting advisers with respect to legal, tax, regulatory and accounting matters. BTIG expressed no view or opinion as to any terms or other aspects of the Private Placement, the Facility and the Warrant Issuance (other than the Term Loan Cost and Private Placement Price to the extent expressly specified in the BTIG Opinion), including, without limitation, the form or structure of the Private Placement, the Facility and the Warrant Issuance, and BTIG expressed no view or opinion whatsoever as to any terms or aspects of any of the Excluded Transactions. BTIG was not requested to, and it did not, participate in the negotiation of the terms of the Private Placement, the Facility, the Warrant Issuance or any of the Excluded Transactions, nor was BTIG requested to, and it did not, provide any advice or services in connection with the Private Placement, the Facility or the Warrant Issuance other than the delivery of the BTIG Opinion, and BTIG expressed no view or opinion as to any such matters, and BTIG did not provide any advice or services whatsoever in connection with any of the Excluded Transactions. The BTIG Opinion is limited to the reasonableness, from a financial point of view, to Great Ajax as of the date of the BTIG Opinion of the Term Loan Cost and the Private Placement Price, and no view or opinion was expressed with respect to any of the Excluded Transactions or to the amount or nature of any compensation to any officers, directors, or employees of any party to any of the Private Placement, the Facility, the Warrant Issuance or any of the Excluded Transactions, or any class of such persons, relative to the Term Loan Cost or the Private Placement Price. BTIG did not make any independent valuation or appraisal of the assets or liabilities (including any contingent, derivative or other off-balance-sheet assets and liabilities) of Great Ajax, nor was it furnished with any such valuations or appraisals, and BTIG did not make any physical inspection of the properties or assets of Great Ajax. The BTIG Opinion is necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to it as of, the date of the BTIG Opinion. Events occurring after the date of the BTIG Opinion may affect the BTIG Opinion and the assumptions used in preparing it, and BTIG did not assume any obligation to update, revise or reaffirm the BTIG Opinion. BTIG was not requested to opine on, and the BTIG Opinion does not address, the fairness of the Term Loan Cost or the Private Placement Price, or any other aspect of the Private Placement, the Facility or the Warrant Issuance, or any of the Excluded Transactions.
The BTIG Opinion does not address the relative merits of the Private Placement, the Facility and the Warrant Issuance in comparison to other strategies or transactions that might have been available to Great Ajax or in which Great Ajax might have engaged or as to the underlying business decision of Great Ajax to proceed with or effect the Private Placement, the Facility, the Warrant Issuance or any of the Excluded Transactions. In addition, the BTIG Opinion does not in any manner address the prices or volumes at which the Great Ajax Common Stock will trade at any time, including following the announcement or consummation of the Private Placement, the Facility, the Warrant Issuance and the Excluded Transactions.
The summary set forth below under “— Summary of Selected Precedent Transactions Analysis” is a summary of the selected precedent transactions analysis performed by BTIG in arriving at the BTIG Opinion. This summary does not purport to be a complete description of the analysis performed by BTIG, but describes, in summary form, the material elements of the presentation that BTIG made to the Great Ajax Special Committee on February 22, 2024, in connection with the BTIG Opinion.
The selected precedent transactions analysis summarized below includes information presented in tabular format. In order to fully understand the selected precedent transactions analysis performed by BTIG, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the selected precedent transactions analysis performed by BTIG. Considering the data set forth in the tables below without considering the full narrative description of the selected precedent transactions analysis, including the methodologies and assumptions underlying the analysis, could create a misleading or incomplete view of the selected precedent transactions analysis performed by BTIG. The summary text and tables set forth below do not represent and should not be viewed by anyone as constituting conclusions reached by BTIG with respect to the analysis performed by it in connection with the BTIG Opinion. Rather, BTIG made its determination as to the reasonableness, from a financial point of view, as of the date of the BTIG Opinion of the Term Loan Cost and the Private Placement Price, on the basis of its experience and professional judgment after considering the results of the analysis performed. Except as otherwise noted, the information utilized by BTIG in its analysis, to the extent that it is based on market data, is based on market data as it existed on or before February 22, 2024 and is not necessarily indicative of current market conditions. The analysis described below does not purport to be indicative of actual future results, or to reflect the prices at which any securities may trade in the public markets, which may vary depending upon various factors, including changes in interest rates, dividend rates, market conditions, economic conditions, and other factors that influence the price of securities.
Summary of Selected Precedent Transactions Analysis
In conducting its analysis of the Term Loan Cost and the Private Placement Price, BTIG used a selected precedent transactions analysis. No company or transaction used in any analysis as a comparison is identical to Great Ajax, the Private Placement, the Facility or the Warrant Issuance, and they all differ in material ways. Accordingly, an analysis of the results described below is not mathematical; rather, it involves complex considerations and judgments and other factors that could affect the selected transactions to which they are being compared.
Term Loan Cost Analysis
BTIG reviewed, analyzed and compared certain terms of the Facility and the Warrant Issuance to corresponding publicly available information for the following financing transactions by publicly traded mortgage REITs that were announced after January 1, 2020 (the “selected financings”).
Announced Date	Company	Investor	Investment Amount(1) ($m)
04/03/20	Great Ajax Corp.	Magnetar Capital LLC	$80.0
04/06/20	Velocity Financial, Inc.	Pacific Investment Management Company LLC; Snow Phipps Group, LLC	$45.0
05/04/20	Ladder Capital Corp	Koch Real Estate Investments, LLC	$206.4
05/20/20	New Residential Investment Corp.	Canyon Partners, LLC; Fortress Investment Group LLC	$600.0
05/29/20	TPG RE Finance Trust, Inc.	Starwood Capital Group	$225.0
06/10/20	Chimera Investment Corporation	Ares Management Corporation	$400.0
06/16/20	MFA Financial Inc.	Apollo Global Management Inc.	$500.0
08/03/20	Exantas Capital Corp.	Oaktree Capital Management, L.P.; Massachusetts Mutual Life Insurance Company	$50.0
09/28/20	Granite Point Mortgage Trust Inc.	Pacific Investment Management Company LLC	$225.0

(1)
Investment amount shown as initial investment not incorporating any subsequent options or additional draws.

BTIG selected the selected financings based upon its experience and knowledge of the financial terms of financing transactions involving companies in the mortgage and mortgage REIT industry. Although none of the selected financings are directly comparable to the Facility and the Warrant Issuance, nor are any

of the companies involved in such selected financings directly comparable to Great Ajax, BTIG selected transactions involving companies with similar characteristics to Great Ajax.
Using publicly available information and market data, BTIG reviewed, for each of the selected financings, the interest rate and the warrant exercise price premium to the closing price of the applicable company immediately prior to the closing of such selected financing and the warrant coverage as a percentage of the aggregate investment amount for such selected financing, which terms are indicated in the tables below:
Company	Investor	Interest Rate / Coupon
Great Ajax Corp.	Magnetar Capital LLC	Series A: 7.25% then 5 year UST + 6.00% Series B: 5.00% then 5 year UST + 6.00%
Velocity Financial, Inc.	Pacific Investment Management Company LLC; Snow Phipps Group, LLC	No coupon; conversion price of $3.85(1)
Ladder Capital Corp	Koch Real Estate Investments, LLC	London Interbank Offered Rate (“LIBOR”) + 10.00%
New Residential Investment Corp.	Canyon Partners, LLC; Fortress Investment Group LLC	11.00%
TPG RE Finance Trust, Inc.	Starwood Capital Group	11.00%
Chimera Investment Corporation	Ares Management Corporation	7.00%
MFA Financial Inc.	Apollo Global Management Inc.	11.00% through year 3; increases 1.00% per year thereafter
Exantas Capital Corp.	Oaktree Capital Management, L.P.; Massachusetts Mutual Life Insurance Company	12.00%(2)
Granite Point Mortgage Trust Inc.	Pacific Investment Management Company LLC	8.00%(3)
	25th Percentile	8.00%(4)(5)
	75th Percentile	12.00%(4)(5)
Great Ajax Corp. Facility		10.00%

(1)
Represents a 56% premium to the price per share of Velocity Financial, Inc. common stock on the announcement date.

(2)
Exantas Capital Corp.’s notes have a cash interest rate of 8.75% and a payment-in-kind interest rate of 3.25%, totaling an annual interest rate of 12.00%.

(3)
Assumes 8.00% cash interest rate. If Granite Point Mortgage Trust Inc. elects to pay a portion, more than 50%, of the interest in kind, the interest rate increases to 9.00%.

(4)
25th and 75th percentile calculation uses five-year U.S. Treasury rate of 4.301% for Great Ajax Series A stock and Series B stock and three-month term secured overnight financing rate of 5.322%, rather than LIBOR, for the Ladder Capital Corp. transaction.

(5)
25th and 75th percentile account for weighted average coupon, exercise price premium and warrant coverage in transactions with multiple series or warrant tranches.

Company	Investor	Warrant Exercise Price Premium / (Discount) to Last Closing Price
Great Ajax Corp.	Magnetar Capital LLC	123.0%
Velocity Financial, Inc.	Pacific Investment Management Company LLC; Snow Phipps Group, LLC	2/3 warrants: 20.0% 1/3 warrants: 100.0%
Ladder Capital Corp	Koch Real Estate Investments, LLC	1.0%
New Residential Investment Corp.	Canyon Partners, LLC; Fortress Investment Group LLC	Series 1: 0.0% Series 2: 30.0%
TPG RE Finance Trust, Inc.	Starwood Capital Group	10.0%(1)
Chimera Investment Corporation	Ares Management Corporation	(99.0%)
MFA Financial Inc.	Apollo Global Management Inc.	1/2 warrants: 0.0% 1/2 warrants: 25.0%
Exantas Capital Corp.	Oaktree Capital Management, L.P.; Massachusetts Mutual Life Insurance Company	(99.0%)
Granite Point Mortgage Trust Inc.	Pacific Investment Management Company LLC	10.0%
	25th Percentile	0.6%(2)
	75th Percentile	13.0%(2)
Great Ajax Corp. Facility		10.0%(3)

(1)
Based on 30-day volume weighted average price per share of TPG RE Finance Trust, Inc. common stock as of the date the transaction was announced on May 29, 2020.

(2)
25th and 75th percentile account for weighted average coupon, exercise price premium and warrant coverage in transactions with multiple series or warrant tranches.

(3)
10.0% premium was based on the five-day volume weighted average price per share of Great Ajax Common Stock on the NYSE as of February 21, 2024.1

Company	Investor	Warrant Coverage as a Percentage of Investment Amount
Great Ajax Corp.	Magnetar Capital LLC	50.0%
Velocity Financial, Inc.	Pacific Investment Management Company LLC; Snow Phipps Group, LLC	24.2%
Ladder Capital Corp	Koch Real Estate Investments, LLC	15.5%
New Residential Investment Corp.	Canyon Partners, LLC; Fortress Investment Group LLC	50.0%
TPG RE Finance Trust, Inc.	Starwood Capital Group	40.0%
Chimera Investment Corporation	Ares Management Corporation	59.1%(1)
MFA Financial Inc.	Apollo Global Management Inc.	13.9%
Exantas Capital Corp.	Oaktree Capital Management, L.P.; Massachusetts Mutual Life Insurance Company	18.7%(2)
Granite Point Mortgage Trust Inc.	Pacific Investment Management Company LLC	13.1%
	25th Percentile	15.5%(3)
	75th Percentile	50.0%(3)
Great Ajax Corp. Facility		50.0%

1
The actual exercise price per Warrant Share is $5.36, which is equal to a 10.0% premium to the five-day average closing price of Great Ajax Common Stock on the NYSE as of February 26, 2024.

(1)
Assumes value of warrant exercise equal to 20,300,000 shares multiplied by Chimera Investment Corporation’s closing price of $11.64 on June 8, 2020, the execution date of the applicable credit agreement.

(2)
Assumes value of warrant exercise equal to 3,500,000 shares multiplied by Exantas Capital Corp.’s closing price of $6.69 on July 31, 2020, the last trading date prior to announcement of such financing.

(3)
25th and 75th percentile account for weighted average coupon, exercise price premium and warrant coverage in transactions with multiple series or warrant tranches.

Because the market conditions, rationale, and circumstances surrounding each of the selected financings analyzed were specific to each transaction and because of the inherent differences between Great Ajax’s businesses, operations and prospects and those of the companies involved in such selected financings, BTIG believed that it was inappropriate to, and therefore did not, rely solely on the quantitative results of the analysis. Accordingly, BTIG also made qualitative judgments concerning the differences between the characteristics of these selected financings (including market conditions, rationale, and circumstances surrounding each of the transactions, and the timing, type and size of each of the transactions).
Private Placement Price Analysis
BTIG reviewed, analyzed and compared certain terms of the Private Placement to corresponding publicly available information for the follow-on offerings by publicly traded residential mortgage REITs with a market capitalization of less than $500 million that were announced after January 1, 2019, set forth in the table below (the “selected offerings”).
BTIG selected the selected offerings based upon its experience and knowledge of companies in the residential mortgage REIT industry. Although none of the selected offerings are directly comparable to the Private Placement, nor are any of the companies involved in such selected offerings directly comparable to Great Ajax, BTIG selected transactions involving companies with similar characteristics to Great Ajax.
Using publicly available information and market data, BTIG reviewed, for each of the selected offerings, (i) the offering size, (ii) the offering size as a percentage of each issuer’s market capitalization immediately prior to giving effect to the offering, (iii) the transaction size as a percentage of each issuer’s market capitalization immediately after giving effect to the offering, (iv) the transaction size as a multiple of each issuer’s thirty-day average daily trading volume (“ADTV”) at the time of the offering and (v) the offering discount, which terms are indicated in the tables below:
					Transaction Sizing
Announced Date	Issuer	Offer Price	Offering Size	Market Cap at Issue	As Percentage of Pre-Transaction Market Cap	As Percentage of Post-Transaction Market Cap	As a Multiple of 30-Day ADTV	File / Offer Discount
11/17/21	AG Mortgage Investment Trust Inc	$10.25	$82.5	$162.5	50.8%	35.2%	47.7x	(19.0)%
06/14/21	Ellington Residential Mortgage REIT	$13.20	$42.9	$162.9	26.3%	25.2%	42.0x	(4.1)%
03/03/21	Dynex Capital Inc	$18.35	$73.9	$492.8	15.0%	13.3%	8.0x	(4.1)%
03/02/21	Orchid Island Capital Inc	$5.55	$51.1	$472.4	10.8%	9.9%	3.7x	(4.1)%
01/28/21	Dynex Capital Inc	$17.85	$56.5	$423.0	13.3%	12.0%	9.3x	(4.8)%
01/20/21	Orchid Island Capital Inc	$5.30	$46.3	$404.8	11.4%	10.4%	5.9x	(4.2)%
07/30/19	Orchid Island Capital Inc	$6.55	$45.9	$367.2	12.5%	11.1%	14.2x	(4.0)%
05/14/19	Western Asset Mortgage Capital Corp	$10.14	$50.7	$489.0	10.4%	9.4%	24.2x	(4.0)%

					Transaction Sizing
Announced Date	Issuer	Offer Price	Offering Size	Market Cap at Issue	As Percentage of Pre-Transaction Market Cap	As Percentage of Post-Transaction Market Cap	As a Multiple of 30-Day ADTV	File / Offer Discount
02/19/19	Arlington Asset Investment Corp	$8.34	$50.0	$255.0	19.6%	16.4%	19.3x	(4.1)%
02/11/19	AG Mortgage Investment Trust Inc	$17.05	$58.8	$490.2	12.0%	10.9%	25.2x	(4.2)%
01/28/19	Dynex Capital Inc	$5.90	$47.5	$370.6	12.8%	11.5%	14.8x	(4.1)%
Mean			$55.1	$371.9	17.7%	15.0%	19.5x	(5.5)%
Median			$50.7	$404.8	12.8%	11.5%	14.8x	(4.1)%
Great Ajax Corp. Private Placement			$14.0		10.3%	9.4%	13.1x	0.0%
Because the market conditions, rationale, and circumstances surrounding each of the selected offerings analyzed were specific to each transaction and because of the inherent differences between Great Ajax’s businesses, operations and prospects and those of the companies involved in such selected offerings, BTIG believed that it was inappropriate to, and therefore did not, rely solely on the quantitative results of the analysis. Accordingly, BTIG also made qualitative judgments concerning the differences between the characteristics of these selected offerings (including market conditions, rationale, and circumstances surrounding each of the transactions, and the timing, type and size of each of the transactions).
Other Factors
BTIG also noted certain additional factors that were not considered part of BTIG’s selected precedent transactions analysis with respect to the BTIG Opinion but were referenced for informational purposes, including, among other things, the following:
•
historical closing stock price-to-book value multiples of Great Ajax during the two-year period ended February 21, 2024, which had a median of 0.60x, as compared to the closing stock price-to-book value multiple of Great Ajax on February 21, 2024 of approximately 0.45x; and

•
historical total return of Great Ajax during the two-year period prior to February 21, 2024, which was negative 47.8%.

Conclusion
Based upon the foregoing selected precedent transactions analysis and the assumptions and limitations set forth in full in the text of the BTIG Opinion, BTIG was of the opinion that, as of the date of the BTIG Opinion, and subject to and based on the assumptions made, procedures followed, factors considered, limitations of the review undertaken and qualifications contained in such BTIG Opinion, (a) the Term Loan Cost was reasonable from a financial point of view to Great Ajax and (b) the Private Placement Price was reasonable from a financial point of view to Great Ajax.
Miscellaneous
As noted above, the discussion under “— Summary of Selected Precedent Transactions Analysis” represents a summary of the selected precedent transactions analysis presented by BTIG to the Great Ajax Special Committee in connection with the BTIG Opinion and is not a comprehensive description of all analyses undertaken by BTIG in connection with the BTIG Opinion. The preparation of a financial opinion is a complex analytical process involving various determinations as to the most appropriate and relevant methods of analysis and the application of those methods to the particular circumstances and, therefore, a financial opinion is not readily susceptible to partial analysis or summary description. BTIG believes that its analysis summarized above must be considered as a whole. BTIG further believes that selecting portions of its analysis and the factors considered or focusing on information presented in tabular format, without considering the entirety of its analysis and all factors considered or the narrative description of the analysis, could create a misleading or incomplete view of the processes underlying BTIG’s selected precedent transactions analysis and the BTIG Opinion.

The terms, type and amount of consideration payable in the Private Placement, the Facility and the Warrant Issuance was determined through negotiations between Great Ajax and Rithm, rather than by any financial adviser, and was approved by the Great Ajax Board (following the unanimous recommendation of the Great Ajax Special Committee). The decision to enter into the Securities Purchase Agreement, the Credit Agreement and the Warrant Agreement was solely that of the Great Ajax Board (following the unanimous recommendation of the Great Ajax Special Committee). As described above, the BTIG Opinion and the selected precedent transactions analysis presented by BTIG to the Great Ajax Special Committee were only one of many factors considered by the Great Ajax Special Committee and the Great Ajax Board in their evaluation of the Private Placement, the Facility and the Warrant Issuance and should not be viewed as determinative of the views of the Great Ajax Special Committee or the Great Ajax Board with respect to the Private Placement, the Facility, the Warrant Issuance, the Term Loan Cost or the Private Placement Price.
Pursuant to the engagement letter between the Great Ajax Special Committee and BTIG, the Great Ajax Special Committee has agreed to pay BTIG a fee of $1.00 million for its services, of which $500,000 was paid on March 22, 2024, and the remainder of which is contingent upon the consummation of the Private Placement, the Facility and the Warrant Issuance. In addition, Great Ajax has agreed to reimburse BTIG for certain of its out-of-pocket expenses, including legal fees, and has agreed to indemnify BTIG against certain liabilities, including under applicable laws.
BTIG, as part of its investment banking business, is continuously engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements, and valuations for corporate and other purposes.
In the two years prior to the date of the BTIG Opinion, BTIG and its affiliates have not provided financial advisory or investment banking services for NIC RMBS (the “Initial Lender”) or the Current Manager, for which any compensation was received. In the two years prior to the date of the BTIG Opinion, BTIG and its affiliates have acted as financial adviser to Great Ajax in connection with a terminated business combination transaction and received a customary fee for rendering a fairness opinion in connection with such terminated transaction. In the two years prior to the date hereof, BTIG and its affiliates have provided and are currently providing banking services to Rithm and have received or in the future may receive compensation for the rendering of these services, including (i) acting as a placement agent on Rithm’s at-the-market equity offering, (ii) having acted as an underwriter for Rithm in connection with an asset-backed securities offering and (iii) having acted as broker in connection with Rithm’s share repurchase program. BTIG and its affiliates may seek to provide financial advisory or investment banking services to Rithm, the Initial Lender, Great Ajax or the Current Manager or any of their respective affiliates in the future, and would expect to receive customary fees for the rendering of any such services. BTIG and its affiliates provide investment banking and other services to a wide range of persons from which conflicting interests or duties may arise. BTIG, its affiliates, directors, members, managers, employees and officers may at any time hold long or short positions, and may trade or otherwise structure and effect transactions in debt or equity securities or loans of Rithm, Great Ajax or any other company that may be involved in the Private Placement, the Facility or the Warrant Issuance.
Recommendation of the Great Ajax Special Committee and the Great Ajax Board and Their Reasons for the Transaction
In evaluating the Transaction, the Great Ajax Special Committee consulted with the Great Ajax Special Committee’s financial and legal advisers, BTIG and Sheppard Mullin, respectively, and the Great Ajax Board consulted with Great Ajax’s financial and legal advisers, Piper Sandler and Mayer Brown, respectively. In reaching their respective determinations, the Great Ajax Special Committee and the Great Ajax Board considered a number of factors, including, but not limited to, the following material factors, which the Great Ajax Special Committee and the Great Ajax Board viewed as supporting their determinations with respect to the Transaction:
•
Recommendation of the Great Ajax Special Committee.   That the Great Ajax Special Committee, comprised entirely of independent directors of the Great Ajax Board, unanimously determined that each of the termination notice, the Termination and Release Agreement, the Exchange Agreement,

the termination of the Current Management Agreement, the Exchange, the issuance of Common Stock to the Current Manager in partial payment of the termination fee and the Exchange Issuance are advisable and in the best interests of Great Ajax and the Great Ajax Stockholders, and recommend that the Great Ajax Board determine the same;
•
Industry and Business Considerations.   The perspectives of the members of the Great Ajax Special Committee and the Great Ajax Board with respect to the industry, business, financial condition, current business strategy, succession planning and short- and long-term prospects of Great Ajax, including the following:

•
the challenges facing the mortgage REIT sector in general, including significant uncertainty regarding the outlook for interest rates as well as uncertainty regarding the outlook for the financial markets generally, including the general drop in stock prices and cuts to dividends distributed by mortgage REITs; and

•
the challenges facing Great Ajax in particular, including the fact that the price per share of the Common Stock has traded at a substantial discount to Great Ajax’s tangible book value per share for an extended period and Great Ajax’s necessity and potential future difficulty to meet its existing financial covenants;

•
Evaluation of Strategic Alternatives.   The belief of the members of the Great Ajax Special Committee and the Great Ajax Board that the value offered to the Great Ajax Stockholders in the Transaction was more favorable to Great Ajax’s stockholders than the potential value in other alternatives or in not completing a strategic transaction all together, as more fully described above in “— Background of the Transaction;”

•
Negotiations with Rithm.   The belief that, as a result of the robust negotiations with Rithm, Great Ajax maximized stockholder value and as a result of consummating the Transaction, the Great Ajax Common Stock price will trend upward over the long term, to the benefit of the Great Ajax Stockholders, and that the terms of the Transaction, were also the most favorable to Great Ajax, when compared to other available strategic alternatives as more fully described above in “—Background of the Transaction;”

•
Opinion of BTIG and Related Analysis.   The BTIG Opinion to the Great Ajax Special Committee to the effect that, based on and subject to the assumptions made, procedures followed, factors considered, limitations of the review undertaken and qualifications contained in such BTIG Opinion, as of the date of the BTIG Opinion, (a) the Term Loan Cost was reasonable from a financial point of view to Great Ajax and (b) the Private Placement Price was reasonable from a financial point of view to Great Ajax, as more fully described in the section entitled “The Transaction — Opinion of BTIG, LLC, Financial Adviser to the Great Ajax Special Committee” beginning on page 64;

•
Opinion of Piper Sandler and Related Analysis.   The Piper Sandler Opinion to the effect that, as of that date and based on and subject to the various assumptions made, procedures followed, matters considered and limitations and qualifications on the review undertaken by Piper Sandler, as set forth therein, the Transaction represented a reasonable means for Great Ajax to raise capital, from a financial point of view, as more fully described in the section entitled “The Transaction —  Opinion of Piper Sandler & Co., Financial Adviser to Great Ajax” beginning on page 60; and

•
Other Terms of the Transaction.   Certain other terms of the Transaction, which are more fully described in the section entitled “The Transaction” beginning on page 36, including, among others:

•
the Credit Agreement permits Great Ajax to continue to pay, between the signing of the Credit Agreement and the funding of the Facility, regular quarterly dividends payable in respect of the Great Ajax Common Stock, not to exceed $0.11 per share per quarter, consistent with past practice;

•
parts of the Transaction are subject to approval by holders of shares of Great Ajax Common Stock entitled to cast a majority of all the votes entitled to be cast on the matter;

•
the Securities Purchase Agreement provides the Great Ajax Board with the right, under certain specified circumstances, to consider an unsolicited competing proposal if the Great

Ajax Board determines in good faith, after consultation with its financial advisers and outside legal counsel, that such a competing proposal is a superior proposal for Great Ajax Stockholders, and provides the Great Ajax Board with the ability, under certain specified circumstances, to make a change in recommendation or to terminate the Transaction in order to enter into a definitive agreement with respect to such Great Ajax superior proposal upon payment to Rithm of a $2.00 million break-up fee and additional reimbursement expenses, and repurchase of the Warrants;
•
the commitment on the part of each of Great Ajax and Rithm to complete the Transaction as reflected in their respective obligations under the terms of the Transaction and the absence of any required government consents, and the likelihood that the Transaction will be completed on a timely basis; and

•
the other terms of the Transaction, including representations, warranties and covenants of the parties, as well as the conditions to their respective obligations under the Transaction documents.

The Great Ajax Special Committee and the Great Ajax Board also considered a variety of risks and other potentially negative factors in considering the Transactions, including, but not limited to, the following material factors:
•
Other Strategic Alternatives.   The risk that a different strategic alternative, such as continuing on without completing any strategic transaction, or moving forward with another alternative transaction, could be more beneficial to Great Ajax Stockholders than the Transaction;

•
Competing Transactions; Break-Up Fee.   That the terms of the Securities Purchase Agreement place limitations on Great Ajax’s right to initiate, solicit or knowingly encourage the making of any proposal by or with a third party with respect to a competing transaction and to furnish information to, or enter into discussions with, a third party interested in pursuing an alternative strategic transaction, and that, under the terms of the Transaction, Great Ajax must pay Rithm a $2.00 million break-up fee if the Transaction is terminated under certain circumstances, which might discourage or deter other parties from proposing an alternative transaction that may be more advantageous to Great Ajax Stockholders;

•
Expenses.   The expenses to be incurred in connection with the Transaction;

•
Completion of the Transaction.   That, while the Transaction is expected to be completed, especially given that Stockholders holding an aggregate of 44% of the outstanding shares of Common Stock (prior to giving effect to the Exchange Proposal) have agreed to vote in favor of the Transaction, and additional institutional Stockholders have expressed support for the Transaction but, as a matter of policy, may not enter into formal or contractual support agreements, there is no assurance that all the conditions to the parties’ obligations to complete the various parts of the Transaction will be satisfied or waived, or that the Transaction in fact will be completed;

•
Great Ajax Stockholder Approval.   That the closing of the Transaction is subject to the approval of the Great Ajax Stockholders and the Transaction will not close if the Great Ajax Stockholders do not approve the Proposals, other than the Equity Incentive Plan Proposal and the Accountants Proposal;

•
Management Resources.   The risk of diverting management focus and resources from operational matters and other strategic opportunities while working to implement the Transaction;

•
Conduct of Great Ajax Business Pending the Transaction.   That provisions in the Credit Agreement restricting some non-ordinary course operation of Great Ajax’s business during the period between the signing of the Credit Agreement and closing of the Transaction may delay or prevent Great Ajax from undertaking business opportunities that may arise or other actions it would otherwise take with respect to its operations absent the pending completion of the Transaction; and

•
Interested Directors.   That certain members of the Great Ajax Board have a conflict of interest with respect to the termination of the Current Management Agreement (which is a closing condition that must be satisfied immediately prior to the closing of the Transaction), and the resulting payment of a termination fee in Common Stock to the Current Manager.
The foregoing discussion of the factors considered by the Great Ajax Special Committee and the Great Ajax Board is not intended to be exhaustive and is not provided in any specific order or ranking, but rather includes material factors considered by the Great Ajax Special Committee and the Great Ajax Board. In view of the wide variety of factors considered in connection with their respective evaluation of the Transaction, and the complexity of these matters, the Great Ajax Special Committee and the Great Ajax Board did not consider it practical to, and did not attempt to, quantify, rank or otherwise assign any relative or specific weights or values to the different factors considered and individuals may have given different weights to different factors. The Great Ajax Special Committee and the Great Ajax Board conducted an overall review of the factors considered and determined that, in the aggregate, the potential benefits considered outweighed the potential risks or possible negative consequences of approving the Transaction.
The explanation and reasoning of the Great Ajax Special Committee and the Great Ajax Board and other information presented in this section is forward-looking in nature and, therefore, should be read in light of the factors discussed in the section entitled “Cautionary Statement Regarding Forward-Looking Statements” beginning on page 25.
After careful consideration, for the reasons set forth above, the Great Ajax Board has approved the Transaction and recommends that you vote:
1.
“FOR” the approval of, in order to comply with NYSE Rule 312.03, the issuance of Common Stock by Great Ajax to the Exchanging Investors in excess of the 19.99% cap in connection with the Exchange;

2.
“FOR” the approval of, in order to comply with NYSE Rule 312.03, Great Ajax’s issuance of Shares and Warrant Shares that may be issued to Rithm in connection with the Transaction, to the extent that such transactions may constitute a “change of control;”

3.
“FOR” the election of Paul Friedman, Mary Haggerty, Daniel Hoffman and Michael Nierenberg to serve on the Great Ajax Board, effective upon consummation of the Transaction, until the 2025 annual meeting of stockholders and until their successors are duly elected and qualified;

4.
“FOR” the approval of Great Ajax’s entry into the Rithm Management Agreement;

5.
“FOR” the approval of Amendment No. 1 to the 2016 Equity Incentive Plan;

6.
“FOR” the ratification of the appointment of Moss Adams LLP to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2024; and

7.
“FOR” the approval of the proposal to authorize the adjournment of the Meeting, if necessary or appropriate, including to solicit additional proxies if there are not sufficient votes to approve the foregoing proposals at the time of the Meeting.

Interests of Great Ajax’s Directors and Executive Officers in the Transaction
In considering the recommendation of the Great Ajax Board to approve the Proposals, Stockholders should be aware that directors and executive officers of Great Ajax have interests in the Transaction that may differ from, or be in addition to, the interests of Stockholders generally and that may present actual or potential conflicts of interests.
The Great Ajax Board was aware of, and considered the interests of, its directors and executive officers in reaching their respective decisions, which is the reason the Great Ajax Board decided to reauthorize the Great Ajax Special Committee. The Transaction was approved by the Great Ajax Special Committee, comprised solely of independent, disinterested directors, and the Great Ajax Special Committee engaged a financial adviser and counsel. The Great Ajax Special Committee recommended the Transaction to the Great Ajax Board for its approval and the Transaction was approved by a majority of the Great Ajax Board, including a majority of independent, disinterested directors.

Conditions to Complete the Transaction
A number of conditions must be satisfied or, to the extent permitted by law, waived before the Transaction can be consummated. These include, among others:
•
receipt by Great Ajax of the approval of the Issuance Proposal, the Management Proposal and the Director Election Proposal at the Meeting (or any permitted postponement or adjournment thereof);

•
the accuracy of each party’s representations and warranties, subject in most cases to materiality or material adverse effect qualifications;

•
receipt by Rithm of the Termination and Release Agreement, duly executed by Great Ajax, the Operating Partnership, the Current Manager, Aspen Yo and Rithm;

•
receipt by Rithm of tax opinions relating to the REIT status of Great Ajax;

•
receipt by Rithm of the Registration Rights Agreement, duly executed by Great Ajax;

•
receipt by Rithm of the Rithm Management Agreement, duly executed by Great Ajax and the Operating Partnership;

•
the expiration of the directorship term, without standing for reelection, of each of the members of the Great Ajax Board, other than Paul Friedman and Mary Haggerty;

•
the surrender or disposition of Great Ajax’s equity ownership (including the warrants held by Great Ajax) in Gregory;

•
receipt by Rithm of the Shares issuable pursuant to the Securities Purchase Agreement and the Private Placement;

•
the delivery of certain documents and certificates; and

•
certain other customary closing conditions as described in the Credit Agreement and the Securities Purchase Agreement.

Regulatory Approvals Required for the Transaction
Great Ajax must comply with applicable federal and state securities laws and the rules and regulations of the NYSE in connection with the Transaction, the issuance of Common Stock and Warrants, and the other transactions contemplated thereby, and the filing of this proxy statement with the SEC. Prior to consummation of the Transaction, Great Ajax intends to file a NYSE SLAP relating to the Shares and Warrant Shares. Rithm or an applicable affiliate expects to qualify as a Registered Investment Adviser under the Investment Advisers Act, in connection with the entry into the Rithm Management Agreement.
Termination of the Transaction
The Transaction may be terminated at any time before the consummation of the Transaction by the mutual written consent of Great Ajax and Rithm.
The Securities Purchase Agreement may be terminated prior to the effective time of the Transaction by either Great Ajax or Rithm if:
•
the consummation of the Transaction has not occurred on or prior to the Outside Date; provided, however, that a party will not be permitted to terminate the Securities Purchase Agreement if the failure to consummate the Transaction by the Outside Date is attributable to the breach by such party of any provision of the Securities Purchase Agreement;

•
a court of competent jurisdiction or other governmental authority of competent jurisdiction shall have issued a final and non-appealable order, decree or ruling, or shall have taken any other action, having the effect of permanently restraining, enjoining or otherwise prohibiting the Transaction or any transaction contemplated thereby; provided, however, that such right to terminate the Securities Purchase Agreement shall not be available to a party if the issuance of such final, non-appealable order, decree or ruling is attributable to the breach by such party of any provision of the Securities Purchase Agreement; or
•
the Meeting (including any permitted adjournments or postponements thereof) shall have been held and (i) the Stockholders shall have taken a vote on the Issuance Proposal, the Management Proposal and the Director Election Proposal and (ii) the approval of any of the Issuance Proposal, the Management Proposal or the Director Election Proposal was not obtained.

Great Ajax may terminate the Securities Purchase Agreement if there has been an inaccuracy in the representations and warranties or a breach of the covenants or agreements contained in the Securities Purchase Agreement by Rithm, and Rithm may terminate the Securities Purchase Agreement if there has been an inaccuracy in the representations and warranties or a breach of the covenants or agreements contained in the Securities Purchase Agreement by Great Ajax or the Current Manager, in each case, so as to cause the failure of a closing condition, upon written notice to the other party and subject to a cure period of 30 days. Rithm also has a customary termination right upon the occurrence of certain market disruption events.
The Securities Purchase Agreement may also be terminated by the Company prior to the time that the Company Stockholder Approval is obtained if the Great Ajax Board (or any committee thereof) makes a Change of Company Recommendation (as defined in the Securities Purchase Agreement), subject to compliance with the terms of the Securities Purchase Agreement requiring notice to Rithm of any Alternative Proposal that is a Superior Proposal (each as defined in the Securities Purchase Agreement) and Rithm’s right to negotiate more favorable terms.
If the Securities Purchase Agreement is terminated (i) by either the Company or Rithm following a Change of Company Recommendation and the approval of the Stockholders is not obtained at the Meeting; (ii) by the Company following a Change of Company Recommendation in order to cause Great Ajax to enter into a definitive agreement with respect to a Superior Proposal or (iii) by Rithm, if there has been an inaccuracy in the representations and warranties or a breach of the covenants or agreements contained in the Securities Purchase Agreement by Great Ajax or the Current Manager so as to cause the failure of a closing condition and such inaccuracy or breach is not curable within 30 days following notice of such inaccuracy or breach, Great Ajax shall be required to pay to Rithm a termination fee of $2.00 million, reimburse the legal fees incurred by Rithm in an amount not to exceed $1.00 million, repurchase the Warrants at fair market value as determined by an independent third party and pay to NIC RMBS the outstanding balance on the Facility.

THE ANNUAL MEETING OF GREAT AJAX STOCKHOLDERS
This proxy statement is being furnished in connection with the solicitation of proxies from Great Ajax Stockholders for exercise at the Meeting (including any permitted adjournment or postponement thereof). This proxy statement and accompanying form of proxy are first being mailed to Great Ajax Stockholders on or about April 23, 2024.
Date, Time and Location of the Meeting
The Meeting will be held via live webcast on May 20, 2024 at 9:00 am, Eastern Time. There will not be a physical location. To attend the Meeting, Stockholders of Great Ajax will visit: www.virtualshareholdermeeting.com/AJX2024.
Purpose of the Meeting
The purpose of the Meeting is to consider and vote on each of the following Proposals:
1.
Proposal 1, the Exchange Proposal (Issuance of Common Stock in the Exchange):   to approve, in order to comply with NYSE Rule 312.03, the issuance of Common Stock to the Exchanging Investors in excess of the 19.99% cap in connection with the Exchange;

2.
Proposal 2, the Issuance Proposal (Issuance of Common Stock and Warrants):   to approve, in order to comply with NYSE Rule 312.03, the issuance of the Common Stock and Warrant Shares that may be issued to Rithm in connection with the Transaction to the extent that such transactions may constitute a “change of control;”

3.
Proposal 3, the Director Election Proposal (Election of Directors):   subject to, and conditioned on, the approval of the Issuance Proposal, to consider and vote upon the election of Paul Friedman, Mary Haggerty, Daniel Hoffman and Michael Nierenberg to serve, effective upon consummation of the Transaction, until the 2025 annual meeting of stockholders and until their successors are duly elected and qualified;

4.
Proposal 4, the Management Proposal (Entry into New Management Agreement):   to approve the Rithm Management Agreement, by and among Great Ajax, the Operating Partnership, and RCM GA, in connection with the Transaction;

5.
Proposal 5, the Equity Incentive Plan Proposal (Equity Incentive Plan):   to approve the adoption of Amendment No. 1 to the 2016 Equity Incentive Plan, in the form attached as Annex C to this proxy statement, which will become effective as of, and contingent on, completion of the Transaction;

6.
Proposal 6, the Accountants Proposal (Ratification of Appointment of Accounting Firm):   to approve the ratification of the appointment of Moss Adams LLP to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2024; and

7.
Proposal 7, the Adjournment Proposal (Adjournment):   to approve the authorization of adjournment of the Meeting, if necessary or appropriate, including to solicit additional proxies if there are not sufficient votes to approve any of the Exchange Proposal, the Issuance Proposal, the Director Election Proposal, the Management Proposal, the Equity Incentive Plan Proposal or the Accountants Proposal.

Recommendations of the Great Ajax Board
After careful consideration, the Great Ajax Board recommends that you vote “FOR” the Exchange Proposal, “FOR” the Issuance Proposal, “FOR” each nominee in the Director Election Proposal, “FOR” the Management Proposal, “FOR” the Equity Incentive Plan Proposal, “FOR” the Accountants Proposal and “FOR” the Adjournment Proposal.

Record Date for the Meeting and Voting Rights
Great Ajax has fixed the close of business on April 22, 2024 as the record date for determining the stockholders of Great Ajax who are entitled to the notice of, and to vote at, the Meeting. As of April 4, 2024, there were 36,988,770 issued and outstanding shares of Common Stock.
Each holder of record of Common Stock on the Record Date is entitled to one vote per share of Common Stock with respect to each Proposal. Votes may be cast either electronically or by properly authorized proxy at the Meeting.
Voting Procedures
Record Holders:
Record holders may vote on the matters to be presented at the Meeting in any of the following ways:
•
By Telephone — You can authorize a proxy to vote your shares by telephone by calling 1-800-690-6903 and following the instructions on the proxy card prior to 11:59 pm, Eastern Time, on May 19, 2024;

•
By Internet — You can authorize a proxy to vote your shares over the Internet:

•
before the Meeting by visiting www.proxyvote.com prior to 11:59 pm, Eastern Time, on May 19, 2024; or

•
during the Meeting by visiting www.virtualshareholdermeeting.com/AJX2024; or

•
By Mail — You can authorize a proxy to vote your shares by mail by completing, signing, dating, and mailing the enclosed proxy card.

If you authorize a proxy to vote your shares, the individuals named on the proxy card will vote your shares in the manner you indicate. You may specify whether your shares should be voted for or against each of the Proposals. You may also specify you would like to abstain from voting for or against a Proposal.
All shares of Common Stock that are entitled to vote and are represented at the Meeting by properly authorized proxies received before or at the Meeting and not revoked will be voted at the Meeting in accordance with the instructions indicated on the proxies.
If you sign and submit your proxy without specifying how you would like your shares voted, your shares will be voted:
•
“FOR” the Exchange Proposal;

•
“FOR” the Issuance Proposal;

•
“FOR” each nominee in the Director Election Proposal;

•
“FOR” the Management Proposal;

•
“FOR” the Equity Incentive Plan Proposal;

•
“FOR” the Accountants Proposal; and

•
“FOR” the Adjournment Proposal.

Street Name Holder:
Street name holders or beneficial stockholders (because your shares are held in a brokerage account or by a bank or other nominee) may vote on the matters to be presented at the Meeting by following the instructions provided by your broker or nominee firm.
If you receive these materials in paper form, the materials include a voting instruction form so that you may instruct your bank, broker or nominee how to vote your shares.

Under the NYSE rules that govern brokers who are voting with respect to shares held in street name, brokers only have the discretion to vote those shares for which it has not received voting instructions on “routine” matters, but not on “non-routine” matters.
Under NYSE rules, each Proposal, except the Accountants Proposal, is considered a non-routine Proposal. Consequently, if you do not give your broker or other nominee voting instructions, your broker or other nominee will not be able to vote on the Proposals (other than the Accountants Proposal), and broker non-votes may exist with respect to each of these Proposals for which you did not specifically authorize your broker or other nominee to cast a vote. The Accountants Proposal is considered “routine” under the NYSE rules. If you are a beneficial owner and your shares are held in the name of a broker or other nominee, the broker or other nominee is permitted to vote your shares on the ratification of the appointment of Moss Adams LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2024, even if the broker or other nominee does not receive voting instructions from you.
Counting
Votes cast by proxy or electronically at the Meeting will be tabulated by one or more inspectors appointed by the Great Ajax Board for the Meeting. The chairman of the Meeting will determine whether or not a quorum is present.
Change of Vote and Revocation of Proxies
Any proxy given by a stockholder of record pursuant to this solicitation may be revoked at any time prior to the closing of the vote at the Meeting in any of the following ways:
•
filing with our Secretary a written notice of revocation or a duly executed proxy bearing a later date,

•
submitting a duly executed proxy bearing a later date with us, or

•
attending the Meeting and voting electronically at the Meeting.

Your attendance at the Meeting does not automatically revoke your previously submitted proxy.
If your shares of Common Stock are held in “street name” by a broker, bank or other nominee, please refer to the instructions provided by your broker, bank or other nominee to revoke your proxy or change your vote before the vote is taken at the Meeting.
Quorum; Abstentions; Broker Non-Votes
The attendance at the Meeting, in person or by proxy, of the holders of a majority of shares of the Common Stock outstanding on the Record Date will constitute a quorum. Abstentions and broker non-votes, if any, will be considered to be present at the meeting for purposes of determining the presence of a quorum at the meeting.
Assuming a quorum is present, abstentions and broker non-votes, if any, will not be counted as votes cast and will have no effect on the result of the vote of any of the Proposals, except for the Accountants Proposal. If you are a beneficial owner and your shares are held in the name of a broker or other nominee, the broker or other nominee is permitted to vote your shares on the Accountants Proposal, even if the broker or other nominee does not receive voting instructions from you.
Solicitation of Proxies
Great Ajax pays the costs of soliciting proxies. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of Common Stock beneficially owned by others to forward to such beneficial owners. Great Ajax may reimburse persons representing beneficial owners of shares of the Common Stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by Internet and mail may be supplemented by telephone, facsimile, or personal solicitation by Great Ajax’s directors, officers or other regular employees, who will not receive any additional compensation for this solicitation.

Additionally, Great Ajax has retained Georgeson to solicit, and for advice and assistance in connection with the solicitation of, proxies for the Meeting at a cost of $15,000, plus out-of-pocket expenses. Great Ajax has agreed to indemnify Georgeson against any loss, damage, expense, liability or claim relating to or arising out of Georgeson’s rendering of services with certain exceptions. Any questions or requests for assistance regarding this proxy statement and related proxy materials may be directed to Georgeson by telephone at (866) 356-8312 (toll free) in North America or +1 (781) 575-2137 outside of North America.
Vote of Directors and Executive Officers
As of the Record Date, Great Ajax’s directors and executive officers were entitled to vote 1,027,536 shares of Common Stock. Great Ajax expects that all of its directors and officers will vote their shares “FOR” each of the Proposals. Great Ajax has entered into Support Agreements with its directors and officers, pursuant to which such directors and officers have agreed to vote their shares “FOR” each of the Proposals.
Required Vote
Approval of each of the Exchange Proposal, the Issuance Proposal, the Management Proposal, the Equity Incentive Plan Proposal, the Accountants Proposal and the Adjournment Proposal require, assuming a quorum is present, the affirmative vote of a majority of the votes cast.
Election of each of the nominees in the Director Election Proposal requires the affirmative vote of a plurality of all the votes cast at the Meeting. Each share may be voted for as many individuals as there are directors to be elected and for whose election the share is entitled to be voted. Therefore, the four individuals with the highest number of affirmative votes will be elected to directorships. There is no cumulative voting with respect to the election of directors.
Support Agreements
On February 26, 2024, Great Ajax entered into binding Support Agreements with its directors, executive officers and certain institutional stockholders, that, after giving effect to the Exchange, will hold 44% of the outstanding shares of Common Stock of Great Ajax, pursuant to which such stockholders have agreed to support the transactions described above. Additional institutional Stockholders have expressed support for the Transaction but, as a matter of policy, may not enter into formal or contractual support agreements.
Adjournments
If a quorum is present at the Meeting but there are insufficient votes at the time of the Meeting to approve the Proposals, then the Great Ajax Board may ask Stockholders to vote on the Adjournment Proposal on the terms and subject to the conditions set forth in the Securities Purchase Agreement. In addition, pursuant to the Great Ajax Bylaws, the chair of the Meeting may adjourn the Meeting to a later date or dates, for any reason deemed necessary by the chair, without stockholder approval.
Attending the Virtual Meeting
On the date of the Meeting, you can virtually attend the Meeting by accessing the online virtual meeting platform at www.virtualshareholdermeeting.com/AJX2024. However, you are only entitled to vote and/or ask questions at the Meeting if you were a stockholder of record or a valid proxy holder of a stockholder of record as of the Record Date.
Participation at the Virtual Meeting
If you wish to participate in the Meeting by voting your shares electronically and/or asking questions, you can do so by following the instructions provided when you log in to the online virtual meeting platform. You will need the 16-digit control number included on your proxy card.
Even if you plan to attend the Meeting virtually, Great Ajax encourages you to authorize a proxy to vote your shares in advance by phone, Internet, or mail so that your vote will be counted even if you later decide not to attend the virtual Meeting.

Regardless of the number of shares of Common Stock you own, your vote is important. Please complete, sign, date and promptly return the enclosed proxy card today or authorize a proxy to vote your shares by telephone or on the Internet.

MATTERS BEING SUBMITTED TO A VOTE OF GREAT AJAX STOCKHOLDERS
Proposal 1 — Exchange Proposal
Introduction
You are being asked to consider and vote upon the approval of the issuance of shares of Common Stock to the Exchanging Investors in connection with the Exchange.
Why Stockholder Approval is Sought
As discussed above, Great Ajax had outstanding two series of Preferred Stock, which accrued dividends, as well as accompanying warrants. The Great Ajax Board believes that it is in the best interest of Great Ajax and the best interests of our Stockholders to simplify Great Ajax’s capital structure, reduce its dividend obligations, and settle its warrant obligations by exchanging these securities for shares of Common Stock without making any cash payment (excluding a de minimis cash payment associated with fractional shares). Pursuant to the Exchange Agreement, the Exchanging Investors exchanged, or agreed to exchange, as applicable, with Great Ajax their respective Exchanged Securities for an aggregate of 12,046,222 shares of Common Stock, in accordance with the Exchanged Securities’ terms.
Because the transaction was an exchange of securities and not a “sale” of securities for cash, even though the terms of the Exchange were at market, and the participants in the Exchange were not related parties, unlike the Nasdaq rules, Rule 312.03 of the NYSE, imposes a 19.99% cap on issuances of Common Stock without stockholder approval in an exchange offer. Under NYSE Rule 312.03, stockholder approval is required prior to the issuance of common stock or other securities convertible into or exercisable for common stock, in connection with any transaction or series of related transactions if (i) the common stock has, or will have upon issuance, voting power equal to or in excess of 20% of the voting power outstanding before the issuance of such stock or of securities convertible into or exercisable for common stock; or (ii) the number of shares of common stock to be issued is or will be equal to or in excess of 20% of the number of shares of common stock outstanding before the issuance of the common stock or of securities convertible into or exercisable for common stock.
As a result, 2,581,694 of such shares of Common Stock subject to the Exchange will be issued by Great Ajax following the receipt of the approval of the Stockholders at the Meeting. The Exchange was made in reliance on the exemption from the registration requirements of the Securities Act afforded by Section 3(a)(9) of the Securities Act.
Great Ajax is seeking Stockholder approval to comply with NYSE Rule 312.03.
Please see the section entitled “The Transaction” for additional information.
Consequences if the Exchange Proposal Is Not Approved
If the Exchange Proposal is not approved, the Exchange will not be completed and the Exchanged Securities that would have been exchanged in excess of the 19.99% threshold will remain outstanding and remain a burden to Great Ajax. Furthermore, completion of the Exchange is a condition to the Securities Purchase Agreement and the Transaction with Rithm cannot close if the Exchange is not completed.
Effect of Proposal on Great Ajax’s Current Stockholders
If the Exchange Proposal is approved, additional shares of Common Stock will be issued to the Exchanging Investors pursuant to the Exchange. These shares were issued or calculated to be issuable based on the trailing five-day average closing price of the Common Stock on the NYSE as of the date of the signing of the Securities Purchase Agreement and the Exchange Agreements, so there is no discount associated with the shares issued to Exchanging Holders. The number of shares of Common Stock is calculated based on the terms of the Preferred Stock and the terms of the warrants, all of which were publicly filed. As discussed above, by exchanging the two series of Preferred Stock for Common Stock, the Company is simplifying its capital structure, eliminating its dividend payment obligation, and freeing itself of the affirmative and negative covenants that were contained in the agreements with the holders of the Preferred Stock. By eliminating the warrants, which were treated as a liability, the Company is simplifying its balance sheet and reducing its liabilities.
Vote Required and Recommendation
The affirmative vote of a majority of the votes cast, assuming a quorum is present, is required to approve the Exchange Proposal. Abstentions and other shares not voted (whether by broker non-vote or otherwise) will not be counted as votes cast and will have no effect on the result of the vote.
THE GREAT AJAX BOARD RECOMMENDS A VOTE “FOR” THE EXCHANGE PROPOSAL.

Proposal 2 — Issuance Proposal
Introduction
You are being asked to consider and vote upon the approval of the issuance of shares of Common Stock in connection with the Private Placement and the issuance of Warrants pursuant to the Securities Purchase Agreement.
Why Stockholder Approval is Sought
Pursuant to the terms of the Securities Purchase Agreement, Great Ajax agreed to issue to Rithm (i) 2,874,743 shares of Common Stock at a price of $4.87 per share, which represents the five-day average closing price of the Common Stock on the days preceding execution of the Securities Purchase Agreement, for total gross proceeds of approximately $14 million; and (ii) a number of Warrants representing the right to purchase the Warrant Shares, with an exercise price per Warrant Share of $5.36, which is equal to a 10.00% premium to the trailing five-day average closing price of the Common Stock on the NYSE as of February 26, 2024. Based upon the closing price of the Common Stock on the NYSE as of March 15, 2024, the trading price of the Common Stock would need to increase approximately 36% to reach the fixed purchase price set forth in the Securities Purchase Agreement. The number of Warrant Shares for which the Warrants may be exercised will equal the greater of 50% of (i) the amount drawn under the Facility and (ii) $35 million, in each case, divided by the exercise price per share of $5.36. Based upon the closing price of the Common Stock on the NYSE as of March 15, 2024, the trading price of the Common Stock would need to increase approximately 49% to reach the Warrant’s fixed exercise price. Assuming the full issuance and exercise of the Warrants for Warrant Shares, an aggregate of 6,529,850 Warrant Shares may be issued.
Under NYSE Rule 312.03, stockholder approval is required prior to any issuance of securities that will result in a change of control of the issuer. The issuance of Common Stock and the Warrants are part of the Transaction, pursuant to which the Current Manager would be replaced and Rithm’s affiliate would be the manager of Great Ajax. Due to the issuance of additional Common Stock and the potential issuance of Warrant Shares to Rithm, in conjunction with the replacement of the Current Manager, Rithm and its affiliates would be able to exercise a significant influence over the operating, investing and other matters of Great Ajax, which together may constitute a “change of control” of Great Ajax and thereby requiring a stockholder vote before the issuance of Common Stock and Warrant Shares may be consummated.
Please see the section entitled “The Transaction” for additional information.
Consequences if the Issuance Proposal Is Not Approved
If the Issuance Proposal is presented at the Meeting and is not approved by the Stockholders, the Transaction will not be completed. The Issuance Proposal and the Management Proposal are related. If either is not approved, the Transaction with Rithm cannot close. As discussed in the “Background to the Transaction” section, there were and are limited financing alternatives available to Great Ajax. Great Ajax continues to incur significant and increasing operating losses. Given Great Ajax’s portfolio composition and market conditions, it is likely to continue to incur significant operating losses in the near-term. Great Ajax can continue to undertake some selective asset sales; however, it may experience losses in connection with asset sales and it is limited in its ability to undertake asset sales because it must continue to meet the covenant requirements in its various lending facilities to avoid defaults and cross-defaults. The affiliated servicer, Gregory, is experiencing financial difficulties, which has negative implications for Great Ajax. Great Ajax would be relegated to considering liquidation.
If the Issuance Proposal is not approved, Great Ajax could be materially adversely affected and subject to a variety of risks associated with the failure to consummate the Transaction, including the following:
•
since there were and are limited financing alternatives available to Great Ajax, it is unlikely that there will be an alternative transaction available to Great Ajax that would feature equal or more favorable terms, as compared to the Transaction, and Great Ajax may be required to liquidate (in particular, the fixed purchase price and the fixed warrant exercise price in the Transaction are both set at a significant premium to the recent trading price of the Common Stock on the NYSE);

•
Great Ajax will not be able to change its current portfolio composition and is likely to continue to incur significant and increasing operating losses in the near-term, which may lead to a deterioration of Great Ajax’s financial condition and prospects;

•
Great Ajax will likely be required to undertake additional selective asset sales and may incur significant losses in connection with such sales;

•
Great Ajax will likely be limited in its ability to undertake asset sales because Great Ajax must continue to meet the covenant requirements in its existing lending facilities to avoid defaults and cross-defaults;

•
Gregory, is experiencing financial difficulties and may be required to assign or transfer its obligations to service Great Ajax’s assets to a third party, which may result in increased costs to Great Ajax;

•
the market price of the Common Stock would decline significantly;

•
reputational harm due to the adverse perception of any failure to consummate the transactions with Rithm and its affiliates;

•
Great Ajax may be required, under certain circumstances, to pay a termination fee and expenses to RCM GA;

•
Great Ajax’s Stockholders may be prevented from realizing the anticipated benefits of Great Ajax entering into a management agreement with RCM GA;

•
incurrence of substantial costs relating to the Transaction and the transactions contemplated thereby, such as legal, accounting, financial adviser, filing, printing and mailing fees without the Transaction being consummated;

•
the attention of Great Ajax’s management and the Current Manager may be diverted from their day-to-day business and operational matters as a result of efforts relating to attempting to consummate the Transaction; and

•
Great Ajax is not able to revoke the Current Manager’s termination and would have to internalize or enter into an alternative transaction relating to the management of Great Ajax, which would further reduce the liquidity available to Great Ajax.

Effect of Proposal on Great Ajax’s Current Stockholders
If the Issuance Proposal is approved, additional shares of Common Stock and Warrants will be issued to Rithm pursuant to the Transaction. The issuance of such Shares and Warrants would result in dilution to stockholders.
Vote Required and Recommendation
The affirmative vote of a majority of the votes cast, assuming a quorum is present, is required to approve the Issuance Proposal. Abstentions and other shares not voted (whether by broker non-vote or otherwise) will not be counted as votes cast and will have no effect on the result of the vote.
THE GREAT AJAX BOARD RECOMMENDS A VOTE “FOR” THE ISSUANCE PROPOSAL.

Proposal 3 — Election of Directors Proposal
The Great Ajax Board is currently comprised of eight directors. As part of the Transaction and conditioned upon the approval of the Stockholders of the Election of Directors Proposal, the Great Ajax Board will be reconstituted as follows: the Great Ajax Board will become a five-member board, two members of which will be existing directors, one member of which will be a director nominated by Rithm, one member of which will be a new independent director and one temporarily vacant directorship. Great Ajax expects that the Nominating and Corporate Governance Committee will identify a qualified nominee to fill the vacant directorship and, upon the approval of the majority of the Great Ajax Board, fill the vacant directorship following the consummation of the Transaction. In accordance with the Great Ajax Bylaws, no Stockholder approval is required to reduce the number of directors on the Great Ajax Board.
Board composition
Going forward, in connection with negotiating the Transaction, Great Ajax and Rithm discussed the appropriate structure and composition for the Great Ajax Board with a view to rationalizing the board of directors — minimizing operating costs, while maintaining an independent board of directors composed of talented directors with the skills and attributes to contribute to Great Ajax’s future success. The parties agreed that at least initially a board of directors composed of five directors would balance these objectives. As previously indicated, in order to preserve continuity, two of Great Ajax’s current independent directors, including Great Ajax’s lead director, Mr. Friedman, and Ms. Haggerty, are proposed to continue their board service. Each of Mr. Friedman and Ms. Haggerty, as indicated in their brief biographies, bring to bear decades of financial services experience and public company board service. The new independent director candidate, Mr. Hoffman, adds an important additional complementary skillset to the board of directors. As noted below, Mr. Hoffman previously served on the Great Ajax Board, is a veteran of the mortgage industry, and is a financial expert. The Nominating and Corporate Governance Committee considered each of these nominees based on the committee’s criteria, as well as based upon Great Ajax’s intended new investment focus and recommended to the Great Ajax Board their nomination.
The nominees listed below have been recommended by the Great Ajax Board for election to serve as directors until the 2025 annual meeting of stockholders and until their successors are duly elected and qualified.
Based on its review of the relationships between the director nominees and us, the Great Ajax Board has affirmatively determined that the following directors are “independent” directors under the rules of the NYSE and under applicable rules of the Securities and Exchange Commission: Paul Friedman, Mary Haggerty and Daniel Hoffman.
The Great Ajax Board knows of no reason why any nominee would be unable to serve as a director. If any nominee is unavailable for re-election or service, the Great Ajax Board may designate a substitute nominee and the persons designated as proxy holders on the proxy card will vote for the substitute nominee recommended by the Great Ajax Board. Under these circumstances, the Great Ajax Board may also, as permitted by the Great Ajax Bylaws, decrease the size of the Great Ajax Board. In accordance with the Great Ajax Bylaws, the Great Ajax Board by unanimous written consent, determined that from this election forward, the Great Ajax Board will be comprised of five directors.
Nominees for Election as Directors
The following table sets forth the name and age of each nominee for director, indicating all positions and offices with Great Ajax currently held by the nominee.
Name	Age	Title	Director Since	Proposed Committee Assignment
Paul Friedman	69	Director	2016	Audit, Compensation, Nominating and Corporate Governance
Mary Haggerty	64	Director	2021	Audit, Compensation
Daniel Hoffman	64	Director	—	Audit, Nominating and Corporate Governance
Michael Nierenberg	61	Director	—	N/A

Set forth below are descriptions of the backgrounds and principal occupations of each of the nominees.
Paul Friedman has been a member of the Great Ajax Board since July 7, 2016. Mr. Friedman has served on the Board of Directors of Oppenheimer Holdings Inc. since July 2015 and is currently the lead independent director, Chair of its Compliance Committee and a member of its Compensation Committee. Mr. Friedman has also served on the Board of Directors of Tiptree Inc. since August 2016 and is currently Chair of its Audit Committee. From November 2009 to March 2015, Mr. Friedman served as the Senior Managing Director and Chief Operating Officer of Guggenheim Securities LLC. From June 2008 to October 2009, Mr. Friedman served as the Managing Director of Mariner Investment Group. Mr. Friedman spent 27 years at Bear Stearns & Co. Inc. from 1981 to 2008, most recently holding the position of Chief Operating Officer of its Fixed Income Division. Mr. Friedman is a Certified Public Accountant and has a M.S. in Finance and Accounting from New York University, Stern School of Business, and a B.A. in Economics from Colgate University. Mr. Friedman brings an extensive amount of operational and risk management experience to the Board as well as a deep knowledge of the financial services industry.
Mary Haggerty has been a member of the Great Ajax Board since March 8, 2021. Ms. Haggerty has served on the Board of Directors of Claros Mortgage Trust, Inc. since November 2021 and is currently Chair of its Audit Committee. Ms. Haggerty retired in March 2020 from JPMorgan Chase as a Managing Director in Capital Markets. She joined JPMorgan during the merger with Bear Stearns in 2008 and served the combined companies for 28 years. Most recently, Ms. Haggerty led the Portfolio Management Group in Capital Markets and spearheaded the restructuring of Chase Home Lending’s mortgage servicing portfolio. Prior to that, she led several businesses in the Securitized Products Group of JPMorgan Securities, including Plymouth Park Tax Services (a business that invested in delinquent real estate taxes), the Securitized Products Transaction Management Group, and EMC Mortgage Corporation (a residential mortgage special servicer). At Bear Stearns, as Senior Managing Director and Co-Head of Mortgage Finance, she built and managed its residential mortgage origination, acquisition, warehouse lending and mortgage finance businesses. Ms. Haggerty served as a board member of J.P. Morgan Residential Mortgage Acceptance Corp. between July 2009 and March 2020, a board member of Reoco, Inc. between December 2008 and March 2020 and a board member of Bear Stearns Residential Mortgage Corporation between April 2011 and December 2018. Ms. Haggerty began her career as a Certified Public Accountant at Arthur Young & Company. She has a B.S. degree in accounting from the State University of New York at Albany, is a board member of The University at Albany Foundation, and serves as a member of the Dean’s Advisery Council for the School of Business. Ms. Haggerty also serves as board member and Treasurer of Virtual Enterprises International, Inc., a national educational non-profit that develops entrepreneurial skills in middle and high school students utilizing a work-based learning environment and academic standards-based education. Ms. Haggerty’s background in investment banking paired with her experience in various director roles provide her with the expertise to serve as a director.
Daniel Hoffman is the Founder and CEO of The Monday Group, a multi-family office, since its founding in 2023. Mr. Hoffman was a Managing Director at Cerberus Capital Management, a residential real estate fund, from May 2016 to May 2023. He was a Managing Director and Co-Head of U.S. Securitized Products and Head of Sales at Royal Bank of Canada Capital Markets, from September 2015 to May 2016. He had been an independent director of the Great Ajax Board, and served as the head of the Great Ajax Board’s Audit Committee from its inception to June 2016. Mr. Hoffman was a Managing Director at Amherst, Pierpont Securities, a broker-dealer specializing in mortgage and mortgage related securities, from May 2010 to August 2015. He was Head of Fixed Income Sales at Amherst until August 2013 when he accepted a position as an Adjunct Professor of Real Estate Finance at Baruch College, one of the schools of the City University of New York. Mr. Hoffman remained an adjunct professor until June 2015. From July 2008 until May 2010, he was a Managing Director at the Royal Bank of Scotland. Prior thereto, Mr. Hoffman was with Bear, Stearns & Co. Inc. as a Senior Managing Director in the Fixed Income Division. He was Head of Mortgage Sales, Interest Rate Sales and headed the Middle Markets sales team. Mr. Hoffman was at Bear, Stearns for 22 years, primarily focused on mortgages (all types), asset-backed securities, commercial mortgages, CDOs (collateralized debt obligations) and CLOs (collateralized loan obligations). Mr. Hoffman received his B.S. in Economics from the State University of New York at Binghamton and his M.B.A. in Finance from the University of Chicago Booth School of Business. Mr. Hoffman’s over 25 years of experience in the mortgage securities market and his broad-based investment banking experience qualify him to serve as a director.

Michael Nierenberg has been a member of the Rithm Board since November 2013 and Chairman of the Rithm Board since May 2016. Mr. Nierenberg was appointed as Chief Executive Officer and President of Rithm on November 13, 2013. From November 2013 until June 2022, Mr. Nierenberg served as a Managing Director at Fortress. From December 2020 until June 2022, Mr. Nierenberg also served as Chief Executive Officer and Chairman of the board of Fortress Capital Acquisition Corp., and, from January 2021 until June 2022, as a member of its Audit and Compensation Committees. Prior to becoming Chief Executive Officer of Rithm, Mr. Nierenberg served as a Managing Director and head of Global Mortgages and Securitized Products at Bank of America Merrill Lynch. Mr. Nierenberg joined Bank of America Merrill Lynch in November 2008 from JP Morgan, where he was head of Global Securitized Products and a member of the management committee of the investment bank. Prior to his tenure at JP Morgan, Mr. Nierenberg held a range of senior leadership positions during fourteen years with Bear, Stearns & Co. Inc., including Head of Interest Rate and Foreign Exchange Trading Operations, Co-Head of Structured Products and Co-Head of Mortgage-Backed Securities Trading. From 2006 to 2008, he was a member of Bear Stearns’s Board of Directors. Mr. Nierenberg spent seven years at Lehman Brothers prior to joining Bear Stearns and was instrumental in building the company’s adjustable-rate mortgage business. Mr. Nierenberg’s knowledge, skill, expertise and experience as described above qualify him as a director.
Vote Required and Recommendation
The affirmative vote of a plurality of all the votes cast at the Meeting is necessary for the election of a director. Therefore, the four individuals with the highest number of affirmative votes will be elected to directorships. Abstentions and other shares not voted (whether by broker non-vote or otherwise) will not be counted as votes cast and will have no effect on the result of the vote. There is no cumulative voting with respect to the election of directors.
THE GREAT AJAX BOARD RECOMMENDS A VOTE “FOR” EACH OF THE NOMINEES SET FORTH ABOVE.

Proposal 4 — Management Proposal
Introduction:
You are being asked to consider and vote upon the approval of the entry of Great Ajax into the Rithm Management Agreement, by and among, Great Ajax, the Operating Partnership and RCM GA, pursuant to which RCM GA would serve as the manager of Great Ajax.
Background Summary
Great Ajax is externally managed by the Current Manager. The Current Manager currently conducts all investment activities for Great Ajax and has great latitude in determining the types of assets that are appropriate investments. Further, the Current Manager provides Great Ajax with all of the personnel required to manage our operations. Due to our structure, our manager has great latitude in determining the types of assets that are appropriate investments for us, as well as executing the individual investment decisions. The Current Manager governs according to a management agreement.
As announced in Great Ajax’s press release issued on February 26, 2024, Great Ajax entered into a series of agreements with Rithm, as part of the Transaction, as described in this proxy statement. Subject to receipt of Stockholder approval, Great Ajax will enter into the Rithm Management Agreement with an affiliate of Rithm to serve as its external manager. This transaction will enable Great Ajax to continue to operate and to shift its strategic direction and capitalize on commercial real estate investment opportunities. As part of the Transaction, Great Ajax wishes to terminate its agreement with the Current Manager and enter into the Rithm Management Agreement with RCM GA.
Summary of Rithm Management Agreement
The following is a summary of the material terms of the Rithm Management Agreement. This summary does not purport to be complete and may not contain all of the information about the Rithm Management Agreement that may be important to you. The summary of the material terms of the Rithm Management Agreement below and elsewhere in this proxy statement is qualified in its entirety by reference to the Rithm Management Agreement. You are urged to read the Rithm Management Agreement and the Proxy Statement carefully and in their entirety for a more complete understanding of the Rithm Management Agreement.
Under the Rithm Management Agreement, RCM GA would implement Great Ajax’s business strategy and manage Great Ajax’s business and investment activities and day-to-day operations, subject to oversight by the Great Ajax Board. Among other services, RCM GA will, directly or through affiliates, provide Great Ajax with a management team and necessary administrative and support personnel. Additionally, Great Ajax would pay directly for services related to internal audit, a function that reports to the Audit Committee of the Great Ajax Board. Great Ajax does not currently have any employees paid directly by Great Ajax and does not expect to have any other employees that are paid directly by Great Ajax in the foreseeable future.
Under the Rithm Management Agreement, Great Ajax is expected to pay both a base management fee and an incentive fee to RCM GA. The principal changes to the fee provisions and certain other changes are summarized in the table below.
Provision:	Current Manager	RCM GA
Base Management Fee	The base management fee is equal to 1.5% of the Ajax consolidated stockholders’ equity per annum. The fee is calculated and payable quarterly in arrears for each quarter that the management agreement is in effect.	The base management fee and timing for payment are the same but the fee is payable only in cash. Retained earnings is netted out of the stockholders’ equity calculation, if negative, and is fixed as of the quarter immediately preceding the change in

Provision:	Current Manager	RCM GA
control.
Incentive Fee
Payable in Common Stock and calculated as follows:
20% of the dollar amount by which the sum of (A), (B) and (C) below exceeds the product of (1) the average book value per share of Common Stock during each such quarter and (2) 8%.
(A)   the aggregate cash dividends (on a per share basis), if any, declared out of the REIT taxable income of Ajax by the Great Ajax Board payable to the holders of Common Stock annualized in respect of such calendar quarter;
(B)   distributions (on a per unit basis), if any, declared out of the REIT taxable income of the Operating Partnership (without duplication) by the Operating Partnership payable to holders of units of limited partnership of the Operating Partnership (other than any OP Units held by Great Ajax as a limited partner) annualized in respect of such calendar quarter; and
(C)   the increase in the book value per share of Common Stock from the beginning of each such quarter to the end of each such quarter
No Incentive Fee will be payable to the Manager with respect to any period unless Great Ajax’s cumulative Core Earnings is greater than zero for the most recently completed eight calendar quarters.

Payable only in cash.
Deleted payment of Incentive Fee based on changes in book value:   20% of the dollar amount by which (i) Earnings Available for Distribution (as defined in the Rithm Management Agreement) exceeds the product of (A) the average common book value per share of the Common Stock during the applicable calendar quarter and (B) 8%.
Adjustments to “Core Earnings” requirement:
1.
Changed from 8 to 4 quarters.

2.
Added a “Reset Date” mechanic. Core Earnings (now called “Earnings Available for Distribution”) reset on the completion of every fourth quarter or, if less, (i) the number of completed calendar quarters since the date of the Rithm Management Agreement or (ii) the number of completed quarters since the last Reset Date.

3.
Added transaction and deal expenses and depreciation and amortization (as non-cash items) to the list of items excluded from “Core Earnings.”

Definition of “Real Estate Assets”
“Real Estate Assets” shall include the following assets:
(a)   re-performing, sub-performing, non-performing and, as appropriate, performing residential mortgage loans on single-family homes, smaller multi-family residential properties, or mixed use retail/residential properties,
Expanded the definition of “Real Estate Assets” to include, among other things, commercial real estate-related investments, REITs/investments therein, real estate assets generally and businesses engaged in the origination, servicing, ownership and management of commercial or residential real estate loans, properties and assets.

Provision:	Current Manager	RCM GA

(b)   re-performing, sub-performing, non-performing and, as appropriate, performing small balance commercial mortgage loans,
(c)   residential mortgage-backed securities resulting from securitizations undertaken by Great Ajax or its affiliates,
(d)   single-family homes, smaller multi-family residential properties and smaller mixed use retail/residential properties for sale or rent,
(e)   mortgage servicing rights, and
(f)   any other assets or investments as may be directed by the Great Ajax Board.

Termination Fee	2x combined Base Management Fees and Incentive Fees earned during the 12-month period prior to termination	3x combined Base Management Fees and Incentive Fees earned during the 12-month period prior to termination and the higher of (i) three times the Incentive Fees earned by the Manager during the same period and (ii) the total amount of Incentive Fee the Manager would have earned based on the total unrealized gain calculated as of the end of the most recently completed fiscal quarter prior to the date of termination.
Servicer	Manager required to oversee Gregory and Gregory’s business	Deleted obligation for the Manager to oversee the Servicer and the Servicer’s business.
Non-Compete	Manager and employees may not engage in any such business or provide such services to any other entity that invests in the asset classes in which Great Ajax intends to invest under certain circumstances.	Removed non-compete clause.
Reimbursement:	Great Ajax shall pay all of its costs and expenses and shall reimburse the Manager (to the extent incurred by the Manager) on a monthly basis for third party out-of-pocket costs and expenses of providing services under Agreement.	Kept current provision but expanded express expense reimbursement obligations to include, among other things, costs of attending Company board meetings, securityholder communications, market information systems and publications, litigation and settlements, office management and the acquisition, ownership and management of Real Estate Assets.

Provision:	Current Manager	RCM GA
Indemnification	Standard indemnification of the Manager and relevant indemnified parties in connection with performance of duties or obligations in connection with the management of Great Ajax	Added limitation of Manager’s and relevant indemnified parties’ liability (in the case of willful misconduct, bad faith or gross negligence) equal to the amount of all fees actually received by the Manager under the Rithm Management Agreement.
The base management fee will equal 1.50% of Great Ajax’s stockholders’ equity per annum, including equity equivalents, and is calculated and payable quarterly in arrears. Great Ajax will pay the management fee in cash. For purposes of calculating the management fee, stockholders’ equity means: the sum of (i) the net proceeds from any issuances of Common Stock or other equity securities of Great Ajax or the Operating Partnership (without double counting) since inception (allocated on a pro rata daily basis for such issuances during the fiscal quarter of any such issuance), and (ii) Great Ajax’s and the Operating Partnership’s (without double counting) retained earnings calculated in accordance with U.S. GAAP at the end of the most recently completed fiscal quarter (without taking into account any non-cash equity compensation expense incurred in current or prior periods), less (A) any amount that Great Ajax or our Operating Partnership pays to repurchase shares of common stock since inception, (B) any unrealized gains and losses and other non-cash items that have affected consolidated stockholders’ equity as reported in our consolidated financial statements prepared in accordance with U.S. GAAP, and (C) one-time events pursuant to changes in U.S. GAAP, and certain non-cash items not otherwise described above, in each case after discussions between RCM GA and our independent directors and approval by a majority of our independent directors. As a result, our stockholders’ equity, for purposes of calculating the management fee, could be greater or less than the amount of stockholders’ equity shown on our consolidated financial statements.
RCM GA is also entitled to an incentive fee, payable quarterly and calculated in arrears, which contains both a quarterly and annual component. A quarterly incentive fee is payable to RCM GA if the sum of our dividends on the common stock paid out of taxable income and our increase in book value, all relative to the applicable quarter and calculated per-share on an annualized basis, exceed 8.00%. RCM GA will also be entitled to an annual incentive fee if the sum of Great Ajax’s quarterly cash dividends on its common stock paid out of taxable income, special cash dividends on the Common Stock paid out of taxable income and increase in book value within the applicable calendar year exceed 8.00% of our book value per share as of the end of the calendar year. However, no incentive fee may be payable to RCM GA with respect to any calendar quarter unless our cumulative core earnings, defined as U.S. GAAP net income or loss less non-cash equity compensation, depreciation, amortization, unrealized gains or losses from mark to market adjustments, one-time adjustments to earnings resulting from changes to U.S. GAAP, and certain other non-cash items, is greater than zero for the most recently completed four calendar quarters. The calculation of cumulative core earnings will reset on the completion of every fourth quarter or, if less, (i) the number of completed calendar quarters since the date of the Rithm Management Agreement or (ii) the number of completed quarters since the last Reset Date.
Great Ajax will also reimburse RCM GA for all third party, out-of-pocket costs it incurs for managing Great Ajax’s business, including third party due diligence and valuation consultants, legal expenses, auditors and other financial services. The reimbursement obligation is not subject to any dollar limitation. Expenses are reimbursed in cash on a monthly basis.
Great Ajax will be required to pay RCM GA a termination fee in the event that the Rithm Management Agreement is terminated as a result of (i) a termination by Great Ajax without cause, (ii) our decision not to renew the Rithm Management Agreement upon the determination of at least two-thirds of our independent directors for reasons including the failure to agree on revised compensation, (iii) a termination by RCM GA as a result of Great Ajax becoming regulated as an “investment company” under the Investment Company Act (other than as a result of the acts or omissions of RCM GA in violation of investment guidelines approved by the Great Ajax Board), or (iv) a termination by RCM GA if Great Ajax defaults in the performance of any material term of the Rithm Management Agreement (subject to a notice and cure period). The termination fee will be equal to three times the combined base fee and incentive fees payable to

RCM GA during the 12-month period ended as of the end of the most recently completed fiscal quarter prior to the date of termination.
Great Ajax may be required to pay a quarterly and annual incentive management fee based on our cash distributions to our stockholders and increases in our book value. Manager fees are expensed in the quarter incurred and the portion payable in common stock is included in stockholders’ equity at quarter end.
Why Stockholder Approval is Sought
NYSE Rule 312.03 requires that any issuance of securities resulting in a change of control of Great Ajax must be approved by the stockholders of Great Ajax. The issuance of the Shares to Rithm pursuant to the Securities Purchase Agreement and the Private Placement, is conditioned upon the termination of the existing management agreement with the Current Manager and the entry into the Rithm Management Agreement by Great Ajax, each of which may constitute a change of control pursuant to the NYSE rules. Further, the Securities Purchase Agreement requires the approval of the Rithm Management Agreement by Stockholders as a condition to close the Transaction. Therefore, the approval of the Stockholders is sought to approve the Transaction, including the Management Proposal.
Strategy of Rithm
Set forth below is a description of the strategy, plan and business operations of Rithm to better understand how RCM GA would serve as manager.
Following the closing, Great Ajax expects to pursue a flexible real estate investment strategy. Its target assets are currently expected to be in the commercial real estate sector, including commercial real estate, as well as preferred equity or debt instruments secured by mortgages on these types of properties, small balance commercial loans, mezzanine loans secured by pledges of equity interests in entities that own these types of properties or other forms of subordinated debt in connection with these types of properties, as well as commercial mortgage servicing rights and operating businesses in the sector. The post-closing Company does not currently anticipate investing in residential mortgage loans, RPLs or NPLs. Given the change in focus of Great Ajax’s business, Great Ajax intends to, over time, reposition much of its existing portfolio.
The new manager, RCM GA, will seek to attain attractive risk-adjusted returns for its investors over the long term by sourcing and managing a diversified portfolio of target assets, financed in a manner that is designed to deliver attractive returns across a variety of market conditions and economic cycles. RCM GA expects to utilize a flexible real estate investment strategy, which is expected to focus on assets in the commercial real estate sector, including:
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Senior Mortgage Loans:   These loans are typically secured by commercial real estate assets and may include construction loans. In some cases, first lien mortgages may be divided into an A-Note and a B-Note. The A-Note is typically a privately negotiated loan that is secured by a first mortgage on a commercial property or group of related properties that is senior to a B-Note secured by the same first mortgage property or group.

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Subordinated Debt:   These loans may include structurally subordinated first mortgage loans and junior participations in first mortgage loans or participations in these types of assets. As noted above, a B-Note is typically a privately negotiated loan that is secured by a first mortgage on commercial real estate and is subordinate to an A-Note secured by the same first mortgage property or group. The subordination of a B-Note or junior participation typically is evidenced by participations or intercreditor agreements with other holders of interests in the note. B-Notes are subject to more credit risk with respect to the underlying mortgage collateral than the corresponding A-Note.

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Mezzanine Loans:   Like B Notes, these loans are also subordinated commercial real estate loans, but are usually secured by a pledge of the borrower’s equity ownership in the entity that owns the property or by a second lien mortgage on the property. In a liquidation, these loans are generally junior to any mortgage liens on the underlying property, but senior to any preferred equity or common equity interests in the entity that owns the property. Investor rights are usually governed by intercreditor agreements.

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Preferred Equity:   Real estate preferred equity investments are subordinate to first mortgage loans and are not collateralized by the property underlying the investment. As a holder of preferred equity, RCM GA may seek to enhance its position with covenants that limit the activities of the entity in which it has an interest and protect its equity by obtaining an exclusive right to control the underlying property after an event of default, should such a default occur.

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Other Securities:   Other loans and securities including but not limited to commercial mortgage-backed securities, loans to real estate or hospitality companies, debtor-in-possession loans and equity interests in commercial real estate properties that generate stable current returns, increase the duration of our investment portfolio and provide potential for capital appreciation, such as triple net lease equity.

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Commercial Mortgage Servicing Rights:   These rights originate when the original mortgage lender sells the right to service a mortgage to an entity which specializes in specific mortgage servicing functions. RCM GA may invest in such servicing rights and utilize the Rithm network for servicing.

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Commercial Real Estate Properties:   Structuring and financing each transaction in a manner that reflects the risk of the underlying asset’s cash flow stream and credit risk profile, and efficiently managing and maintaining the transaction’s interest rate and currency exposures at levels consistent with its risk objectives.

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Operating Businesses:   Businesses which RCM GA believes it may acquire and improve or reorient the management of to deliver attractive returns across a variety of market conditions and economic cycles.

RCM GA anticipates financing this strategy by accessing a variety of options, including borrowing under credit facilities, issuing commercial real estate collateralized loan obligations (“CLOs”) or single-asset securitizations, and corporate financing, depending on its view of the most prudent financing option available for each investment. RCM GA expects to draw on Rithm’s real estate investment platform, which integrates real estate experience and capital markets expertise, in transaction sourcing, underwriting, execution, asset operation, management and disposition to execute its investment strategy. As part of RCM GA’s investment strategy, it may, from time to time, engage in discussions with counterparties with respect to various potential strategic transactions, including potential investments in, and acquisitions of, other real estate or asset portfolios. In connection with evaluating potential strategic transactions and assets, RCM GA may incur significant expenses for the evaluation and due diligence investigation and negotiation of any potential transaction.
As market conditions evolve over time, RCM GA expects to adapt as appropriate. RCM GA believes its current investment strategy will produce significant opportunities to make investments with attractive risk-return profiles. However, to capitalize on the investment opportunities that may be present at various other points of an economic cycle, RCM GA may expand or refocus its investment strategy by emphasizing investments in different parts of the capital structure and different sectors of real estate.
RCM GA believes that its ability to actively manage investments, and the flexibility of its strategy, positions it to generate attractive returns for stockholders in a variety of market conditions over the long term. RCM GA believes that commercial real estate offers an attractive investment opportunity given current market dynamics that are creating significant refinancing challenges and funding gaps.
Please see the section entitled “The Transaction” for additional information.
Potential and Expected Effects and Benefits of the Rithm Management Agreement
Pursuant to the Rithm Management Agreement, Great Ajax will engage RCM GA, which is an affiliate of Rithm, to serve as its manager and provide for the day-to-day management of its operations. Rithm has an experienced team with a well-recognized track record of success in real estate investments. The Rithm Management Agreement will require RCM GA to manage Great Ajax’s investments and its day-to-day business under the supervision of the Great Ajax Board. Entry into the Rithm Management Agreement will enable Great Ajax to continue to operate and to shift its strategic direction and capitalize on commercial real estate investment opportunities. Under the Rithm Management Agreement, RCM GA does not have the ability to receive Common Stock as payment for management fees due thereunder, thus its compensation will not dilute Great Ajax’s stockholders.
Principal Risks Associated with the Management Agreement and Our Relationship with Our Manager
We are highly dependent on our manager and may not find a suitable replacement if RCM GA terminates the Rithm Management Agreement.
We have no employees. RCM GA, and its officers and employees, will allocate a portion of their time to businesses and activities that are not related to, or affiliated with, Great Ajax and, accordingly, do not spend all of their time managing our activities and our investment portfolio. It is possible that the portion of RCM GA’s time that is allocated to Great Ajax may decrease in the future as Rithm expands its investment focus, including vehicles which may compete directly with us, and any such decrease in time allocation could potentially be material. Great Ajax will be completely reliant on RCM GA, which will have significant discretion as to the implementation and execution of Great Ajax’s business and investment strategies and Great Ajax’s risk management practices. Great Ajax is also subject to the risk that RCM GA will terminate the Rithm Management Agreement and that no suitable replacement will be found. Great Ajax believes that Great Ajax’s success will depend to a significant extent upon the experience of Rithm’s senior management team, whose continued service is not guaranteed.
Please see the section entitled “Risk Factors — Risks Related to Approving Rithm as Manager and Great Ajax’s Investment Activities” for additional information.
The departure of any of the senior management of RCM GA or the loss of our access to Rithm’s investment professionals and principals may adversely affect our ability to achieve our investment objectives.
We will depend on the diligence, skill and network of business contacts of the senior management of RCM GA. Great Ajax also depends on RCM GA’s access to the investment professionals and principals of Rithm and the information and deal flow generated by the Rithm investment professionals and principals during the normal course of their investment and portfolio management activities. The senior management of RCM GA will evaluate, negotiate, structure, close and monitor Great Ajax’s investments. Great Ajax’s future success will depend on the continued service of the senior management team of RCM GA. The departure of any of the senior management of RCM GA, or of a significant number of the investment professionals or principals of Rithm, could have a material adverse effect on our ability to achieve our investment objectives. In addition, Great Ajax can offer no assurance that RCM GA will remain our manager or that Great Ajax will continue to have access to Rithm’s investment professionals or principals or its information and deal flow.
The Great Ajax Board will not approve individual investment decisions made by our manager.
RCM GA will have great latitude to make investment and other decisions with respect to Great Ajax, including with respect to certain matters relating to affiliated transactions. While RCM GA will be subject to general oversight by our board of directors, our board of directors will not approve any individual investments. Furthermore, transactions entered into by RCM GA may be difficult or impossible to unwind. RCM GA will have great latitude in determining the types of assets it may decide are proper investments for Great Ajax.
The incentive fee provided for under the Rithm Management Agreement may induce RCM GA to make certain investments, including speculative investments.
The management compensation structure to which Great Ajax has agreed with RCM GA may cause RCM GA to invest in high risk investments or take other risks. In addition to its management fee, our manager is entitled to receive incentive compensation based in part upon our achievement of specified levels of net income. In evaluating investments and other management strategies, the opportunity to earn incentive compensation based on net income may lead RCM GA to place undue emphasis on the maximization of net income at the expense of other criteria, such as preservation of capital, maintaining sufficient liquidity, and/or management of credit risk or market risk, in order to achieve higher incentive compensation. Investments with higher yield potential are generally riskier or more speculative. In addition,

RCM GA may receive grants of incentive equity in the future, and the factors considered in making these grants may include performance-related factors which may also induce RCM GA to make investments that are riskier or more speculative. This could result in increased risk to the value of our investment portfolio.
Affiliates of RCM GA and Rithm compete with Great Ajax and there may be conflicts arising from allocation of investment opportunities.
The Rithm Management Agreement will not prevent RCM GA and its affiliates from engaging in additional management or investment opportunities. As a result, RCM GA and its affiliates, including Rithm, currently are engaged in and may in the future engage in management or investment opportunities that have overlapping objectives with Great Ajax. Rithm’s operating portfolio includes Newrez LLC, a mortgage lender and servicer, Sculptor Capital Management, Inc., a global alternative asset manager, and GreenBarn Investment Group, an investment management firm with whom Rithm has a strategic partnership. Certain of Rithm’s operating companies and portfolio companies in which its funds invest, along with any competing entities established by Rithm and its affiliates in the future, may present conflicts for RCM GA and its affiliates in the allocation of investment opportunities. Such allocation is at the discretion of RCM GA, and there is no guarantee that this allocation would be made in the best interests of the Stockholders.
Certain of Great Ajax’s investments may create a conflict of interest with Rithm and its affiliates.
It is expected to be a key part of Great Ajax’s business strategy that RCM GA will focus on commercial real estate-related investments. Rithm and its affiliates employ investment objectives and strategies that overlap, in whole or in part, with the proposed business strategy RCM GA has for us, which may create conflicts between our interests and Rithm’s and its affiliates’ interests.
Termination by Great Ajax of the Rithm Management Agreement without cause is difficult and costly.
The Rithm Management Agreement provides that it may only be terminated by Great Ajax at the expiration of its term upon the affirmative vote of at least two-thirds of our independent directors based upon (i) unsatisfactory performance by RCM GA that is materially detrimental to Great Ajax. RCM GA will be provided at least 180 days’ prior notice of any such termination and will be paid a termination fee equal to three times the combined base management fees plus the higher of (i) three times the incentive fees earned by RCM GA during the 12-month period immediately preceding the date of termination, calculated as of the end of the most recently completed fiscal quarter prior to the date of termination, and (ii) the total amount of incentive fee that RCM GA would have earned based on the total unrealized gain calculated as of the end of the most recently completed fiscal quarter prior to the date of termination. These provisions would result in substantial cost to Great Ajax if it terminates the Rithm Management Agreement, thereby adversely affecting our ability to terminate RCM GA without cause.
RCM GA’s liability is limited under the management agreement, and Great Ajax has agreed to indemnify RCM GA against certain liabilities.
Pursuant to the Rithm Management Agreement, RCM GA will not assume any responsibility other than to render the services called for thereunder. RCM GA and its officers, managers, partners, agents, employees, controlling persons, members and other affiliated persons or entities will not be liable to Great Ajax, the Operating Partnership or any subsidiary of Great Ajax’s for any action taken or omitted to be taken in connection with the performance of its duties or obligations under the Rithm Management Agreement or otherwise as Great Ajax’s manager, performed in accordance with and pursuant to the management agreement, except by reason of acts primarily resulting from RCM GA’s and such other parties’ bad faith, willful misconduct, gross negligence, or reckless disregard of their duties under the Rithm Management Agreement. Great Ajax has agreed to indemnify RCM GA and its officers, managers, partners, agents, employees, controlling persons, members and other affiliated persons and entities with respect to all damages, liabilities, costs and expenses incurred in connection with any action, suit, investigation or other proceeding arising out of or otherwise based upon the performance of any of RCM GA’s duties or obligations under the Rithm Management Agreement or otherwise as Great Ajax’s manager, other than to the extent primarily resulting from RCM GA’s and such other parties’ bad faith, willful misconduct, gross negligence, or reckless disregard of their duties under the Rithm Management Agreement. RCM GA’s and such other parties’ liability is further limited to the amount of all fees actually received from Great Ajax, the Operating Partnership and Great Ajax’s subsidiaries under the Rithm Management Agreement.
Vote Required and Recommendation
The affirmative vote of a majority of the votes cast, assuming a quorum is present, is required to approve the Management Proposal. Abstentions and other shares not voted (whether by broker non-vote or otherwise) will not be counted as votes cast and will have no effect on the result of the vote.
THE GREAT AJAX BOARD RECOMMENDS A VOTE “FOR” THE MANAGEMENT PROPOSAL.

Proposal 5 — Equity Incentive Plan Proposal
Introduction
You are being asked to approve the Amendment to the 2016 Plan. The 2016 Plan, as amended pursuant to the Amendment, is referred to herein as the “Amended Plan.” The Compensation Committee approved the Amendment and recommended that the Great Ajax Board approve the Amendment. The Great Ajax Board approved the Amendment on March 25, 2024, subject to stockholder approval at the Meeting. If the Equity Incentive Plan Proposal is approved, the Amendment (and the Amended Plan) will become effective on the consummation of the Transaction. If the Equity Incentive Plan Proposal is not approved, the Amendment will not become effective, and the terms and conditions of the 2016 Plan without taking into account the Amendment will continue in effect. The Amended Plan is described in more detail below.
Background Summary
On March 25, 2024, the Great Ajax Board approved the Amendment in order to permit the issuance of equity or equity-based incentive awards to RCM GA, which may in turn issue incentives to the directors, managers, officers, employees of, or advisors or consultants to, RCM GA or an affiliate thereof (collectively, the “RCM GA Agents”). The purpose of the Amendment is to incentivize RCM GA and the RCM GA Agents by permitting them to be issued awards under the Amended Plan in order to increase their efforts on behalf of Great Ajax and to promote the success of Great Ajax’s business.
The Great Ajax Board believes it is in the best interests of Great Ajax and our Stockholders to approve the adoption of the Amendment in order to permit the issuance of equity or equity-based incentive awards to RCM GA, as well as to permit RCM GA to in turn issue equity or equity-based incentive awards to the RCM GA Agents.
Summary of the Plan
The Amendment is attached hereto as Annex C. The 2016 Plan was previously filed with the SEC as Appendix A to Great Ajax’s Notice of Annual Meeting of Stockholders and Proxy Statement dated April 28, 2016, and a copy thereof is attached hereto as Annex D. The following is a summary of the material features of the Amended Plan and is qualified in its entirety by reference to Annexes C and D. The Amended Plan provides for the grant of stock options, share awards (including restricted stock and restricted stock units), stock appreciation rights, dividend equivalent rights, performance awards, annual incentive cash awards and other equity-based awards, including LTIP (as defined herein) units, which are convertible on a one-for-one basis into OP Units.
Administration of the Plan.   The Amended Plan will be administered by the Compensation Committee of the Great Ajax Board. Each member of the Compensation Committee that administers the Amended Plan is a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act and “independent” within the meaning of the NYSE listing rules and the rules and regulations of the SEC. The Compensation Committee determines eligibility for and designates participants of the Amended Plan, determines the type and amount of awards to be granted, determines the timing, terms, and conditions of any award (including the exercise price), and makes other determinations and interpretations as provided in the Amended Plan. All decisions and interpretations made by the Compensation Committee with respect to the Amended Plan will be binding on us and participants. During any period of time in which we do not have a Compensation Committee, the Amended Plan will be administered by the Great Ajax Board or another committee appointed by the Great Ajax Board. References below to the Compensation Committee include a reference to the Great Ajax Board or another committee appointed by the Great Ajax Board for those periods in which the Great Ajax Board or such other committee is acting.
Eligible Participants.   All of our employees and the employees of our subsidiaries and affiliates, including the Operating Partnership, are eligible to receive awards under the Amended Plan. In addition, our non-employee directors, consultants and advisors who perform services for us and our subsidiaries and affiliates may receive awards under the Amended Plan. Pursuant to the Amendment, RCM GA would also be eligible to receive awards under the Amended Plan, and would in turn be permitted to issue incentives to the RCM GA Agents (such awards, “Manager Awards”). Incentive stock options, however, are only available to our employees.
We have not identified any of our employees or employees of our subsidiaries and affiliates as “key employees” likely to receive awards under the Amended Plan. As of the Record Date, we have six non-employee directors eligible to receive awards under the Amended Plan (including RCM GA Agents).
Share Authorization.   Under the Amended Plan, the maximum aggregate number of shares that may be issued, in the aggregate, may not exceed 5% of our shares of Common Stock issued and outstanding from time to time on a fully diluted basis (assuming, if applicable, the exercise of all outstanding options and the conversion of all warrants and convertible securities, including OP Units and LTIP units, into shares of our Common Stock). The maximum number of shares for which performance compensation awards denominated in shares may be granted to any individual participant in respect of a single fiscal year is 500,000 (or if any such awards are settled in cash, the maximum amount may not exceed $5 million). In connection with stock splits, distributions, recapitalizations and certain other events, the Great Ajax Board or Compensation Committee will make proportionate adjustments that it deems appropriate in the aggregate number of shares of Common Stock that may be issued under the Amended Plan and the terms of outstanding awards. If any awards terminate, expire or are canceled, forfeited, exchanged or surrendered without having been exercised or paid or if any awards are forfeited or expire or otherwise terminate without the delivery of any shares of Common Stock, the shares of Common Stock subject to such awards will again be available for purposes of the Amended Plan.
Share Usage.   Shares of Common Stock that are subject to awards are counted against the Amended Plan share limit as one share for every one share subject to the award. The number of shares subject to any stock appreciation rights awarded under the Amended Plan is counted against the aggregate number of shares available for issuance under the Amended Plan regardless of the number of shares actually issued to settle the stock appreciation right upon exercise.
Prohibition on Repricing without Stockholder Approval.   Except in connection with certain corporate transactions, no amendment or modification may be made to an outstanding stock option or stock appreciation right, including by replacement with or substitution of another award type, that would be treated as a repricing under applicable stock exchange rules or would replace stock options or stock appreciation rights with cash, in each case without the approval of the stockholders (although appropriate adjustments may be made to outstanding stock options and stock appreciation rights to achieve compliance with applicable law, including the Code).
Stock Options.   The Amended Plan authorizes the Compensation Committee to grant incentive stock options (under Section 422 of the Code) and options that do not qualify as incentive stock options. The maximum number of shares for which incentive stock options may be granted is 500,000. The exercise price of each option will be determined by the Compensation Committee, provided that the price cannot be less than 100% of the fair market value of shares of our Common Stock on the date on which the option is granted. If we were to grant incentive stock options to any 10% stockholder, the exercise price may not be less than 110% of the fair market value of our shares of Common Stock on the date of grant. On March 25, 2024, the last publicly reported sale price of our Common Stock on the NYSE was $3.75.
The term of an option cannot exceed ten years from the date of grant. If we were to grant incentive stock options to any 10% stockholder, the term cannot exceed five years from the date of grant. The Compensation Committee determines at what time or times each option may be exercised and the period of time, if any, after retirement, death, disability or termination of employment during which options may be exercised. Options may be made exercisable in installments. The vesting and exercisability of options may be accelerated by the Compensation Committee. The exercise price of an option may not be amended or modified after the grant of the option, and an option may not be surrendered in consideration of or exchanged for or substituted for a grant of a new option having an exercise price below that of the option which was surrendered or exchanged or substituted for without stockholder approval.
The exercise price for any option is generally payable (i) in cash or cash equivalents, (ii) to the extent the award agreement provides, by the surrender of shares of Common Stock (or attestation of ownership of such shares) with an aggregate fair market value, on the date on which the option is exercised, of the exercise price, (iii) to the extent the award agreement provides, by payment through a broker in accordance with procedures set forth by us or (iv) to the extent the award agreement provides and/or unless otherwise specified in an award agreement, any other form permissible by applicable laws, including net exercise and service to us.
Stock Awards.   The Amended Plan also provides for the grant of stock awards, including restricted stock and restricted stock units. A stock award is an award of shares of Common Stock or stock units that may be subject to restrictions on transferability and other restrictions as the Compensation Committee determines in its sole discretion on the date of grant. The restrictions, if any, may lapse over a specified period of time or through the satisfaction of conditions, in installments or otherwise, as the Compensation Committee may determine. Restricted stock units are contractual promises to deliver shares of Common Stock in the future and may be settled in cash, shares, other securities or property (as determined by the Compensation Committee) upon the lapse of restrictions applicable to the award and otherwise in accordance with the award agreement. A participant who receives restricted stock will have all of the rights of a stockholder as to those shares, including, without limitation, the right to vote and the right to receive dividends or distributions on the shares, except that the Compensation Committee may require any dividends to be reinvested in shares. A participant who receives restricted stock units will have no rights of a stockholder with respect to the restricted stock units but may be granted the right to receive dividend equivalent rights. During the period, if any, when share awards are non-transferable or forfeitable, a participant is prohibited from selling, transferring, assigning, pledging, exchanging, hypothecating or otherwise encumbering or disposing of his or her award shares.
Stock Appreciation Rights.   The Amended Plan authorizes the Compensation Committee to grant stock appreciation rights that provide the recipient with the right to receive, upon exercise of the stock appreciation right, cash, Common Stock or a combination of the two. The amount that the recipient will receive upon exercise of the stock appreciation right generally will equal the excess of the fair market value of shares of our Common Stock on the date of exercise over the shares’ fair market value on the date of grant. Stock appreciation rights will become exercisable in accordance with terms determined by the Compensation Committee. Stock appreciation rights may be granted in tandem with an option grant or independently from an option grant. The term of a stock appreciation right cannot exceed ten years from the date of grant.
Performance Awards.   The Amended Plan also authorizes the Compensation Committee to grant performance awards. Performance awards represent the participant’s right to receive a compensation amount, based on the value of our Common Stock, if performance goals established by the Compensation Committee are met. The Compensation Committee will determine the applicable performance period, the performance goals and such other conditions that apply to the performance award. Performance goals may relate to our financial performance, the participant’s performance or such other criteria determined by the Compensation Committee. If the performance goals are met, performance awards will be paid in cash, shares of Common Stock or a combination thereof.
Under the Amended Plan, one or more of the following business criteria, on a consolidated basis, and/or with respect to specified subsidiaries (except with respect to the total stockholder return and earnings per share criteria), will be used by the Compensation Committee in establishing performance goals: Funds from Operations (“FFO”); Adjusted FFO; earnings before any one or more of the following: interest, taxes, depreciation, amortization and/or stock compensation; operating (or gross) income or profit; pretax income before allocation of corporate overhead and/or bonus; operating efficiencies; operating income as a percentage of net revenue; return on equity, assets, capital, capital employed or investment; after tax operating income; net income; earnings or book value per share; financial ratios; cash flow(s); total rental income or revenues; capital expenditures as a percentage of rental income; total operating expenses, or some component or combination of components of total operating expenses, as a percentage of rental income; stock price or total stockholder return, including any comparisons with stock market indices; appreciation in or maintenance of the price of the Common Stock or any of our publicly-traded securities; dividends; debt or cost reduction; comparisons with performance metrics of peer companies; comparisons of our stock price performance to the stock price performance of peer companies; strategic business objectives, consisting of one or more objectives based on meeting specified cost, acquisition or leasing targets, meeting or reducing budgeted expenditures, attaining division, group or corporate financial goals, meeting business expansion goals and meeting goals relating to leasing, acquisitions, joint ventures or collaborations or dispositions; economic value-added models; or any combination thereof. Each goal may be expressed on an absolute and/or relative basis, may be based on or otherwise employ comparisons based on internal targets, our past performance or the past performance of any of our subsidiaries, operating units, business segments or divisions and/or the past or current performance of other companies, and in the case of earnings-based measures, may use or employ comparisons relating to capital, stockholders’ equity and/or shares outstanding, or to assets or net assets. The Compensation Committee may appropriately adjust any evaluation of performance under the foregoing criteria to exclude any of the following events that occurs during a performance period: asset impairments or write-downs; litigation or claim judgments or settlements; the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results; accruals for reorganization and restructuring programs; significant, infrequently occurring items; the effect of adverse federal, governmental or regulatory action, or delays in federal, governmental or regulatory action; or any other event either not directly related to our operations or not within the reasonable control of our management.
Bonuses.   Cash performance bonuses payable under the Amended Plan may be based on the attainment of performance goals that are established by the Compensation Committee and relate to one or more performance criteria described in the Amended Plan. Cash performance bonuses must be based upon objectively determinable bonus formulas established in accordance with the Amended Plan.
Dividend Equivalents.   The Compensation Committee may grant dividend equivalents in connection with the grant of any equity-based award. Dividend equivalents may be paid in cash or may be deemed reinvested in additional shares of stock and may be payable in cash, Common Stock or a combination of the two. To the extent the dividend equivalents are provided with respect to another award that vests or is earned based upon achievement of performance goals, any dividend equivalents will not be paid currently, but instead will be paid only to the extent the award vests. The Compensation Committee will determine the terms of any dividend equivalents.
Other Equity-Based Awards.   The Compensation Committee may grant other types of equity-based awards under the Plan, including Long-Term Incentive Plan (“LTIP”) units. Other equity-based awards are payable in cash, Common Stock or other equity, or a combination thereof, and may be restricted or unrestricted, as determined by the Compensation Committee. The terms and conditions that apply to other equity-based awards are determined by the Compensation Committee.
LTIP units are a special class of OP Units. Each LTIP unit awarded under the Amended Plan will be equivalent to an award of one share under the Amended Plan, reducing the number of shares available for other equity awards on a one-for-one basis. We will not receive a tax deduction with respect to the grant, vesting or conversion of any LTIP unit. The vesting period for any LTIP units, if any, will be determined at the time of issuance. Each LTIP unit, whether vested or not, will receive the same quarterly per unit profit distribution as the other outstanding OP Units, which profit distribution will generally equal the per share distribution on a share of Common Stock. This treatment with respect to quarterly distributions is similar to the expected treatment of our restricted stock awards, which will receive full distributions whether vested or not. Initially, each LTIP unit will have a capital account of zero and, therefore, the holder of the LTIP unit would receive nothing if the Operating Partnership were liquidated immediately after the LTIP unit is awarded. However, the partnership agreement requires that “book gain” or economic appreciation in our assets realized by the Operating Partnership, whether as a result of an actual asset sale or upon the revaluation of our assets, as permitted by applicable regulations promulgated by the U.S. Treasury Department (“Treasury Regulations”), be allocated first to LTIP units until the capital account per LTIP unit is equal to the capital account per unit of the Operating Partnership. The applicable Treasury Regulations provide that assets of the Operating Partnership may be revalued upon specified events, including upon additional capital contributions by us or other partners of the Operating Partnership or a later issuance of additional LTIP units. Upon equalization of the capital account of the LTIP unit with the per unit capital account of the OP Units and full vesting of the LTIP unit, the LTIP unit will be convertible into an OP Unit at any time. There is a risk that a LTIP unit will never become convertible because of insufficient gain realization to equalize capital accounts and, therefore, the value that a grantee will realize for a given number of vested LTIP units may be less than the value of an equal number of shares of Common Stock.
Manager Awards.   Pursuant to the Amendment, awards may be granted under the Amended Plan to RCM GA, which may in turn issue incentives to the RCM GA Agents. The Great Ajax Board is authorized to grant any type of award described elsewhere in the Amended Plan as a Manager Award, to the extent permitted by applicable law. With respect to any Manager Award, RCM GA will, to the extent applicable, be treated as a the grantee for purposes of the Amended Plan.
Recoupment.   Any awards granted pursuant to the Amended Plan will be subject to repayment to us to the extent provided under the terms of our clawback policy. In addition, we reserve the right in any award agreement to cause a forfeiture of the gain realized by a recipient if such recipient is in violation of or in conflict with certain agreements with us (including but not limited to an employment or non-competition agreement) or upon termination for “cause” as defined in the Amended Plan, applicable award agreement or any other agreement between us or an affiliate and the recipient.
Change in Control.   If we experience a change in control in which outstanding awards that are not exercised prior to the change in control will not be assumed or continued by the surviving entity: (1) except for performance awards, all restricted stock, LTIP units and restricted stock units will vest and the underlying shares of Common Stock and all dividend equivalent rights will be delivered immediately before the change in control; or (2) at the discretion of the Great Ajax Board or Compensation Committee, either all options and stock appreciation rights will become exercisable 15 days before the change in control and terminate upon completion of the change in control, or all options, stock appreciation rights, restricted stock and restricted stock units will be cashed out before the change in control. In the case of performance awards denominated in shares or LTIP units, if more than half of the performance period has lapsed, the awards will be converted into restricted stock or restricted stock units based on actual performance to date. If less than half of the performance period has lapsed, or if actual performance is not determinable, the awards will be converted into restricted stock assuming target performance has been achieved.
In summary, a change in control under the Amended Plan occurs if:
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a person, entity or affiliated group (with certain exceptions) acquires, in a transaction or series of transactions, 50% or more of the total combined voting power of our outstanding securities;

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the consummation of a merger or consolidation, unless (1) the holders of our voting shares immediately prior to the merger have at least 50.1% of the combined voting power of the securities in the surviving entity or its parent or (2) no person owns 50% or more of the shares of the surviving entity or the combined voting power of our outstanding voting securities;

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we sell or dispose of all or substantially all of our assets; or

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individuals who constitute the Great Ajax Board cease for any reason to constitute a majority of the Great Ajax Board, treating any individual whose election or nomination was approved by a majority of the incumbent directors as an incumbent director for this purpose.

Adjustments for Stock Dividends and Similar Events.   The Compensation Committee will make appropriate adjustments in outstanding awards and the number of shares available for issuance under the Amended Plan, including the individual limitations on awards, to reflect stock splits and other similar events.
Transferability of Awards.   Except as otherwise permitted in an award agreement or by the Compensation Committee, awards under the Amended Plan are not transferable other than by a participant’s will or the laws of descent and distribution.
Term and Amendment.   The Great Ajax Board may amend or terminate the Amended Plan at any time; provided that no amendment may adversely impair the benefits of participants with respect to outstanding awards without the participants’ consent or violate the Amended Plan’s prohibition on repricing. Our stockholders must approve any amendment if such approval is required under applicable law or stock exchange requirements. Our stockholders also must approve any amendment that changes the no-repricing provisions of the Amended Plan. Unless terminated sooner by the Great Ajax Board, the Amended Plan will terminate on the tenth anniversary of its approval by stockholders.
New Plan Benefits
It is not possible to determine the specific amounts and types of awards that may be awarded in the future under the Amended Plan because the grant and actual payout of awards under the Amended Plan are subject to the discretion of the Compensation Committee.

Certain U.S. Federal Income Tax Consequences
The following is a brief summary of certain United States federal income tax consequences generally arising with respect to awards under the Amended Plan. This discussion does not address all aspects of the United States federal income tax consequences of participating in the Amended Plan that may be relevant to participants in light of their personal investment or tax circumstances and does not discuss any state, local or non-United States tax consequences of participating in the Amended Plan. Each participant is advised to consult his or her particular tax advisor concerning the application of the United States federal income tax laws to such participant’s particular situation, as well as the applicability and effect of any state, local or non-United States tax laws before taking any actions with respect to any awards.
Section 162(m) of the Code
Section 162(m) of the Code generally limits to $1 million the amount that a publicly held corporation is allowed each year to deduct for the compensation paid to each of the corporation’s chief executive officer, the corporation’s chief financial officer and certain other current and former executive officers of the corporation.
Stock Options
A participant will not recognize taxable income at the time an option is granted, and Great Ajax will not be entitled to a tax deduction at that time. A participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) upon exercise of a non-qualified stock option equal to the excess of the fair market value of the shares purchased over their exercise price, and Great Ajax will be entitled to a corresponding deduction, subject to the deduction limits under Section 162(m) of the Code. A participant will not recognize income (except for purposes of the alternative minimum tax) upon exercise of an incentive stock option. If the shares acquired by exercise of an incentive stock option are held for the longer of two years from the date the option was granted and one year from the date it was exercised, any gain or loss arising from a subsequent disposition of those shares will be taxed as long-term capital gain or loss, and Great Ajax will not be entitled to any deduction. If, however, those shares are disposed of within the above-described period, then in the year of that disposition the participant will recognize compensation taxable as ordinary income equal to the excess of (1) the lesser of the amount realized upon that disposition and the fair market value of those shares on the date of exercise over (2) the exercise price, and Great Ajax will be entitled to a corresponding deduction, subject to the deduction limits under Section 162(m) of the Code.
Stock Appreciation Rights
A participant will not recognize taxable income at the time stock appreciation rights are granted and Great Ajax will not be entitled to a tax deduction at that time. Upon exercise, the participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) in an amount equal to the fair market value of any shares delivered and the amount of cash paid by Great Ajax, and Great Ajax will be entitled to a corresponding deduction, subject to the deduction limits under Section 162(m) of the Code.
Stock Awards
A participant will not recognize taxable income at the time restricted stock (i.e., stock subject to a substantial risk of forfeiture) is granted, and Great Ajax will not be entitled to a tax deduction at that time, unless the participant makes an election to be taxed at that time. If such election is made, the participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) at the time of the grant in an amount equal to the excess of the fair market value for the shares at such time over the amount, if any, paid for those shares. If such election is not made, the participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) at the time the restrictions constituting a substantial risk of forfeiture lapse in an amount equal to the excess of the fair market value of the shares at such time over the amount, if any, paid for those shares. The amount of ordinary income recognized by making the above-described election or upon the lapse of restrictions constituting the substantial risk of forfeiture is deductible by Great Ajax as compensation expense, subject to the deduction limits under Section 162(m) of the Code. In addition, a participant receiving dividends with respect to restricted stock for which the above-described election has not been made and prior to the time the restrictions constituting a substantial risk of forfeiture lapse will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee), rather than dividend income, in an amount equal to the dividends paid and Great Ajax will be entitled to a corresponding deduction, subject to the deduction limits under Section 162(m) of the Code.
A participant will not recognize taxable income at the time a restricted stock unit is granted, and Great Ajax will not be entitled to a tax deduction at that time. Upon settlement of restricted stock units, the participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) in an amount equal to the fair market value of any shares delivered and the amount of any cash paid by Great Ajax, and Great Ajax will be entitled to a corresponding deduction, subject to the deduction limits under Section 162(m) of the Code.
A participant who receives shares of common stock that are not subject to any restrictions under the Amended Plan will recognize compensation taxable as ordinary income on the date of grant in an amount equal to the fair market value of such shares on that date over the amount, if any, paid for those shares, and Great Ajax will be entitled to a corresponding deduction, subject to the deduction limits under Section 162(m) of the Code.
LTIP Units, Cash Bonus Awards, and Other Equity-Based Awards
The tax consequences of a LTIP unit award, cash bonus awards, and other equity-based awards will depend on the specific structure of such award.
Performance Awards
A participant will not recognize taxable income at the time performance awards are granted, and Great Ajax will not be entitled to a tax deduction at that time. Upon settlement of performance awards, the participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) in an amount equal to the fair market value of any shares delivered and the amount of cash paid by Great Ajax, and Great Ajax will be entitled to a corresponding deduction, subject to the deduction limits under Section 162(m) of the Code.
Vote Required and Recommendation
The affirmative vote of the holders of a majority of the votes properly cast by the holders of Common Stock for the Equity Incentive Plan Proposal is required to approve the Equity Incentive Plan Proposal. Abstentions and broker non-votes, if any, will have no effect on the Equity Incentive Plan Proposal.
The Equity Incentive Plan Proposal is conditioned on the approval of the Management Proposal and the Issuance Proposal. Therefore, if approval of the Transaction is not obtained, the Equity Incentive Plan Proposal will have no effect, even if approved by stockholders, and the 2016 Plan will remain in effect in accordance with its terms.
THE GREAT AJAX BOARD RECOMMENDS A VOTE “FOR” THE ADOPTION OF THE AMENDMENT, AS DESCRIBED IN THIS PROXY STATEMENT.

Proposal 6 — Accountants Proposal
Introduction
The Audit Committee of the Great Ajax Board, which is comprised entirely of independent directors, has appointed Moss Adams LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024. After careful consideration of the matter and in recognition of the importance of this matter to our stockholders, the Great Ajax Board has determined that it is in the best interests of Great Ajax and our stockholders to seek the ratification by the Stockholders of our Audit Committee’s selection of our independent registered public accounting firm. A representative of Moss Adams LLP will be present at the Meeting by conference phone, will have the opportunity to make a statement if he or she so desires and will be available to respond to appropriate questions.
Vote Required and Recommendation
The affirmative vote of the holders of a majority of all the votes cast at the Meeting with respect to the matter is necessary for the approval of the ratification of the appointment of Moss Adams LLP as our independent registered public accounting firm. For purposes of the vote on this Proposal, abstentions and other shares not voted will not be counted as votes cast and will have no effect on the result of the vote. Even if the appointment of Moss Adams LLP as our independent registered public accounting firm is ratified, the Audit Committee may, in its discretion, change that appointment at any time during the year should it determine such a change would be in our and our Stockholders’ best interests. In the event that the appointment of Moss Adams LLP is not ratified, the Audit Committee will consider the appointment of another independent registered public accounting firm, but it will not be required to appoint a different firm.
THE GREAT AJAX BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF MOSS ADAMS LLP AS GREAT AJAX’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2024.
Relationship with Independent Registered Public Accounting Firm
Fee Disclosure
Our consolidated financial statements for the period ended December 31, 2023 have been audited by Moss Adams LLP, which served as our independent registered public accounting firm for that year.
The following summarizes the fees billed by Moss Adams LLP for services performed for the fiscal year ended December 31, 2023 and 2022:
	Year Ended December 31, 2023	Year Ended December 31, 2022
Audit Fees	$917,000	$828,000
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	38,000	3,975
Total	$955,000	$831,975
Audit Fees.   Audit Fees consist of fees and expenses billed for professional services rendered for the audit of the consolidated financial statements, review of registration statements and services that are normally provided by accountants in connection with statutory and regulatory filings or engagements.
Audit-Related Fees.   Audit-Related Fees consist of fees and expenses for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements that are not “Audit Fees.”
Tax Fees.   Tax Fees consist of fees and related expenses billed for professional services for tax compliance, tax advice and tax planning. These services include assistance regarding federal and state tax compliance and tax planning and structuring.

All Other Fees.   All Other Fees consist of fees and expenses for products and services that are not “Audit Fees,” “Audit-Related Fees” or “Tax Fees.”
On March 25, 2024, the Audit Committee and the Great Ajax Board appointed Moss Adams LLP to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2024. Moss Adams LLP has served as our independent registered public accounting firm since our inception in 2014.
Pre-Approval Policies and Procedures
The Audit Committee’s policy is to review and pre-approve, pursuant to the Audit Committee Pre-Approval Policy, any engagement of Great Ajax’s independent auditor to provide any permitted non-audit service to Great Ajax. Pursuant to the Audit Committee Pre-Approval Policy, which the Audit Committee will review and reassess periodically, a list of specific services within certain categories of services, including audit, audit-related and tax services, are specifically pre-approved for the upcoming or current fiscal year, subject to an aggregate maximum annual fee payable by Great Ajax for each category of pre-approved services. Any service that is not included in the approved list of services must be separately pre-approved by the Audit Committee. In addition, the Audit Committee may delegate authority to its chairperson to pre-approve engagements for the performance of audit and non-audit services. The chairperson must report all pre-approval decisions to the Audit Committee at its next scheduled meeting.
In 2023, all audit-related, tax and other services provided to Great Ajax by Moss Adams LLP were reviewed and pre-approved by the chairman of the Audit Committee.

Proposal 7 — Adjournment Proposal
You are being asked to consider and vote on a proposal that will give the chairman of the Meeting the authority to adjourn the Meeting, if necessary or appropriate, including to solicit additional votes for the approval of any of the Proposals. If, at the Meeting, the number of shares of Common Stock present or represented by proxy and voting for the approval of the Proposals is insufficient to approve any of the Proposals, the chairman of the Meeting intends to adjourn the Meeting to another date or time in order to enable the Great Ajax Board to solicit additional proxies for approval of such Proposal.
If the Meeting is adjourned for the purpose of soliciting additional proxies, Stockholders who have already submitted their proxies will be able to revoke them at any time prior to their exercise. In addition, pursuant to the Great Ajax Bylaws, the chair of the Meeting may adjourn the Meeting to a later date or dates, for any reason deemed necessary by the chair, without Stockholder approval.
Vote Required and Recommendation
The affirmative vote of a majority of the votes cast, assuming a quorum is present, is required to approve the Adjournment Proposal. Abstentions and other shares not voted (whether by broker non-vote or otherwise) will not be counted as votes cast and will have no effect on the result of the vote.
THE GREAT AJAX BOARD RECOMMENDS A VOTE “FOR” THE ADJOURNMENT PROPOSAL.

CORPORATE GOVERNANCE AND BOARD MATTERS
Corporate Governance Profile
We have structured our corporate governance in a manner that Great Ajax believes closely aligns Great Ajax’s interests with those of Great Ajax’s stockholders. Notable features of our corporate governance structure include the following:
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the Great Ajax Board is not classified, with each of Great Ajax’s directors subject to re-election annually;

•
five of Great Ajax’s eight directors satisfy the listing standards for independence of the NYSE and Rule 10A-3 under the Exchange Act;

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at least one of Great Ajax’s directors, the Chair of the Audit Committee, qualifies as an “audit committee financial expert” as defined by the SEC;

•
Great Ajax complies with the requirements of the NYSE listing standards, including having board committees comprised solely of independent directors; and

•
Great Ajax has opted out of the business combination statute, provided that any business combination is first approved by the Great Ajax Board, and the control share acquisition statute under the Maryland General Corporation Law.

Great Ajax’s directors stay informed about Great Ajax’s business by attending meetings of Great Ajax and its committees and through supplemental reports and communications. Great Ajax’s independent directors meet regularly in executive sessions without the presence of Great Ajax’s corporate officers or non-independent directors.
Additionally, Great Ajax’s overboarding policy, which is included in Great Ajax’s Corporate Governance Guidelines, provides that if a director serves on more than three public company boards, his or her service on the Great Ajax Board will be subject to the Great Ajax Board’s determination that such simultaneous service on such other boards will not impair his or her ability to effectively serve on the Great Ajax Board.
Board Committees
Great Ajax has established four standing committees: the Audit Committee, the Compensation Committee, the Nominating and Corporate Governance Committee and the Investment Supervisory Committee. The principal functions of each committee are described below. Great Ajax complies with the listing requirements and other rules and regulations of the NYSE, as amended or modified from time to time, and each of the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee is comprised exclusively of independent directors. Additionally, Great Ajax from time to time establishes other committees to facilitate the management of Great Ajax.
The table below provides membership information for each of the Great Ajax committees as of the date of this Proxy Statement:
Member	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee	Investment Supervisory Committee
Lawrence Mendelsohn				X (chair)
Russell Schaub
Steven Begleiter		X	X	X
John C. Condas
Paul Friedman	X	X	X
Mary Haggerty	X
Jonathan Bradford Handley, Jr.*	X (chair)
J. Kirk Ogren, Jr.	X	X (chair)	X (chair)	X

*
Audit Committee financial expert.

Audit Committee
The Audit Committee consists of Mr. Handley, chairperson, Mr. Friedman, Ms. Haggerty, and Mr. Ogren. Mr. Handley satisfies the requirements for being designated an audit committee financial as defined in SEC regulations because of his financial and accounting expertise derived from his experiences as a founder and managing director of SPC.
The Great Ajax Board has adopted an Audit Committee charter. The Audit Committee charter defines its primary duties to include:
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serving as an independent and objective body to monitor and assess the integrity of our consolidated financial statements, our compliance with legal and regulatory requirements, our financial reporting processes and related internal control systems and the performance generally of our internal audit function;

•
overseeing the audit and other services of our independent auditors and being directly responsible for the appointment, independence, qualifications, compensation and oversight of our independent auditors, who report directly to the Audit Committee;

•
providing an open means of communication among our independent auditors, accountants, financial and senior management, our internal auditing department, our corporate compliance department and the Great Ajax Board;

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resolving any disagreements between our management and the independent auditors regarding our financial reporting;

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meeting at least quarterly with senior executives, internal audit staff and independent auditors;

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discussing our earnings press releases and our policies with respect to risk assessment and risk management; and

•
preparing the audit committee report for inclusion, if required, in our annual proxy statements for our annual stockholders’ meetings.

The Audit Committee charter also mandates that the Audit Committee approve all audit, audit-related, tax and other services conducted by our independent accountants. In addition, the Audit Committee may delegate authority to its chairperson to pre-approve engagements for the performance of audit and non-audit services. The chairperson must report all pre-approval decisions to the Audit Committee at its next scheduled meeting.
The Audit Committee also is responsible for engaging an independent registered public accounting firm, reviewing with the independent registered public accounting firm the plans and results of the audit engagement, approving professional services provided by the independent registered public accounting firm, including all audit and non-audit services, reviewing the independence of the independent registered public accounting firm, considering the range of audit and non-audit fees and reviewing the adequacy of our internal accounting controls. The Audit Committee is also responsible for reviewing IT security controls and evaluating the adequacy of IT security programs, compliance and controls that impact Great Ajax. The Audit Committee also prepared the Audit Committee report included in this Proxy Statement.
Compensation Committee
The Compensation Committee consists of Mr. Ogren, chairperson, Mr. Condas and Mr. Friedman.
The Great Ajax Board has adopted a Compensation Committee charter, which sets forth the Compensation Committee’s primary duties, including:
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determining the compensation payable to the directors, including the number of shares underlying, and the terms of, restricted common share awards and stock options to be granted to our directors;

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administering and implementing the 2016 Plan, the Director Plan and any other equity incentive plan that Great Ajax may implement;

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reviewing and approving any new equity compensation plan, material change to an existing plan, or any stock option or other type of award, if required;

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establishing guidelines and standards for determining the compensation, if any, of Great Ajax’s executive officers and recommending to the Great Ajax Board compensation, if any, for them;

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evaluating the objectives of the executive officer compensation programs and the performance of Great Ajax’s executive officers;

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endeavoring to ensure that the Current Manager’s, and Gregory’s compensation plans are effective in attracting and retaining key employees and reinforcing business strategies and objectives; and

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preparing a report on executive compensation, if required for inclusion in our annual proxy statement for our annual stockholders’ meetings.

Nominating and Corporate Governance Committee
The Nominating and Corporate Governance Committee consists of Mr. Ogren, chairperson, Mr. Condas and Mr. Friedman. The Great Ajax Board has adopted a Nominating and Corporate Governance Committee charter, which defines the Nominating and Corporate Governance Committee’s primary duties, including:
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establishing standards for service on the Great Ajax Board;

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identifying individuals qualified to become members of the Great Ajax Board and recommending director candidates for election or re-election to the Great Ajax Board;

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considering and making recommendations to the Great Ajax Board regarding board size, diversity and composition, committee composition and structure and procedures affecting directors, and each director’s independence;

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reviewing the current composition of the Great Ajax Board to determine the diversity needs of the Great Ajax Board, including those related to skills, experience, race, geographic origin and gender;

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advising the Great Ajax Board and the Current Manager on candidates for our executive offices, and conducting appropriate investigation of such candidates;

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monitoring our corporate governance principles and practices, Great Ajax’s code of business conduct and ethics, our human resource practices, our fulfillment of obligations of fairness in internal and external matters, and the effectiveness of the Great Ajax Board; and

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reviewing changes in legislation, regulations, and other developments impacting corporate governance and making recommendations to the Great Ajax Board with respect to such matters.

Investment Supervisory Committee
The Investment Supervisory Committee consists of Mr. Mendelsohn, chairperson, Mr. Condas and Mr. Ogren. The Investment Supervisory Committee’s primary duties include:
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assisting the Great Ajax Board by reviewing all current management investment practices and evaluating and monitoring existing and proposed investments by Great Ajax;

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overseeing the investment operations of the Current Manager and acts as liaison between the Current Manager and the Great Ajax Board with respect to investments, investment strategies and investment guidelines and policies;

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approving investments and acquisitions that exceed 10.0% of the equity of Great Ajax from time to time; and

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reviewing and making recommendations to the Great Ajax Board with respect to any related party investment transactions.

Board and Committee Meetings
In 2023, the Great Ajax Board met 17 times, the Audit Committee met four times, the Compensation Committee met twice and the Nominating and Corporate Governance Committee met twice, each including telephonic meetings. The Investment Supervisory Committee held one meeting in 2023. Each director attended more than 75% of the Great Ajax Board and applicable committee meetings.
Directors are expected to attend, in person or by telephone, all board meetings and meetings of committees on which they serve.
Directors are expected to attend each annual meeting of stockholders. Three of the directors serving on the Great Ajax Board attended our last year’s annual meeting.
Risk Management and Oversight Process
The Great Ajax Board is responsible for understanding the primary risks of Great Ajax’s business. Each of its committees are involved in overseeing and reviewing certain risks within the scope of their respective responsibilities, including those described below.
Audit Committee
The Great Ajax Board and the Audit Committee monitor our credit risk, liquidity risk, regulatory risk, cybersecurity risk, operational risk and enterprise risk by regular reviews with management and independent auditors. Specifically, the Audit Committees oversees the following:
•
In its periodic meetings with independent auditors, the Audit Committee discussed the scope and plan for any internal audit and includes management in its review of accounting and financial controls, assessment of business risks and legal and ethical compliance programs.

•
The Audit Committee also discusses with our independent auditors the external audit scope, the independent auditing firm’s responsibility under applicable requirements, including the Standards of the Public Company Accounting Oversight Board, accounting policies and practices and other required communications.

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The Audit Committee and, where appropriate, the independent members of the Great Ajax Board, review and approve related party transactions under our Related Party Transactions Policy.

•
The Audit Committee reviews IT security controls with management and evaluates the adequacy of Great Ajax’s and its Current Manager’s security programs, compliance and controls.

Nominating and Corporate Governance Committee
The Great Ajax Board and the Nominating and Corporate Governance Committee monitor Great Ajax’s governance and succession risks by regular reviews with management.
Compensation Committee
The Great Ajax Board and the Compensation Committee monitor our compensation policies and related risks by regular reviews with management.
Investment Supervisory Committee
The Great Ajax Board and the Investment Supervisory Committee of the Great Ajax Board monitor Great Ajax’s operations with respect to related party investment transactions, significant investments and overall oversight of Great Ajax’s investment strategies, guidelines and policies.
The Great Ajax Board’s role in risk oversight is consistent with Great Ajax’s leadership structure, with the Chief Executive Officer and other members of senior management of the Current Manager that perform services for Great Ajax having responsibility for assessing and managing Great Ajax’s risk exposure, and with the Great Ajax Board and its committees providing oversight in connection with these efforts. See section herein entitled “— Board Leadership Structure.”

Director Selection Process
The Nominating and Corporate Governance Committee is responsible for, among other things, the selection and recommendation to the Great Ajax Board of nominees for election as directors. In accordance with the Nominating and Corporate Governance Committee charter and Great Ajax’s Corporate Governance Guidelines, the Nominating and Corporate Governance Committee develops on an annual basis guidelines and criteria for the selection of candidates for directors of the Great Ajax Board. In considering director candidates and the composition of the Great Ajax Board, the Nominating and Corporate Governance Committee takes into account factors including, but not limited to, the current composition of the board as a whole; diversity; age and succession considerations; skills and industry and other experience in the context of the Great Ajax Board’s needs; the desire for a substantial majority of independent directors; and the commitment of time on the part of directors to their service. The Nominating and Corporate Governance Committee aims to advance the Great Ajax Board’s and Great Ajax’s goal of having a diverse and inclusive board with directors having different backgrounds, including, but not limited to, geography, race, ethnicity, gender, and age. Applying these criteria, the Nominating and Corporate Governance Committee considers candidates for board membership suggested by its members and other board members, as well as management and stockholders. After completing the identification and evaluation process described above, the Nominating and Corporate Governance Committee selects the nominees for directorship for stockholders to consider and vote upon at the annual stockholders’ meeting.
Code of Business Conduct and Ethics
The Great Ajax Board established a Code of Business Conduct and Ethics that applies to Great Ajax officers, directors and employees and a Code of Ethics for the Chief Executive Officer, Chief Financial Officer and other senior financial officers that applies to the Chief Executive Officer, Chief Financial Officer and other senior financial officers. Among other matters, Great Ajax’s code of business conduct and ethics is designed to deter wrongdoing and to promote:
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honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

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full, fair, accurate, timely and understandable disclosure in Great Ajax’s SEC reports and other public communications;

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compliance with applicable laws, rules and regulations;

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prompt internal reporting of violations of the code to appropriate persons identified in the code; and

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accountability for adherence to the code of business conduct and ethics.

Any waiver of the Code of Business Conduct and Ethics must be approved by the Compliance Officer or such officer’s designee. Any waiver of the Code of Ethics for the Chief Executive Officer, Chief Financial Officer and other senior financial officers must be approved in writing by the Great Ajax Board. Any such waiver shall be promptly disclosed to stockholders as required by law or NYSE regulations.
Insider Trading Policy
Great Ajax has an Insider Trading Policy (the “Insider Trading Policy”) that applies to its employees, directors and executive officers who have access to material non-public or confidential information. The Insider Trading Policy is reasonably designed to promote compliance with insider trading laws, rules, regulations and listing standards.
Hedging and Pledging Policy
Under Great Ajax’s Insider Trading Policy, Great Ajax’s named executive officers and directors are prohibited from hedging Company stock. Additionally, Company personnel are prohibited from engaging in any of the following activities involving Great Ajax’s shares: pledging Company securities, short sales, buying or selling puts or calls, or engaging in derivative transactions relating to Company securities (e.g., exchange traded options, etc.).

Clawback Policy
Great Ajax maintains a compensation recoupment or “clawback” policy.
Availability of Corporate Governance Materials
Stockholders may view Great Ajax’s corporate governance materials, including the charters of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee, Great Ajax’s Corporate Governance Guidelines and Great Ajax’s Code of Business Conduct and Ethics and the Code of Ethics for the Chief Executive Officer and Chief Financial Officer, on Great Ajax’s website at www.greatajax.com under the “Investor Relations-Company Information” tab, and these documents are available in print to any stockholder who sends a written request to such effect to Great Ajax Corp., 13190 SW 68th Parkway, Suite 110, Tigard, OR 97223, Attention: Corporate Secretary. Information at or connected to Great Ajax’s website is not and should not be considered a part of this Proxy Statement.
Independence of Directors
NYSE listing standards require NYSE-listed companies to have a majority of independent board members and a nominating/corporate governance committee, compensation committee and audit committee, each comprised solely of independent directors. Under the NYSE listing standards, no director of a company qualifies as “independent” unless the board of directors of the company affirmatively determines that the director has no material relationship with the company (either directly or as a partner, stockholder or officer of an organization that has a relationship with such company).
The Great Ajax Board currently has eight directors, a majority of whom the Great Ajax Board affirmatively has determined, after broadly considering all relevant facts and circumstances, to be “independent” under the listing standards of the NYSE and under applicable rules of the SEC. The Great Ajax Board affirmatively has determined that each of the following directors is independent under these standards: Ms. Haggerty and Messrs. Condas, Friedman, Handley and Ogren. Messrs. Mendelsohn and Schaub are not independent as they are executive officers of Great Ajax. Mr. Begleiter is not independent as he is the designee of Flexpoint REIT Investor which owns interests in the Current Manager and Gregory, as indicated below.
The Great Ajax Board currently has four director nominees, of which the Great Ajax Board affirmatively has determined, after broadly considering all relevant facts and circumstances, that three are “independent” under the listing standards of the NYSE and under applicable rules of the SEC. The Great Ajax Board affirmatively has determined that each of the following director nominees are independent under these standards: Paul Friedman, Mary Haggerty and Daniel Hoffman.
For a discussion regarding the independence of directors under the proposed re-constituted Great Ajax Board, see the section entitled “Proposal 3 — Election of Directors.”
Board Leadership Structure
Mr. Mendelsohn serves as the Chairman of the Great Ajax Board and Chief Executive Officer. Mr. Mendelsohn has been involved with the mortgage markets for more than 25 years. The Great Ajax Board has reviewed its current leadership structure and has determined that the combined Chairman and Chief Executive Officer position is currently the most appropriate and effective leadership structure for Great Ajax. However, after the closing of the Transaction and the constitution of the new Great Ajax Board, that determination may change.
Mr. Friedman serves as the lead independent director of the Great Ajax Board. Mr. Friedman has an extensive amount of operational and risk management experience to the Great Ajax Board as well as a deep knowledge of the financial services industry. The Great Ajax Board has reviewed its current leadership structure and has determined that Mr. Friedman is most suitable to act as its lead independent director. However, after the closing of the Transaction and the constitution of the new Great Ajax Board, that determination may change.

Communications with the Great Ajax Board
Stockholders and other interested parties may communicate with the Great Ajax Board by sending written correspondence to the Corporate Secretary of Great Ajax Corp., 13190 SW 68th Parkway, Suite 110, Tigard, OR 97223. The independent, non-employee directors have directed Great Ajax’s Secretary to act as their agent in processing any communications received. All communications that relate to matters within the scope of the responsibilities of the Great Ajax Board and its standing committees are to be forwarded to the Chairman of the Great Ajax Board. Communications that relate to matters that are within the scope of the responsibilities of one of the Great Ajax Board’s standing committees are also to be forwarded to the chair of the appropriate committee.
Communications that relate to ordinary business matters that are not within the scope of the responsibilities of the Great Ajax Board are to be sent to the appropriate member of management.
Compensation Committee Interlocks and Insider Participation
No member of the Compensation Committee is or has been an officer or employee of Great Ajax, and no member has any relationship with Great Ajax requiring disclosure under Item 404 of SEC Regulation S-K. No executive officer of Great Ajax currently serves or has served as a member of any board of directors or compensation committee of any other entity that has one or more executive officers serving as a member of the Great Ajax Board.
Legal Proceedings
The nature of Great Ajax’s business exposes Great Ajax’s properties, Great Ajax and the Operating Partnership to the risk of claims and litigation in the normal course of business. Other than routine litigation arising out of the ordinary course of business, neither Great Ajax nor Great Ajax’s officers and directors are presently subject to any material litigation nor, to Great Ajax’s knowledge, is any material litigation threatened against Great Ajax or any of Great Ajax’s officers or directors.

EXECUTIVE OFFICERS
The following table sets forth information concerning Great Ajax’s executive officers. Executive officers are elected annually by the Great Ajax Board and serve at the Great Ajax Board’s discretion. This table reflects all of Great Ajax’s executive officers.
Name	Age	Title
Lawrence Mendelsohn	63	Chairman of the Great Ajax Board and CEO; Manager of the Current Manager
Russell Schaub	60	President and Director; President and CEO of Gregory
Mary Doyle	59	CFO; CFO of the Current Manager and Gregory
Lawrence Mendelsohn has served as Great Ajax’s Chief Executive Officer since inception. He is a founder, and has been a partner since 1995, of Aspen Capital, a private equity firm with expertise in residential and commercial mortgages, distressed securities and hospitality. Mr. Mendelsohn also serves as the manager of the Current Manager, and is Chairman and CEO of Gaea. Since 2002, Mr. Mendelsohn has been the managing member of Flanders Street Capital Management LLC, which manages distressed corporate debt and equity, financial services and REIT investments through Flanders Street Credit Partners I, L.P., the Alleycat Partnerships and Aspen Uranus LLC. From 1998 through 2002, Mr. Mendelsohn was President and a Director of Fog Cutter Capital Group Inc. (formerly Wilshire Real Estate Investment Trust Inc.); from 1994 to 1999, he was President and a Director of Wilshire Financial Services Group Inc.; from 1991 to 1993, he was Head of Emerging Markets Debt and Equity Capital Markets at Bankers Trust New York Corporation; and from 1987 to 1991, he was Head of U.S. Equity and Distressed Securities Proprietary Trading at J.P. Morgan Securities. He has an A.B. in Economics from the University of Chicago, an M.A. in International Politics from the University of Texas and completed all but his dissertation for a Ph.D. in Finance from the University of Southern California. From 1984 to 1987, Mr. Mendelsohn also taught Corporate Finance and Investments at the University of Southern California Marshall School of Business.
Russell Schaub has served as Great Ajax’s President since inception. He has been with Aspen Capital since 2010 and has been Chief Executive Officer of Gregory since January 2023. Mr. Schaub also is President of Gaea. He became a member of the Great Ajax Board upon Great Ajax’s initial public offering (“IPO”) in February 2015. In June 2008, Mr. Schaub was the founder and managing member of Shackleton Capital Partners, a private equity firm specializing in mortgage and real estate opportunities. From June 2003 to May 2008, Mr. Schaub held executive positions at Chase Home Finance and Citibank Credit Cards. From March 2001 through December 2002 Mr. Schaub was the President and CEO of TrueCredit, a Lehman Brothers-funded venture that he sold to TransUnion. Prior thereto, Mr. Schaub was with Citigroup and Chemical Bank for 16 years in their mortgage, home equity, credit card and banking businesses. He was the President and Chief Operating Officer of Citibank’s Home Equity business from July 1998 to February 2001 and was the Chief Financial Officer (“CFO”) of CitiMortgage and then Citibank Consumer Assets from January 1995 to June 1998. Mr. Schaub has an A.B. in Economics from the University of Chicago and an M.B.A. in Finance and Marketing from the University of Chicago Booth School of Business.
Mary Doyle joined Great Ajax as Great Ajax’s CFO on April 18, 2016. She also serves as the CFO for Gregory, the Current Manager, and for Gaea. Prior to joining us, Ms. Doyle served as the Senior Vice President of Finance and the Senior Adviser to the CFO at Nationstar Mortgage LLC, one of the largest mortgage servicers in the United States, from 2012 to 2015. Prior to that, she was the Senior Advisor to the CFO and Acting Tax Director at Aurora Bank, FSB, a subsidiary of Lehman Brother Holdings Inc., from 2011 to 2013 and the CFO at Arch Bay Capital, LLC, an investment firm specializing in the real estate and mortgage industries, from 2010 to 2011. Prior to that, she worked at Fannie Mae and Sallie Mae, as well as the international public accounting firms of Arthur Andersen LLP and KPMG LLP. Ms. Doyle has a B.B.A. in Marketing from the University of Texas and a M.S. in Accounting from the University of Houston.

COMPENSATION OF EXECUTIVE OFFICERS
Compensation Discussion and Analysis
Overview
Great Ajax is externally managed by the Current Manager under the terms of the Current Management Agreement, pursuant to which the Current Manager provides Great Ajax with all of the personnel required to manage Great Ajax’s operations, including Great Ajax’s executive officers. The Current Manager or Gregory makes all decisions relating to the compensation of such officers based on factors it deems appropriate. Great Ajax does not directly or indirectly reimburse the Current Manager for the compensation paid to Great Ajax’s executive officers. Great Ajax does not provide any of Great Ajax’s executive officers with pension benefits or nonqualified deferred compensation plans. Great Ajax does not have any employment agreements with any person (except with Ms. Doyle as described below under “Employment Agreement with Ms. Mary Doyle”) and is not obligated to make any payments to any of Great Ajax’s executive officers upon termination of employment or a change in control. See the section entitled “Certain Relationships and Related Party Transactions — Current Management Agreement.”
Under the Current Management Agreement, Great Ajax pays a quarterly base management fee based on Great Ajax’s consolidated stockholders’ equity per annum and a quarterly and annual incentive management fees based on its cash distributions to its stockholders for the applicable period. Great Ajax’s executive officers are officers or employees of the Current Manager and Gregory and receive compensation from them as appropriate.
The Current Manager and its affiliates’ principal compensation philosophy is to seek to align the interests of its professionals with those of its investors and investors in the vehicles that it manages. This alignment is achieved in a number of ways including through the practice of paying annual incentive compensation partly in the form of equity-based awards that are subject to vesting. The Current Manager and its affiliates take into consideration various factors in determining the total compensation payable to its professionals, including the type, scope and level of responsibility of the professional, competitive market dynamics, the individual contributions made by the professional to the success of the Current Manager and its affiliates, and corporate citizenship exhibited by the professional.
Except for certain equity grants, the Current Manager compensates each of Great Ajax’s executive officers. Great Ajax’s compensation policies focus mainly on retaining and attracting employees necessary to operate and grow Great Ajax’s business, and to compensate such employees in a manner that will align their interests with the interests of Great Ajax’s stockholders. The Current Manager, in its discretion, determines the levels of base salary and cash incentive compensation earned by its officers and whether and to what extent Great Ajax’s officers will be provided with pension, deferred compensation and other employee benefit plans and programs. Great Ajax has adopted the 2016 Plan, under which Great Ajax may provide incentive compensation to non-employee directors, executive officers, key employees and service providers in order to stimulate their efforts toward Great Ajax’s continued success, long-term growth and profitability and to attract, reward and retain key personnel.
At Great Ajax’s 2023 annual meeting of stockholders, Great Ajax asked the stockholders to vote to approve, on an advisory basis, the compensation of Great Ajax’s named executive officers. Although the advisory stockholder vote on executive compensation was non-binding, the Compensation Committee has considered, and will continue to consider, the outcome of this vote each year when making compensation decisions for our executive officers. A substantial majority of the stockholders who voted on the “say-on-pay” proposal at Great Ajax’s 2023 annual meeting of stockholders approved the compensation of Great Ajax’s named executive officers.
The Compensation Committee determined that no significant additional changes were needed to the executive compensation program in 2023. In connection with the Transaction, the Compensation Committee evaluated the Amendment to the 2016 Plan and recommended that the Great Ajax Board approve the Amendment and asks the Stockholders to approve the Amendment, as described in the section entitled “Proposal 5 — Equity Incentive Plan Proposal.”

Compensation Program
As an externally managed company, Great Ajax utilizes a hybrid approach to the compensation program for its named executive officers and payment of Great Ajax’s management fees to the Current Manager. The Current Manager is responsible under the Current Management Agreement for all cash compensation paid to Great Ajax’s named executive officers. Equity incentive compensation that is awarded to Great Ajax’s named executive officers from time to time is the responsibility of Great Ajax and is determined by Great Ajax Board’s Compensation Committee in accordance with the 2016 Plan. As described in more detail in the following sections, Great Ajax believes that the terms of the Management Agreement and the utilization of the 2016 Plan effectively align the interests of Great Ajax and the Current Manager with those of Great Ajax’s business, Great Ajax’s named executive officers and, most importantly, Great Ajax’s stockholders.
Cash Compensation
Great Ajax does not pay any cash compensation to its named executive officers or to any other employees of the Current Manager who support Great Ajax’s business. The Current Manager is responsible for all cash compensation for Great Ajax’s executive officers and for making decisions relating thereto based on such factors as the Current Manager determines appropriate. However, the Current Manager takes into consideration the interests of Great Ajax in ensuring that its compensation philosophy is consistent with Great Ajax’s objectives and consults with Great Ajax’s Compensation Committee concerning the cash compensation that it proposes to pay to its employees who serve as Great Ajax’s executive officers. The cash compensation paid by the Current Manager to Great Ajax’s executive officers includes salaries and performance-based bonuses for services provided to Great Ajax. Cash compensation paid by the Current Manager to the individuals serving as Great Ajax’s executive officers, includes salaries that are derived in part from the management fee Great Ajax pays to the Current Manager and in part from various other revenue streams generated by the Current Manager in its ordinary course of operations as an asset manager. However, the Current Manager takes into consideration the interests of Great Ajax in ensuring that its compensation philosophy is consistent with Great Ajax’s objectives and consults with Great Ajax’s Compensation Committee concerning the cash compensation that it proposes to pay to its employees who serve Great Ajax’s executive officers. The cash compensation paid by the Current Manager to Great Ajax’s executive officers includes salaries and performance-based bonuses for services provided to Great Ajax that are derived in part from the management fee that Great Ajax pays to the Current Manager.
The Current Management Agreement does not require that any specified amount or percentage of the management fees that Great Ajax pays to the Current Manager be allocated to Great Ajax’s named executive officers. However, Great Ajax estimates that the aggregate compensation of Great Ajax’s named executive officers that may reasonably be associated with their management of Great Ajax (exclusive of any salary or other arrangements payable to Great Ajax’s executive officers that is attributable to their roles as employees of the Current Manager) totaled $2,184,368 for 2023. This aggregate amount represents approximately 28.1% of the $7,769,000 in total management fees and reimbursements paid by Great Ajax to the Current Manager for 2023.
Of the aggregate cash compensation paid by the Current Manager to Great Ajax’s named executive officers in 2023 that was reasonably associated with their management of Great Ajax, Great Ajax estimates that approximately 54% represented fixed compensation (e.g., salaries) and 46% represented variable compensation (e.g., performance-based bonuses). The Current Manager does not use a specific formula to calculate the variable pay portion of Great Ajax’s named executive officers’ compensation. Generally, in determining each executive’s variable pay, the Current Manager will take into account factors such as the individual’s position, his or her contribution to Great Ajax’s business, the performance of Great Ajax, market practices, and, with respect to the Chief Executive Officer and President, the recommendations of Great Ajax’s Compensation Committee, and applies its discretion in considering and weighing such factors.
Cash compensation to Great Ajax’s Chief Financial Officer, Ms. Doyle, is paid by the Current Manager, Gregory and Gaea and based on the employment agreement as described under “Employment Agreement with Ms. Mary Doyle.” The Current Manager does not use a specific formula to calculate the cash compensation for Great Ajax’s CFO. In determining Great Ajax’s CFO’s compensation, the Current Manager takes into account factors such as her contribution to Great Ajax’s business, the performance of

Great Ajax, market practices and comparisons with peers, the recommendations of Great Ajax Board’s Compensation Committee, and applies its discretion in considering and weighing such factors.
Equity Compensation
The Great Ajax Board has delegated its administrative responsibilities under the 2016 Plan to the Compensation Committee. Great Ajax Board’s Compensation Committee, which consists solely of independent directors, is responsible for overseeing the equity incentive component of Great Ajax’s compensation program and approves and recommends all equity awards granted pursuant to the 2016 Plan, which awards are then ratified by the Great Ajax Board. Great Ajax grant equity compensation to Great Ajax’s named executive officers and pay part of Great Ajax’s management fees to the Current Manager in equity awards under the 2016 Plan. Such equity compensation paid to Great Ajax’s named executive officers and the Current Manager is designed to align the interests of Great Ajax’s employees, the Current Manager and personnel of the Current Manager and its affiliates who support the Current Manager in providing services to Great Ajax under the Current Management Agreement with those of the Stockholders, by allowing the Current Manager and personnel of the Current Manager and its affiliates to share in the creation of value for the Stockholders through stock appreciation and dividends. These awards further provide flexibility to Great Ajax in Great Ajax’s ability to enable the Current Manager and its affiliates who support the Current Manager to attract, motivate and retain talented individuals. Restricted shares of Common Stock issued to Great Ajax’s independent directors in respect to a portion of their annual director fees are also issued under this plan.
We periodically review Great Ajax’s equity compensation program to ensure it reflects strong governance practices and the best interests of the Stockholders, while striving to meet the following core objectives:
•
Pay for Performance — Great Ajax’s equity compensation program is designed to generate and reward superior individual and collective performance by ensuring that equity compensation is commensurate with the level of achieved company results.

•
Strengthen Great Ajax’s Ability to Retain Great Ajax’s Work Force — Great Ajax is a specialized company operating in a highly competitive industry, and its continued success depends on retaining its talented executive team. Great Ajax’s equity compensation program is designed to attract and retain highly qualified executives whose abilities and expertise are critical to Great Ajax’s long-term success and Great Ajax’s competitive advantage. Continued success over the long term will create opportunities for Great Ajax’s named executive officers through their common stock ownership by enabling them to participate in any future appreciation of Common Stock and receive dividends.

•
Align Interests with Stockholders — Great Ajax is committed to using its equity compensation program to increase executive stock ownership over the long term and focus Great Ajax’s named executive officers’ attention on creating value for the Stockholders. Great Ajax believes that equity ownership directly aligns the interests of Great Ajax’s named executive officers with those of the Stockholders and encourages Great Ajax’s named executive officers to focus on creating long-term stockholder value. Accordingly, Great Ajax’s named executive officers are prohibited from hedging company stock.

Restricted stock that are granted to Great Ajax’s named executive officers under Great Ajax’s 2016 Plan provide for ratable vesting on an annual basis over a three-year period, with accelerated vesting occurring under certain circumstances, as described in greater detail below under “Payments Upon Termination or Change in Control.” Under certain circumstances, Great Ajax’s named executive officers may be required to forfeit their respective restricted stock awards pursuant to Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”), the Sarbanes-Oxley Act of 2002, applicable stock exchange listing rules, or any claw back or recoupment policy adopted by the Great Ajax Board or Compensation Committee. The restricted stock awards are treated as issued and outstanding as of the grant date and each named executive officer is entitled to vote the shares and receive dividends as declared and paid thereon; however, the restricted stock remains subject to forfeiture if the executive officer does not comply with the terms of the award agreement, including where the executive officer voluntarily terminates his or her employment with the Current Manager prior to any applicable vesting dates.

In 2023, the Compensation Committee and the Great Ajax Board did not approve a grant of any shares of restricted common stock under the 2016 Plan to our named executive officers. The decision was a result of the obligations Great Ajax had during the relevant period under the merger agreement with EFC, which limited such grants and the decision to prioritize such grants to directors and other employees over our named executive officers.
Management Fees
We believe our performance is one of the important factors in determining compensation and our management fees to the Current Manager are linked closely to our performance. Under the Current Management Agreement, Great Ajax pays a quarterly base management fee based on our stockholders’ equity and quarterly and annual incentive management fees based on our cash distributions to stockholders for the applicable period. The Current Manager is entitled to an incentive fee only if the sum of dividends declared by the Great Ajax Board from REIT taxable income plus an increase in our book value per share, in combination, exceed 8.00% on an annualized basis, which on an annualized basis exceeds 8.00% of our book value per share, and upon earnings exceeding certain thresholds for a given series of calendar quarters. The incentive fee is payable at the same time that the dividend is payable to our stockholders. The Current Manager will not receive any incentive fee in respect of a dividend constituting a return of capital. Great Ajax believes structuring its management fees to be tied closely to our performance along with partial payment of such fees in equity awards, better aligns the Current Manager’s interests with our stockholders and mitigates the possibility of excessive risk taking.
Role of Compensation Consultant in Compensation Decisions
The Compensation Committee has not engaged a compensation consultant to date.
Role of Named Executive Officers in Equity-Based Compensation Decisions
Great Ajax Board’s Compensation Committee makes all equity-based compensation decisions related to Great Ajax’s named executive officers. Great Ajax Board’s Compensation Committee receives input from Mr. Mendelsohn, our Chief Executive Officer, regarding the equity compensation and performance of named executive officers other than himself, including recommendations as to the equity compensation levels that he believes are commensurate with an individual’s job performance, skills, experience and qualifications to Great Ajax, as well as with our compensation philosophy, external market data and considerations of internal equity. Mr. Mendelsohn regularly attends meetings of our Compensation Committee, except when the Compensation Committee is meeting in executive session or when his own equity compensation arrangements are being considered. The Compensation Committee communicates its views and decisions regarding equity compensation arrangements for Great Ajax’s named executive officers to Mr. Mendelsohn, who is generally responsible for implementing such arrangements.
Tax Treatment of Compensation
Section 162(m) of the Code disallows a federal income tax deduction for any publicly held corporation with respect to individual compensation exceeding $1.00 million in any taxable year paid to a corporation’s chief executive officer and certain other executive officers; beginning in 2018, pursuant to a change to Section 162(m), this limitation generally applies to payments made to employees or former employees who held those positions at any time beginning in 2017, or to their beneficiaries. The changes to Section 162(m) also greatly restrict the ability to design compensation for these officers in a way to ensure its deductibility for a company subject to Section 162(m). Great Ajax does not have any employees whose compensation exceeded $1.00 million in 2018. Great Ajax does not believe that Section 162(m) has been or is currently applicable to Great Ajax and, therefore, Great Ajax does not currently consider the effects of Section 162(m) on the compensation paid to our named executive officers by the Current Manager or the degree to which it would be advisable to structure the amount and form of equity compensation to our named executive officers so as to maximize our ability to deduct it. If Great Ajax was to determine that Section 162(m) was applicable to itself, the Compensation Committee retains the discretion to provide compensation in an amount or form that would not be deductible under Section 162(m) in circumstances under which it believes the exercise of such discretion would be in the best interest of Great Ajax.

The 2016 Plan provides that, with respect to awards intended to qualify for relief from the limitations of Section 162(m) of the Code, the maximum number of shares that may underlie awards over any three-year period to any eligible person may not exceed 500,000 as options and 500,000 as other grants. If Great Ajax was subject to Section 162(m), these limitations on awards would be required under prior Section 162(m) to qualify for deduction of payments to certain officers to settle the awards. As indicated above, Great Ajax’s management does not believe that Section 162(m) is applicable to Great Ajax and, moreover, these limitations on awards no longer qualify payments of the awards for deduction; therefore, management does not currently consider and has not previously considered such restrictions in connection with the granting of prior awards.
Compensation Risk Assessment
Great Ajax believes that our compensation policies and practices are aligned with the interests of the Stockholders and do not create risks that are reasonably likely to have a material adverse effect for Great Ajax. Great Ajax does not believe that the fee arrangement with the Current Manager or the equity awards granted by Great Ajax to our named executive officers encourages inappropriate risk taking. As noted above, Great Ajax is externally managed by the Current Manager pursuant to the terms of the Current Management Agreement and all decisions regarding cash compensation paid to Great Ajax’s named executive officers are made by the Current Manager. Cash compensation, paid by the Current Manager to the individuals serving as Great Ajax’s Chief Executive Officer and President, includes salaries that are derived in part from the management fee Great Ajax pays to the Current Manager and in part from various other revenue streams generated by the Current Manager in its ordinary course of operations.
The base management fee under the Current Management Agreement is calculated based on a fixed percentage of stockholder equity and is payable quarterly. Calculation of the base management fee is not primarily dependent upon Great Ajax’s financial performance or the performance of our named executive officers, thus the base management fee does not create an incentive for Great Ajax’s management to take excessive or unnecessary risks.
Specifically, the use of stockholders’ equity to calculate the base management fee does not result in leveraged pay-out curves, steep pay-out cliffs, or set unreasonable goals and thresholds, each of which can promote excessive and unnecessary risks. Great Ajax’s independent directors review the Current Manager’s performance annually and are provided with the base management fees and expenses each quarter, providing a check upon any improper effort by our management to increase compensation payments indirectly via the pass-through of costs. As long as the Current Management Agreement is in place, Great Ajax will continue to have certain costs allocated to Great Ajax by the Current Manager for compensation, data services and proprietary technology and other costs, but most expenses Great Ajax incurs with third-party vendors are paid directly by Great Ajax. The base management fee itself cannot be increased or revised without the approval of our independent directors. See the section entitled “Certain Relationships and Related Party Transactions — Current Management Agreement” for further discussion of the terms of the Current Management Agreement, including the base management fee payable to the Current Manager thereunder and our expense reimbursement obligation to the Current Manager.
In 2023, Great Ajax granted no equity awards to its named executive officers pursuant to the 2016 Plan.
Employment Agreement with Ms. Mary Doyle
On March 4, 2022, Great Ajax renewed the employment agreement with Ms. Doyle, increasing her base salary to $400,000 from $315,000 and the annual target bonus opportunity to 63% of Ms. Doyle’s base salary from 59%, with the amount actually earned based on the achievement of certain performance objectives.
The renewed employment agreement has a three-year term, which may be extended if agreed to by the parties. Ms. Doyle is also eligible to participate in any equity plans that may be adopted during her employment term, and she is entitled to participate in and receive such benefits or rights as may be provided to other employees under any group employee benefit plan provided during her employment term.

The employment agreement provided that, if Ms. Doyle’s employment is terminated:
•
for cause, by Ms. Doyle for any reason, or due to Ms. Doyle’s death or disability, Ms. Doyle will receive salary, benefits and targeted annual bonus in a lump sum within 60 days through the date of her termination and provision of any vested benefits, which will be provided in accordance with the terms and conditions of the plans or programs under which such vested benefits arise; or

•
without cause, Ms. Doyle shall receive the amounts described above and a lump sum severance payment equal to one year of her annual base salary and bonus at the time of termination.

The term “cause” is defined to include (a) Ms. Doyle or any of the Companies (as a result of the acts or omissions of Ms. Doyle) having materially breached its Operating Agreement or the Current Management Agreement, (b) Ms. Doyle or any of the Companies (as a result of the acts or omissions of Ms. Doyle) being subject to disciplinary action or disqualification by a regulator or self-regulatory organization or an examination, investigation or other inquiry or proceeding by any governmental authority that is reasonably likely to impair our ability to engage in business, (c) commission of a felony or other serious crime or violation of federal or state laws (including any crime of dishonesty or disloyalty), (d) certain actions that caused or are reasonably likely to cause a substantial public disgrace or disrepute or substantial economic harm, or (e) Ms. Doyle’s breach of the employment agreement.
Ms. Doyle’s right to receive the severance payment is subject to her delivery and non-revocation of an effective general release of claims in favor of Great Ajax and Great Ajax’s affiliates and compliance with confidentiality, noncompetition and non-solicitation covenants.
Compensation Committee Report
The Compensation Committee of the Great Ajax Board evaluates and establishes equity award compensation for the Current Manager and Great Ajax’s directors and officers, employees and other personnel of the Current Manager and its affiliates who support the Current Manager in providing services to Great Ajax under the Current Manager Agreement with the Current Manager and administers the 2016 Plan. The Compensation Committee consults with the Current Manager when determining the level of grants under the 2016 Plan to be payable to the Current Manager, the executive officers and other personnel of the Current Manager and its affiliates who support the Current Manager in providing services to Great Ajax under the Current Management Agreement. While Great Ajax’s management has the primary responsibility for Great Ajax’s financial reporting process, including the disclosure of executive compensation, the Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis set forth in this Proxy Statement. The Compensation Committee believes that the Compensation Discussion and Analysis fairly represents the philosophy, intent and actions of the Compensation Committee with regard to executive compensation. The Compensation Committee recommended to the Great Ajax Board that the Compensation Discussion and Analysis be included in this Proxy Statement for filing with the SEC.
J. Kirk Ogren, Jr. (Chairman)
John C. Condas
Paul Friedman
The foregoing Compensation Committee Report shall not be deemed under the Securities Act or the Exchange Act to be (i) “soliciting material” or “filed” or (ii) incorporated by reference by any general statement into any filing made by Great Ajax with the SEC, except to the extent that Great Ajax specifically incorporates such report by reference.

Summary Compensation Table
Name and principal position	Year	Salary ($)	Bonus ($)	Stock awards ($)(1)	Option Awards ($)	Non-equity incentive plan compensation ($)	Change in pension value and nonqualified	All other compensation ($)	Total ($)
Lawrence Mendelsohn(2)	2023	—	—	—	—	—	—	—	—
	2022	—	—	167,360	—	—	—	—	167,360
	2021	—	—	179,060	—	—	—	—	179,060
Mary Doyle	2023	419,792(3)	234,576(3)	—	—	—	—	—	654,368
	2022	400,000(3)	213,000(3)	83,680	—	—	—	—	696,680
	2021	315,000(4)	285,000(4)	102,320	—	—	—	—	702,320
Russell Schaub(5)	2023	—	—	—	—	—	—	—	—
	2022	—	—	20,920	—	—	—	—	20,920
	2021	—	—	102,320	—	—	—	—	102,320

(1)
The amounts reported in the “Stock Awards” column represent the aggregate grant date fair value of awards of restricted shares of common stock calculated under US GAAP ASC 718. Under ASC 718, the grant date fair value is calculated using the closing market price of Great Ajax’s common stock on the date of grant.

(2)
Mr. Mendelsohn is an employee of the Current Manager and is not paid cash compensation by Great Ajax.

(3)
Amounts represent compensation for Ms. Doyle’s service as Great Ajax’s Chief Financial Officer pursuant to her employment agreement dated March 4, 2022.

(4)
Amounts represent compensation for Ms. Doyle’s service as Great Ajax’s Chief Financial Officer pursuant to her employment agreement dated March 4, 2019.

(5)
Mr. Schaub is an employee of Gregory and is not paid cash compensation by Great Ajax.

Grant of Plan-Based Awards
There were no plan-based awards granted during the 2023 fiscal year to Great Ajax’s named executive officers.
Outstanding Equity Awards at Fiscal Year End
	Option awards					Stock awards
Name	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Equity incentive plan awards: number of securities underlying unexercised unearned options (#)	Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested(1) ($)	Equity incentive plan awards: number of unearned shares, units or other rights that have not vested (#)	Equity incentive plan awards: market or payout value of unearned shares, units or other rights that have not vested(1) ($)
Lawrence Mendelsohn	—	—	—	—	—	17,667	201,103	17,667	201,103
Mary Doyle	—	—	—	—	—	9,333	106,947	9,333	106,947
Russell Schaub	—	—	—	—	—	5,333	65,107	5,333	65,107

(1)
Market value amounts are based on grant date fair value.

Options Exercises and Stock Vested during 2023
	Option awards		Stock awards
Name	Number of shares acquired on exercise (#)	Value realized on exercise ($)	Number of shares acquired on vesting (#)	Value realized on vesting(1) ($)
Lawrence Mendelsohn	—	—	9,833	110,102
Mary Doyle	—	—	7,333	78.940
Russell Schaub	—	—	5,333	58,020

(1)
Realized value on vesting is based on grant date fair value.

Pay Versus Performance
Compensation paid to Great Ajax’s Chief Executive Officer and other named executives were calculated based on shares granted each year using the grant date stock price and adjusted for any previously issued shares that were unvested and fully vested each year and considered any dividends that have been paid. The following table summarizes the compensation paid to Great Ajax’s Chief Executive Officer and other named executives and company performance measures.
	Summary compensation table total for PEO(1) ($)	Compensation actually paid to PEO(1)(4) ($)	Average summary compensation table total for non-PEO named executive officers(2) ($)	Average compensation actually paid to non-PEO named executive officers(1)(5) ($)	Value of initial fixed $100 investment based on:		Net (loss)/ income attributable to common stockholders ($)	Company selected measure book value ($)
Year					Total stockholder return ($)	Peer group total stockholder return(3) ($)
2023	—	(21,891)	—	(8,975)	100	49	(49,261)	9.99
2022	167,360	61,758	52,300	(5,553)	109	48	(14,850)	13.00
2021	179,060	226,653	102,320	140,977	143	73	41,775	15.92
2020	38,200	(6,345)	76,400	77,247	118	69	33,608	15.59

(1)
Lawrence Mendelsohn, Great Ajax’s CEO, was Great Ajax’s principal executive officer.

(2)
Includes compensation for Ms. Doyle and Mr. Schaub.

(3)
Great Ajax’s peer group includes FNMR, which includes comparable mortgage REITs and helps provide a benchmark for Great Ajax’s own total stockholder return.

(4)
In accordance with the requirements of Item 402(v)(2)(iii) of Regulation S-K, the following adjustments were made to the amounts reported for Mr. Mendelsohn in the Summary Compensation Table. Importantly, the dollar amounts do not reflect the actual amount of compensation earned by or paid to Mr. Mendelsohn during the applicable year.

Description(a)	2020 ($)	2021 ($)	2022 ($)	2023 ($)
Reported Summary Compensation Table	38,200	179,060	167,360	—
Reported Stock Awards Deduction(b)	38,200	179,060	167,360	—
Equity Award Adjustments(c)	(44,545)	47,593	(105,602)	(21,891)
Compensation Actually Paid	(6,345)	226,653	61,758	(21,891)

(a)
Mr. Mendelsohn received no pension benefits in the fiscal years presented from Great Ajax under defined pension or defined contribution plans.

(b)
Total grant date fair value of equity awards reporting in the “Stock awards” column in the Summary Compensation Table for applicable year.

(c)
For each covered year, the amounts added or deducted in calculated equity award adjustments include:

Year	Summary Compensation Amounts ($)	Year End Fair Value of Unvested Equity Awards Granted in the Covered Year ($)	Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards ($)	Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year ($)	Year over Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year ($)	Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year ($)	Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation ($)	Total Equity Award Adjustments ($)
2023	—	—	(36,156)	—	(840)	—	15,105	(21,891)
2022	(167,360)	116,000	(69,935)	—	(9,567)	—	25,260	(105,602)
2021	(179,060)	184,240	19,800	—	9,413	—	13,200	47,593
2020	(38,200)	41,840	(52,200)	23,280	(35,077)	—	15,812	(44,545)

(5)
In accordance with the requirements of Item 402(v)(2)(iii) of Regulation S-K, when calculating the “average compensation actually paid” for the executive officers excluding CEO, the following adjustments were made to the amounts reported in the Summary Compensation Table. Importantly, the dollar amounts do not reflect the actual amount of compensation earned by or paid to Ms. Doyle and Mr. Schaub during the applicable year.

Description(a)	2020 ($)	2021 ($)	2022 ($)	2023 ($)
Reported Summary Compensation Table	76,400	102,320	52,300	—
Reported Stock Awards Deduction(b)	76,400	102,320	52,300	—
Equity Award Adjustments(c)	847	38,657	(57,853)	(8,975)
Compensation Actually Paid	77,247	140,977	(5,553)	(8,975)

(a)
Ms. Doyle and Mr. Schaub received no pension benefits in the fiscal years presented from Great Ajax under defined pension or defined contribution plans.

(b)
Total grant date fair value of equity awards reporting in the “Stock awards” column in the Summary Compensation Table for applicable year.

(c)
For each covered year, the amounts added or deducted in calculated equity award adjustment include:

Year	Summary Compensation Amounts ($)	Year End Fair Value of Unvested Equity Awards Granted in the Covered Year ($)	Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards ($)	Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year ($)	Year over Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year ($)	Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year ($)	Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation ($)	Total Equity Award Adjustments ($)
2023	—	—	(15,275)	—	(1,680)	—	7.980	(8,975)
2022	(52,300)	36,250	(51,220)	—	(4,783)	—	14,200	(57,853)
2021	(102,320)	105,280	20,700	—	4,707	—	10,290	38,657
2020	(76,400)	83,680	(26,100)	18,224	(8,253)	—	9,696	847

Relationship Between “Compensation Actually Paid” and Performance Measures
The descriptions below describe the relationship of “compensation actually paid” to Great Ajax’s CEO and executive officers to the total stockholder return, net income and Company selected measure book value across the years ended December 31, 2023, 2022, 2021 and 2020.
Total Stockholder Return
Compensation actually paid to Great Ajax’s CEO for the years ended December 31, 2023, 2022, 2021 and 2020 was $(22) thousand, $0.1 million, $0.2 million and $(6) thousand, respectively. Compensation actually paid to executive officers excluding the CEO for the years ended December 31, 2023, 2022, 2021 and 2020 was approximately $(9) thousand, $(6) thousand, $0.1 million and $77 thousand, respectively. The calculation to determine compensation actually paid to Great Ajax’s CEO and executive officers is detailed above and is calculated in accordance with item 402(v)(2)(iii) of Regulation S-K. Great Ajax’s cumulative total stockholder return (“TSR”), which is calculated off an initial fixed $100 investment for the last three completed fiscal years was $100.21, $108.64, $143.29 and $118.21, respectively. The Compensation Comparison Group (“CCG”) TSR, which is calculated off the same initial fixed $100 investment for the same four-year period was $48.61, $47.74, $73.00 and $68.64, respectively. Great Ajax used FNMR for its CCG TSR, which contains comparable mortgage REITs and helps provide a benchmark for Great Ajax’s own total stockholder return.
Compensation actually paid to Great Ajax’s CEO, Great Ajax’s TSR and CCG TSR all decreased for the year ended December 31, 2023 versus 2022 and for the year ended December 31, 2022 versus 2021. In comparison compensation actually paid to Great Ajax’s CEO, Great Ajax’s TSR and CCG TSR all increased for the year ended December 31, 2021 versus 2020. Similarly, compensation actually paid to Great Ajax’s executive officers excluding the CEO, Great Ajax’s TSR and CCG TSR all decreased for the year ended December 31, 2023 versus 2022 and for the year ended December 31, 2022 versus 2021. In comparison compensation actually paid to Great Ajax’s executive officers excluding the CEO, Great Ajax’s TSR and CCG TSR all increased for the year ended December 31, 2021 versus 2020.
Net Income
Great Ajax had consolidated net losses for the years ended December 31, 2023 and 2022 of $(47) thousand and $(15) thousand, respectively, and consolidated net income attributable to common stockholders of $42 thousand and $34 thousand for the years ended 2021 and 2020, respectively. The compensation actually paid to Great Ajax’s CEO and Great Ajax’s consolidated net loss/income decreased for the years ended December 31, 2023, 2022 and 2021. Great Ajax’s consolidated net income attributable to common stockholders increased for the year ended December 31, 2021 vs 2020. Similarly, this was the same trend for compensation actually paid to Great Ajax’s executive officers excluding the CEO and Great Ajax’s consolidated net loss/income attributable to common stockholders for the same comparative years.
Company-Selected Measure: Book Value
Great Ajax’s book value was $9.99, $13.00, $15.92 and $15.59 as of December 31, 2023, 2022, 2021 and 2020, respectively. The compensation actually paid to Great Ajax’s CEO and Great Ajax’s book value decreased for the years ended December 31, 2023, 2022 and 2021. Great Ajax’s book value increased for the year ended December 31, 2021 vs 2020. Similarly, this was the same trend for compensation actually paid to Great Ajax’s executive officers excluding the CEO and Great Ajax’s book value for the same comparative years.
Tabular List of Financial Performance Measures
We have identified the following performance measures, which the Compensation Committee considered, among others, when making executive compensation decisions for performance year 2023, in response to the Tabular List disclosure requirement pursuant to Item 402(v)(6) of Regulation S-K.
•
Book Value

•
Distributable Earnings

•
Annual Economic Return Relative to the Agency REIT Peer Group

Pension Benefits
Great Ajax’s named executive officers received no benefits in the 2023 fiscal year from Great Ajax under defined pension or defined contribution plans.
Nonqualified Deferred Compensation
We do not have a nonqualified deferred compensation plan that provides for deferral of compensation on a basis that is not tax-qualified for Great Ajax’s named executive officers.
Potential Payments Upon Termination or Change in Control
Great Ajax’s named executive officers are employees of the Current Manager or its affiliates and therefore Great Ajax generally has no obligation to pay them any form of compensation upon their termination of employment.
However, the 2016 Plan provides that, in the event of a “change in control” (as such term is defined in the 2016 Plan and does not include the Transaction), the following would apply:
(i)
where awards are not being assumed or continued, all outstanding awards, excluding performance awards (as such term is defined in Great Ajax’s 2016 Plan), will be deemed to have vested and the shares subject thereto will be delivered, and all Dividend Equivalent Rights (as such term is defined in Great Ajax’s 2016 Plan) shall be deemed to have vested and the shares subject thereto shall be delivered, immediately prior to the occurrence of such change in control. For performance awards, if less than half of the performance period has lapsed, the awards would be converted into restricted stock or stock units assuming target performance has been achieved (or unrestricted stock if no further restrictions apply). If more than half the performance period has lapsed, the awards shall be converted into restricted stock or stock units based on actual performance to date (or unrestricted stock if no further restrictions apply). If actual performance is not determinable, then performance awards shall be converted into restricted stock or stock units assuming target performance has been achieved, based on the discretion of the Compensation Committee (or unrestricted stock if no further restrictions apply); and

(ii)
where awards are being assumed or continued, the 2016 Plan and awards theretofore granted would continue in the manner and under the terms so provided in the event of any change in control to the extent that provision is made in writing in connection with such change in control for the assumption or continuation of the awards theretofore granted, or for the substitution for such awards for new awards relating to the stock of a successor entity, or a parent or subsidiary thereof, with appropriate adjustments as to the number of shares (disregarding any consideration that is not common stock) and option and stock appreciation rights exercise prices.

Notwithstanding the change of control provisions, the 2016 Plan provides the Compensation Committee with the authority, among other things, to vest all unvested shares on the Transaction closing date. The estimated value at vesting to the names executives is as follows:
	Stock Awards
Name	Number of shares vesting at closing(#)	Estimated Value at Vesting(1)
Lawrence Mendelsohn	17,667	60,456
Mary Doyle	9,333	31,938
Russell Schaub	5,333	18,250

(1)
The estimated value at vesting is based on the average 5-day closing price of Great Ajax from March 14, 2024 to March 20, 2024.

In addition, Great Ajax provided a termination notice to the Current Manager under the Current Management Agreement on February 26, 2024. For more information regarding the termination of the Current Manager, see the section entitled “Proposal 4 — Management Proposal” starting on page 90.
Pay Ratio
The pay ratio disclosure rules of Item 402(u) of Regulation S-K requires an issuer to disclose the ratio of the total compensation of the median employee of the issuer and its consolidated subsidiaries, if any, to the total compensation of Great Ajax’s Chief Executive Officer. Because Great Ajax is externally-managed and therefore has no employees, Great Ajax was unable to calculate the pay ratio, and has not provided this disclosure.
Equity Compensation Plan Information
The following table provides information as of December 31, 2023 with respect to the shares of Great Ajax common stock that may be issued under Great Ajax’s existing equity compensation plans.
Plan	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights	(b) Weighted-average exercise price of outstanding option, warrants and rights	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
2016 Plan	—	—	1,148,948
Director Plan	—	—	35,000
Total	—	—	1,183,948
2016 Plan
As of the date hereof, there are 1,466,840 awards outstanding under the 2016 Plan, of which 216,899 awards will vest in relation to the Transaction. The Great Ajax Board has determined that it is in the best interests of Great Ajax and the Great Ajax Stockholders to amend the 2016 Plan upon the completion of the Transaction, subject to Stockholder approval. See “Matters Being Submitted to a Vote of Great Ajax Stockholders — Proposal 6 — Equity Incentive Plan Proposal.”
The Great Ajax Board may amend or terminate the 2016 Plan at any time; provided that no amendment may adversely impair the benefits of participants with respect to outstanding awards without the participants’ consent or violate the 2016 Plan’s prohibition on repricing. The stockholders must approve any amendment if such approval is required under applicable law or stock exchange requirements. The stockholders also must approve any amendment that changes the no-repricing provisions of the plan. Unless terminated sooner by the Great Ajax Board, the 2016 Plan will terminate on the tenth anniversary of its approval by stockholders.
Director Plan
The Director Plan is designed to promote the interest of Great Ajax by attracting and retaining qualified and experienced individuals for service as non-employee directors. The Director Plan is administered by the Great Ajax Board. The total number of shares of Common Stock or other stock- based awards, including grants of LTIP units from the Operating Partnership available for issuance under the Director Plan is 100,000 shares. At the closing of the Original Private Placement, Messrs. Handley and Ogren each were granted restricted stock awards of 2,000 shares of the Common Stock, and at the closing of our IPO, Mr. Condas was granted 2,000 restricted shares of the Common Stock. In July 2016, upon joining the Great Ajax Board, Mr. Friedman was also granted restricted stock awards of 2,000 shares of the Common Stock. In March 2021, upon joining the Great Ajax Board, Ms. Haggerty was also granted restricted stock awards of 2,000 shares of the Common Stock. In May 2021, Messrs. Condas, Friedman, Handley and Ogren were each granted restricted stock awards of 4,000 shares of the Common Stock, with 2,000 shares subject to a one-year vesting period. In March 2023, Messrs. Condas, Friedman, Handley, Ogren and Haggerty were each granted restricted stock awards of 5,000 shares of the Common Stock, subject to a two-year vesting period.

The Director Plan shall remain in full force and effect until the tenth anniversary of the date of its adoption by the Great Ajax Board, or if earlier, the date it is terminated by the Great Ajax Board. The Great Ajax Board may amend, suspend or terminate the Director Plan at any time. However, no amendment is permitted without stockholder approval if such approval is required by applicable law or applicable requirements of any securities exchange or similar entity. The Great Ajax Board may amend outstanding awards, provided, however, that in the case of amendments adverse to the holder, the Great Ajax Board must obtain the holder’s consent to any such amendment unless the amendment is required by certain tax laws.

COMPENSATION OF DIRECTORS
The independent directors receive an annual fee of $140,000. On February 22, 2022, the Great Ajax Board authorized an increase in the annual compensation of Great Ajax’s independent directors from $100,000 to $140,000, payable quarterly, half in shares of Great Ajax’s Common Stock and half in cash, unless otherwise determined by the Great Ajax Board. On July 25, 2023, and on October 25, 2023, the Great Ajax Board authorized that the compensation for Great Ajax’s independent directors for the corresponding quarters will be paid in cash. The number of the shares is determined in the same manner as the value of the shares to be paid to the Current Manager as part of its base management fee (see the section entitled “Certain Relationships and Related Party Transactions — Current Management Agreement”) and the value of the shares is based on of the closing price of the shares on the issuance date. The non-independent directors, including Mr. Begleiter, are not entitled to any compensation for their service. Great Ajax reimburses all Great Ajax’s directors for their reasonable travel expenses incurred in connection with their attendance at board and committee meetings.
Pursuant to the Director Plan (see the section entitled “Certain Relationships and Related Party Transactions — Director Plan”), directors which the Great Ajax Board identified as independent directors (see “Corporate Governance and Board Matters — Independence of Directors” above) were each granted restricted stock awards of 2,000 shares of Common Stock. The awards were subject to a one-year vesting period, except for the award granted to Ms. Haggerty, who joined the Great Ajax Board March 2021, and which vested immediately. Through the end of the fourth quarter of 2021, the chair of each committee of the Great Ajax Board other than the Audit Committee and the Investment Supervisory Committee also received an additional cash payment of $10,000 per year. Through the fourth quarter of 2021, the chair of the Audit Committee received an additional cash payment of $15,000 per year. On February 22, 2022, the Great Ajax Board authorized an increase in the additional cash payment to the chair of each committee. Beginning the first quarter of 2022, the chair of each committee of the Great Ajax Board other than the Audit Committee and the Investment Supervisory Committee receives an additional cash payment of $15,000 per year. The chair of the Audit Committee receives an additional cash payment of $20,000 per year. Also, during the second quarter of 2023, due to conflicts of interests by certain members of the Great Ajax Board, the Great Ajax Board established the Great Ajax Special Committee. The directors on the Great Ajax Special Committee received a one-time cash payment of $20,000, except for the lead independent director who received a one-time cash payment of $30,000. Also in March 2023, each member of the Great Ajax Board was granted a restricted stock award of 5,000 shares of Common Stock, which were subject to a one-year vesting period. Also, in March 2023, each member of the Great Ajax Board was granted restricted stock awards of 5,000 shares of Common Stock, which are subject to a one-year vesting period.
The following table sets forth information regarding the compensation paid during 2023 to each of Great Ajax’s independent directors:
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Total ($)
John C. Condas	125,000	65,306	190,306
Paul Friedman	150,000	65,306	215,306
Mary Haggerty	125,000	65,306	190,306
Jonathan Bradford Handley, Jr	125,000	65,306	190,306
J. Kirk Ogren, Jr	155,000	65,306	220,306

(1)
Includes payment of the portion of quarterly directors’ fees payable in shares of Common Stock.

REPORT OF THE AUDIT COMMITTEE
For the 2023 fiscal year, the Audit Committee of the Great Ajax Board was comprised of Ms. Haggerty, Messrs. Friedman, Handley and Ogren, with Mr. Handley serving as its chairperson. The members of the Audit Committee are appointed by and serve at the discretion of the Great Ajax Board. One of the principal purposes of the Audit Committee is to assist the Great Ajax Board in the oversight of the integrity of Great Ajax’s consolidated financial statements.
Great Ajax’s management team has the primary responsibility for the consolidated financial statements and the reporting process, including the system of internal controls and disclosure controls and procedures. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed the audited consolidated financial statements in the Annual Report on Form 10-K for the fiscal year ended December 31, 2023 with Great Ajax’s management.
The Audit Committee also is responsible for assisting the Great Ajax Board in the oversight of the qualification, independence and performance of Great Ajax’s independent auditors. The Audit Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited consolidated financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of Great Ajax’s accounting principles and such other matters as are required to be discussed with the Audit Committee by the applicable requirements of the Public Company Accounting Oversight Board and the SEC.
The Audit Committee has received both the written disclosures and the letter from Moss Adams LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, and has discussed with Moss Adams LLP its independence.
Based on the reviews and discussions referred to above, the Audit Committee recommended to the Great Ajax Board that Great Ajax’s audited consolidated financial statements for 2023 be included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2023, for filing with the SEC.
Respectfully submitted,
The Audit Committee of the Board of Directors
Jonathan Bradford Handley, Jr. (Chairman)
Paul Friedman
Mary Haggerty
J. Kirk Ogren, Jr.
The Audit Committee Report above does not constitute “soliciting material” and will not be deemed “filed” or incorporated by reference into any of Great Ajax’s filings under the Securities Act that might incorporate SEC filings by reference, in whole or in part, notwithstanding anything to the contrary set forth in those filings.

PRINCIPAL STOCKHOLDERS OF GREAT AJAX
The following table sets forth the total number and percentage of Common Stock beneficially owned as of April 5, 2024, by: (1) each holder of more than 5% of Common Stock; (2) each director and director nominee of Great Ajax; (3) Great Ajax’s executive officers; and (4) all executive officers, directors and director nominees of Great Ajax as a group. The information with respect to beneficial ownership is based on publicly available information and information provided to Great Ajax by its stockholders. Beneficial ownership includes any shares over which the beneficial owner has sole or shared voting or investment power and also any shares that the beneficial owner has the right to acquire within 60 days of such date through the exercise of warrants, options or other rights. The percentages below are based on 36,988,770 shares of Common Stock outstanding as of April 5, 2024.
Unless otherwise indicated, all shares are owned directly, and the indicated person has sole voting and investment power. Except as indicated in the footnotes to the table below, the business address of the stockholders listed below is the address of Great Ajax’s principal executive office, 13190 SW 68th Parkway, Suite 110, Tigard, OR 97223.
	Shares Beneficially Owned
	Number	Percent
Magnetar Financial LLC(1)(2)	7,750,969	21.0%
Magnetar Xing He Master Fund Ltd(1)(3)	5,922,225	16.0%
Wellington Management Group LLP(1)(4)	4,173,097	11.3%
Beach Point Capital(5)	3,015,355	8.2%
FMR LLC(6)	2,931,072	7.9%
Bay Pond Partners L.P.(1)(7)	2,685,194	7.3%
Ellington Financial Management LLC(8)	1,940,649	5.2%
Lawrence Mendelsohn(9)	347,320	*
Russell Schaub(10)	164,738	*
Jonathan Bradford Handley, Jr(11)	134,429	*
Mary Doyle	95,759	*
Kirk Ogren(12)	70,321	*
Paul Friedman(13)	46,206	*
John Condas	42,658	*
Mary Haggerty	19,882	*
Steven Begleiter(14)	—	*
Daniel Hoffman	—	*
Michael Nierenberg	—	*
Executive officers, directors and director nominees as a group (11 persons)	921,313	2.3%

*
Less than 1%.

(1)
Includes shares received in the Exchange, except for shares which are above the 19.99% threshold.

(2)
As of February 29, 2024, as reported on Schedule 13G. The business address of Magnetar is 1603 Orrington Ave, 13th Floor, Evanston, IL 60201. Magnetar’s holdings include shares held by Magnetar Xing He Master Fund Ltd. All of Magnetar’s holdings were received in the Exchange.

(3)
As of February 29, 2024, as reported on Schedule 13G. The business address of Magnetar Xing He Master Fund Ltd is 1603 Orrington Ave, 13th Floor, Evanston, IL 60201. All of Magnetar Xing He Master Fund Ltd’s holdings were received in the Exchange.

(4)
As of December 29, 2023, as reported on Schedule 13G. Wellington is an investment adviser registered under the Investment Advisers Act, and is an indirect subsidiary of Wellington. The shares indicated in the table are held of record by investment advisory clients of Wellington. Wellington, Wellington

Group Holdings LLP, Wellington Investment Advisers Holdings LLP and Wellington Management Company LLP may be deemed to beneficially own the shares indicated in the table, and have shared voting power and dispositive power with respect to such shares. The business address of Wellington, Wellington Group Holdings LLP, Wellington Investment Advisers Holdings LLP and Wellington Management Company LLP is 280 Congress Street, Boston, Massachusetts 02210. Wellington Management Company LLP’s holdings include shares held by Bay Pond Partners, L.P. 1,069,245 of the shares beneficially owned by Wellington were received in the Exchange.
(5)
As of January 31, 2024, as reported on Schedule 13G. The business address of Beach Point Capital Management LP (“Beach Point Capital”) is 1620 26th Street, Suite 6000n, Santa Monica, CA 90404.

(6)
As of December 29, 2023, as reported on Schedule 13G. FMR LLC is a parent holding company. Members of the Johnson family, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. Neither FMR LLC nor Abigail P. Johnson has the sole power to vote or direct the voting of the shares owned directly by the various investment companies registered under the Investment Company Act (“Fidelity Funds”) advised by Fidelity Management & Research Company, a wholly-owned subsidiary of FMR LLC, which power resides with the Fidelity Funds’ Boards of Trustees. Fidelity Management & Research Company carries out the voting of the shares under written guidelines established by the Fidelity Funds’ Boards of Trustees. 3,488,907 shares are held by Abigail P. Johnson and 2,727,578 shares are held by Fidelity Real Estate Income Fund. The business address of FMR LLC is 245 Summer Street, Boston, Massachusetts 02210.

(7)
As of the date hereof. The business address of Bay Pond Partners, L.P. is c/o Wellington Management Company LLP, 280 Congress Street, Boston, MA 02210. 628,967 of the shares beneficially owned by Bay Pond Partners L.P. were received in the Exchange.

(8)
As of December 31, 2023, as reported on Schedule 13G. The business address of Ellington Financial Management LLC is 53 Forest Avenue, Old Greenwich, CT 06870.

(9)
Includes 706 shares owned by or for the benefit of his spouse and child who lives in his home; 16,061 shares owned by Flanders Street Capital Partners I., L.P. which is managed by Flanders Street Capital Management which is wholly owned by Mr. Mendelsohn. Mr. Mendelsohn disclaims beneficial ownership of the securities held by Flanders Street Capital Partners I., L.P., except to the extent of his pecuniary interest therein; 15,208 shares owned by the Mendelsohn Family Limited Partnership, which is managed by Mr. Mendelsohn and certain members of his family which are partners of Mendelsohn Family Limited Partnership. Mr. Mendelsohn disclaims beneficial ownership of the securities held by Mendelsohn Family Limited Partnership, except to the extent of his pecuniary interest therein; 4,879 and 1,119 shares owned by RPM Capital LLC and AIM Capital LLC respectively, which are managed by Mr. Mendelson; 106,224 shares owned by the Current Manager and 505 shares owned by Aspen Yo. Aspen Yo is an affiliate of the Current Manager and the indirect parent of Gregory. Mr. Mendelsohn controls 50% of the manager of Aspen Yo and has certain economic and/or management rights with respect to 9.2% of the interests in Aspen Yo; Steven Rosenberg, the President of Gregory and the founder of Aspen Capital, controls the other 50% of the manager of Aspen Yo and he or his affiliates own 24.7% of the interests in Aspen Yo. The business address of Aspen Yo is 13190 SW 68th Parkway, Suite 110, Tigard, Oregon 97223. Mr. Mendelsohn disclaims beneficial ownership of the securities held by the Current Manager and Aspen Yo except to the extent of his pecuniary interest therein; and 69,184 shares owned through Aspen Uranus LLC but does not include 8,000 of the Convertible Senior Notes owned through Aspen Uranus LLC. The notes have a stated principal amount of $25.00 per note and are convertible, under certain circumstances, into Common Stock at a rate of 1.7405 shares per note as of December 31, 2023.

(10)
Includes 1,450 shares owned by or for the benefit of his spouse and children who live in his home; and 5,790 shares owned by Shackleton RBS3 LLC, which is managed by Mr. Schaub.

(11)
In addition to the shares shown here, Mr. Handley also owns 10,000 of the Convertible Senior Notes. The Convertible Senior Notes have a stated principal amount of $25.00 per note and are convertible, under certain circumstances, into Common Stock at a rate of 1.7405 shares per note as of December 31, 2023.

(12)
In addition to the shares shown here, Mr. Ogren also owns 1,500 of the Convertible Senior Notes. The Convertible Senior Notes have a stated principal amount of $25.00 per note and are convertible, under certain circumstances, into Common Stock at a rate of 1.7405 shares per note as of December 31, 2023.

(13)
In addition to the shares shown here, Mr. Friedman also owns 800 of the Convertible Senior Notes. The Convertible Senior Notes have a stated principal amount of $25.00 per note and are convertible, under certain circumstances, into Common Stock at a rate of 1.7405 shares per note as of June 30, 2023.

(14)
Mr. Begleiter is a Managing Director of Flexpoint Ford, LLC, the manager of the investment fund that owns Flexpoint. However, Mr. Begleiter does not have voting or dispositive power over the Common Stock owned by Flexpoint.

(15)
See notes (9), (10), (11), (12), (13) and (14).

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
Ownership of the Current Manager, Great Ajax FS LLC and Aspen Yo LLC
Terms not defined herein shall have the meaning assigned to them in the relevant document discussed.
The Current Manager
Upon the closing of the Original Private Placement, Great Ajax received a 19.8% equity interest in the Current Manager, which is held by GA-TRS LLC, the Operating Partnership’s wholly owned subsidiary (“Thetis TRS”). The Current Manager is owned 19.8% by Thetis TRS, 26.73% by Flexpoint REIT Investor, 26.73% by the Wellington Management Institutional Investor (as defined below) and its wholly owned subsidiaries and the balance of 26.74% by Aspen Yo. On December 31, 2023, Great Ajax owned 100% of the Operating Partnership.
Great Ajax FS LLC and Aspen Yo LLC
Flexpoint REIT Investor and the Wellington Management Institutional Investor directly or indirectly each own 9.3% of Great Ajax FS LLC (“GA-FS”), the parent of Gregory and subsidiary of Aspen Yo. See “— Agreement with Wellington Management” below.
On January 26, 2018, we, through Thetis TRS, acquired an 8.0% ownership interest in GA-FS, the parent of Gregory. The acquisition was completed in two transactions. On January 26, 2018, the initial closing, Great Ajax acquired a 4.9% interest in GA-FS and three warrants, each exercisable for a 2.45% interest in GA-FS upon payment of additional consideration, in exchange for consideration of $1.1 million of cash and 45,938 shares of Common Stock with a value of approximately $0.6 million. On May 29, 2018, the additional closing, Great Ajax acquired an additional 3.1% interest in GA-FS, and three warrants, each exercisable for a 1.55% interest in GA-FS in exchange for consideration of $0.7 million of cash and 29,063 shares of Common Stock. On January 31, 2023, Great Ajax contributed capital of $0.7 million to GA-FS, which increased Great Ajax’s ownership from 8.0% to 9.81%. Also on January 31, 2023, Aspen ML, an affiliate of Great Ajax, contributed $0.4 million to GA-FS, which provided them with ownership of 1.0%. Aspen ML’s contribution decreased Great Ajax’s ownership to 9.72%.
Aspen Yo is managed by its manager, MARS Development LLC. Mr. Mendelsohn controls 50% of the manager of Aspen Yo and has certain economic and/or management rights with respect to 9.2% of the interests in Aspen Yo. Steven Rosenberg, the President of Gregory and the founder of Aspen Capital (the business trade name for the group of companies using the Aspen name), controls the other 50% of the manager of Aspen Yo, and he or his affiliates own 24.7% of the interests in Aspen Yo; Mr. Schaub owns 2.9% of the interests in Aspen Yo; partners of Aspen Capital who are not involved in the operations of Aspen Yo own 13.3% of the interests in Aspen Yo, another employee of Aspen Yo owns less than 0.2% of the interests in Aspen Yo, and the balance of the interests in Aspen Yo are held by investors not affiliated with Aspen Yo.
In connection with the closing of the Original Private Placement, Aspen Yo entered into an agreement with Great Ajax pursuant to which Aspen Yo agreed, for itself and on behalf of its subsidiaries, that it may not engage, without Great Ajax’s consent, in any business or provide any services to any other entity that invests in the asset classes in which Great Ajax intends to invest so long it either has on hand an average of $25 million in capital available for investment over the previous two fiscal quarters or Great Ajax’s independent directors determine that Great Ajax has the ability to raise capital at or above Great Ajax’s most recent book value.
Current Management Agreement
On February 26, 2024, we provided a termination notice to the Current Manager under the Current Management Agreement. For more information regarding the Current Management Agreement and the termination of the Current Manager, see “Proposal 4 — Management Proposal” starting on page 90.

Servicing Agreement
Under the servicing agreement, Gregory receives from Great Ajax servicing fees ranging from 0.65% to 1.25% annually of the UPB (or the fair market value or purchase price of REO that Great Ajax owns or acquires). Gregory is reimbursed for all customary, reasonable and necessary out-of-pocket costs and expenses incurred in the performance of its obligations, and the actual cost of any repairs and renovations. The total fees incurred by Great Ajax for these services is dependent upon the UPB and type of mortgage loans that Gregory services, property values, previous UPB of the relevant loan and the number of REO properties. The agreement automatically renews for successive one-year terms, subject to prior written notice of non-renewal. In certain cases, Great Ajax may be obligated to pay a termination fee. The Current Management Agreement will automatically terminate at the same time as the servicing agreement if the servicing agreement is terminated for any reason.
Trademark License Agreement
Upon the closing of the Original Private Placement, Great Ajax entered into a trademark license agreement with Aspen Yo. Under the trademark license, Aspen Yo grants Great Ajax a non-exclusive, non-transferable, non-sublicensable, royalty-free license to use the name “Great Ajax” and the related logo. Great Ajax also has a similar license to use the name “Thetis.” The agreement has no specified term. If the Current Management Agreement expires or is terminated, the trademark license agreement will terminate within 30 days. In the event that this agreement is terminated, all rights and licenses granted thereunder, including, but not limited to, the right to use “Great Ajax” in Great Ajax’s name will terminate. Upon the closing of the Original Private Placement, Aspen Yo also entered into a substantially identical trademark license that grants the Current Manager a non-exclusive, non-transferable, non-sublicensable, royalty-free license to use of the name “Thetis.” When the Current Management Agreement terminates then so will Great Ajax’s ability to use its name so a new agreement will need to be entered into, which is a requirement under the agreement among Great Ajax, the Operating Partnership, RCM GA, the Current Manager and, for the limited purposes identified therein, Rithm, terminating the Current Management Agreement.
Related Party Transaction Policy
The Great Ajax Board has adopted a written policy and a procedure for the review, approval and monitoring of transactions involving related persons, including the Current Manager, Gregory, directors and executive officers or their immediate family members and stockholders owning 5% or greater of the Common Stock. Any situation that potentially qualifies as a conflict of interest will immediately be disclosed to the Audit Committee to assess the nature and extent of any concern as well as the appropriate next steps, including whether such situation requires approval of the Great Ajax Board, including a majority of the disinterested directors. Related persons are required to obtain the prior written approval of the Audit Committee before participating in any transaction or situation that may pose a conflict of interest. In considering a transaction, the Audit Committee will consider all relevant factors including (i) whether the transaction is in Great Ajax’s best interests; (ii) alternatives to the related person transaction; (iii) whether the transaction is on terms comparable to those available to third parties; (iv) the potential for the transaction to lead to an actual or apparent conflict of interest and any safeguards imposed to prevent such actual or apparent conflicts; and (v) the overall fairness of the transaction to Great Ajax. The Audit Committee will periodically monitor any approved transactions to ensure that there are no changed circumstances that would render it advisable for Great Ajax to amend or terminate the transaction.

WHERE YOU CAN FIND MORE INFORMATION AND INCORPORATION BY REFERENCE
Great Ajax files annual, quarterly and current reports, proxy statements and other information with the SEC. Great Ajax’s SEC filings are available to the public at the website maintained by the SEC at http://www.sec.gov. You also may obtain free copies of the documents filed with the SEC by Great Ajax by going to Great Ajax’s website at www.greatajax.com. Great Ajax’s website address is provided as an inactive textual reference only. The information provided on Great Ajax’s website is not part of this proxy statement, and is not incorporated by reference into this proxy statement.
The SEC allows Great Ajax to “incorporate by reference” into this proxy statement the information Great Ajax files with the SEC, which means Great Ajax can disclose important information to you by referring you to those documents. Information incorporated by reference is deemed to be part of this proxy statement. Later information filed with the SEC will update and supersede this information.
This proxy statement incorporates by reference the Great Ajax documents listed below (other than any portions of the documents not deemed to be filed), all of which have been previously filed by Great Ajax with the SEC:
•
Great Ajax’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023; and

•
Great Ajax’s Current Reports on Form 8-K filed with the SEC on February 27, 2024 and March 15, 2024.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this proxy statement shall be deemed modified, superseded or replaced for purposes of this proxy statement to the extent that a statement contained in this proxy statement, or in any subsequently filed document that also is deemed to be incorporated by reference in this proxy statement, modifies, supersedes or replaces such statement. Any statement so modified, superseded or replaced shall not be deemed, except as so modified, superseded or replaced, to constitute a part of this proxy statement. None of the information that Great Ajax discloses under Items 2.02 or 7.01 of any Current Report on Form 8-K or any corresponding information, either furnished under Item 9.01 or included as an exhibit therein, that Great Ajax may from time to time furnish to the SEC will be incorporated by reference into, or otherwise included in, this proxy statement, except as otherwise expressly set forth in the relevant document. Subject to the foregoing, all information appearing in this proxy statement is qualified in its entirety by the information appearing in the documents incorporated by reference.
You can obtain any of the documents listed above from the SEC, through the website of the SEC at the address described above, or Great Ajax will provide you with copies of these documents, without charge, by requesting them in writing or by telephone at the following address:
Great Ajax Corp.
13190 SW 68th Parkway, Suite 110
Tigard, OR 97223
(503) 505-5670
Attention: Chief Financial Officer
If you would like to request copies of this proxy statement and any documents that are incorporated by reference into this proxy statement, please do so by May 1, 2024, in order to receive them before the Meeting.

OTHER MATTERS
Other Matters to Come Before the Annual Meeting
Great Ajax does not intend to bring before the Meeting any matters other than the Proposals specifically described above, and Great Ajax knows of no matters other than those to come before the Meeting. If any other matters properly come before the Meeting or any postponement or adjournment thereof, it is the intention of the persons named in the accompanying proxy to vote such proxy in accordance with the recommendation of Great Ajax’s management on such matters, including any matters dealing with the conduct of the Meeting.
2025 Great Ajax Annual Meeting of Stockholders
Rule 14a-8 Proposals.   Any stockholder proposal pursuant to Rule 14a-8 of the rules promulgated under the Exchange Act, to be considered for inclusion in Great Ajax’s proxy materials for the 2025 annual meeting of stockholders must have been received at Great Ajax’s principal executive offices no later than December 24, 2024.
Nominations for Director and Non-Rule 14a-8 Proposals.   In addition, any stockholder who wishes to propose a nominee to the Great Ajax Board or propose any other business to be considered by the stockholders (other than a stockholder proposal included in our proxy materials pursuant to Rule 14a-8 of the rules promulgated under the Exchange Act) must comply with the advance notice provisions and other requirements of Article II, Section 11 of the Great Ajax Bylaws, which are on file with the SEC and may be obtained from our corporate secretary upon request. Pursuant to Article II, Section 11 of the Great Ajax Bylaws, Great Ajax must receive timely notice of the nomination or other proposal in writing by not later than the close of business on January 23, 2025, nor earlier than December 24, 2024. However, in the event that the date of the mailing of the notice for the 2025 annual meeting of stockholders is advanced or delayed by more than 30 days from the first anniversary of the date of the mailing of the notice for the 2024 Annual Meeting, notice by the stockholder to be timely must be received no earlier than the 120th day prior to the date of the mailing of the notice for such meeting and not later than the close of business on the later of the 90th day prior to the date of the mailing of the notice for such meeting or the 10th day following the date of the first public announcement of the date of mailing of the notice for such meeting is first made.
Nominations for the 2025 Annual Meeting of Stockholders for Purposes of Rule 14a-19.   To be timely for purposes of Rule 14a-19 of the Exchange Act, stockholders who intend to solicit proxies in support of director nominees other than Great Ajax’s nominees must provide notice that sets forth the information required by Rule 14a-19 in addition to satisfying the requirements of the Great Ajax Bylaws, as described above. Notice must be received by Great Ajax’s Secretary at Great Ajax’s principal executive office no later than March 21, 2025.

HOUSEHOLDING OF PROXY MATERIALS
The SEC has adopted rules that permit companies and intermediaries (such as banks and brokers) to satisfy the delivery requirements for notices of annual meetings, proxy statements, proxy cards and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” is permitted by Maryland law and potentially means extra convenience for stockholders and cost savings for companies.
A single notice of these Meeting proxy documents will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your bank or broker that it will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement and annual report, please notify your bank or broker, and direct your written request to Great Ajax Corp., 13190 SW 68th Parkway, Suite 110, Tigard, OR 97223, Attention: Corporate Secretary, or contact Great Ajax by telephone at (503) 505-5670.
Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request householding of their communications should contact their bank or broker.
By Order of the Board of Directors,
Lauren DeMasi
Secretary
Tigard, OR
April 23, 2024

ANNEX A
February 22, 2024
Board of Directors
Great Ajax Corp.
13190 SW 68th Parkway, Suite 110
Tigard, OR 97223
Ladies and Gentlemen:
Great Ajax Corp. (the “Company”) has entered into a non-binding term sheet (the “Term Sheet”) with Rithm Capital Corp. (“Rithm”) and Gregory Funding LLC (“Gregory”). Pursuant to the Term Sheet, Rithm will provide a delayed-draw term loan facility to the Company, as borrower (the “Term Loan”), in an amount up to $70 million (the “Term Loan Transaction”), and concurrently with the funding of the Term Loan, the Company will issue to Rithm a number of detached warrants to purchase shares of Company Common Stock, on the terms described therein, in an aggregate amount equal to 50% of the Term Loan balance divided by the Exercise Price (the “Warrant Issuance”). As set forth in the Term Sheet, the proceeds from the Term Loan will be used by the Company to redeem a portion of the Existing Convertible Notes (the “Use of Proceeds”). In addition, concurrently with the closing of the Term Loan Transaction, (i) the Company and Rithm will enter into a stock purchase agreement pursuant to which the Company shall issue to Rithm shares of Company Common Stock in an aggregate amount equal to $14 million at a purchase price per share equal to the trailing five-day closing price of the Company Common Stock on the New York Stock Exchange (the “Market Price”) as of such date (the “Equity Investment Transaction”), (ii) the Company will provide the required six-months’ notice to the existing external manager (the “Manager”) that it will terminate the current Management Agreement without cause, agree to pay the contractually stipulated termination fee of approximately $16 million and enter into a termination and release agreement with the Manager (the “Manager Termination”), with the expectation that the Company will seek approval of its stockholders to enter into a new management agreement with Rithm on terms to be agreed but generally in line with the Company’s existing Management Agreement, and (iii) the Company shall enter into exchange agreements (“Exchange Agreements”) pursuant to which 100% of the holders of the Company’s outstanding Preferred Stock and holders of at least a majority of the Company’s outstanding Existing Warrants agree, as applicable, to exchange their outstanding Preferred Stock and Existing Warrants for Company Common Stock at the Market Price at the time of the closing of the Term Loan Transaction. The Term Loan Transaction, the Warrant Issuance, the Equity Investment Transaction, the Manager Termination and the entry into the Exchange Agreements are collectively referred to herein as the “Transaction”. Capitalized terms used herein without definition shall have the meanings assigned to them in the Term Sheet. The terms and conditions of the Transaction are more fully set forth in the Term Sheet. You have requested our opinion as to whether the Transaction represents a reasonable means, from a financial point of view, for the Company to raise capital.
Piper Sandler & Co. (“Piper Sandler”, “we” or “our”), as part of its investment banking business, is regularly engaged in the valuation of real estate investment trusts (“REITs”), financial institutions and their securities in connection with mergers and acquisitions and other corporate transactions. In connection with this opinion, we have reviewed and considered, among other things: (i) an execution copy of the Term Sheet, dated February 16, 2024; (ii) the Use of Proceeds; (iii) certain publicly available financial statements and other historical financial information of the Company that we deemed relevant; (iv) certain publicly available financial statements and other historical financial information of Rithm that we deemed relevant; (v) certain internal financial projections for the Company for the years ended December 31, 2024 through December 31, 2026, as provided by the senior management of the Company; (vi) the pro forma effect of the Transaction on the Company’s capital structure, balance sheet and number of shares of Company Common Stock outstanding; (vii) the publicly reported historical price and trading activity for Company Common Stock, including a comparison of certain stock market information for Company Common Stock and certain stock indices, as well as publicly available information for certain other non-agency mortgage REITs, the securities of which are publicly traded; (viii) a comparison of certain financial information for the Company with similar non-agency mortgage REITs for which information is publicly available; (ix) the financial terms of certain recent financing transactions involving non-agency mortgage REITs, to the extent publicly available; (x) the current market environment generally and the mortgage REIT environment in particular; and (xi) such other information, financial studies, analyses and investigations and financial, economic and market criteria as we considered relevant. We also discussed with certain members of the senior management of the Company the current and historical business, financial condition, results of operations and prospects of the Company.
In performing our review, we have relied upon the accuracy and completeness of all of the financial and other information that was available to and reviewed by us from public sources, that was provided to us by the Company and its representatives or that was otherwise reviewed by us and we have assumed such accuracy and completeness for purposes of rendering this opinion without any independent verification or investigation. Without limiting the foregoing, we relied upon information provided to us by the senior management of the Company relating to the availability of alternative sources of financing in light of current market conditions and certain financial challenges faced by the Company. We have relied on the assurances of the senior management of the Company that they are not aware of any facts or circumstances that would make any of such information inaccurate or misleading. We have not been asked to and have not undertaken an independent verification of any of such information and we do not assume any responsibility or liability for the accuracy or completeness thereof. We did not make an independent evaluation or perform an appraisal of the specific assets, the collateral securing assets or the liabilities (contingent or otherwise) of the Company or any of its subsidiaries, nor have we been furnished with any such evaluations or appraisals. We render no opinion or evaluation on the collectability of any assets of the Company or any of its subsidiaries. We have assumed that there has been no material change in the Company’s assets, financial condition, results of operations, business or prospects since the date of the most recent financial information made available to us. We have assumed in all respects material to our analysis that the Company will remain as a going concern for all periods relevant to our analyses.
We have also assumed, with your consent and to the extent material to our analyses, that (i) the parties to the Term Sheet will comply in all material respects with all material terms and conditions of the Term Sheet and all related agreements, that all of the representations and warranties contained in such agreements are true and correct in all material respects, that the parties to such agreements will perform in all material respects all of the covenants and other obligations required to be performed by such party under such agreements and that the conditions precedent in such agreements are not and will not be waived, (ii) in the course of obtaining any necessary regulatory or third party approvals, consents and releases with respect to the Transaction, no delay, limitation, restriction or condition will be imposed that would have an adverse effect on the Company, Rithm or the Transaction, and (iii) the Transaction and any related transactions will be consummated in accordance with the terms of the Term Sheet without any waiver, modification or amendment of any material term, condition or agreement thereof and in compliance with all applicable laws, regulations and other requirements. We express no opinion as to any of the legal, accounting or tax matters relating to the Transaction, or any other transactions contemplated in connection therewith.
Our opinion is necessarily based on financial, regulatory, economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. Events occurring after the date hereof could materially affect this opinion. We have not undertaken to update, revise, reaffirm or withdraw this opinion or otherwise comment upon events occurring after the date hereof. We express no opinion as to the Use of Proceeds. We did not make an independent evaluation or perform financial due diligence on Rithm and render no opinion as to its capacity to fund the Term Loan. We also express no opinion as to the trading values of any securities of the Company at any time.
We have acted as the Company’s financial advisor in connection with the Transaction and will receive a fee for our services. We will also receive a fee for rendering this opinion, which fee will be credited in full towards the advisory fee which will become due and payable to Piper Sandler upon closing of the Transaction. The Company has also agreed to indemnify us against certain claims and liabilities arising out of our engagement and to reimburse us for certain of our out-of-pocket expenses incurred in connection with our engagement. In the two years preceding the date hereof, Piper Sandler provided certain other investment

A-2

banking services to the Company. In summary, (i) Piper Sandler acted as placement agent in connection with Company’s offer and sale of senior debt securities, which transaction occurred in August 2022 and for which Piper Sandler received approximately $2.5 million in compensation, and (ii) Piper Sandler acted as financial advisor and rendered an opinion to the Company in connection with the Company’s contemplated sale to Ellington Financial Inc., for which Piper Sandler received an opinion fee of $1,250,000 and customary expense reimbursement in June 2023. Piper Sandler did not provide any investment banking services to Rithm in the two years preceding the date hereof. In the ordinary course of our business as a broker-dealer, we may purchase securities from and sell securities to the Company and its affiliates. We may also actively trade the equity and debt securities of the Company and its affiliates for our own account and for the accounts of our customers.
Our opinion is directed to the Board of Directors of the Company in connection with its consideration of the Transaction and the Term Sheet. Our opinion speaks only as to whether the Transaction represents a reasonable means, from a financial point of view, for the Company to raise capital and does not address the underlying business decision of the Company to engage in the Transaction, the form or structure of the Transaction or the relative merits of the Transaction as compared to any other potential sources of capital, alternative transactions or business strategies that might exist for the Company or the effect of any other transaction in which the Company might engage. This opinion has been approved by Piper Sandler’s opinion committee. This opinion may not be reproduced without Piper Sandler’s prior written consent; provided, however, Piper Sandler will provide its consent for the opinion to be included in any regulatory filings, including the proxy statement to be mailed to the Company’s stockholders in connection with the Transaction.
Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Transaction represents a reasonable means, from a financial point of view, for the Company to raise capital.
Very truly yours,

A-3

ANNEX B
February 22, 2024
Special Committee of the
Board of Directors
Great Ajax Corp.
13190 SW 68th Parkway, Suite 110
Tigard, OR 97223
Members of the Special Committee of the Board of Directors:
We understand that Great Ajax Corp. (the “Company”) proposes, among other transactions, to enter into (i) a Securities Purchase Agreement (the “Securities Purchase Agreement”) with Rithm Capital Corp. (the “Equity Purchaser”), pursuant to which the Company will sell and issue to the Equity Purchaser $14.0 million in shares of the Company’s common stock, par value $0.01 per share (the “Company Common Stock”), at a purchase price per share equal to the trailing five-day weighted-average price of the Company Common Stock on the New York Stock Exchange as of the date such agreement is entered into (the “Equity Purchase Price”) (the “Equity Purchase”), the proceeds of which will be used to pay down the Term Loan (as defined below), (ii) a Credit Agreement (the “Credit Agreement”) with NIC RMBS LLC (the “Initial Lender”) and NIC RMBS LLC, as administrative agent and collateral agent, pursuant to which the Initial Lender will establish a senior secured term loan credit facility in an aggregate principal amount not to exceed $70 million, at an interest rate per annum equal to 10.0% with an original issue discount of 1.0% (the “Term Loan”), and (iii) a Warrant Agreement (the “Warrant Agreement”) with Equiniti Trust Company, in its capacity as the Company’s warrant agent, pursuant to which the Company will issue to the Equity Purchaser warrants (the “Warrants”) to purchase shares of Company Common Stock in an amount equal to fifty percent (50%) of the balance of the Term Loan divided by the Exercise Price (as defined below), at an exercise price (the “Exercise Price”) equal to a ten percent (10%) premium above the Equity Purchase Price (the “Warrant Issuance”). We understand that the Company intends to enter into other transactions in addition to the Equity Purchase, the Term Loan and the Warrant Issuance, as to which we express no opinion.
You have asked for our opinion as to the reasonableness, from a financial point of view, to the Company of the Equity Purchase Price and the cost of the Term Loan, consisting of the applicable interest rate and original issue discount and the Warrants (collectively, the “Term Loan Cost”).
For purposes of the opinion set forth herein, we have:
1)
reviewed certain publicly available business and financial information relating to the Company that we deemed to be relevant;

2)
discussed past and current operations, financial outlook and prospects and current financial condition and liquidity of the Company with management of the Company (including their views on the risks and uncertainties of the Company’s financial outlook and prospects);

3)
reviewed the reported prices and the historical trading activity of the Company Common Stock;

4)
compared the financial performance of the Company and its stock market trading multiples with those of certain other publicly traded companies that we deemed relevant;

5)
discussed the terms and circumstances surrounding the Equity Purchase, the Term Loan and the Warrant Issuance with certain representatives of Mayer Brown LLP, the Company’s outside legal counsel, and the management of the Company; and

6)
reviewed the financial terms of the Equity Purchase, the Term Loan and the Warrant Issuance as described in the Term Sheet (as defined below) and compared those terms with the publicly available financial terms of certain other transactions and securities that we deemed relevant.

7)
Reviewed:

i)
a summary of terms outlining the proposed terms of the Equity Purchase, the Term Loan and the Warrant Issuance, among other transactions proposed to be entered into by the Company (the “Excluded Transactions”), dated February 16, 2024 (the “Term Sheet”);

ii)
a draft dated February 9, 2024 of the Securities Purchase Agreement (the “Draft Securities Purchase Agreement”);

iii)
a draft dated February 17, 2024 of the Credit Agreement (the “Draft Credit Agreement”);

iv)
drafts dated February 19, 2024 of the Warrant Agreement (the “Draft Warrant Agreement”) and the form of Warrants to be issued to the Equity Purchaser thereunder (the “Draft Warrant”)); and

8)
performed such other analyses, reviewed such other information and considered such other factors as we have deemed appropriate.

In addition, we have held discussions with certain members of the management of the Company regarding the use of proceeds from the Equity Purchase and the borrowings under the Term Loan and the effects of the Equity Purchase, the Term Loan and the Warrant Issuance on the financial condition and future prospects of the Company.
We have assumed and relied upon, without independent verification, the accuracy and completeness of the information that was publicly available, supplied or otherwise made available to or discussed with us by the Company, and have relied upon the assurances of the management of the Company that they are not aware of any facts or circumstances that would make such information provided by the Company inaccurate or misleading in any material respect. Without limiting the foregoing, we relied upon information provided to us by the senior management of the Company relating to the availability of alternative sources of financing in light of current market conditions and certain financial challenges faced by the Company. In addition, we have assumed, as advised by the Company, the accuracy of the representations and warranties contained in the Securities Purchase Agreement, the Credit Agreement and the Warrant Agreement and all agreements related thereto and that the Equity Purchase, the Term Loan and the Warrant Issuance will be consummated in accordance with the terms set forth in the Securities Purchase Agreement, the Credit Agreement and the Warrant Agreement, as applicable, without any waiver, amendment or delay of any of the terms or conditions thereof. We have also assumed, as advised by the Company, that in connection with the receipt of all the necessary approvals and consents required for the proposed Equity Purchase, Term Loan and Warrant Issuance, no delays, limitations, conditions or restrictions will be imposed that would have an adverse effect on the Company or the contemplated benefits expected to be derived in the proposed Equity Purchase, Term Loan or Warrant Issuance. We also have assumed, as advised by the Company, that the final executed Securities Purchase Agreement, Credit Agreement, Warrant Agreement and Warrants will not differ in any material respect from the Draft Securities Purchase Agreement, the Draft Credit Agreement, the Draft Warrant Agreement and the Draft Warrant, as applicable.
We are not legal, tax, regulatory or accounting advisors. We are financial advisors only and have relied upon, without independent verification, the assessment of the Company and its legal, tax, regulatory and accounting advisors with respect to legal, tax, regulatory and accounting matters. We express no view or opinion as to any terms or other aspects of the Equity Purchase, the Term Loan and the Warrant Issuance (other than the Term Loan Cost and the Equity Purchase Price to the extent expressly specified herein), including, without limitation, the form or structure of the Equity Purchase, the Term Loan and the Warrant Issuance, and we express no view or opinion whatsoever as to any terms or aspects of any of the Excluded Transactions. We were not requested to, and we did not, participate in the negotiation of the terms of the Equity Purchase, the Term Loan, the Warrant Issuance or any of the Excluded Transactions, nor were we requested to, and we did not, provide any advice or services in connection with the Equity Purchase, the Term Loan or the Warrant Issuance other than the delivery of this opinion, and we express no view or opinion as to any such matters, and we did not provide any advice or services whatsoever in connection with any of the Excluded Transactions. Our opinion is limited to the reasonableness, from a financial point of view, to the Company of the Term Loan Cost and the Equity Purchase Price, and no view or opinion is expressed with respect to any of the Excluded Transactions or to the amount or nature of any compensation to any officers, directors, or employees of any party to any of the Equity Purchase, the Term Loan, the Warrant Issuance or any of the Excluded Transactions, or any class of such persons, relative to the Term Loan Cost or the Equity Purchase Price. We have not made any independent valuation or appraisal of the assets or liabilities (including any contingent, derivative or other off-balance-sheet assets and liabilities) of the Company, nor have we been furnished with any such valuations or appraisals, and we have not made any physical inspection of the properties or assets of the Company. Our opinion is necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. Events occurring after the date hereof may affect this opinion and the assumptions used in preparing it, and we do not assume any obligation to update, revise or reaffirm this opinion.
We were not requested to opine on, and this opinion does not address, the fairness of the Term Loan Cost or the Equity Purchase Price, or any other aspect of the Equity Purchase, the Term Loan or the Warrant Issuance, or any of the Excluded Transactions.
We have acted as financial advisor to the Special Committee of the Board of Directors of the Company (the “Special Committee”) in connection with the Equity Purchase, the Term Loan and the Warrant Issuance and will receive a fee for our services, a portion of which is payable upon the rendering of this opinion and a portion of which is contingent upon the consummation of the Equity Purchase. In addition, the Company has agreed to reimburse our expenses and indemnify us against certain liabilities arising out of our engagement.
In the two years prior to the date hereof, we and our affiliates have not provided financial advisory or investment banking services for the Initial Lender or Thetis Asset Management LLC (“Company Manager”), the external manager of the Company, for which any compensation was received. In the two years prior to the date hereof, we and our affiliates have acted as financial advisor to the Company in connection with a terminated business combination transaction, and received a customary fee for rendering a fairness opinion in connection with such terminated transaction. In the two years prior to the date hereof, we and our affiliates have provided and are currently providing banking services to the Equity Purchaser and have received or in the future may receive compensation for the rendering of these services, including (i) acting as a placement agent on the Equity Purchaser’s at-the-market equity offering, (ii) having acted as an underwriter for Equity Purchaser in connection with an asset-backed securities offering and (iii) having acted as broker in connection with the Equity Purchaser’s share repurchase program. BTIG, LLC and its affiliates may seek to provide financial advisory or investment banking services to the Equity Purchaser, the Initial Lender, the Company or Company Manager or any of their respective affiliates in the future, and would expect to receive customary fees for the rendering of any such services.
Please note that BTIG, LLC and its affiliates provide investment banking and other services to a wide range of persons from which conflicting interest or duties may arise. BTIG, LLC, its affiliates, directors, members, managers, employees and officers may at any time hold long or short positions, and may trade or otherwise structure and effect transactions in debt or equity securities or loans of the Equity Purchaser, the Initial Lender, the Company or any other company that may be involved in the Equity Purchase, the Term Loan or the Warrant Issuance or any of the Excluded Transactions.
This opinion has been approved by our opinion committee. This opinion is for the information of the Special Committee in connection with and for purposes of its evaluation of the Equity Purchase, the Term Loan and the Warrant Issuance only and may not be used for any other purpose without our prior written consent, except (a) the Special Committee may provide a copy of this opinion (together with associated presentation materials) to the Board of Directors of the Company, subject to the same terms and conditions in our engagement letter with the Special Committee that are applicable to the Special Committee, and the Board of Directors of the Company may rely on this opinion in connection with its consideration of the Special Committee’s recommendation to the Board of Directors of the Company and its evaluation and approval of the Equity Purchase, the Term Loan and the Warrant Issuance, and (b) to the extent required to be described and/or referred to in any filings to be made in connection with the Equity Purchase, the Term Loan and the Warrant Issuance with the Securities and Exchange Commission or any other legal or regulatory authority, in which case the Company shall have provided us with an opportunity to prepare, review and/or provide comments on any such description or reference. If this opinion is included in a proxy statement filed in connection with the Equity Purchase, the Term Loan and the Warrant Issuance, this opinion shall be produced in full, and any description of or reference to BTIG, LLC or summary of this opinion shall be in a form reasonably acceptable to BTIG, LLC and its legal counsel. Our opinion does not address the relative merits of the Equity Purchase, the Term Loan and the Warrant Issuance in comparison to other strategies or transactions that might be available to the Company or in which the Company might engage or as to the underlying business decision of the Company to proceed with or effect the Equity Purchase, the Term Loan, the Warrant Issuance or any of the Excluded Transactions. In addition, this opinion does not in any manner address the prices or volumes at which Company Common Stock will trade at any time, including following the announcement or consummation of the Equity Purchase, the Term Loan, the Warrant Issuance and the Excluded Transactions. BTIG, LLC expresses no opinion or recommendation as to how the stockholders of the Company should vote at any stockholders’ meeting to be held in connection with the Equity Purchase, the Term Loan the Warrant Issuance and the Excluded Transactions.
Based on and subject to the foregoing, we are of the opinion on the date hereof that (i) the Term Loan Cost is reasonable from a financial point of view to the Company and (ii) the Equity Purchase Price is reasonable from a financial point of view to the Company.
Very truly yours,
BTIG, LLC

ANNEX C
AMENDMENT NO. 1
TO
GREAT AJAX CORP. 2016 EQUITY INCENTIVE PLAN
WHEREAS, Great Ajax Corp. (the “Company”) has adopted and maintains the Great Ajax Corp. 2016 Equity Incentive Plan (the “Plan”);
WHEREAS, in connection with the proposed entry by the Company into a management agreement with RCM GA Manager LLC (“the Manager”), an affiliate of Rithm Capital Corp. (the “Transaction”), the Company desires to amend the Plan in order to permit the issuance of equity-based incentives to the Manager, which may in turn issue incentives to the directors, managers, officers, employees of, or advisors or consultants to, the Manager or an affiliate thereof, in order to increase their efforts on behalf of the Company and to promote the success of the Company’s business; and
WHEREAS, the Board of Directors has determined that it would be in the best interest of the Company and its stockholders to so amend the Plan.
NOW, THEREFORE, BE IT RESOLVED, that effective on, and subject to the occurrence of, the effectiveness of the Transaction, and subject to stockholder approval in accordance with Section 5.3 of the Plan, the Plan be amended to add the following as Annex A thereto:
***
ANNEX A
MANAGER AWARDS
1.   General.   Notwithstanding anything in the Plan to the contrary, Awards may be made under the Plan to RCM GA Manager LLC (the “Manager,” and any such Award granted to the Manager, a “Manager Award”), which may in turn issue incentives to the directors, managers, officers, employees of, or advisors or consultants to, the Manager or an affiliate thereof, in order to increase their efforts on behalf of the Company and to promote the success of the Company’s business. In determining the type of Manager Award to be granted and the terms and conditions of such Manager Award (including the number of Shares to be covered by such Manager Award), the Board shall take into account such factors as the Board shall deem relevant in connection with accomplishing the purposes of the Plan.
2.   Types of Manager Awards.   The Board is authorized to grant any type of Award described in the Plan as a Manager Award, in each case to the extent permitted by Applicable Law. With respect to any Manager Award, the Manager shall, to the extent applicable, be treated as a “Grantee” for purposes of the Plan.
3.   Terms of Manager Awards.   The term of each Manager Award shall be for such period as may be determined by the Board. Subject to the terms of the Plan and any applicable Award Agreement, payments to be made by the Company upon the grant, vesting, maturation or exercise of a Manager Award may be made in such forms as the Board shall determine at the date of grant or thereafter, including, without limitation, cash, Shares or other property, and may be made in a single payment or transfer, in installments or on a deferred basis. The Board may make rules relating to installment or deferred payments with respect to Manager Awards, including the rate of interest to be credited with respect to such payments. In addition to the foregoing, the Board may impose on any Manager Award or the exercise thereof, at the date of grant or thereafter, such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Board shall determine. Manager Awards may be granted with vesting, value and/or and payment contingent upon attainment of one or more performance goals. Except as otherwise set forth herein or as may be determined by the Board, each Manager Award shall be evidenced by an Award Agreement containing such terms and conditions applicable to such Award as the Board shall determine at the date of grant or thereafter.

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GREAT AJAX CORP.13190 SW 68TH PARKWAY SUITE 110TIGARD, OR 97223 SCAN TOVIEW MATERIALS & VOTE VOTE BY INTERNETBefore the Meeting - Go to www.proxyvote.com or scan the QR Barcode aboveUse the Internet to transmit your voting instructions and for electronic delivery ofinformation. Vote by 11:59 P.M. ET on May 19, 2024. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.During The Meeting - Go to www.virtualshareholdermeeting.com/AJX2024You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.VOTE BY PHONE - 1-800-690-6903Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59P.M. ET on May 19, 2024. Have your proxy card in hand when you call and then follow the instructions.VOTE BY MAILMark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED
AND DATED.DETACH AND RETURN THIS PORTION ONLY GREAT AJAX CORP.The Board of Directors recommends you vote FOR all proposals and FOR each director nominee.For Against Abstain 1. To approve, in order to comply with New York Stock Exchange Rule 312.03, the issuance of shares of Great Ajax Corp. (“Great Ajax”) common stock, par value $0.01 per share (“Common Stock”), to the Exchanging Investors (as defined in the accompanying Proxy Statement) in excess of the 19.99% cap in connection with the Exchange (as defined in the accompanying Proxy Statement).2. To approve, in order to comply with New York Stock Exchange Rule 312.03, the issuance of shares of Common Stock and shares of Common Stock issuable upon the exercise of the warrants that may be issued to Rithm Capital Corp. to the extent that such transactions may be deemed to constitute a “change of control” (the "Issuance Proposal").3. Subject to, and conditioned on, the approval of the Issuance Proposal, to elect of the following director nominees: For Withhold a. Paul Friedmanb. Mary Haggertyc. Daniel Hoffmand. Michael Nierenberge. Ellen Schubert 4. Subject to, and conditioned on, the approval of the Issuance Proposal, to approve the Management Agreement, by and among Great Ajax, Great Ajax Operating Partnership L.P., and RCM GA Manager LLC. For Against Abstain 5. To approve the adoption of Amendment No. 1 to the 2016 Equity Incentive Plan, in the form attached as Annex C to the accompanying Proxy Statement, which will become effective as of, and contingent on, the completion of the Transactions (as defined in the accompanying Proxy Statement).6. To Approve the ratification of the appointment of Moss Adams LLP to serve as Great Ajax's independent registered public accounting firm for the fiscal year ending December 31, 2024.7. To adjourn the 2024 Annual Meeting of Stockholders, if necessary or appropriate, including to solicit additional proxies if there are not sufficient votes to approve the above proposals. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. NOTE: The proxies are authorized to vote in their discretion upon any other business that may properly come before the 2024 Annual Meeting of Stockholders or any adjournment(s) or postponement(s) thereof. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:The Notice & Proxy Statement is available at www.proxyvote.com. GREAT AJAX CORP.2024 Annual Meeting of StockholdersMay 20, 2024 by virtual meeting at 9:00 AM Eastern TimeThis proxy is solicited by the Board of DirectorsThe undersigned stockholder of Great Ajax Corp. (the "Company") hereby appoint(s) Lawrence Mendelsohn and Lauren DeMasi, or either of them, as proxies, each with the power to appoint their substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this proxy card, all of the shares of Common Stock, $0.01 par value per share, of the Company at the Annual Meeting of Stockholders (the "Annual Meeting") to be held at 9:00 AM Eastern Time on May 20, 2024, by virtual meeting at www.virtualshareholdermeeting.com/AJX2024, and at any postponement or adjournment thereof. The undersigned acknowledges receipt of the Notice of Meeting and accompanying Proxy Statement, the terms of which are incorporated by reference, and revokes any proxy heretofore given with respect to the Annual Meeting.THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST AS INSTRUCTED. IF THIS PROXY IS EXECUTED BUT NO INSTRUCTION IS GIVEN, THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST (i) "FOR" EACH NOMINEE FOR DIRECTOR, AND (ii) "FOR" PROPOSALS 1, 2, 4, 5, 6 AND 7, EACH AS DESCRIBED IN THE PROXY STATEMENT. THIS PROXY IS REVOCABLE. THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST IN THE DISCRETION OF THE PROXY HOLDER ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY POSTPONEMENT OR ADJOURNMENT THEREOF. THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE "FOR" EACH NOMINEE FOR DIRECTOR AND "FOR" PROPOSALS 1, 2, 4, 5, 6 AND 7. THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST IN THE DISCRETION OF THE PROXY HOLDER ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING.(Continued and to be marked, dated and signed on reverse side)